As filed with the Securities and Exchange Commission on January 2, 2002

Registration No. 333-73888

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Amendment No. 1

to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

D.R. Horton, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1531	75-2386963
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1901 Ascension Blvd., Suite 100

Arlington, Texas 76006
(817) 856-8200
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Paul W. Buchschacher

Vice President & Corporate Counsel
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
(817) 856-8200
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Irwin F. Sentilles, III

Gibson, Dunn & Crutcher LLP
2100 McKinney Avenue, Suite 1100
Dallas, Texas 75201
(214) 698-3100

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the effective time of the merger of Schuler Homes, Inc. with and into the Registrant as described in the Agreement and Plan of Merger dated as of October 22, 2001, as amended.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:     ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CONTENTS

D.R. HORTON, INC. -- SCHULER HOMES, INC. JOINT PROXY STATEMENT/PROSPECTUS Merger Proposed: Your Vote Is Important
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
General
The Companies
The Merger Consideration (see page 64)
Election Procedure (see page 66)
Recommendation of the Schuler Board of Directors (see page 40)
Recommendation of the D.R. Horton Board of Directors (see page 42)
Schuler’s Reasons for the Merger (see page 40)
D.R. Horton’s Reasons for the Merger (see page 42)
Required Vote (see pages 32 and 34)
Opinion of Schuler’s Financial Advisor (see page 44)
Opinion of D.R. Horton’s Financial Advisor (see page 49)
Ownership and Board Composition of D.R. Horton After the Merger (see page 77)
Appraisal Rights (see page 59)
Terms and Conditions of the Merger Agreement (see page 67)
Comparative Rights of Stockholders (see page 90)
United States Federal Income Tax Consequences of the Merger to Schuler Stockholders (see page 95)
Interests of Certain Persons in the Merger (see page 57)
Selected Historical Financial Data of D.R. Horton
Selected Historical Financial Data of Schuler
Selected Historical Financial Data of Schuler Residential
Selected Historical Financial Data of Western Pacific
Summary Selected Unaudited Pro Forma Combined Financial Data (see page 79)
Comparative Per Share Data
Market Price and Dividend Data
RISK FACTORS
THE STOCKHOLDER MEETINGS
The Schuler Special Meeting
The D.R. Horton Annual Meeting
PROXIES
Proxy Cards
Solicitation of Proxies
How to Revoke Your Proxy
THE MERGER
Background to the Merger
Recommendation of the Schuler Board of Directors; Schuler’s Reasons for the Merger
Recommendations of the D.R. Horton Board of Directors; D.R. Horton’s Reasons for the Merger
Opinion of Schuler’s Financial Advisor
Opinion of D.R. Horton’s Financial Advisor
Accounting Treatment
Interests of Certain Persons in the Merger
Appraisal Rights
New York Stock Exchange and Nasdaq National Market Listing
Debt Financing
THE MERGER AGREEMENT
General
Effective Time
Corporation Organization and Governance
Merger Consideration
Election Procedure
Schuler Stock Options
Representations and Warranties
Actions of Schuler and D.R. Horton Prior to the Merger
Conditions to the Completion of the Merger
Termination of the Merger Agreement
Termination Fees and Expenses
Effect of Termination
Amendments
Compensation and Benefits
Schuler Directors’ and Officers’ Insurance and Indemnification
Mutual Release of Obligations; Insurance
DIRECTORS AND MANAGEMENT OF D.R. HORTON FOLLOWING THE MERGER
VOTING AGREEMENTS
AFFILIATE AGREEMENTS
Restrictions on Resales of D.R. Horton Common Stock by Schuler Affiliates
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
DESCRIPTION OF D.R. HORTON CAPITAL STOCK
D.R. Horton Preferred Stock
D.R. Horton Common Stock
Anti-Takeover Effects of Provisions of D.R. Horton’s Charter and Bylaws
COMPARATIVE RIGHTS OF STOCKHOLDERS
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
ADDITIONAL INFORMATION ABOUT D.R. HORTON
Directors and Executive Officers
D.R. Horton’s Principal Stockholders
Management
Certain Other Beneficial Owners
Executive Compensation
Director Compensation
Transactions with Management
Compensation Committee Interlocks and Insider Participation
Committee Report on Executive Compensation
Stock Performance
Meetings and Committees of the Board
Audit Committee Report
Independent Auditors
Audit Fees and Other Fees
Section 16(a) Beneficial Ownership Reporting Compliance
ADDITIONAL MATTERS FOR CONSIDERATION OF D.R. HORTON STOCKHOLDERS
Election of Directors
Amendment of 1991 Stock Incentive Plan
LEGAL MATTERS
EXPERTS
STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
ARTICLE 1 The Merger
ARTICLE 2 Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates
ARTICLE 3 Representations and Warranties of the Company
ARTICLE 4 Representations and Warranties of DHI
ARTICLE 5 Conduct of Business Pending the Merger
ARTICLE 6 Additional Agreements
ARTICLE 7 Termination, Amendment and Waiver
ARTICLE 8 Conditions to Closing
ARTICLE 9 General Provisions
DELAWARE GENERAL CORPORATION LAW SECTION 262 APPRAISAL RIGHTS
SIGNATURES
EX-8.1 Opinion of Gibson, Dunn & Crutcher LLP
EX-8.2 Opinion of Gibson, Dunn & Crutcher LLP
EX-10.3 Voting Agreement, dated October 22, 2001
EX-10.4 Termination Agreement and Mutual Release
EX-10.5 Confidentiality and Noncompetition Agrmt.
EX-10.6 Confidentiality and Noncompetition Agrmt.
EX-12.1 Ratio of Earnings to Fixed Charges
EX-15.1 Letter - Unaudited Interim Financial Info
EX-23.1 Consent of Ernst & Young - Fort Worth, TX
EX-23.2 Consent of Ernst & Young - Los Angeles, CA
EX-99.4 Form of Registrant's Proxy Card
EX-99.5 Form of Schuler Proxy Card
EX-99.6 - Election Form & Letter of Transmittal
January      , 2002

Dear Schuler Homes Stockholder:

      You are cordially invited to attend a special meeting of stockholders of Schuler Homes, Inc. to be held at 400 Continental Boulevard, Suite 100, El Segundo, California 90245, on Thursday, February 21, 2002, at 9:00 a.m. local time.

      At the special meeting, you will be asked to vote on the merger of Schuler with and into D.R. Horton, Inc. At the effective time of the merger, the separate corporate existence of Schuler will cease, and D.R. Horton will be the surviving corporation.

      Your board of directors believes that the merger offers significant potential by combining the strengths and attributes of two premier companies. It is expected to create the second largest homebuilder based on units closed. We believe the merger allows you to participate in a more diversified company. In addition, we expect the transaction to be beneficial to you since D.R. Horton enjoys significantly greater liquidity and superior access to the capital markets.

      Subject to the adjustments, elections and limitations described in this Joint Proxy Statement/ Prospectus, if the merger is completed, each share of your Schuler Class A common stock and Class B common stock outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive the merger consideration. The base merger consideration for each share of Schuler common stock will consist of a combination of $4.09 in cash and a fraction of a share of D.R. Horton common stock. Alternatively, you may elect to receive merger consideration in the form of all cash or all D.R. Horton common stock in an amount equal to the base merger consideration. However, because both the total cash portion of the merger consideration and the total number of shares of D.R. Horton common stock to be issued as merger consideration will be fixed, elections to receive all cash or all D.R. Horton common stock will be subject to proration. You do not have to make an election to receive the base merger consideration. If you decide to make an election, however, you must make the election for all of your shares.

      The exact number of shares of D.R. Horton common stock that will be included in the base merger consideration will be based on the average closing price of D.R. Horton common stock as reported for New York Stock Exchange composite transactions for the 15 trading days ending on, and including, the third trading day prior to the special meeting. Subject to the provisions of the merger agreement, and as more fully described in the enclosed Joint Proxy Statement/ Prospectus, the fraction of a share of D.R. Horton common stock per share of Schuler common stock included in the base merger consideration will range from .487, if the average closing price is $27.51 or higher, to .635, if the average closing price is $17.50 or lower. However, if the average closing price is less than $16.00, Schuler may terminate the merger agreement unless D.R. Horton makes an election to increase the cash portion of the merger consideration or the stock portion of the merger consideration, or a combination thereof, so that the base merger consideration for each share of Schuler common stock equals at least $14.25, valued at the average closing price.

      Assuming the average closing price for the merger was the closing price of D.R. Horton common stock on December 26, 2001, which was $33.21, the base merger consideration would consist of $4.09 and .487 shares of D.R. Horton common stock for each outstanding share of Schuler common stock, for a total merger consideration of $20.26 per share.

      An additional illustration of the different amounts of base merger consideration Schuler stockholders would receive for each share of Schuler common stock, based on various assumed average closing prices for D.R. Horton common stock, is set forth on page 3 of the enclosed Joint Proxy Statement/ Prospectus.

Since the number of shares of D.R. Horton common stock you will receive will be calculated based on an average closing price, the market value of the shares of D.R. Horton common stock that you receive upon completion of the merger may be greater or less than the calculated value.

      Your board of directors has unanimously determined that the merger agreement is advisable, fair to and in the best interests of Schuler and its stockholders and recommends that you vote FOR approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. I strongly support the merger and join with the other members of the board in enthusiastically recommending the merger to you.

      The accompanying Joint Proxy Statement/ Prospectus provides detailed information about the proposed merger. We encourage you to read carefully the entire document, including the annexes.

      Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing your proxy card in the enclosed envelope as promptly as possible so that your shares will be voted at the special meeting. This will not limit your right to vote in person or to attend the special meeting.

      Please refer to the election form and letter of transmittal which will be mailed separately for instructions regarding your stock certificates.

Very truly yours,

[James K. Schuler]

JAMES K. SCHULER
Co-Chairman, President and Chief Executive Officer

January      , 2002

Dear D.R. Horton Stockholder:

      You are cordially invited to attend the 2002 annual meeting of the stockholders of D.R. Horton, Inc. to be held at 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, on Thursday, February 21, 2002, at 11:00 a.m. local time.

      D.R. Horton has entered into a merger agreement with Schuler Homes, Inc. providing for the merger of Schuler into D.R. Horton, with D.R. Horton as the surviving corporation. At the annual meeting, we will ask you to consider and vote on the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the issuance of D.R. Horton common stock in connection with the merger.

      Your board of directors believes that the merger offers significant strategic benefits for D.R. Horton and its stockholders. We expect to create the nation’s second largest homebuilder based on units closed. The merger strengthens D.R. Horton’s current market position while expanding its geographic presence and product offerings in key Western markets. On a combined basis, D.R. Horton will become the largest homebuilder in Southern California and the second largest in the State of California. In addition, the combined companies will be ranked first in market share in nine markets, and will be ranked in the top five in an additional 20 markets, based on units closed. The merger also reflects our strategy of pursuing acquisitions of homebuilders that have strong management teams. We expect the merger to be accretive to earnings.

      Your board of directors has determined that the merger is advisable and is in the best interests of D.R. Horton and its stockholders, has unanimously approved the merger and the issuance of D.R. Horton common stock in connection with the merger, and recommends that you vote FOR this proposal. I strongly support the merger and join with the other members of the board in enthusiastically recommending the merger to you.

      In addition to voting on the merger agreement, at the annual meeting we will ask you to:

•	elect ten directors; and

•	consider and vote on an amendment to the D.R. Horton 1991 Stock Incentive Plan to increase the total number of shares authorized for issuance thereunder by 1,600,000 shares, with the amendment to be effective upon effectiveness of the merger.

      Your board of directors recommends that you vote FOR these proposals.

      The accompanying Joint Proxy Statement/ Prospectus provides detailed information about the proposed merger and the other matters to be voted on at the annual meeting. We encourage you to read carefully the entire document, including the annexes.

      Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing your proxy card in the enclosed envelope as promptly as possible so that your shares will be voted at the annual meeting. Doing so will not limit your right to vote in person or to attend the annual meeting.

Very truly yours,

[/s/ DONALD R. HORTON]

DONALD R. HORTON
Chairman of the Board

SCHULER HOMES, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on February 21, 2002

To Our Stockholders:

      Notice is hereby given that Schuler Homes, Inc. is holding a special meeting of its stockholders at 9:00 a.m. local time, on Thursday, February 21, 2002, at 400 Continental Boulevard, Suite 100, El Segundo, California 90245, for the following purposes:

1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 22, 2001, as amended November 8, 2001, between D.R. Horton, Inc. and Schuler Homes, Inc., and the transactions contemplated by the merger agreement.

2. To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

      Only stockholders of record at the close of business on January 14, 2002, will be entitled to notice of or to vote at the meeting or any adjournment or postponement of that meeting.

By Order of the Board of Directors

[James K. Schuler]

JAMES K. SCHULER
Co-Chairman, President and
Chief Executive Officer

January      , 2002

      Important: To ensure that your stock is represented at the special meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States.

D.R. HORTON, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on February 21, 2002

To Our Stockholders:

      Notice is hereby given that D.R. Horton, Inc. is holding its 2002 annual meeting of stockholders at 11:00 a.m. local time, on Thursday, February 21, 2002, at 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006 for the following purposes:

1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 22, 2001, as amended November 8, 2001, between D.R. Horton, Inc. and Schuler Homes, Inc., and the transactions contemplated by the merger agreement, including the issuance of D.R. Horton common stock in connection with the merger of Schuler into D.R. Horton;

2. To elect ten directors;

3. To consider and vote on an amendment to the D.R. Horton 1991 Stock Incentive Plan to increase the total number of shares authorized for issuance thereunder by 1,600,000 shares; and

4. To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

      Only stockholders of record at the close of business on January 14, 2002, will be entitled to notice of or to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

[/s/ DONALD R. HORTON]

DONALD R. HORTON
Chairman of the Board

January      , 2002

      Important: To ensure that your shares are represented at the annual meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States.

D.R. HORTON, INC. — SCHULER HOMES, INC.

JOINT PROXY STATEMENT/ PROSPECTUS

Merger Proposed: Your Vote Is Important

     The boards of directors of D.R. Horton, Inc. and Schuler Homes, Inc. have each unanimously approved the merger of Schuler into D.R. Horton pursuant to the terms of a merger agreement entered into on October 22, 2001, as amended November 8, 2001. As a result, at the effective time of the merger, the separate corporate existence of Schuler will cease, and D.R. Horton will be the surviving corporation in the merger. In order to complete the merger, both companies must obtain the approval of their stockholders. Meetings of the stockholders of Schuler and D.R. Horton will be held on February 21, 2002 to vote on the merger.

     Subject to the adjustments, elections and limitations described in this Joint Proxy Statement/ Prospectus, if the merger is completed, each share of Schuler Class A common stock and Class B common stock outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive the merger consideration. The base merger consideration for each share of Schuler common stock will consist of a combination of $4.09 in cash and a fraction of a share of D.R. Horton common stock determined as set forth in the table below, based on the average closing price of D.R. Horton common stock as reported for New York Stock Exchange composite transactions for the 15 trading days ending on, and including, the third trading day prior to the Schuler stockholder meeting:

Total Amount of Base Merger
Consideration for Each Share of
Schuler Common Stock Consisting of
Average Closing Price		$4.09 in Cash and Shares of
of D.R. Horton	D.R. Horton Common Stock	D.R. Horton Common Stock
Common Stock	Issued for Each Schuler Share	at the Average Closing Price

$27.51 or higher	0.487 shares	$17.49 or higher
$23.51 to $27.50	Fraction of a share equal to the quotient obtained by dividing $13.395 by the average closing price of D.R. Horton common stock	$17.49
$19.50 to $23.50	0.570 shares	$15.21 to $17.49
$17.51 to $19.49	Fraction of a share equal to the quotient obtained by dividing $11.115 by the average closing price of D.R. Horton common stock	$15.21
$16.00 to $17.50	0.635 shares	$14.25 to $15.20

     If the average closing price of D.R. Horton common stock determined as set forth above is less than $16.00, the total amount of the base merger consideration would be less than $14.25. However, in that event, Schuler can terminate the merger agreement, unless D.R. Horton makes an election to increase the cash portion of the merger consideration or the stock portion of the merger consideration, or both, so that the amount of the base merger consideration of cash and D.R. Horton common stock for each share of Schuler common stock equals at least $14.25.

     Alternatively, a Schuler stockholder may elect to receive the amount of the base merger consideration in the form of all cash or all D.R. Horton common stock. However, because both the total cash portion of the merger consideration and the total number of shares of D.R. Horton common stock to be issued as merger consideration will be fixed, that election will be subject to proration.

     This Joint Proxy Statement/ Prospectus provides Schuler stockholders and D.R. Horton stockholders with detailed information about the proposed merger. It also constitutes the prospectus of D.R. Horton with respect to its common stock to be issued to the stockholders of Schuler in connection with the merger. In addition, this Joint Proxy Statement/ Prospectus constitutes the proxy statement for the 2002 annual meeting of D.R. Horton stockholders. We encourage you to read this entire document carefully.

     On October 22, 2001, the day before the merger was announced, the closing price of D.R. Horton common stock, which is traded on the New York Stock Exchange under the symbol “DHI”, was $21.10. On the same day, the last sale price of Schuler Class A common stock, which is traded on the Nasdaq National Market under the symbol “SHLR”, was $12.00. On December 26, 2001, the closing price of D.R. Horton common stock reported on the New York Stock Exchange composite tape was $33.21 per share, and the last sale price of Schuler Class A common stock reported on the Nasdaq National Market was $20.40 per share. Assuming the average closing price for the merger were the closing price of D.R. Horton common stock on December 26, 2001, the base merger consideration would consist of $4.09 and .487 shares of D.R. Horton common stock for each outstanding share of Schuler common stock, for a total consideration of $20.26 per share.

     All information contained in this Joint Proxy Statement/ Prospectus with respect to D.R. Horton has been provided by D.R. Horton. All information contained in this Joint Proxy Statement/ Prospectus with respect to Schuler has been provided by Schuler.

      For risk factors involved in the transaction that you may want to consider, including risks involved in an investment in D.R. Horton common stock, see the section of this Joint Proxy Statement/ Prospectus captioned “Risk Factors” beginning on page 26.

     The D.R. Horton common stock to be issued pursuant to this Joint Proxy Statement/ Prospectus has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Joint Proxy Statement/ Prospectus. Any representation to the contrary is a criminal offense.

This Joint Proxy Statement/ Prospectus is dated January   , 2002, and is first being mailed to holders

of Schuler common stock and D.R. Horton common stock on or about January   , 2002.

     This document incorporates important business and financial information about D.R. Horton and Schuler that is not included in or delivered with this document. This information is available without charge to stockholders upon written or oral request at the applicable company’s address and telephone number listed on page 6. To obtain timely delivery stockholders must request the information no later than February 11, 2002.

TABLE OF CONTENTS

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	iii
QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	7
General	7
The Companies	7
The Merger Consideration	8
Election Procedure	10
Recommendation of the Schuler Board of Directors	10
Recommendation of the D.R. Horton Board of Directors	10
Schuler’s Reasons for the Merger	11
D.R. Horton’s Reasons for the Merger	11
Required Vote	11
Opinion of Schuler’s Financial Advisor	12
Opinion of D.R. Horton’s Financial Advisor	12
Ownership and Board Composition of D.R. Horton After the Merger	12
Appraisal Rights	12
Terms and Conditions of the Merger Agreement	13
Comparative Rights of Stockholders	13
United States Federal Income Tax Consequences of the Merger to Schuler Stockholders	13
Interests of Certain Persons in the Merger	13
Selected Historical Financial Data of D.R. Horton	14
Selected Historical Financial Data of Schuler	15
Selected Historical Financial Data of Schuler Residential	17
Selected Historical Financial Data of Western Pacific	19
Summary Selected Unaudited Pro Forma Combined Financial Data	21
Comparative Per Share Data	23
Market Price and Dividend Data	25
RISK FACTORS	26
THE STOCKHOLDERS MEETINGS	31
The Schuler Special Meeting	31
The D.R. Horton Annual Meeting	33
PROXIES	34
Proxy Cards	34
Solicitation of Proxies	35
How to Revoke Your Proxy	35
THE MERGER	35
Background to the Merger	35
Recommendation of the Schuler Board of Directors; Schuler’s Reasons for the Merger	40
Recommendations of the D.R. Horton Board of Directors; D.R. Horton’s Reasons for the Merger	42
Exchanged Information	44
Opinion of Schuler’s Financial Advisor	44
Opinion of D.R. Horton’s Financial Advisor	49
Accounting Treatment	57
Interests of Certain Persons in the Merger	57
Appraisal Rights	59
New York Stock Exchange and NASDAQ National Market Listing	62
Debt Financing	62
THE MERGER AGREEMENT	63
General	63
Effective Time	63
Corporation Organization and Governance	63
Merger Consideration	64
Election Procedure	66
Schuler Stock Options	67
Representations and Warranties	67
Actions of Schuler and D.R. Horton Prior to the Merger	68
Conditions to the Completion of the Merger	72
Termination of the Merger Agreement	73
Termination Fees and Expenses	75
Effect of Termination	76
Amendments	76
Compensation and Benefits	76
Schuler Directors’ and Officers’ Insurance and Indemnification	76
Mutual Release of Obligations; Insurance	77
DIRECTORS AND MANAGEMENT OF D.R. HORTON FOLLOWING THE MERGER	77
VOTING AGREEMENTS	77
AFFILIATE AGREEMENTS	78

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS	79
DESCRIPTION OF D.R. HORTON CAPITAL STOCK	88
D.R. Horton Preferred Stock	88
D.R. Horton Common Stock	88
Anti-Takeover Effects of Provisions of D.R. Horton’s Charter and Bylaws	88
COMPARATIVE RIGHTS OF STOCKHOLDERS	90
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	95
ADDITIONAL INFORMATION ABOUT D.R. HORTON	100
Directors and Executive Officers	100
D.R. Horton’s Principal Stockholders	103
Executive Compensation	105
Director Compensation	107
Transactions with Management	107
Compensation Committee Interlocks and Insider Participation	108
Committee Report on Executive Compensation	108
Stock Performance	111
Meetings and Committees of the Board	112
Audit Committee Report	112
Independent Auditors	113
Audit Fees and Other Fees	113
Section 16(a) Beneficial Ownership Reporting Compliance	114
ADDITIONAL MATTERS FOR CONSIDERATION OF D.R. HORTON STOCKHOLDERS	114
Election of Directors	114
Amendment of 1991 Stock Incentive Plan	114
LEGAL MATTERS	122
EXPERTS	122
STOCKHOLDER PROPOSALS	123
WHERE YOU CAN FIND MORE INFORMATION	123

List of Annexes:

Annex I	Agreement and Plan of Merger (conformed as amended)
Annex II	Opinion of UBS Warburg LLC
Annex III	Opinion of Banc of America Securities LLC
Annex IV	Delaware Appraisal Rights Statute

ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

      This Joint Proxy Statement/ Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent expectations or beliefs of D.R. Horton and Schuler concerning future events, and no assurance can be given that the results described will be achieved. These forward-looking statements can generally be identified by the use of statements that include words or phrases such as “estimate,” “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or other similar words or phrases. All forward-looking statements are based upon information available to D.R. Horton and Schuler on the date of this Joint Proxy Statement/ Prospectus. Neither D.R. Horton nor Schuler undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

      These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of D.R. Horton’s and Schuler’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this Joint Proxy Statement/ Prospectus in the sections captioned: “Summary”; “Risk Factors”; “The Merger — Recommendations of the Schuler Board of Directors; Schuler’s Reasons for the Merger”; “The Merger — Recommendations of the D.R. Horton Board of Directors; D.R. Horton’s Reasons for the Merger”; “The Merger — Opinion of Schuler’s Financial Advisor;” and “The Merger — Opinion of D.R. Horton’s Financial Advisor”. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s and Schuler’s filings with the SEC.

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What will happen in the proposed transaction?

A:	Subject to the adjustments, elections and limitations described in this Joint Proxy Statement/ Prospectus, if the merger is completed, each share of Schuler Class A common stock and Class B common stock outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive the merger consideration. The base merger consideration for each share of Schuler common stock will consist of a combination of $4.09 in cash and a fraction of a share of D.R. Horton common stock. Alternatively, a Schuler stockholder may elect to receive merger consideration in the form of all cash or all D.R. Horton common stock, but that election will be subject to proration. As a result of the merger, the separate corporate existence of Schuler will cease, and D.R. Horton will be the surviving corporation after the merger. Outstanding shares of D.R. Horton common stock prior to the merger will remain shares of D.R. Horton common stock.

Q:	Why are Schuler and D.R. Horton merging? How will I benefit?

A:	D.R. Horton believes its stockholders will benefit as a result of the combined company’s strengthened position in existing homebuilding markets, entry into new homebuilding markets, broader product offering and increased efficiencies and cost savings. Schuler believes that its stockholders will enjoy the same benefits as D.R. Horton stockholders from the merger and may also realize other benefits by virtue of the merger, as described in this Joint Proxy Statement/ Prospectus.

Q:	When do you expect to complete the merger?

A:	We are working to complete the merger as quickly as possible. Currently, we expect to complete the merger during the first calendar quarter of 2002.

Q:	Assuming a Schuler stockholder receives shares of D.R. Horton common stock in the merger, will the rights of the stockholder as a D.R. Horton stockholder be different from what they were as a Schuler stockholder?

A:	Yes. Schuler and D.R. Horton each have different charter documents and by-laws. For a summary of material differences between the rights of Schuler stockholders and the rights of D.R. Horton stockholders, please refer to “Comparative Rights of Stockholders” beginning on page 90.

Q:	What do I do to vote?

A:	After reading this Joint Proxy Statement/ Prospectus, you should fill out and sign your proxy card, and then mail it in the enclosed return envelope as soon as possible so that your shares will be represented at the meeting. To vote on the merger, Schuler stockholders do not need to complete an election form with respect to the merger consideration.

Q:	What happens if I don’t return a proxy card or vote at the meeting?

A:	Failure to return your proxy card or vote in person at the meeting will have the same effect as voting against approval of the merger. For each of Schuler and D.R. Horton the affirmative vote of a majority of its outstanding common stock is required to approve the merger, and in Schuler’s case a majority of outstanding Class A common stock and Class B common stock voting as separate classes is also required. Therefore, it is important that you return your proxy card.

Q:	May I vote in person?

A:	Yes. You may attend the meeting and vote your shares in person, whether or not you have sent in a proxy card.

Q:	Can I revoke my proxy after I have mailed my signed proxy card?

A:	Yes. You can revoke your proxy at any time before your proxy is voted at the applicable stockholder meeting. You can do that by:

• attending the applicable stockholder meeting and voting in person;

•	completing, signing and mailing in a new proxy card (in time so that the new proxy card is received prior to the applicable stockholder meeting); or

•	sending a written notice to the address specified below stating that you are revoking your proxy (in time so that the notice is received prior to the applicable stockholder meeting):

D.R. Horton Stockholders:	Schuler Stockholders:

D.R. Horton, Inc. 1901 Ascension Blvd. Suite 100 Arlington, TX 76006 Attn: Vice President and Corporate Counsel	Schuler Homes, Inc. 400 Continental Blvd. Suite 100 El Segundo, CA 90245 Attn: Corporate Secretary

Q:	If my shares are held in “street name,” will my broker vote them for me?

A:	Your broker will vote your shares with respect to the merger only if you provide instructions on how to vote. For both Schuler stockholders and D.R. Horton stockholders, if you fail to provide your broker with instructions, your shares will not be voted with respect to the merger, and the failure to provide instructions will have the same effect as a vote against approval of the merger. You cannot vote your shares held in “street name” by returning a proxy card to us. However, if you are a D.R. Horton stockholder, your broker can vote your shares for the amendment to the D.R. Horton stock incentive plan and for the election of D.R. Horton directors without instructions.

You should follow the directions provided by your broker to vote your shares.

Q:	What does it mean if I get more than one proxy card?

A:	You may own both Schuler and D.R. Horton common stock, or your shares may be registered in different names or at different addresses or may be in more than one account. Sign and return all proxy cards to be sure that all of your shares of Schuler and D.R. Horton common stock are voted.

Q:	What will Schuler stockholders receive in the merger?

A:	Subject to the adjustments, elections and limitations described in this Joint Proxy Statement/ Prospectus, if the merger is completed, each share of Schuler Class A common stock and Class B common stock outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive the merger consideration. The base merger consideration for each share of Schuler common stock will consist of a combination of $4.09 in cash and a fraction of a share of D.R. Horton common stock, based on the average closing price of D.R. Horton common stock as reported for NYSE composite transactions for the 15 trading days ending on, and including, the third trading day prior to the Schuler stockholder meeting. Alternatively, a Schuler stockholder may elect to receive merger consideration in the form of all cash or all D.R. Horton common stock, but that election will be subject to proration. A Schuler stockholder cannot make an election for less than all of his or her shares.

Both the total cash portion of the merger consideration and the total number of shares of D.R. Horton common stock to be issued as merger consideration will be fixed. The total amount of cash that D.R. Horton will pay as part of the merger consideration is equal to the product of $4.09 multiplied by the number of shares of Schuler common stock outstanding, other than dissenting shares, immediately prior to the effective time of the merger, unless D.R. Horton elects to increase the cash portion of the merger consideration if the average closing price of D.R. Horton common stock were to fall below $16.00. The total number of shares of D.R. Horton common stock issued as merger consideration will be determined in the manner set forth in the table below as if each stockholder had elected to receive the base merger consideration.

The following table shows, at various assumed average closing prices of D.R. Horton common stock, the fraction of a share of D.R. Horton common stock that would be issued as part of the base merger consideration, and the total amount of the base merger consideration per share of Schuler common stock. This table does not include cash to be received in lieu of fractional shares.

The range of average closing prices presented in the following table is for illustrative purposes only. No assurance can be given that any illustrative average closing price shown in the table will be equivalent to the market value of D.R. Horton common stock on the date such stock is received by a holder of Schuler common stock or at any other time. The market value of D.R. Horton common stock received by a holder of Schuler common stock may be greater or less than the recent market values of D.R. Horton common stock or the average closing price used to calculate the base merger consideration.

	Fraction of a Share of	Amount of Base Merger Consideration for
	D.R. Horton Common	Each Share of Schuler Stock Consisting of $4.09
Assumed Average Closing Price	Stock Issued for Each	in Cash and Shares of D.R. Horton Common
of D.R. Horton Common Stock	Schuler Share	Stock at the Average Closing Price

$33.50	.487	$20.40
$33.00	.487	$20.16
$32.50	.487	$19.92
$32.00	.487	$19.67
$31.50	.487	$19.43
$30.50	.487	$18.94
$30.00	.487	$18.70
$29.50	.487	$18.46
$29.00	.487	$18.21
$28.50	.487	$17.97
$28.00	.487	$17.73
$27.51	.487	$17.49
$27.00	.496	$17.49
$26.50	.505	$17.49
$26.00	.515	$17.49
$25.50	.525	$17.49
$25.00	.536	$17.49
$24.50	.547	$17.49
$24.00	.558	$17.49
$23.51	.570	$17.49
$23.00	.570	$17.20
$22.50	.570	$16.92
$22.00	.570	$16.63
$21.50	.570	$16.35
$21.00	.570	$16.06
$20.50	.570	$15.78
$20.00	.570	$15.49
$19.50	.570	$15.21
$19.00	.585	$15.21
$18.50	.601	$15.21
$18.00	.617	$15.21
$17.51	.635	$15.21
$17.00	.635	$14.89
$16.50	.635	$14.57
$16.00	.635	$14.25

If the average closing price of D.R. Horton common stock determined as set forth above is less than $16.00, the total amount of the merger consideration would be less than $14.25. However, in that event, Schuler can terminate the merger, unless D.R. Horton makes an election to increase either the cash portion of the merger consideration or the stock portion of the merger consideration, or both, so that the total amount of the base merger consideration for each share of Schuler common stock equals at least $14.25, valued at the average closing price. Schuler is unable to determine currently whether it would exercise its right to terminate the merger agreement in that event. Schuler believes that any decision to terminate the merger agreement should be based on the facts and circumstances existing at the time the decision is required, including then current market conditions in the homebuilding industry in general, and with respect to D.R. Horton and Schuler in particular.

Subject to the adjustments, elections and limitations described in this Joint Proxy Statement/ Prospectus, if a Schuler stockholder makes an election to receive all cash, each share of Schuler common stock held by the stockholder will be converted into the right to receive cash in an amount equal to the base merger consideration. Subject to such adjustments, elections and limitations, if a Schuler stockholder makes an election to receive all D.R. Horton common stock, each share of the stockholder’s Schuler common stock will be converted into the right to receive the number of shares of D.R. Horton common stock, valued using the average closing price described above, equal to the base merger consideration.

Elections to receive all cash or all D.R. Horton common stock will be subject to proration, since both the total amount of cash and the total number of shares of D.R. Horton common stock will be fixed, based on the number of shares of Schuler common stock outstanding immediately prior to the merger. For example, if a Schuler stockholder elects to receive the merger consideration as all cash, and either there have not been enough elections by other Schuler stockholders for all D.R. Horton common stock, or some of the Schuler stockholders have dissented from the merger, or both, the Schuler stockholder electing all cash would receive a prorated combination of cash and D.R. Horton common stock. The cash portion would consist of an amount of cash per share equal to the total cash portion of the merger consideration less the cash paid to Schuler stockholders receiving the base merger consideration and the cash allocated to dissenting stockholders, divided by the number of shares of Schuler common stock for which an all cash election has been made. In that example, the remaining portion of the merger consideration would be paid in shares of D.R. Horton common stock valued using the average closing price described above, so that the total prorated combination of cash and D.R. Horton common stock per share of Schuler common stock would equal the amount of the base merger consideration. Notwithstanding the prorations, the amount of cash that a stockholder electing all cash will receive will not be less than $4.09 per share of Schuler common stock.

In another example, if a Schuler stockholder elects to receive all stock, and not enough Schuler stockholders have elected to receive all cash, the stockholder electing to receive all stock would receive for each share of Schuler common stock cash equal to the total cash portion of the merger consideration minus the aggregate amount of cash payable with respect to the shares for which an all cash election has been made and the shares receiving the base merger consideration, divided by the number of shares for which an all stock election has been made. The remaining portion of the merger consideration would be paid in shares of D.R. Horton common stock valued using the average closing price described above so that the total amount of cash and prorated stock would equal the amount of the base merger consideration.

Since calculation of the number of shares of D.R. Horton common stock that a Schuler stockholder will receive in the merger is based on an average closing price, the market value of the shares of D.R. Horton common stock that a Schuler stockholder receives upon completion of the merger may be greater or less than the calculated value.

Q:	Does a Schuler stockholder have to make an election to receive the base merger consideration?

A:	No. If a Schuler stockholder wishes to receive the base merger consideration, no election is necessary. A Schuler stockholder must make an election only to receive merger consideration in the form of all cash or all D.R. Horton common stock.

Q:	How long do Schuler stockholders have to elect to receive the merger consideration as all cash or all D.R. Horton common stock?

A:	Until the day before the Schuler special meeting of stockholders.

Q:	How does a Schuler stockholder make an election to receive the merger consideration as all cash or all D.R. Horton common stock?

A:	If a Schuler stockholder desires to elect the form of merger consideration he or she will receive for shares of Schuler common stock, the Schuler stockholder must complete, date and sign the election form and letter of transmittal and send it to the exchange agent, the American Stock Transfer & Trust Company, at one of the addresses provided on the election form and letter of transmittal. The election form and letter of transmittal must be returned by 5:00 p.m., New York City Time, on Wednesday, February 20, 2002. Schuler stockholders who do not return the election form and letter of transmittal will receive the base merger consideration of cash and D.R. Horton common stock. For detailed information on the procedure for electing to receive cash or shares of D.R. Horton common stock in the merger, see “Summary-Election Procedure” beginning on page 10. To make a valid election, Schuler stockholders must send in their stock certificates with their election form and letter of transmittal. Stockholders that do not send in an election form and letter of transmittal will receive the base merger consideration, and will receive written instructions after the merger is completed for exchanging stock certificates for the base merger consideration.

Q:	What should Schuler stockholders do if their stock certificates are lost, stolen or destroyed?

A:	If an election is made with respect to shares represented by a lost, stolen or destroyed certificate, the Schuler stockholder should notify Schuler’s transfer agent, Mellon Investor Services at (800) 356-2017 to obtain a replacement certificate. If an election is not made with respect to shares represented by a lost, stolen or destroyed certificate, the Schuler stockholder must notify the American Stock Transfer & Trust Company and follow the procedures outlined in the election form and letter of transmittal.

Q:	Should Schuler stockholders send in their stock certificates now?

A:	If they are to receive the base merger consideration, Schuler stockholders should submit the election form and letter of transmittal after the merger. Otherwise, Schuler stockholders should submit their stock certificates to the exchange agent at the time they submit the election form. Instructions on how to exchange Schuler stock certificates are enclosed with the election form and the letter of transmittal.

Q:	Will I have appraisal rights?

A:	Schuler stockholders who do not wish to accept the merger consideration and who comply with all of the requirements of Delaware law will have the right under the Delaware corporate statute to be paid the judicially determined appraised value of their shares. That appraised value will not include any value arising from the prospects of Schuler’s merger with D.R. Horton under the merger agreement. The appraised value may be more than, less than or equal to the amount of cash and the market value of the D.R. Horton shares a Schuler stockholder would receive as a result of the merger if the stockholder did not exercise appraisal rights.

D.R. Horton stockholders will not be entitled to appraisal rights in connection with the merger.

Exercise of appraisal rights is subject to a number of technical and procedural requirements. Generally, in order to exercise appraisal rights, a Schuler stockholder must:

•	be a stockholder of record and hold the shares of Schuler common stock through the time of the merger;

•	before the vote on the merger, state in writing that the stockholder objects to the merger and intends to demand payment for the stockholder’s shares; and

•	not vote in favor of the merger.

Merely voting against the merger will not protect a Schuler stockholder’s right of appraisal. Annex IV contains the text of the Delaware appraisal rights statute.

D.R. Horton has the right not to proceed with the merger if holders of more than 8% of the Schuler common stock exercise appraisal rights.

Q:	As a Schuler stockholder, will I be taxed as a result of the merger?

A:	Tax consequences to a particular Schuler stockholder will depend upon whether that Schuler stockholder receives a combination of D.R. Horton common stock and cash, all cash, or all D.R. Horton common stock in the merger, and may also depend upon the stockholder’s basis in the Schuler stock. Legal counsel to D.R. Horton and Schuler have delivered opinions that the merger will qualify as a reorganization under the Internal Revenue Code, with the result that:

•	neither D.R. Horton nor Schuler will recognize gain as a result of the merger, and

•	Schuler stockholders will recognize any gain for U.S. federal income tax purposes, but only to the extent that they receive cash in the merger.

Specifically, if a Schuler stockholder receives both D.R. Horton common stock and cash in the merger, the stockholder will recognize gain equal to the lesser of the amount of gain realized and the amount of cash received. If a Schuler stockholder receives only cash the stockholder will recognize gain or, alternatively, depending upon its particular circumstances, the stockholder likely will be permitted to recognize loss, equal to the difference between the amount of cash received and its basis in its Schuler stock.

We describe the material U.S. federal income tax consequences of the merger in more detail beginning on page 95. The tax consequences of the merger to each Schuler stockholder will depend upon the facts of each stockholder’s particular situation. Schuler stockholders should consult their own tax advisor for a full understanding of the tax consequences of the merger.

Q:	What will happen to D.R. Horton stockholders as a result of the merger?

A:	For D.R. Horton stockholders, each outstanding share of D.R. Horton common stock and each option to purchase D.R. Horton common stock will remain outstanding and unchanged. D.R. Horton stockholders will not need to do anything with their stock certificates.

Q:	Will the D.R. Horton board of directors change as a result of the merger?

A:	Yes. D.R. Horton has agreed to use its best efforts to appoint James K. Schuler to the D.R. Horton board upon completion of the merger. Otherwise, the D.R. Horton board of directors will not change as a result of the merger.

Q:	Who can answer any other questions I may have?

A:	If you have questions about the merger or the stockholders meetings you may contact any of the following:

For D.R. Horton stockholders:	For Schuler stockholders:

D.R. Horton, Inc. 1901 Ascension Blvd. Suite 100 Arlington, TX 76006 Attn: Investor Relations Telephone No.: (817) 856-8200	Thomas Connelly, Corporate Secretary Schuler Homes, Inc. 400 Continental Blvd. Suite 100 El Segundo, CA 90245 Telephone No.: (310) 648-7200

Q:	Where can I find more information about Schuler and D.R. Horton?

A:	The discussion under the section captioned “Where You Can Find More Information” on page 123 explains how you can obtain further information.

SUMMARY

      The following briefly summarizes the key aspects of the merger and other significant information contained in this Joint Proxy Statement/Prospectus. It may not contain all of the information that is important to you. To understand the transaction more fully, and for a more complete description of the terms of the transaction, you should read this entire document and the documents to which we refer you. See the section captioned “Where You Can Find More Information” (page 123) for sources of additional information and how to get copies of documents to which we refer you.

General

      This Joint Proxy Statement/ Prospectus relates to the proposed acquisition of Schuler by D.R. Horton through a merger of Schuler into D.R. Horton. As a result, the separate corporate existence of Schuler will cease, and D.R. Horton will be the surviving corporation in the merger. The Schuler common stock will be converted into a combination of cash and D.R. Horton common stock as provided in the merger agreement. The base merger consideration for each share of Schuler common stock consists of a combination of $4.09 in cash and a fraction of a share of D.R. Horton common stock. Alternatively, a Schuler stockholder may elect to receive merger consideration in the form of all cash or all D.R. Horton common stock, but that election will be subject to proration. There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the merger. The full text of the Agreement and Plan of Merger dated as of October 22, 2001, as amended November 8, 2001, between D.R. Horton and Schuler, is attached to this Joint Proxy Statement/ Prospectus as Annex I.

The Companies

      D.R. Horton. D.R. Horton is a national homebuilder engaged in constructing and selling single-family homes in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. D.R. Horton offers high quality homes, designed principally for first-time and move-up home buyers. D.R. Horton homes generally range in size from 1,000 to 5,000 square feet and range in price from $80,000 to $900,000. For the fiscal year ended September 30, 2001, D.R. Horton closed 21,371 homes with an average sales price approximating $200,700.

      D.R. Horton is one of the largest and most geographically diversified homebuilders in the United States, with operating divisions in 20 states and 38 markets as of September 30, 2001. The markets D.R. Horton operates in include: Albuquerque, Atlanta, Austin, Birmingham, Charleston, Charlotte, Chicago, Columbia, Dallas, Denver, Fort Myers/ Naples, Fort Worth, Greensboro, Greenville, Hilton Head, Houston, Jacksonville, Killeen, Las Vegas, Los Angeles, Louisville, Maryland-D.C., Miami/ West Palm Beach, Minneapolis/ St. Paul, Myrtle Beach, New Jersey, Orlando, Phoenix, Portland, Raleigh/ Durham, Richmond, Sacramento, Salt Lake City, San Antonio, San Diego, Tucson, Virginia-D.C. and Williamsburg. D.R. Horton builds homes under the names D.R. Horton, Arappco, Cambridge, Continental, Dietz-Crane, Dobson, Emerald, Mareli, Milburn, Regency, SGS, Torrey and Trimark.

      D.R. Horton’s financial reporting segments consist of homebuilding operations and financial services. D.R. Horton’s homebuilding operations comprise the most substantial part of its business, with more than 98% of consolidated revenues in fiscal 2001. The homebuilding operations segment generates the majority of its revenues from the sale of completed homes with a lesser amount from the sale of land and lots. The financial services segment generates its revenues from originating and selling mortgages and collecting fees for title insurance and closing services. Financial information, including revenue, pre-tax income and identifiable assets of both reporting segments are included in D.R. Horton’s consolidated financial statements.

      D.R. Horton was incorporated in Delaware on July 1, 1991 to acquire all of the assets and businesses of 25 predecessor companies, which were residential home construction and development companies owned or controlled by Donald R. Horton. D.R. Horton’s principal executive offices are located at 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, and the telephone number is (817) 856-8200.

      Schuler. Schuler is among the fifteen largest homebuilders in the country based on number of homes sold, and is among the top five homebuilders in California, Colorado, Hawaii and Washington. Schuler designs, builds and markets single-family attached and detached homes to entry-level and first-time move-up buyers and, to a lesser extent, second-time move-up buyers in the States of California, Colorado, Hawaii, Washington, Oregon and Arizona. On a pro forma basis combining Schuler with Western Pacific, in the twelve months ended September 30, 2001, Schuler closed 5,254 homes with an average sales price approximating $293,000. Through its subsidiaries, Schuler also provides customer financing to its buyers in Colorado, Northern California and Washington. Schuler builds homes under the names Schuler Homes, Western Pacific Housing, Melody Homes and Stafford Homes. Schuler maintains a conservative land acquisition policy, generally using options or land purchase agreements to obtain control of desired parcels of land. On April 3, 2001, Schuler completed a business combination that combined the operations of Schuler Residential, Inc. (formerly Schuler Homes, Inc.) with those of Western Pacific Housing, a homebuilding company that operated in the State of California. Schuler’s principal executive offices are located at 400 Continental Blvd., Suite 100, El Segundo, California 90245, and its telephone number is (310) 648-7200.

The Merger Consideration (see page 64)

      Subject to the adjustments, elections and limitations described in this Joint Proxy Statement/ Prospectus, if the merger is completed, each share of Schuler Class A common stock and Class B common stock outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive the merger consideration. The base merger consideration for each share of Schuler common stock will consist of a combination of $4.09 in cash and a fraction of a share of D.R. Horton common stock as set forth in the table below, based on the average closing price of D.R. Horton common stock as reported for New York Stock Exchange composite transactions for the 15 trading days ending on, and including, the third trading day prior to the Schuler stockholder meeting:

Total Amount of Base Merger
Consideration for Each Share
of Schuler Common Stock
Consisting of $4.09 in Cash
Average Closing		and Shares of D.R. Horton
Price of D.R. Horton	D.R. Horton Common Stock	Common Stock at the Average
Common Stock	Issued for Each Schuler Share	Closing Price

$27.51 or higher	0.487 shares	$17.49 or higher
$23.51 to $27.50	Fraction of a share equal to the quotient obtained by dividing $13.395 by the average closing price of D.R. Horton common stock	$17.49
$19.50 to $23.50	0.570 shares	$15.21 to $17.49
$17.51 to $19.49	Fraction of a share equal to the quotient obtained by dividing $11.115 by the average closing price of D.R. Horton common stock	$15.21
$16.00 to $17.50	0.635 shares	$14.25 to $15.20

      If the average closing price of D.R. Horton common stock determined as set forth above is less than $16.00, the total amount of the merger consideration would be less than $14.25. However, in that event, Schuler can terminate the merger agreement, unless D.R. Horton makes an election to increase the cash portion of the merger consideration or the stock portion of the merger consideration, or both, so that the amount of the base merger consideration for each share of Schuler common stock equals at least $14.25, consisting of cash and shares of D.R. Horton common stock valued at the average closing price. Schuler is unable to determine currently whether it would exercise its right to terminate the merger agreement in that event. Schuler believes that any decision to terminate the merger agreement should be based on the facts and circumstances existing at the time the decision is required, including then current market conditions in the homebuilding industry in general, and with respect to D.R. Horton and Schuler in particular.

      Alternatively, a Schuler stockholder may elect to receive merger consideration in the form of all cash or all D.R. Horton common stock, but that election will be subject to proration. A Schuler stockholder cannot make an election for less than all of his or her shares. Both the total cash portion of the merger consideration and the total number of shares of D.R. Horton common stock to be issued as merger consideration will be fixed. The total amount of cash that D.R. Horton will pay as part of the merger consideration is equal to the product of $4.09 multiplied by the number of shares of Schuler common stock outstanding, other than dissenting shares, immediately prior to the effective time of the merger, unless D.R. Horton elects to increase the cash portion of the merger consideration if the average closing price of D.R. Horton common stock were to fall below $16.00. The total number of shares of D.R. Horton common stock issued as merger consideration will be determined in the manner set forth above as if each stockholder had elected to receive the base merger consideration.

      Subject to the adjustments, elections and limitations described in this Joint Proxy Statement/ Prospectus, if a Schuler stockholder makes an election to receive all cash, each share of Schuler common stock held by the stockholder will be converted into the right to receive cash in an amount equal to the base merger consideration. Subject to such adjustments, elections and limitations, if a Schuler stockholder makes an election to receive all D.R. Horton common stock, each share of the stockholder’s Schuler common stock will be converted into the right to receive the number of shares of D.R. Horton common stock, valued using the average closing price described above, equal to the base merger consideration.

      Elections to receive all cash or all D.R. Horton common stock will be subject to proration, since both the total amount of cash and the total number of shares of D.R. Horton common stock will be fixed, based on the number of shares of Schuler common stock outstanding immediately prior to the merger. For example, if a Schuler stockholder elects to receive the merger consideration as all cash, and either there have not been enough elections by other stockholders for all D.R. Horton common stock, or some of the Schuler stockholders have dissented from the merger, or both, the Schuler stockholder will receive a prorated combination of cash and D.R. Horton common stock. The cash portion will consist of an amount of cash per share equal to the total cash portion of the merger consideration less the cash paid to stockholders receiving the base merger consideration and the cash allocated to dissenting stockholders, divided by the number of shares of Schuler common stock for which an all cash election has been made. In that example, the remaining portion of the merger consideration would be paid in shares of D.R. Horton common stock valued using the average closing price described above, so that the total prorated combination of cash and D.R. Horton common stock equals the amount of the base merger consideration. Notwithstanding the proration procedure, the amount of cash that a Schuler stockholder electing all cash will receive will not be less than $4.09 per share of Schuler common stock.

      In another example, if a Schuler stockholder elects to receive all stock, and not enough Schuler stockholders have elected to receive all cash, the stockholder electing to receive all stock will receive for each share of Schuler common stock cash equal to the total cash portion of the merger consideration minus the aggregate amount of cash payable with respect to the shares for which an all cash election has been made and the shares receiving the base merger consideration, divided by the number of shares for which an all stock election has been made, and the remaining portion of the merger consideration would be paid in shares of D.R. Horton common stock valued using the average closing price described above so that the total amount of cash and prorated stock would equal the amount of the base merger consideration.

      If a Schuler stockholder does not make an election, or does not make an election properly or otherwise loses the election, that stockholder will receive the base merger consideration of cash and D.R. Horton common stock. The base merger consideration is not subject to proration due to the number of all cash or all stock elections.

Election Procedure (see page 66)

      Each Schuler stockholder may receive merger consideration as the base merger consideration of a combination of D.R. Horton common stock and cash, or may elect to receive the merger consideration as all cash or all D.R. Horton common stock, subject to proration. If a Schuler stockholder wants to receive the base merger consideration, no election is necessary. No Schuler stockholder may make an election for less than all of his or her shares. An election form and letter of transmittal will be sent to each Schuler stockholder in a mailing separate from this Joint Proxy Statement/Prospectus. If shares are held in “street name” through a broker, the broker will mail the election form and letter of transmittal to the beneficial owner under separate cover, together with a letter of instructions for making an election. Beneficial owners should read the election form and letter of transmittal together with this Joint Proxy Statement/ Prospectus.

      Schuler stockholders who become stockholders following the record date of the Schuler special meeting may contact the American Stock Transfer & Trust Company by calling toll-free at (800) 937-5449, to receive an election form.

      For an election to be effective, the election form must be properly completed, and the electing Schuler stockholder must send the form, together with all of the stockholder’s certificates, duly endorsed in blank or otherwise in a form which is acceptable for transfer on the books of Schuler or by appropriate guarantee of delivery as described in the form of election, to the American Stock Transfer & Trust Company, the exchange agent, at one of the addresses provided in the election form. The exchange agent must receive the completed form of election and stock certificates by 5:00 p.m., New York City Time, on February 20, 2002.

      Schuler stockholders can revoke their election prior to 5:00 p.m., New York City Time, on February 20, 2002, by sending written notice executed by the Schuler stockholder to the exchange agent, the American Stock Transfer & Trust Company, in accordance with the instructions on the election form and letter of transmittal. If a Schuler stockholder properly revokes an election, the exchange agent will treat the subject shares as shares for which no election has been made, unless the Schuler stockholder thereafter submits another properly completed election form prior to the deadline for submission. Stock certificates submitted with an election form will be automatically returned if the merger agreement is terminated.

      D.R. Horton will determine, or delegate to the exchange agent to determine, whether election forms have been properly completed, signed and submitted or revoked and may disregard immaterial defects in election forms. If D.R. Horton or the exchange agent determines that an election was not properly made, the election will have no force and effect and the exchange agent will treat the subject shares as shares for which no election has been made. The decision of D.R. Horton or the exchange agent in all these matters will be conclusive and binding. Neither D.R. Horton nor the exchange agent will be under any obligation to notify any Schuler stockholder of any defect in his or her election form submitted to the exchange agent. The exchange agent will also make all computations regarding merger consideration to be received by holders of shares of Schuler common stock and all of the exchange agent’s computations will be conclusive and binding on the holders of shares of Schuler common stock.

Recommendation of the Schuler Board of Directors (see page 40)

      The Schuler board of directors has unanimously determined that the merger agreement is advisable, fair to and in the best interests of Schuler and its stockholders and recommends that Schuler stockholders vote FOR approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Recommendation of the D.R. Horton Board of Directors (see page 42)

      The D.R. Horton board has unanimously approved the merger and the issuance of D.R. Horton common stock in connection with the merger, has determined that the merger is advisable and is in the best interests of D.R. Horton and its stockholders, and recommends that the holders of D.R. Horton common stock vote FOR the merger and the share issuance.

Schuler’s Reasons for the Merger (see page 40)

      The Schuler board of directors considered, with the assistance of management and its financial and legal advisors, a number of factors, both positive and negative, in determining that the merger of Schuler with D.R. Horton is fair to Schuler stockholders and approving the merger agreement and the transactions contemplated by the merger agreement.

D.R. Horton’s Reasons for the Merger (see page 42)

      The D.R. Horton board of directors considered, with the assistance of management and its financial and legal advisors, a number of factors, both positive and negative, in approving the merger agreement and the transactions contemplated by the merger agreement.

Required Vote (see pages 32 and 34)

      Schuler. The affirmative vote, in person or by proxy, of the holders as of the Schuler record date of a majority of the outstanding shares Schuler common stock, and the affirmative vote, in person or by proxy, of the holders as of the Schuler record date of a majority of the outstanding shares of Schuler Class A common stock and Class B common stock, each voting as a separate class, is required for the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

      The James and Patricia Schuler Foundation, James K. Schuler as trustee for two family trusts, and WPH-Schuler LLC have entered into a voting agreement with D.R. Horton pursuant to which they have agreed to vote approximately 46.1% of the voting power of the outstanding shares of Schuler common stock, representing 23.4% of the Class A common stock and 100% of the Class B common stock, in favor of the approval and adoption of the merger agreement. The James and Patricia Schuler Foundation and the two family trusts also own 5,216,914 shares of Schuler Class A common stock, representing 23.4% of Schuler’s Class A common stock, that are not subject to the voting agreement. Mr. Schuler has orally informed Schuler and D.R. Horton that the foundation and the two family trusts currently intend to vote the shares not subject to the voting agreement in favor of the approval and adoption of the merger agreement.

      On the Schuler record date, Schuler’s directors, executive officers and their affiliates beneficially owned approximately 10.7 million shares of Schuler Class A common stock. Of those shares, Schuler ’s directors, executive officers and their affiliates were entitled to vote approximately 10.5 million shares of Schuler Class A common stock, which represented approximately 47.3% of the voting power of the Schuler Class A common stock, and 33.3% of the voting power of the Schuler common stock, outstanding and entitled to vote on that date. There is no agreement or arrangement regarding voting by Schuler’s directors or executive officers other than as described with respect to the voting agreement. Schuler’s directors, executive officers and their affiliates have orally informed Schuler and D.R. Horton that they intend to vote in favor of the merger agreement.

      D.R. Horton. The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of D.R. Horton common stock is required for the approval of the merger and the issuance of D.R. Horton common stock in connection with the merger. The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of D.R. Horton common stock present at the meeting is required for the approval of the amendment to D.R. Horton’s 1991 Stock Incentive Plan. For election of D.R. Horton’s directors, nominees receiving a plurality of the votes cast at the meeting will be elected to serve as directors.

      Donald R. Horton and Terrill J. Horton, as trustee for four trusts for the benefit of family members of Donald R. Horton, which are collectively the beneficial owners as of the record date of approximately 17%

of the outstanding shares of D.R. Horton common stock, have entered into a voting agreement with Schuler, agreeing, among other things, to vote their shares in favor of the approval and adoption of the merger agreement and the issuance of D.R. Horton common stock in connection with the merger.

      On the D.R. Horton record date, D.R. Horton’s directors, executive officers and their affiliates beneficially owned approximately 14.0 million shares of D.R. Horton common stock. Of those shares, D.R. Horton’s directors, executive officers and their affiliates were entitled to vote approximately 13.6 million shares of D.R. Horton common stock, which represented approximately 17.6% of the total amount of D.R. Horton common stock outstanding and entitled to vote on that date. There is no agreement or arrangement regarding voting by D.R. Horton’s directors or executive officers other than with respect to the voting agreement described above. D.R. Horton’s directors, executive officers and their affiliates have orally informed D.R. Horton and Schuler that they intend to vote in favor of the merger agreement and the issuance of D.R. Horton common stock in connection with the merger.

Opinion of Schuler’s Financial Advisor (see page 44)

      In connection with the merger, the Schuler board of directors received an opinion from UBS Warburg LLC, Schuler’s financial advisor, concerning the fairness of the merger consideration as of the date of the opinion, as described in more detail on page 44. We encourage you to read the opinion carefully in its entirety for a description of the matters covered, procedures followed, assumptions made, matters considered and limitations on the review undertaken. The full text of UBS Warburg LLC’s written opinion, dated October 22, 2001, is attached to this Joint Proxy Statement/ Prospectus as Annex II. UBS Warburg LLC’s opinion is addressed to the Schuler board of directors and does not constitute a recommendation to any stockholder with respect to any matter relating to the merger.

Opinion of D.R. Horton’s Financial Advisor (see page 49)

      In connection with the merger, the D.R. Horton board of directors received an opinion from Banc of America Securities LLC, D.R. Horton’s financial advisor, concerning the fairness of the merger consideration as of the date of the opinion, as described in more detail on page 49. We encourage you to read the opinion carefully in its entirety for a description of the matters covered, procedures followed, assumptions made, matters considered and limitations on the review undertaken. The full text of Banc of America Securities LLC’s written opinion, dated October 22, 2001, is attached to this Joint Proxy Statement/ Prospectus as Annex III. Banc of America Securities LLC’s opinion is addressed to the D.R. Horton board of directors and does not constitute a recommendation to any stockholder with respect to any matter relating to the merger.

Ownership and Board Composition of D.R. Horton After the Merger (see page 77)

      D.R. Horton currently estimates that the number of shares of D.R. Horton common stock issued to Schuler stockholders in the merger will constitute between 20% and 25% of the outstanding common stock of D.R. Horton after the merger. D.R. Horton has agreed to use its best efforts to appoint Mr. Schuler to the D.R. Horton board of directors upon completion of the merger.

Appraisal Rights (see page 59)

      Holders of Schuler common stock will be entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law. The requirements and procedures for exercising appraisal rights are described in detail in the section of this Joint Proxy Statement/ Prospectus captioned “Appraisal Rights” beginning on page 59. A copy of the appraisal rights provisions of the Delaware statute is attached as Annex IV to this Joint Proxy Statement/ Prospectus.

      Holders of D.R. Horton common stock are not entitled to appraisal rights in connection with the merger.

Terms and Conditions of the Merger Agreement (see page 67)

      The merger agreement contains representations, warranties, covenants and conditions that Schuler and D.R. Horton believe are customary for transactions of this type.

Comparative Rights of Stockholders (see page 90)

      If the merger is completed, the stockholders of Schuler will become stockholders of D.R. Horton. The certificate of incorporation and bylaws of D.R. Horton will govern the rights of all of D.R. Horton’s stockholders, including the former Schuler stockholders.

United States Federal Income Tax Consequences of the Merger to Schuler Stockholders (see page 95)

      D.R. Horton and Schuler have received opinions from Gibson, Dunn & Crutcher LLP that the merger will constitute a “reorganization” within the meaning of the Internal Revenue Code, and it is a condition to the merger that these opinions be given again as of the closing date. However, as described in the opinions, the U.S. federal income tax consequences of the merger to Schuler stockholders will depend upon the form of consideration received in the merger.

      If a Schuler stockholder receives a combination of D.R. Horton common stock and cash (other than cash in lieu of a fractional share) in exchange for Schuler common stock, the stockholder will generally recognize gain in an amount equal to the lesser of the total amount of cash received or the amount of gain realized on the exchange, but will not be permitted to recognize a loss. Any gain recognized will be treated either as a capital gain or as a dividend, depending on the stockholder’s individual circumstances.

      If a Schuler stockholder receives solely D.R. Horton common stock (and possibly cash in lieu of a fractional share) in exchange for the Schuler common stock, then the stockholder will not recognize gain or loss, except with respect to the fractional share. If a Schuler stockholder receives solely cash, then the stockholder will recognize gain (or, alternatively, will likely be permitted to recognize loss) equal to the difference between the amount of cash received and the stockholder’s basis in the Schuler stock. The tax treatment of any gain recognized will depend upon each stockholder’s individual circumstances.

      The tax treatment described above may not apply to every Schuler stockholder. Determining the actual tax consequences of the merger to Schuler stockholders may be complicated and will depend on the specific situation of each stockholder and on variables not within our control. Schuler stockholders should consult their own tax advisors for a full understanding of the tax consequences of the merger.

Interests of Certain Persons in the Merger (see page 57)

      Schuler. In considering the recommendation of the Schuler board of directors that Schuler stockholders vote in favor of the merger agreement and the transactions contemplated by the merger agreement, Schuler stockholders should be aware that some Schuler directors and executive officers may have interests in the merger that are in addition to the interests of Schuler stockholders generally. The Schuler board of directors was aware of, and considered, these interests in approving the merger agreement and the transactions contemplated by the merger agreement.

      D.R. Horton. In considering the recommendation of the D.R. Horton board of directors that D.R. Horton stockholders vote in favor of the merger agreement and the transactions contemplated by the merger agreement, D.R. Horton stockholders should be aware that a D.R. Horton director may have an interest in the merger that is in addition to the interests of D.R. Horton stockholders generally. The D.R. Horton board of directors was aware of, and considered, the interest in approving the merger agreement and the transactions contemplated by the merger agreement.

Selected Historical Financial Data of D.R. Horton

      The following selected consolidated financial data of D.R. Horton for the five years ended September 30, 2001, are derived from the D.R. Horton audited consolidated financial statements. These historical results are not necessarily indicative of the results to be expected in the future. You should also read the D.R. Horton historical financial statements and related notes in D.R. Horton’s annual reports filed with the SEC for the year ended September 30, 2001, as well as the section of the annual reports entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference into this Joint Proxy Statement/ Prospectus.

	For the Fiscal Years Ended September 30,

	1997		1998		1999		2000		2001

	(In millions, except for number of homes and per share amounts)
Income Statement Data:
Revenues	$1,578.4		$2,176.9		$3,156.2		$3,653.7		$4,455.5
Income before cumulative effect of change in accounting principle(1)	$65.0		$93.4		$159.8		$191.7		$254.9
Income per share before cumulative effect of change in accounting principle:(2)
Basic(3)	$1.06		$1.45		$2.10		$2.55		$3.37
Diluted(4)	$0.95		$1.29		$2.07		$2.53		$3.31
Cash dividends declared per common share	$0.06		$0.09		$0.11		$0.15		$0.19
Weighted average number of shares outstanding:(2)
Basic(3)	61.2		64.5		76.0		75.1		75.7
Diluted(4)	71.8		75.1		77.4		75.7		77.0
Selected Operating Data:
Number of homes closed	10,038		13,944		18,395		19,144		21,371
New sales orders, net (homes)(5)	10,551		15,952		18,911		19,223		22,179
New sales orders, net ($ value)(5)	$1,595.7		$2,533.2		$3,266.2		$3,676.4		$4,502.6
Sales backlog at end of period (homes)(6)	3,961		6,341		7,309		7,388		9,263
Sales backlog at end of period ($ value)(6)	$609.2		$1,052.9		$1,356.5		$1,536.9		$1,933.8
Other Financial Data:
Interest expensed — directly and amortized to cost of sales	$40.2		$64.2		$74.6		$85.4		$105.5
Provision for income taxes	43.6		65.7		104.0		117.5		152.9
Depreciation and amortization	6.6		9.4		20.3		22.0		31.2
Interest incurred(7)	51.2		70.4		81.0		110.0		136.3
Ratio of earnings to fixed charges(8)	2.9	x	3.1	x	4.1	x	3.5	x	3.7	x

	As of September 30,

	1997	1998	1999	2000	2001

Balance Sheet Data:
Inventories	$1,024.3	$1,358.0	$1,866.1	$2,191.0	$2,804.4
Total assets	1,248.3	1,667.8	2,361.8	2,694.6	3,652.2
Notes payable	650.7	854.5	1,190.6	1,344.4	1,884.3
Stockholders’ equity	427.9	549.4	797.6	969.6	1,250.2

(1)	In fiscal 2001, D.R. Horton recorded the cumulative effect of a change in accounting principle, net of applicable income taxes, in the amount of $2.1 million, to reflect the impact of the October 1, 2000 adoption of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”

(2)	Income per share amounts and weighted average number of shares outstanding have been adjusted as appropriate to reflect the effects of the 9% and 11% stock dividends of September 2000 and March 2001.

(3)	Basic income per share before cumulative effect of change in accounting principle is based upon the weighted average number of shares of common stock outstanding during each year.

(4)	Diluted income per share before cumulative effect of change in accounting principle is based upon the weighted average number of shares of common stock outstanding during each year, adjusted for the effects of dilutive securities outstanding.

(5)	Represents homes placed under contract during the period, net of cancellations.

(6)	Represents homes under contract but not yet closed at the end of the period.

(7)	Interest incurred consists of all interest costs, whether expensed or capitalized, including amortization of debt issuance costs.

(8)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income before cumulative effect of change in accounting principle, income taxes, interest amortized to cost of sales, interest expense, and the portion of rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including the amortization of debt issuance costs, and the portion of rent expense deemed to represent interest.

Selected Historical Financial Data of Schuler

      The following selected consolidated financial data of Schuler is presented on a pro forma combined basis for the six months ended September 30, 2000 and on a historical consolidated basis for the six months ended September 30, 2001 and 2000. Schuler was formed in April 2001 as a result of the combination of Schuler Residential and Western Pacific. Schuler Residential is the predecessor of Schuler. The pro forma combined financial data for the six months ended September 30, 2000 was derived from the consolidated financial statements and other internal financial data of Schuler Residential and Western Pacific. The historical financial data for the six months ended September 30, 2001 and 2000 was derived from the unaudited consolidated financial statements and the related notes of Schuler and its predecessor for the six months ended September 30, 2001 and 2000, respectively. These historical results are not necessarily indicative of the results to be expected in the future. You should also read the Schuler consolidated financial statements and related notes for the six month period ended September 30, 2001 included in the Schuler Form 10-Q for the quarter ended September 30, 2001, filed with the SEC, as well as the section of the Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated into this Joint Proxy Statement/ Prospectus by reference. You should also read the Schuler Residential and Western Pacific historical consolidated and combined financial statements and related notes in the Schuler annual report for the year ended March 31, 2001 filed with the SEC as well as the section of the annual report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated into this Joint Proxy Statement/ Prospectus by reference.

	For the Six Months Ended September 30,

	Predecessor		Pro Forma
	Only		Combined(1)

	2000		2000	2001

	(In millions, except for number of homes and per share amounts)

	(Unaudited)
Income Statement Data:
Revenues	$333.5		$499.5	$698.8
Net income(2)	.1		4.5	36.1
Net income per share:
Basic(3)	$0.01		$0.11	$0.89
Diluted(4)	$0.01		$0.11	$0.86
Cash dividends declared per common share	—		—	—
Weighted average number of shares outstanding:
Basic(3)	20.1		40.2	40.5
Diluted(4)	20.1		43.2	43.2
Selected Operating Data:
Number of homes closed	1,544		2,115	2,472
New sales orders, net (homes)(5)	1,451		2,585	2,749
New sales orders, net ($ value)(5)	$350.0		$750.8	$813.0
Sales backlog at end of period (homes)(6)	976		1,990	2,002
Sales backlog at end of period ($ value)(6)	$241.8		$604.0	$575.9
Other Financial Data:
Interest expensed — directly and amortized to cost of sales	$12.0		$21.2	$28.1
Provision (benefit) for income taxes	(0.3)		2.7	23.8
Depreciation and amortization	4.1		4.6	8.1
Lenders’ profit participation(7)	—		0.9	0.3
Minority interest in income of consolidated joint ventures(8)	0.6		2.4	0.8
Inventory impairment losses(2)	36.4		36.4	—
Other non-cash charges	0.3		0.3	—
Interest incurred(9)	10.4		28.2	29.8
Ratio of earnings to fixed charges(10)	1.5	x	N/A	2.9	x

As of
September 30, 2001

Balance Sheet Data:
Inventories	$994.7
Total assets	1,171.9
Notes payable	562.8
Stockholders’ equity	432.7

(1)	Results for the six months ended September 30, 2000 are presented on a pro forma combined basis to include the results of both Schuler Residential and Western Pacific, including the following pro forma adjustments:

•	Net income includes a deduction of $3.0 million from Western Pacific’s operating results for income tax expense, based on an effective tax rate of 40.7%. Prior to the Schuler/ Western Pacific combination, Western Pacific was operated through a series of partnerships and therefore was not subject to taxation at the entity level.

•	Net income per share and the weighted average number of shares outstanding include the pro forma effect of the issuance of 20,166,000 Schuler shares of Class B common stock in the Schuler/ Western Pacific merger.

(2)	Net income for the six months ended September 30, 2000 includes a $36.4 million non-cash charge for impairment of Schuler Residential long-lived assets, pursuant to FASB Statement No. 121. This non-cash impairment charge is a nonrecurring item and is not indicative of future operating results.

(3)	Basic net income per share is based upon the weighted average number of shares of common stock outstanding during the period.

(4)	Diluted net income per share is based upon the weighted average number of shares of common stock outstanding during each period, adjusted for the effects of dilutive securities outstanding, including Schuler’s convertible subordinated debentures, which were redeemed by Schuler in August 2001.

(5)	Represents homes placed under contract during the period, net of cancellations. Some of these contracts are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority.

(6)	Represents homes under contract but not yet closed at the end of the period. Some of these contracts are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, backlog has been a reliable indicator of future closings, but there is no assurance that homes and lots subject to pending sales contracts will close.

(7)	Represents lenders’ profit participation in connection with participating loans.

(8)	Minority interest in income of consolidated joint ventures represents the amount of income from consolidated joint ventures that is attributable to the ownership interests of the minority joint venture partners. Schuler has utilized joint ventures to finance specific homebuilding projects, and the minority interest in the income of these joint ventures represents a financing cost to Schuler.

(9)	Interest incurred consists of all interest costs, whether expensed or capitalized, including amortization of debt issuance costs.

(10)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income before income taxes, interest amortized to cost of sales, interest expense, and the portion of rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including the amortization of debt issuance costs, and the portion of rent expense deemed to represent interest. This ratio is not presented for pro forma financial results.

Selected Historical Financial Data of Schuler Residential

      The following selected consolidated financial data of Schuler Residential represents results of operations of Schuler Residential for the five fiscal years ended March 31, 2001. The data does not include data of Western Pacific because the combination with Western Pacific occurred in April 2001. The financial data was derived from the consolidated financial statements and other financial data of Schuler Residential. These historical results are not necessarily indicative of the results to be expected in the future. In December 2000, Schuler Residential changed its accounting fiscal year from a December 31 year-end to a March 31 year-end. You should also read Schuler Residential’s historical consolidated financial statements and related notes in the Schuler annual report filed with the SEC as well as the section of the annual report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference into this Joint Proxy Statement/ Prospectus.

									Three
									Months		Year
	For the Fiscal Years Ended December 31,								Ended		Ended
									March 31,		March 31,
	1996		1997		1998		1999		2000		2001

	(In millions, except for number of homes and per share amounts)
Income Statement Data:
Revenues	$93.6		$229.6		$282.9		$506.8		$160.7		$632.4
Net income (loss)(1)	(11.4)		5.9		12.7		25.7		9.7		20.4
Net income (loss) per share:
Basic(2)	$(0.55)		$0.29		$0.63		$1.29		$0.48		$1.01
Diluted(3)	$(0.55)		$0.29		$0.63		$1.28		$0.46		$1.00
Cash dividends declared per common share	—		—		—		—		—		—
Weighted average number of shares outstanding:
Basic(2)	20.6		20.1		20.1		20.0		20.1		20.1
Diluted(3)	22.7		22.7		22.7		22.6		22.7		23.0
Selected Operating Data:
Number of homes closed	512		1,427		1,827		2,643		781		2,799
New sales orders, net (homes)(4)	453		1,757		2,100		2,936		876		2,851
New sales orders, net ($ value)(4)	$101.5		$302.2		$392.7		$613.6		$207.6		$689.9
Sales backlog at end of period (homes)(5)	78		408		681		974		1,069		1,121
Sales backlog at end of period ($ value)(5)	$18.3		$76.1		$123.9		$208.7		$248.9		$277.4
Other Financial Data:
Interest expensed — directly and amortized to cost of sales	$3.9		$10.6		$13.7		$20.8		$5.5		$22.8
Provision (benefit) for income taxes	(7.3)		3.6		7.9		16.2		6.2		12.5
Depreciation and amortization	0.8		2.9		3.2		5.4		1.4		6.4
Minority interest in income of consolidated joint ventures(6)	—		—		—		0.4		0.2		1.0
Inventory impairment losses(1)	23.9		—		—		—		—		36.4
Other non-cash charges	—		0.5		—		0.9		0.6		0.3
Interest incurred(7)	7.9		11.8		13.8		18.7		4.9		21.2
Ratio of earnings (loss) to fixed charges(8)	(1.7	)x	1.6	x	2.1	x	3.2	x	4.0	x	2.5	x

	As of December 31,				As of	As of
					March 31,	March 31,
	1996	1997	1998	1999	2000	2001

Balance Sheet Data:
Inventories	$238.4	$291.1	$325.2	$436.3	$442.9	$519.0
Total assets	268.9	340.6	385.5	490.5	496.9	595.9
Notes payable	102.2	151.2	177.3	236.8	224.8	294.0
Stockholders’ equity	157.5	163.4	175.6	201.1	210.9	231.6

(1)	Net income includes the following non-cash charges for impairment of long-lived assets, pursuant to FASB Statement No. 121: $23.9 million during the year ended December 31, 1996, and $36.4 million during the year ended March 31, 2001. These non-cash impairment charges are nonrecurring items and are not indicative of future operating results.

(2)	Basic net income (loss) per share is based upon the weighted average number of shares of common stock outstanding during each year.

(3)	Diluted net income (loss) per share is based upon the weighted average number of shares of common stock outstanding during each year, adjusted for the effects of dilutive securities outstanding, including Schuler’s convertible subordinated debentures, which were redeemed by Schuler in August 2001.

(4)	Represents homes placed under contract during the period, net of cancellations. Some of these contracts are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority.

(5)	Represents homes under contract but not yet closed at the end of the period. Some of these contracts are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, backlog has been a reliable indicator of future closings, but there is no assurance that homes and lots subject to pending sales contracts will close.

(6)	Minority interest in income of consolidated joint ventures represents the amount of income from consolidated joint ventures that is attributable to the ownership interests of the minority joint venture partners. Schuler Residential utilized joint ventures to finance specific homebuilding projects, and the minority interest in the income of these joint ventures represented a financing cost to Schuler Residential.

(7)	Interest incurred consists of all interest costs, whether expensed or capitalized, including amortization of debt issuance costs.

(8)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income before income taxes, interest amortized to cost of sales, interest expense, the portion of rent expense deemed to represent interest, and income distributions from unconsolidated joint ventures reduced by income from unconsolidated joint ventures. Fixed charges consist of interest incurred, whether expensed or capitalized, including the amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest.

Selected Historical Financial Data of Western Pacific

      The following selected combined financial data of Western Pacific represents results of operations of Western Pacific for the five fiscal years ended March 31, 2001. The data does not include data of Schuler Residential because the combination with Western Pacific occurred in April 2001. The financial data was derived from the combined financial statements and other financial data of Western Pacific. These historical results are not necessarily indicative of the results to be expected in the future. You should also read Western Pacific’s historical financial statements and related notes in the Schuler annual report filed with the SEC as well as the section of the annual report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference into this Joint Proxy Statement/ Prospectus.

	For the Fiscal Years Ended March 31,

	1997	1998	1999	2000	2001

	(In millions, except number of homes and per share amounts)
	(Unaudited)	(Unaudited)
Income Statement Data:
Revenues	$78.7	$192.9	$423.3	$535.0	$709.2
Net income(1)(2)(3)	1.3	7.4	20.3	41.6	63.5

	For the Fiscal Years Ended March 31,

	1997		1998		1999		2000		2001

	(In millions, except number of homes and per share amounts)
	(Unaudited)		(Unaudited)
Selected Operating Data:
Number of homes closed	460		970		1,660		1,693		2,098
New sales orders, net (homes)(4)	534		1,184		1,525		1,766		2,251
New sales orders, net ($ value)(4)	$91.3		$230.9		$428.5		$561.6		$767.6
Sales backlog at end of period (homes)(5)	167		381		378		451		604
Sales backlog at end of period ($ value)(5)	$32.2		$77.9		$119.1		$140.5		$178.3
Other Financial Data:
Interest expensed — directly and amortized to cost of sales	$4.2		$13.9		$22.6		$26.6		$34.1
Depreciation and amortization	0.6		0.7		0.8		0.8		0.9
Lenders’ profit participation(6)	0.5		0.5		6.6		5.8		2.4
Minority interest in income (loss) of consolidated joint ventures(7)	(0.3)		2.3		10.5		5.4		16.0
Other non-cash charges(1)	—		—		—		—		4.2
Interest incurred(8)	12.0		17.8		24.6		29.5		38.2
Ratio of earnings to fixed charges(9)	0.5	x	1.2	x	1.7	x	2.3	x	2.5	x

	As of March 31,

	1997	1998	1999	2000	2001

	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data:
Inventories	$143.0	$169.5	$268.8	$330.3	$339.1
Total assets	149.8	183.7	309.5	394.9	434.4
Notes payable	99.2	119.0	184.8	212.0	200.3
Total partners’ capital	29.9	37.1	73.0	114.6	138.4

(1)	Net income for the year ended March 31, 2001 includes a non-cash charge of $4.2 million for compensation expense recognized in conjunction with equity interests granted to Western Pacific executives during the year ended March 31, 2001. This charge is a nonrecurring item and is not indicative of future operating results.

(2)	Western Pacific was operated through a number of partnerships and limited liability companies prior to its combination with Schuler Residential in April 2001. Therefore, each partner and member of the entities that comprised Western Pacific reflected its share of taxable income on a separate return. Accordingly, no provision for income taxes was included in the combined financial statements of Western Pacific.

(3)	Per share information is not applicable to Western Pacific, as it was operated through a series of partnerships and limited liability companies prior to its combination with Schuler Residential in April 2001.

(4)	Represents homes placed under contract during the period, net of cancellations. Some of these contracts are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority.

(5)	Represents homes under contract but not yet closed at the end of the period. Some of these contracts are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, backlog has been a reliable indicator of future closings, but there is no assurance that homes and lots subject to pending sales contracts will close.

(6)	Represents lenders’ profit participation in connection with participating loans.

(7)	Minority interest in income (loss) of consolidated joint ventures represents the amount of income (loss) from consolidated joint ventures that is attributable to the ownership interests of the minority joint venture partners. Western Pacific utilized joint ventures to finance specific homebuilding projects, and the minority interest in the income of these joint ventures represented a financing cost to Western Pacific.

(8)	Interest incurred consists of all interest costs, whether expensed or capitalized, including amortization of debt issuance costs.

(9)	For purposes of computing the ratio of earnings to fixed charges, earnings represent the sum of income before income taxes, interest amortized to cost of sales, interest expense, the portion of the rent expense deemed to represent interest, and income distributions from unconsolidated joint ventures reduced by income from unconsolidated joint ventures. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, and the portion of rent expense deemed to represent interest.

Summary Selected Unaudited Pro Forma Combined Financial Data (see page 79)

      Under accounting principles generally accepted in the United States, the merger of Schuler into D.R. Horton will be accounted for under the purchase method of accounting. Accordingly, the purchase price will be allocated to the Schuler assets acquired and liabilities assumed based on their respective fair values, with the excess to be allocated to goodwill. The results of operations of Schuler will be included in the D.R. Horton statements of income from the effective date of the merger. The valuations and other studies required to determine the fair value of the Schuler assets acquired and liabilities assumed have not been performed and accordingly, the related adjustments reflected in the unaudited pro forma combined financial information are preliminary and subject to further revisions and adjustments. The total purchase price is currently estimated to be $805.2 million, which includes the value of the cash and estimated equity consideration to be paid by D.R. Horton, estimated merger costs, and costs associated with the issuance of D.R. Horton stock options in the merger. The estimated purchase price calculation assumes that the base merger consideration for each share of Schuler common stock will include $4.09 in cash and .487 shares of D.R. Horton common stock. This calculation is detailed in Note C(1) of the Notes to the Unaudited Pro Forma Condensed Financial Statements, contained in this Joint Proxy Statement/ Prospectus. The goodwill and other intangibles acquired, based on the excess of the purchase price over the net book value of net assets to be acquired, is currently estimated to be $438.1 million.

      The following unaudited selected consolidated financial data are presented on a pro forma combined basis to reflect the merger of D.R. Horton and Schuler, as if the two companies had been combined on October 1, 2000 for income statement, operating and other financial data, and on September 30, 2001 for balance sheet data. This pro forma combined information is derived from the historical financial statements of D.R. Horton and of Schuler and its predecessor. The companies may have performed differently if they had actually been combined during the period presented. You should not rely on the pro forma information as being indicative of the historical results that D.R. Horton would have experienced during the period presented or of the results that D.R. Horton will experience following the merger. You should also read the audited and unaudited financial statements and related notes for D.R. Horton and Schuler, as well as the section of the D.R. Horton and Schuler annual reports entitled “Management’s

Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated into this Joint Proxy Statement/ Prospectus by reference.

	For the Fiscal Year
	Ended September 30, 2001

	(In millions, except for number of
	homes and per share amounts)
Pro Forma Combined Income Statement Data:
Revenues	$5,996.3
Income before cumulative effect of change in accounting principle	346.2
Income per share before cumulative effect of change in accounting principle:
Basic(1)	$3.63
Diluted(2)	$3.57
Cash dividends declared per common share(3)	$0.19
Weighted average number of shares outstanding:
Basic(1)	95.5
Diluted(2)	97.0
Pro Forma Combined Selected Operating Data:
Number of homes closed	26,625
New sales orders, net (homes)(4)	27,445
New sales orders, net ($ value)(4)	$6,013.6
Sales backlog at end of period (homes)(5)	11,265
Sales backlog at end of period ($ value)(5)	$2,509.7
Pro Forma Combined Other Financial Data:
Interest expensed — directly and amortized to cost of sales	$170.7
Provision for income taxes	213.6
Depreciation and amortization	41.3
Interest incurred(6)	203.3
Supplemental ratio of earnings to fixed charges(7)	3.5	x

As of
September 30, 2001

Pro Forma Combined Balance Sheet Data:
Inventories	$3,799.1
Total assets	5,039.3
Notes payable	2,471.2
Stockholders’ equity	1,874.1
Book value per common share(8)	$19.38

(1)	Pro forma combined basic income per share before cumulative effect of change in accounting principle is based upon the weighted average number of shares of D.R. Horton common stock outstanding during the year, plus the assumed issuance of 19.8 million shares of D.R. Horton common stock to be issued in the merger.

(2)	Pro forma combined diluted net income per share before cumulative effect of change in accounting principle is based upon the weighted average number of shares of D.R. Horton common stock outstanding during the year, adjusted for the effects of dilutive securities outstanding, plus the assumed issuance of 19.8 million shares of D.R. Horton common stock to be issued in the merger and the assumed dilutive effect of D.R. Horton stock options to be issued in connection with the merger.

(3)	The pro forma combined cash dividends per share are not necessarily indicative of dividends to be paid in future periods. Future dividends will be determined by the D.R. Horton board of directors based on the earnings and financial condition of D.R. Horton and its subsidiaries, as well as other factors.

(4)	Represents pro forma combined homes placed under contract during the period, net of cancellations.

(5)	Represents pro forma combined homes under contract but not yet closed at the end of the period.

(6)	Pro forma combined interest incurred consists of all interests costs, whether expensed or capitalized, including amortization of debt issuance costs.

(7)	For purposes of computing the supplemental pro forma combined ratio of earnings to fixed charges, earnings consist of the sum of income before the cumulative effect of change in accounting principle, income taxes, interest amortized to cost of sales, interest expense, and the portion of rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, and the portion of rent expense deemed to represent interest.

(8)	Pro forma combined book value per share is computed by dividing pro forma stockholders’ equity by the combined number of D.R. Horton common shares outstanding at the end of the period, plus the assumed issuance of 19.8 million shares of D.R. Horton common stock to be issued in the merger.

Comparative Per Share Data

      The following table sets forth certain historical per share data of D.R. Horton and Schuler and combined per share data on an unaudited pro forma basis after giving effect to the merger as if it had occurred on October 1, 2000. The merger is accounted for as a purchase, assuming that D.R. Horton paid $4.09 in cash and issued .487 shares of D.R. Horton common stock in exchange for each share of Schuler common stock outstanding. This data should be read in conjunction with the selected historical audited and unaudited financial data and the historical audited and unaudited financial statements of D.R. Horton and Schuler and the notes thereto that are incorporated herein by reference. The selected pro forma combined financial information of D.R. Horton and Schuler is derived from the unaudited pro forma combined condensed financial statements and should be read in conjunction with such unaudited pro forma statements and notes thereto included elsewhere in this Joint Proxy Statement/ Prospectus. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations for future periods or the results that actually would have been realized had D.R. Horton and Schuler been a single entity during the periods presented.

As of and for the
Fiscal Year Ended
September 30,
2001

D.R. Horton
Historical Per Share:
Income before cumulative effect of change in accounting principle:
Basic	$3.37
Diluted	3.31
Cash dividends	0.19
Book value(1)	16.26
Pro Forma Combined — Per Horton Share:
Income before cumulative effect of change in accounting principle:
Basic(2)	3.63
Diluted(3)	3.57
Cash dividends	0.19
Book value(1)	19.38

As of and for the
Fiscal Year Ended
September 30,
2001

Schuler
Per Share(4):
Net income:
Basic	$2.28
Diluted	2.18
Cash dividends	—
Book value(1)	10.64
Pro Forma Combined — Per Equivalent Schuler Share(5):
Net income:
Basic	1.77
Diluted	1.74
Cash dividends	0.09
Book value	9.44

(1)	Historical book value per common share is computed by dividing stockholders’ equity for D.R. Horton and Schuler by the number of shares of common stock outstanding at the end of the period for D.R. Horton and Schuler, respectively. Pro forma combined book value per common share for D.R. Horton is computed by dividing pro forma combined stockholders’ equity by the number of shares of D.R. Horton common stock outstanding at the end of the period plus the assumed number of shares of D.R. Horton common stock to be issued in the merger.

(2)	Pro forma combined basic income per share before cumulative effect of change in accounting principle is based upon the weighted average number of shares of D.R. Horton common stock outstanding during the year, plus the assumed number of shares of D.R. Horton common stock to be issued in the merger.

(3)	Pro forma combined diluted income per share before cumulative effect of change in accounting principle per share is based upon the weighted average number of shares of D.R. Horton common stock outstanding during the year, adjusted for the effects of dilutive securities outstanding, plus the assumed number of shares of D.R. Horton common stock to be issued in the merger and the assumed dilutive effect of D.R. Horton stock options to be issued in the merger.

(4)	Schuler historical per share information is presented on a pro forma combined basis to reflect the combined results of operations of Schuler and Western Pacific for the year ended September 30, 2001.

(5)	Pro forma combined information per equivalent Schuler share is computed by multiplying D.R. Horton’s pro forma combined per share information by .487, the assumed fraction of a share of D.R. Horton common stock to be issued per share of Schuler common stock as part of the base merger consideration, based on a $31.733 average closing price of D.R. Horton common stock.

      The following table presents the pro forma combined information per equivalent Schuler share, assuming other average D.R. Horton common stock closing prices:

	As of and for the Fiscal Year Ended
	September 30, 2001

Assumed D.R. Horton average closing price	$16.000	$20.000	$25.000
Fraction of a D.R. Horton share to be issued per share of Schuler common stock	.635	.570	.536
Pro Forma Combined — Per Equivalent Schuler Share:
Net income:
Basic	$2.17	$2.00	$1.90
Diluted	2.13	1.97	1.88
Cash dividends	0.12	0.11	0.10
Book value	10.35	9.83	9.81

Market Price and Dividend Data

      D.R. Horton common stock is listed on the New York Stock Exchange under the symbol DHI, and Schuler Class A common stock is listed on the Nasdaq National Market under the symbol SHLR. The following table sets forth for the periods indicated the high and low sale prices of D.R. Horton common stock and Schuler Class A common stock, as reported on the New York Stock Exchange composite tape and the Nasdaq National Market Quotation System, respectively, and the cash dividends paid per share by D.R. Horton. Schuler paid no dividends during the periods indicated. D.R. Horton common stock market prices have been adjusted for D.R. Horton’s 9% stock dividend of September 2000 and 11% stock dividend of March 2001. Schuler common stock market prices include prices for the common stock of Schuler Residential, Inc. through April 3, 2001, at which time Schuler completed the combination of the operations of Schuler Residential with those of Western Pacific.

		D.R. Horton common stock			Schuler Class A Common Stock

	Quarter Ended	High	Low	Dividends	High	Low	Dividends

1998	September 30	$20.61	$12.60	$0.0225	$ 9.25	$ 6.25	—
	December 31	19.01	8.78	0.0225	8.00	5.88	—
1999	March 31	19.01	12.24	0.0300	9.00	5.88	—
	June 30	16.53	12.71	0.0300	8.88	5.75	—
	September 30	14.51	10.02	0.0300	8.00	6.00	—
	December 31	12.86	8.26	0.0300	7.75	6.00	—
2000	March 31	11.62	8.99	0.0400	6.81	5.25	—
	June 30	12.09	10.07	0.0400	6.69	5.56	—
	September 30	17.36	11.36	0.0400	12.00	5.94	—
	December 31	23.42	13.74	0.0400	11.50	7.75	—
2001	March 31	24.32	17.90	0.0500	15.25	8.06	—
	June 30	25.99	19.25	0.0500	18.70	10.87	—
	September 30	30.00	17.50	0.0500	17.10	10.06	—
	October 1, 2001 Through December 26, 2001	33.50	19.87	0.0500	20.56	10.82	—

      On October 22, 2001, the last trading day prior to public announcement of the merger, the closing price of D.R. Horton common stock reported on the New York Stock Exchange composite tape was $21.10 per share, and the last sale price of Schuler Class A common stock reported on the Nasdaq National Market Quotation System was $12.00 per share.

      On December 26, 2001, the closing price of D.R. Horton common stock reported on the New York Stock Exchange composite tape was $33.21 per share, and the last sale price of Schuler Class A common stock reported on the Nasdaq National Market Quotation System was $20.40 per share.

RISK FACTORS

      Schuler and D.R. Horton stockholders should consider the following risk factors, together with the other information included and incorporated by reference in this Joint Proxy Statement/ Prospectus, in deciding whether to vote to approve the merger.

Risk Factors Relating to the Merger

Changes in the market value of D.R. Horton common stock could reduce the value received for Schuler common stock.

      Approximately three-quarters, in the aggregate, of what Schuler stockholders will receive in the merger will be D.R. Horton common stock, depending on the average closing price of D.R. Horton common stock used to calculate the merger consideration. Accordingly, the value of the merger consideration will fluctuate with the market price of D.R. Horton common stock. In addition, the actual closing price of D.R. Horton’s common stock on the date of the merger may be less than the 15 day average closing price used to calculate the common stock portion of the merger consideration, thereby decreasing the value that Schuler stockholders receive. Further, regardless of what the price of D.R. Horton common stock may be at the time of the merger, the price of D.R. Horton common stock could fall after the merger, particularly if a substantial number of Schuler stockholders decide to sell their D.R. Horton common stock shortly after the merger.

A Schuler stockholder who elects to receive all cash or all D.R. Horton common stock may not receive the full amount he or she elects to receive.

      Although Schuler stockholders will have the right to elect to receive merger consideration consisting of all D.R. Horton common stock or all cash, if they elect all stock or all cash, they may instead receive a prorated combination of D.R. Horton common stock and cash, because the aggregate amount of D.R. Horton common stock and cash that Schuler stockholders can receive in the merger will be fixed. Consequently, for excess cash to be available to pay Schuler stockholders who elect all cash, some of the other Schuler stockholders must elect to receive all stock. In addition, to the extent some Schuler stockholders elect to receive all stock, thus making excess cash available, that cash is subject to reduction if there are dissenting stockholders. For Schuler stockholders that have elected to receive all stock, excess shares of D.R. Horton common stock will only be available to the extent that other Schuler stockholders have elected to receive all cash. Finally, to retain reorganization treatment of the merger for federal tax purposes, the merger agreement provides that, if more than 50% of the total value of the merger consideration would be cash, the cash portion of the merger consideration would be decreased so that at least 50% of the total value of the merger consideration would be in stock. D.R. Horton and Schuler cannot offer any assurance as to how much excess cash or excess shares of D.R. Horton common stock will be available to satisfy fully any all cash or all stock elections. See “The Merger Agreement — Merger Consideration” for more information.

If D.R. Horton does not successfully integrate the Schuler operations after the merger, D.R. Horton may not realize the benefits it expects from the merger.

      If D.R. Horton is not able to effectively integrate the operations and personnel of D.R. Horton and Schuler in a timely and efficient manner, it may not realize the benefits it expects from the merger. In particular, if the integration is not successful:

•	D.R. Horton’s costs may be higher relative to its revenues than they were before the merger;

•	the combined company may lose key personnel;

•	D.R. Horton may not be able to retain or expand Schuler’s market position; or

•	the market price of D.R. Horton common stock may decline as a result of the merger.

Some of Schuler’s directors have other interests that could have influenced their decision to recommend the merger to Schuler stockholders, which could reduce the value to Schuler stockholders.

      Some directors of Schuler who voted on the merger could have been more likely to vote to approve the merger agreement as a result of their personal interests in the merger. On the record date, directors of Schuler and their affiliates beneficially owned approximately 47.3% of the voting power of outstanding Schuler Class A common stock and 100% of the voting power of outstanding Schuler Class B common stock. In considering the recommendation of the Schuler board of directors to approve the merger, Schuler stockholders should recognize that some of Schuler’s directors participate in arrangements and all have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, the interests of Schuler stockholders. For example, James K. Schuler, Co-chairman, President and Chief Executive Officer of Schuler, has entered into an employment agreement with D.R. Horton providing that Mr. Schuler will become a senior vice president of D.R. Horton and president of the Schuler Homes region of D.R. Horton following the merger, although his employment agreement with D.R. Horton does contain less favorable bonus and severance provisions than his current agreement with Schuler. In addition, Eugene Rosenfeld, a director of Schuler, is a limited partner of Highridge Pacific Housing Investors, LP, and Ricardo Koenigsberger and Lee Neibart, directors of Schuler, are each limited partners of Apollo Real Estate Advisors, L.P. Highridge Pacific Housing Investors, Apollo Real Estate Advisors and other entities affiliated with Apollo have direct and indirect beneficial ownership interests in the Western Pacific parties to the agreement by which Schuler acquired the business of Western Pacific Housing in April 2001. The indemnification obligations of the parties to the Western Pacific agreement will be terminated upon consummation of the merger as contemplated by the merger agreement. Also, stock options to purchase approximately 42,000 shares of Schuler’s Class A common stock held by Schuler’s non-employee directors will become fully vested and exercisable immediately prior to the effective time of the merger.

Risk Factors Relating to D.R. Horton

      The following risk factors will apply to D.R. Horton and to the combined operations of D.R. Horton and Schuler after the merger.

Because of the cyclical nature of D.R. Horton’s industry, future changes in general economic, real estate construction or other business conditions could adversely affect the business of the combined companies.

      Cyclical Industry. The homebuilding industry is cyclical and is significantly affected by changes in general and local economic conditions, such as:

•	employment levels;

•	availability of financing for home buyers;

•	interest rates;

•	consumer confidence; and

•	housing demand.

      An oversupply of alternatives to new homes, such as rental properties and used homes, could depress new home prices and reduce the margins on the sale of new homes.

      The terrorist attacks at the World Trade Center and the Pentagon or similar acts of violence in the future, and any corresponding responses by the United States, may adversely affect general economic conditions or worsen the current slowdown of the national economy.

      Inventory Risks. Inventory risk can be substantial for homebuilders. D.R. Horton must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within its current markets. The risks inherent in purchasing and developing land increase as consumer demand for housing decreases. Thus, D.R. Horton may have bought and developed land on which it cannot build and sell homes. As a result of its growth and acquisitions, D.R. Horton is developing more land than it has in recent years. The market value of undeveloped land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. D.R. Horton cannot assure you that the measures employed to manage inventory risks will be successful.

      In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, D.R. Horton may have to sell homes at a loss.

      Supply Risks. The homebuilding industry has from time to time experienced significant difficulties, including:

•	shortages of qualified trades people;

•	reliance on local subcontractors, who may be inadequately capitalized;

•	shortages of materials; and

•	volatile increases in the cost of materials, particularly increases in the price of lumber, framing and cement, which are significant components of home construction costs.

      Risks from Nature. Weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, floods and fires, can harm the homebuilding business. The climates and geology of many of the states in which D.R. Horton will operate after the merger, including California, Florida, Georgia, Hawaii, North Carolina, Oregon, South Carolina, Texas and Washington, present increased risks of natural disaster.

      As a result of all of the foregoing, in the future, potential customers may be less willing or able to buy homes from D.R. Horton, or D.R. Horton may take longer or incur more costs to build them. D.R. Horton may not be able to recapture increased costs by raising prices in many cases because it fixed its prices up to six months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

Future increases in interest rates or reductions in mortgage availability could prevent potential customers from buying homes and adversely affect the business of D.R. Horton.

      Virtually all customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could depress the market for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their homes to potential buyers who need financing. This could adversely affect the results of operations of D.R. Horton.

      In addition, D.R. Horton believes that the availability of FHA and VA mortgage financing is an important factor in marketing many of its homes. Any limitations or restrictions on the availability of such financing could adversely affect its sales.

Governmental regulations could increase the cost and limit the availability of the combined companies’ development and homebuilding projects and adversely affect their business.

      D.R. Horton is subject to extensive and complex regulations that affect the development and homebuilding process, including zoning, density and building standards. These regulations often provide broad discretion to the governmental authorities administering the standards. This can delay or increase the costs of development or homebuilding.

      D.R. Horton also is subject to a variety of local, state and federal laws and regulations concerning protection of the environment. These environmental laws may result in delays, may cause D.R. Horton to incur substantial compliance and other costs, and can prohibit or severely restrict development and homebuilding activity in environmentally sensitive regions or areas.

The substantial debt of D.R. Horton may adversely affect its financial health and prevent it from fulfilling its obligations under its debt arrangements.

      D.R. Horton and Schuler have a significant amount of debt. As of September 30, 2001, the pro forma consolidated debt of the two companies would have been $2.5 billion.

      Possible Consequences. The amount of D.R. Horton’s debt after the merger could have important consequences to you. For example, it could:

•	limit D.R. Horton’s ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements;

•	require it to dedicate a substantial portion of its cash flow from operations to the payment on its debt and reduce its ability to use cash flow for other purposes;

•	limit its flexibility in planning for, or reacting to, the changes in its business;

•	place it at a competitive disadvantage because it has more debt than some of its competitors; and

•	make it more vulnerable in the event of a downturn in its business or in general economic conditions.

      Dependence on Future Performance. The ability of D.R. Horton after the merger to meet its debt service and other obligations will depend upon its future performance. D.R. Horton is engaged in a business that is substantially affected by changes in economic cycles. Revenues and earnings vary with the level of general economic activity in the markets they serve. Its business is also affected by financial, political, business and other factors, many of which are beyond its control. The factors that affect its ability to generate cash can also affect its ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect its ability to meet its debt service obligations after the merger, because borrowings under the D.R. Horton revolving credit facility bear interest at floating rates. D.R. Horton has entered into “interest rate swap” agreements for only a portion of its outstanding borrowings.

      Required Refinancings. In connection with the merger, D.R. Horton will be required to refinance the indebtedness under Schuler’s revolving credit facility, under which $47.1 million principal amount was outstanding as of September 30, 2001. In addition, the holders of $500 million principal amount of Schuler’s outstanding senior and senior subordinated notes will have the right to cause D.R. Horton to repurchase their notes at 101% of the principal amount thereof. D.R. Horton believes that its existing cash and the availability under its current revolving credit facility will be sufficient to refinance the indebtedness it may be required to refinance or repurchase as a result of the merger.

      The D.R. Horton revolving credit facility matures in April 2002, and D.R. Horton has begun discussions with its banks concerning a new facility. Based on these discussions, D.R. Horton believes that a new facility will likely be greater in cost than its current facility. D.R. Horton believes that, if the new facility is smaller than the current facility, or senior subordinated notes are refinanced, D.R. Horton can obtain access to bridge or other financing to finance any additional amounts it may require to repurchase outstanding Schuler debt.

      D.R. Horton’s debt payment obligations for fiscal 2002 total $234.6 million. Had the merger taken place on September 30, 2001, D.R. Horton’s pro forma combined debt payment obligations for fiscal 2002 would have totaled $309.9 million, exclusive of any required repurchase of the outstanding Schuler senior and senior subordinated notes, of which $500 million is outstanding as of September 30, 2001. Based on the current level of operations of D.R. Horton and Schuler, D.R. Horton believes its cash flow from operations, available cash and existing borrowing capacity, including borrowings under its revolving credit facility, will be adequate to meet its future liquidity needs after the merger. D.R. Horton cannot assure you, however, that in the future its business will generate sufficient cash flow from operations or that borrowings will be available to it in an amount sufficient to enable it to pay its indebtedness or to fund other liquidity needs.

      Indenture and Credit Facility Restrictions. The indentures governing the outstanding public debt of D.R. Horton and Schuler and the D.R. Horton revolving credit facility impose restrictions on operations and activities. The most significant restrictions relate to debt incurrence, lien incurrence, sales of assets and cash distributions by D.R. Horton, and require it to comply with certain financial covenants. If D.R. Horton fails to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause its debt to become due and payable prior to maturity. D.R. Horton anticipates that it will remain in compliance with the terms of its outstanding debt after the merger.

Homebuilding is very competitive, and competitive conditions could adversely affect the business of D.R. Horton.

      The homebuilding industry is highly competitive. Homebuilders compete not only for home buyers, but also for desirable properties, financing, raw materials and skilled labor. D.R. Horton competes with other local, regional and national homebuilders, including those with a sales presence on the Internet, often within larger subdivisions designed, planned and developed by such homebuilders. The competitive conditions in the homebuilding industry could result in:

•	difficulty in acquiring suitable land at acceptable prices;

•	increased selling incentives;

•	lower sales or profit margins; or

•	delays in construction of homes.

Future growth requires additional capital, which may not be available.

      The operations of D.R. Horton require significant amounts of cash. D.R. Horton will be required to seek additional capital, whether from sales of equity or debt or additional bank borrowings, for the future growth and development of its business. D.R. Horton can give no assurance as to the terms or availability of such additional capital. Moreover, the indentures for the outstanding debt of D.R. Horton and Schuler contain provisions that may restrict the debt the combined companies may incur in the future. If D.R. Horton is not successful in obtaining sufficient capital, it could reduce sales and may adversely affect D.R. Horton’s future growth and results of operations.

D.R. Horton cannot assure you that its growth strategies will be successful.

      Since 1993, D.R. Horton has acquired many homebuilding companies. In addition to its internal growth, D.R. Horton is currently focusing on strategic acquisitions of homebuilding companies. Successful strategic acquisitions require the integration of operations and management and other efforts to realize the benefits that may be available. Although D.R. Horton believes that it has been successful in doing so in the past, it can give no assurance that it will continue to be able to identify and integrate future successful strategic acquisitions in the future. Moreover, D.R. Horton may not be able to implement successfully its operating and growth strategies within its existing markets.

Anti-takeover defenses in D.R. Horton’s charter or bylaws could prevent an acquisition of D.R. Horton or limit the price that investors might be willing to pay for shares of D.R. Horton common stock.

      D.R. Horton currently has the following provisions in its charter or bylaws which could be considered to be “anti-takeover” provisions:

•	an article in its charter prohibiting stockholder action by written consent;

•	an article in its charter requiring the affirmative vote of the holders of two-thirds of the outstanding shares of D.R. Horton common stock to remove a director;

•	a bylaw limiting the persons who may call special meetings of stockholders to the board of directors or a committee thereof so empowered by the D.R. Horton board, the D.R. Horton bylaws or by law; and

•	a bylaw providing time limitations for nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders’ meetings.

      These provisions may have the effect of delaying stockholder actions with respect to certain business combinations and the election of new members to the board of directors. As such, the provisions could have the effect of discouraging open market purchases of D.R. Horton common stock because they may be considered disadvantageous by a stockholder who desires to participate in a business combination or elect a new director. Additionally, the issuance of D.R. Horton preferred stock under certain circumstances could have the effect of delaying or preventing a change of control or other corporate action.

      D.R. Horton is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of D.R. Horton’s outstanding voting stock) from engaging in a “business combination” with D.R. Horton for three years following the date that person became an interested stockholder unless:

•	before that person became an interested stockholder, D.R. Horton’s board approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of D.R. Horton outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of D.R. Horton or by certain employee stock plans; or

•	on or following the date on which that person became an interested stockholder, the business combination is approved by D.R. Horton’s board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of D.R. Horton, excluding shares held by the interested stockholder.

      A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

THE STOCKHOLDER MEETINGS

      We are sending you this Joint Proxy Statement/ Prospectus in order to provide you with important information regarding the merger of Schuler into D.R. Horton, and in connection with the solicitation of proxies by the respective boards of directors of Schuler and D.R. Horton for use at the meetings of stockholders described below. This Joint Proxy Statement/ Prospectus also constitutes the prospectus of D.R. Horton with respect to the shares of D.R. Horton common stock to be issued to the stockholders of Schuler in connection with the merger. It also constitutes the proxy statement for D.R. Horton’s 2002 annual meeting.

The Schuler Special Meeting

      Time, Place and Purpose of the Meeting. The Schuler special meeting of stockholders is scheduled to be held on Thursday, February 21, 2002, at 9 a.m. local time, at 400 Continental Boulevard, Suite 100, El Segundo, California 90245. The only matter scheduled to come before the meeting is the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

      Schuler knows of no other matter to be brought before the Schuler special meeting. If any other business should properly come before the Schuler special meeting, the persons named in the proxy card will vote in their discretion on such matter.

      Board of Directors Recommendation. The board of directors of Schuler has unanimously determined that the merger is advisable, fair to and in the best interests of Schuler and its stockholders and recommends that Schuler stockholders vote FOR approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

      Record Date. The Schuler board of directors has fixed the close of business on January 14, 2002, as the record date for determining the stockholders entitled to vote at the Schuler special meeting. Only holders of record of shares of Schuler Class A common stock and Class B common stock on the record date are entitled to notice of and to vote at the special meeting. On the record date,                 shares of Schuler Class A common stock and                 shares of Schuler Class B common stock were outstanding and entitled to vote at the Schuler special meeting.

      Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Schuler common stock entitled to vote is required to constitute a quorum at the Schuler special meeting. Shares represented by proxies which indicate the stockholders want to abstain will be treated as being present for the purpose of determining the presence of a quorum, but will not be voted at the stockholder meeting. If a broker indicates on a proxy that it does not have authority to vote certain shares, those shares will not be considered as present. To the extent a proxy does not indicate that a broker does not have authority to vote the shares to which the proxy relates, those shares will be considered present even if the broker states they are not to be voted with regard to the merger.

      If a quorum is not present, the stockholders of record, present in person or by proxy, may adjourn the meeting without notice other than announcement made at the meeting. Any business may be transacted at an adjourned meeting which might have been transacted at the Schuler special meeting as originally called. Proxies to be voted against a specific proposal may not be used to vote for an adjournment of the special meeting for the purpose of soliciting additional votes in favor of that proposal.

      Vote Required at the Schuler Special Meeting. The affirmative vote, in person or by proxy, of the holders as of the record date of a majority of the voting power of the outstanding shares of Schuler common stock, and the affirmative votes, in person or by proxy, of the holders as of the record date of a majority of the outstanding shares of Schuler Class A common stock and Class B common stock, each voting as a separate class, is required for the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. Abstentions and broker non-votes will have the same effect as votes against the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. For the vote of the holders of the Class A common stock and Class B common stock as a class, the holders of Schuler Class A common stock will be entitled to one vote for each share they hold, and the holders of Schuler Class B common stock will be entitled to one-half vote for each share they hold. For the separate class votes of Class A common stock and the Class B common stock, stockholders will be entitled to one vote for each share they hold.

      The James and Patricia Schuler Foundation, James K. Schuler as trustee for two family trusts, and WPH-Schuler LLC have entered into a voting agreement with D.R. Horton, pursuant to which they have agreed to vote approximately 46.1% of the voting power of the outstanding shares of Schuler common stock, representing 23.4% of the Class A common stock and 100% of the Class B common stock, in favor of the approval and adoption of the merger agreement. The James and Patricia Schuler Foundation and the two family trusts also own approximately 5,216,914 shares of Schuler Class A common stock that are not subject to the voting agreement. These shares represent approximately 16.5% of the voting power of the outstanding shares of Schuler common stock representing 23.4% of the Class A common stock. Mr. Schuler has orally informed Schuler and D.R. Horton that the foundation and the two family trusts currently intend to vote the shares not subject to the voting agreement in favor of the approval and adoption of the merger agreement.

      Stockholdings. On the record date, Schuler’s directors, executive officers and their affiliates beneficially owned approximately 10.7 million shares of Schuler Class A common stock. Of those shares, Schuler ’s directors, executive officers and their affiliates were entitled to vote approximately 10.5 million shares of Schuler Class A common stock, representing approximately 33.3% of the voting power of Schuler common stock and 47.3% of the Class A common stock, outstanding and entitled to vote on that date. There is no agreement or arrangement regarding voting by Schuler’s directors or executive officers other than as described with respect to the voting agreement. Schuler’s directors, executive officers and their affiliates have orally informed Schuler and D.R. Horton that they intend to vote in favor of the merger.

The D.R. Horton Annual Meeting

      Time, Place and Purpose of the Meeting. The D.R. Horton 2002 annual meeting is scheduled to be held on Thursday, February 21, 2002, at 11:00 a.m. local time, at 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006. The only matters scheduled to come before the meeting are:

•	the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement including the issuance of D.R. Horton common stock in connection with the merger;

•	the proposal to elect ten directors; and

•	the proposal to amend the D.R. Horton 1991 Stock Incentive Plan to increase the total number of shares authorized by 1,600,000 shares, with such amendment to become effective upon effectiveness of the merger.

      D.R. Horton knows of no other matter to be brought before the D.R. Horton 2002 annual meeting. If any other business should properly come before the annual meeting, the persons named in the proxy card will vote in their discretion on such matter.

      Board of Directors Recommendations. The D.R. Horton board of directors has approved the merger and the issuance of D.R. Horton common stock in connection with the merger, has determined that the merger is advisable and is in the best interests of D.R. Horton and its stockholders, and recommends that the holders of D.R. Horton common stock vote FOR the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement and the share issuance.

      The D.R. Horton board of directors recommends that the holders of the D.R. Horton common stock vote FOR the election of the ten directors.

      The D.R. Horton board of directors recommends that the holders of the D.R. Horton common stock vote FOR the amendment to the D.R. Horton 1991 Stock Incentive Plan to increase the number of shares authorized by 1,600,000 shares.

      Record Date. The board of directors of D.R. Horton has fixed the close of business on January 14, 2002, as the record date for the determination of stockholders entitled to vote at the annual meeting or any adjournments or postponements of the annual meeting. Only holders of record of D.R. Horton common stock on the record date are entitled to notice of and to vote at the annual meeting. On the record date,                 shares of D.R. Horton common stock were outstanding and entitled to vote at the annual meeting.

      Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of D.R. Horton common stock is required to constitute a quorum at the meeting. Shares represented by proxies which indicate the stockholders want to abstain on particular proposals will be treated as being present for the purpose of determining the presence of a quorum, but will not be voted with regard to those proposals at the annual meeting. If a broker indicates on a proxy that it does not have authority to vote certain shares, those shares will not be considered as present. To the extent a proxy does not indicate that a broker does not have authority to vote the shares to which the proxy relates, those shares will be considered present even if the broker states they are not to be voted with respect to a specific proposal.

      If a quorum is not present, the stockholders present, by vote of a majority of the votes cast by stockholders who are present, in person or by proxy, may adjourn the meeting, and any business which might have been transacted at the annual meeting as originally called may be transacted at the adjourned meeting. Proxies to be voted against a specific proposal may not be used to vote for an adjournment of the annual meeting for the purpose of soliciting additional votes in favor of that proposal.

      Vote Required at the D.R. Horton 2002 Annual Meeting. The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of D.R. Horton common stock is required for approval and adoption of the merger agreement and the transactions contemplated by the merger agreement and the issuance of D.R. Horton common stock in connection with the merger. The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of D.R. Horton common stock present at the meeting is required for approval of the amendment of the D.R. Horton 1991 Stock Incentive Plan. The nominees for directors receiving a plurality of the votes cast will be elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified. If any nominee is unable to serve, the proxies will be voted by the proxy holders in their discretion for another person. The board of directors has no reason to believe that any nominee named will not be able to serve as a director for his or her prescribed term.

      The holders of D.R. Horton common stock will be entitled to one vote for each share they hold.

      Donald R. Horton and Terrill J. Horton, as trustee for four trusts for the benefit of family members of Donald R. Horton, who are collectively the beneficial owners as of the record date of approximately 17% of the outstanding shares of D.R. Horton common stock, have entered into a voting agreement with Schuler, agreeing, among other things, to vote their shares in favor of the approval and adoption of the merger agreement and the issuance of D.R. Horton common stock in connection with the merger.

      Stockholdings. On the record date, D.R. Horton’s directors, executive officers and their affiliates beneficially owned approximately 14.0 million shares of D.R. Horton common stock. Of those shares, D.R. Horton’s directors, executive officers and their affiliates were entitled to vote approximately 13.6 million shares of D.R. Horton common stock, which represented approximately 17.6% of the total amount of D.R. Horton common stock outstanding and entitled to vote on that date. There is no agreement or arrangement regarding voting by D.R. Horton’s directors or executive officers other than as described in this paragraph. D.R. Horton’s directors, executive officers and their affiliates have informed orally D.R. Horton and Schuler that they intend to vote their shares of D.R. Horton common stock in favor of the merger and the issuance of D.R. Horton common stock in connection with the merger.

PROXIES

Proxy Cards

      The Schuler and D.R. Horton boards of directors are soliciting proxies by which holders of Schuler common stock and D.R. Horton common stock can vote on the proposals regarding the merger and the merger agreement and, in the case of D.R. Horton, its annual meeting proposals. The shares that a properly completed proxy card represents will be voted in accordance with the instructions on the proxy card. If a Schuler or D.R. Horton stockholder does not return a signed proxy card, that stockholder’s shares will not be voted, and that will have the same effect as a vote against approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. Schuler stockholders do not have to make an election with respect to the merger consideration before they return their proxy card.

      You are urged to mark the box on the proxy card to indicate how your shares are to be voted.

      If a Schuler stockholder returns a signed proxy card, but does not indicate how the shares are to be voted, the shares represented by the proxy card will be voted for approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

      If a D.R. Horton stockholder returns a signed proxy card, but does not indicate how the shares are to be voted, the shares represented by the proxy card will be voted for:

•	approval and adoption of the merger agreement and the transactions contemplated by the merger agreement and the approval of the issuance of D.R. Horton common stock in connection with the merger;

•	election of ten directors; and

•	amendment of the 1991 D.R. Horton Stock Incentive Plan.

      The proxy card also authorizes the persons named on the proxy card to vote in their discretion with regard to any other matter that is properly presented for action at the applicable stockholder meeting. Either company may seek to adjourn its meeting should it determine that it should do so to solicit additional votes in favor of the merger. However, neither company will use any proxies that vote against the merger to vote for such an adjournment.

Solicitation of Proxies

      Directors, officers and employees of Schuler and D.R. Horton may solicit proxies from their respective stockholders personally or by letter, telephone or facsimile transmission. Each company will bear the expenses of any solicitation on its behalf. Directors, officers and other employees of Schuler and D.R. Horton will not be specifically compensated for soliciting proxies. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to the beneficial owners of Schuler common stock and D.R. Horton common stock owned of record by those organizations. Schuler and D.R. Horton will pay the reasonable expenses of forwarding such materials.

How to Revoke Your Proxy

      You can revoke your proxy at any time before your proxy is voted at the applicable stockholder meeting. You can do that by:

•	attending the applicable stockholder meeting and voting in person;

•	completing, signing and mailing in a new proxy card (in time so that the new proxy card is received before the applicable stockholder meeting); or

•	sending a written notice to the Corporate Secretary of Schuler or the Corporate Counsel of D.R. Horton, as appropriate, stating that you are revoking your proxy (in time so that the notice is received prior to the applicable stockholder meeting).

THE MERGER

Background to the Merger

      In March, April and May 1999, Donald R. Horton, Chairman of the Board of D.R. Horton, and Richard Beckwitt, a director and then President of D.R. Horton, discussed with James K. Schuler, Chairman of the Board, President and Chief Executive Officer of Schuler Homes, the feasibility and possible terms of a business combination between D.R. Horton and Schuler Homes. At the time Schuler Homes had not combined with Western Pacific Housing. In such connection, Schuler Homes and D.R. Horton executed a confidentiality and standstill agreement, and D.R. Horton conducted preliminary diligence. The parties terminated discussions in May 1999 due to several factors, including then current effects of the restrictive covenants in the Schuler senior notes, Hawaiian real estate market conditions, and changes in the capital markets for homebuilding stocks.

      In June 1999, Mr. Beckwitt met with Eugene S. Rosenfeld, Chief Executive Officer of Western Pacific Housing, and Craig Manchester, President of Western Pacific Housing, in California to explore the potential acquisition by D.R. Horton of Western Pacific Housing. The parties discussed the potential benefits of combining the two companies. After several conversations, D.R. Horton and Western Pacific Housing decided not to pursue a combination at that time.

      In April 2001, the operations of Schuler Homes and Western Pacific Housing were combined. At such time Mr. Schuler became Co-Chairman, President and Chief Executive Officer of Schuler, Mr. Rosenfeld became Co-Chairman and Mr. Manchester became Executive Vice President and Chief Operating Officer. During the months immediately following, the boards of directors and managements of Schuler Homes and Western Pacific Housing focused primarily on integrating the two companies, and there were no discussions of further business combinations.

      During a May 2001 homebuilding industry conference in California, representatives of several companies, including Mr. Beckwitt, approached Mr. Schuler inquiring about whether the newly-combined company would be interested in initiating discussions about further merger arrangements. Mr. Schuler responded to all such inquiries that his efforts would be focused on integration of the operations of Western Pacific Housing, rather than on further combinations.

      In August 2001, representatives of Banc of America Securities met with Messrs. Horton and Beckwitt in Arlington, Texas to discuss various strategic acquisition opportunities. Messrs. Horton and Beckwitt reviewed their previous discussions with Schuler Homes and determined that Schuler continued to be a leading candidate for a strategic business combination. They discussed the feasibility of such a transaction with Banc of America Securities.

      On August 15, 2001, Mr. Beckwitt telephoned Mr. Schuler to reaffirm D.R. Horton’s interest in pursuing a business combination with Schuler, and Mr. Schuler agreed to a meeting on August 20, 2001.

      At the regularly scheduled annual organizational board of directors meeting following the Schuler annual meeting of stockholders on August 16, 2001, Messrs. Schuler and Rosenfeld informed the Schuler board that three large publicly-held homebuilders, including D.R. Horton, had expressed an interest in a business combination with Schuler through direct conversation with Messrs. Schuler and Rosenfeld and/or through conversations with representatives of UBS Warburg. The Schuler board authorized Messrs. Schuler and Rosenfeld to further explore these expressions of interest so long as the price being offered provided a substantial premium to Schuler’s then-current stock price. Schuler engaged UBS Warburg to act as financial advisor to Schuler to analyze its business and strategic alternatives.

      Beginning on August 17, 2001, UBS Warburg, in consultation with Messrs. Schuler and Rosenfeld, held a series of preliminary discussions with each of these potential strategic partners. Craig A. Manchester, Executive Vice President of Schuler Homes, participated in meetings with one of the potential strategic partners. Each of these companies was advised that the Schuler board was seeking non-binding indications of interest by a deadline of August 24, 2001. This deadline was later extended to August 28, 2001.

      On August 20, 2001, Messrs. Horton, Beckwitt, Schuler and Rosenfeld met in Seattle. They discussed the operating results of D.R. Horton and Schuler and the potential benefits that could be realized by combining the two companies. Messrs. Schuler and Rosenfeld stated that the Schuler board would not consider any transaction that did not provide stockholders with a significant premium to Schuler’s market price. Messrs. Horton and Beckwitt stated that D.R. Horton was interested in a transaction with a significant stock component. Messrs. Schuler and Rosenfeld suggested that any proposal should include a mechanism to protect the Schuler stockholders for movements in D.R. Horton’s stock price. During the meeting, the participants also discussed possible board representation and employment and management issues. Mr. Schuler advised that Schuler was speaking with other potentially interested parties and that the Schuler board would like to receive a written non-binding indication of interest from D.R. Horton by August 24, 2001. D.R. Horton did not make a proposal for a combination at the meeting.

      On August 21, 2001, D.R. Horton entered into a confidentiality and standstill agreement with Schuler, in which the parties agreed to keep confidential any information exchanged by them. The companies began exchanging financial and operational information. Between August 22 and August 24, 2001, Messrs. Horton, Beckwitt, Donald J. Tomnitz, Vice Chairman, President and Chief Executive Officer of D.R. Horton, and others at D.R. Horton worked to review potential deal structures, valuations, and the strategic benefits of the combination. They were assisted by representatives of Banc of America Securities. During this period, Messrs. Schuler and Rosenfeld, representatives of UBS Warburg and Mr. Beckwitt discussed various matters, including structure and diligence matters, that could affect the indication of interest being prepared by D.R. Horton.

      On August 24, 2001, D.R. Horton submitted to UBS Warburg a non-binding indication of interest to acquire Schuler in a merger transaction in which Schuler stockholders would receive a combination of cash and Horton common stock valued at between $18.04 and $19.95 per share through a collar mechanism based on the average sales price of D.R. Horton common stock. The proposal included a cash component of $7.50 per share and an exchange ratio that, at its midpoint, was .479 shares of D.R. Horton common stock for each outstanding Schuler share. As of August 24, 2001, the proposal reflected a valuation of $19.19 per share, representing a 36% premium over the then last sales price of the Schuler Class A common stock. The indication of interest provided for a seat on the D.R. Horton board for Mr. Schuler. It also provided for a break-up fee and agreements from Schuler’s principal stockholders to vote in favor of the merger. On that day, Mr. Beckwitt also reviewed the proposal with Mr. Schuler and representatives of UBS Warburg in separate conversations.

      On August 25, 2001, Mr. Schuler and Mr. Beckwitt spoke by telephone concerning D.R. Horton’s indication of interest. Mr. Schuler advised that Schuler and its financial advisors would have comments on it. Mr. Schuler informed Mr. Beckwitt that Schuler intended to hold a board meeting by August 28, 2001 to review the expected indications of interest.

      On August 27, 2001, Mr. Beckwitt spoke by telephone with representatives of UBS Warburg to clarify the terms of the D.R. Horton indication of interest. The participants discussed the pricing collar for the stock portion of the proposed merger consideration, the treatment of outstanding options, the proposed break-up fee and the proposed voting agreements. The UBS Warburg representatives sought assurances of D.R. Horton’s ability to finance the transaction, a break-up fee from D.R. Horton and increased board representation. The UBS Warburg representatives advised that Schuler was waiting for additional proposals and requested more time to receive and consider them. Later that day Messrs. Horton and Beckwitt discussed the UBS Warburg conversation with representatives of Banc of America Securities. Mr. Beckwitt then had separate telephone conversations with Mr. Schuler and representatives of UBS Warburg to inform them that D.R. Horton was prepared to pursue other opportunities and would withdraw its proposal if D.R. Horton did not have a response to its indication of interest by the extended deadline of August 28, 2001.

      On August 27, 2001, the board of directors of Schuler met to review the status of discussions about a potential business combination with Schuler legal and financial advisors and to address other unrelated business. Prior to the meeting, UBS Warburg distributed materials to the board of directors regarding current valuations of homebuilding companies and premium values paid in acquisition situations. Representatives of UBS Warburg informed the board of directors that one potential suitor had withdrawn from further discussions, that D.R. Horton had submitted a written indication of interest and that discussions were still proceeding with another potentially interested party. The UBS Warburg representatives then reviewed for the board the basic terms of the D.R. Horton proposal, and the Schuler board authorized UBS Warburg to proceed with negotiating several aspects of the D.R. Horton proposal.

      On August 28, 2001, representatives of UBS Warburg had a telephone conversation with Mr. Beckwitt. During the conversation, the UBS Warburg representatives advised that Schuler would be interested in moving forward with a combination if the price were increased and other adjustments made to the D.R. Horton proposal. They asked that the stock component of the merger consideration be increased. They requested an increase to .485 shares from .479 shares at the midpoint of the exchange ratio collar, for D.R. Horton stock prices of between $22 and $26 per share. They also requested a reduced break-up fee, voting agreements from the D.R. Horton insiders and a break-up fee from D.R. Horton.

      Also on August 28, 2001, after reviewing the UBS Warburg requests with Mr. Horton, Mr. Beckwitt telephoned the UBS Warburg representatives. In response to the Schuler proposal, Mr. Beckwitt proposed an increase in the midpoint for the exchange ratio to .481 shares of D.R. Horton common stock. He requested, however, a 30-day exclusivity period and related break-up fee to allow D.R. Horton to complete its diligence of Schuler, to permit the negotiation of a definitive merger agreement and to obtain the required board approvals. D.R. Horton’s revised proposal provided for merger consideration in the range of $18.08 and $20.01 per share, payable in cash and shares of D.R. Horton common stock depending upon the average closing price of D.R. Horton’s common stock. The proposed merger consideration consisted of approximately 60% stock and 40% cash. If the requisite average stock price had been the closing price of D.R. Horton’s common stock on August 28, 2001, the merger consideration would have reflected a valuation of $19.01 for each share, representing a 38% premium over the last sales price of Schuler Class A common stock. Inasmuch as the final potential bidder had not submitted a written proposal by the extended August 28, 2001 deadline, the UBS Warburg representatives were authorized to advise D.R. Horton that the proposed increase and an exclusivity period were acceptable. On August 29, 2001, with many of the key terms of the D.R. Horton proposal having been negotiated to the satisfaction of Messrs. Schuler and Rosenfeld, Schuler executed an agreement to negotiate exclusively with D.R. Horton through September 24, 2001.

      On August 31, 2001, a meeting of the board of directors of D.R. Horton was held. At the meeting, Messrs. Horton and Beckwitt reviewed the proposed Schuler transaction with the board. Mr. Beckwitt also reviewed the then current state of diligence regarding the Schuler operations and financial condition. It was the consensus of the board that diligence and discussion of the terms of the transaction should continue. D.R. Horton counsel subsequently prepared and sent to Schuler, its bankers and its counsel an initial draft of the merger agreement.

      On September 4, 2001, Messrs. Beckwitt, Schuler and Rosenfeld, together with representatives of Banc of America Securities and UBS Warburg and counsel for D.R. Horton and Schuler, met in Los Angeles to discuss the initial draft of the merger agreement and other terms of D.R. Horton’s proposal. The Schuler representatives asked that D.R. Horton consider adding a cash election feature as part of the merger consideration. The participants discussed Schuler’s right to terminate in the event of a significant decline in D.R. Horton’s stock price, other Schuler termination rights, the treatment of outstanding stock options, break-up fees, the proposed lock-up periods for insiders, the proposed voting agreements and a request for the termination of indemnification obligations under the Schuler/ Western Pacific Housing reorganization agreement. The participants agreed that Schuler should have a termination right if the D.R. Horton average stock price used to calculate the stock portion of the merger consideration declined to $17.25 per share. The participants also discussed treatment of Schuler employees in the transaction.

      During the remainder of the week of September 3, 2001, the parties conducted financial, operational and legal due diligence. On September 7 and 8, 2001, Messrs. Horton, Tomnitz and Beckwitt met in Arlington, Texas with Messrs. Schuler, Rosenfeld and Manchester and representatives of Banc of America Securities and UBS Warburg. The participants discussed operating results and plans, including projected results, corporate structure, employment arrangements and severance and other matters of diligence.

      On September 10, 2001, the Schuler board of directors met to review the status of the ongoing merger discussions with D.R. Horton. Representatives of UBS Warburg and legal counsel to Schuler were present at the meeting to provide an update and to answer questions. Prior to the meeting, a descriptive analysis of the transaction and the draft merger agreement had been distributed to the directors. The board discussed with its advisors various elements of the proposed transaction, including the consideration, the proposed cash/ stock election mechanism, the size of the proposed break-up fee and the cultural fit of the two companies.

      During the weeks of September 10, 17 and 24, 2001, the diligence of the parties continued. On September 12, 2001, legal counsel for Schuler submitted requested changes to the draft merger agreement. However, discussions ceased following the terrorist attacks in New York and Washington, D.C. on September 11, 2001 and the resulting turmoil and market volatility. On September 19, 2001, D.R. Horton and Schuler agreed to the extension of the exclusivity period from September 24 to October 9, 2001, to allow each company to assess the effects of the September 11 events on their businesses and the proposed merger.

      On September 19, 2001, following the telephonic conversation with Mr. Beckwitt, during which they agreed to extend D.R. Horton’s exclusivity period, Messrs. Schuler and Rosenfeld convened a meeting with Schuler’s legal counsel and representatives of UBS Warburg to discuss the impact of the terrorist attacks on the merger proposal as a result of the decline in the stock prices of homebuilders, including D.R. Horton and Schuler following the September 11 events.

      During the weeks of September 24 and October 1, 2001, Messrs. Horton, Tomnitz and Beckwitt reviewed the proposed transaction in the light of the events of September 11 and their aftermath. They consulted with representatives of Banc of America Securities concerning a revised proposal.

      On October 4, 2001, Mr. Beckwitt had telephone conversations with Mr. Schuler and representatives of UBS Warburg concerning restructuring the proposed transaction. He advised them that D.R. Horton would require the merger consideration to be adjusted in light of the September 11 events. During these conversations the participants discussed changes in business and market conditions after September 11. Mr. Beckwitt proposed a reduction in the aggregate merger consideration and an increase in the stock component of the merger consideration. He proposed a combination of 25% in cash and 75% in stock valued at between $14.88 and $17.11 per share through a collar mechanism based on the average price of D.R. Horton common stock. The cash component was $4.00 per share, and the exchange ratio was .558 shares of D.R. Horton common stock at its midpoint, for D.R. Horton average stock prices of from $19.50 to $23.50. The proposal included a termination right for Schuler at a D.R. Horton stock price below $15.00.

      On October 5, 2001, representatives of UBS Warburg telephoned Mr. Beckwitt and made a counterproposal. They proposed an increase in the merger consideration from D.R. Horton’s revised proposal by increasing the cash component to $4.70 per share. They also proposed an adjustment to the upper range of the collar to provide more value to Schuler stockholders in the event of an increase in D.R. Horton’s average stock price and a termination right if D.R. Horton’s average stock price were below $16.00.

      On October 9, 2001, Messrs. Horton and Beckwitt spoke by telephone first with a representative of UBS Warburg, and then with Messrs. Schuler and Rosenfeld, about the Schuler counterproposal. Messrs. Horton and Beckwitt proposed a cash component of $4.09 and an exchange ratio, with a midpoint at .570, and collar as described in “THE MERGER AGREEMENT — Merger Consideration”. They also accepted the request for a Schuler termination right at a D.R. Horton stock price below $16.00. As of that date, the proposal reflected a valuation of $16.41 per share, representing a 33% premium over the then last sales price of the Schuler Class A common stock. After discussion, Messrs. Schuler and Rosenfeld advised that they would be willing to recommend the revised proposal to the Schuler board.

      On October 9, 2001, the exclusivity agreement between D.R. Horton and Schuler expired. On October 10, 2001, D.R. Horton counsel distributed a revised draft of the merger agreement. The draft included a cash election feature for the merger consideration in response to a request from Schuler representatives.

      Beginning on October 12 through October 22, 2001, representatives of D.R. Horton and Schuler and their counsel and financial advisors negotiated various provisions of the merger agreement and related documentation, including the size of the break-up fee, the circumstances under which Schuler would be permitted to discuss superior proposals from third parties and the terms of the proposed voting agreements. During this period the parties continued their diligence. On October 15, 2001, Messrs. Tomnitz, Beckwitt, Schuler and Rosenfeld met in Los Angeles to discuss management structure, Mr. Schuler’s employment contract, Mr. Rosenfeld’s consulting agreement, Mr. Manchester’s employment contract, and severance arrangements. On October 16, 2001, Mr. Beckwitt, representatives of Banc of America Securities and UBS Warburg and others met in Los Angeles to update diligence reviews. On October 17, 2001, Mr. Beckwitt spoke with Mr. Manchester to discuss his employment arrangements.

      On October 18, 2001, the board of directors of D.R. Horton met. At the meeting, Messrs. Horton and Beckwitt reviewed the state of the due diligence investigation, the financing required for the transaction and the revised terms of the transaction. At the meeting, Mr. Tomnitz also reported on the recent operating results of D.R. Horton and its financial position. Mr. Horton advised that diligence was nearing completion and that final approval would require the report of Banc of America Securities, its fairness opinion and completion of a definitive merger agreement. The board decided to meet again on October 22, 2001 to consider the transaction further.

      On October 19, 2001, in a telephone conversation, Mr. Beckwitt and representatives of UBS Warburg agreed on a break-up fee and limited expense reimbursements in connection with specified terminations of the merger agreement. From October 19 through 22, 2001, representatives of and counsel for D.R. Horton and Schuler negotiated the outstanding issues concerning the merger agreement and the related documents, including the terms of the voting agreements, the employment agreements, the non-competition covenants, and the termination of the Schuler/ Western Pacific Housing reorganization agreement.

      On October 22, 2001, the Schuler board of directors held a special meeting at which management of Schuler, together with Schuler’s financial and legal advisors, reviewed the terms and conditions of the proposed merger. Representatives of UBS Warburg made a detailed financial presentation and rendered its oral opinion, subsequently confirmed in writing, to the effect that, based on and subject to the matters described in its written opinion, as of the date of the opinion the merger consideration to be received by the stockholders of Schuler in the merger transaction with D.R. Horton is fair from a financial point of view. Legal counsel to Schuler reviewed with the board the terms and conditions of the merger agreement and the legal duties and responsibilities of the Schuler board of directors in connection with the merger. The board was also advised of the interests of certain directors and executive officers in the transaction that were in addition to the interests of other stockholders. The board of directors, after extended discussion, unanimously determined that the merger agreement was fair to and in the best interests of Schuler and its stockholders and recommended that the stockholders of Schuler vote in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

      On October 22, 2001, the D.R. Horton board of directors met to consider the proposed merger. Messrs. Horton and Beckwitt, together with other senior management, D.R. Horton’s legal advisors and its financial advisors made presentations and reviewed the matters set forth under “Recommendations of the D.R. Horton Board of Directors; D.R. Horton’s Reasons for the Merger.” Counsel reviewed the terms of the merger agreement with the directors. Representatives of Banc of America Securities made an oral presentation to the D.R. Horton board of its financial analyses described under “Opinion of D.R. Horton’s Financial Advisor” and rendered its oral opinion, confirmed by subsequent written opinion dated October 22, 2001, that, as of such date, the consideration to be paid by D.R. Horton in the merger was fair from a financial point of view to D.R. Horton. D.R. Horton’s advisors and management answered director questions with regard to the presentations and the terms of the transaction. After discussion and consideration, the D.R. Horton board voted unanimously to approve the merger and the merger agreement and to recommend adoption of the merger agreement to the D.R. Horton stockholders.

      On the morning of October 23, 2001, prior to the opening of the markets, D.R. Horton and Schuler completed execution of the merger agreement, the voting agreements and related documents and publicly announced that they had entered into a definitive agreement to effect the merger.

Recommendation of the Schuler Board of Directors; Schuler’s Reasons for the Merger

      At its meeting on October 22, 2001, the Schuler board of directors unanimously determined that the terms of the merger agreement are advisable, fair to and in the best interests of Schuler and its stockholders and recommended that the stockholders of Schuler vote for approval and adoption of the merger agreement. During the course of its deliberations, the Schuler board of directors considered, with the assistance of management and its financial and legal advisors, a number of factors. The following discussion of the factors considered by the Schuler board of directors in making its decision includes all material factors considered by the Schuler board of directors.

      Among the factors the Schuler board of directors considered in deciding to approve the merger are the following:

•	historical information regarding the respective businesses, prospects, financial performances and conditions, operations, management and competitive positions of D.R. Horton and Schuler;

•	current information with respect to Schuler common stock and D.R. Horton common stock, including financial market conditions and historical market prices, volatility and trading;

•	Schuler’s business, operations, financial condition and prospects if it were to remain independent, and the prospects of gaining additional flexibility to obtain capital to facilitate the growth of its business through a merger with D.R. Horton;

•	the board’s analysis of the current state of the homebuilding industry generally, which has experienced increased consolidation and competition;

•	the merger consideration to be received by Schuler stockholders in the merger represented a significant premium over the market price of Schuler stock before the merger announcement;

•	the terms and conditions of the merger agreement, including the parties’ representations, warranties and covenants, termination provisions and the conditions to their respective obligations;

•	the terms of the merger agreement regarding the right of Schuler to consider and negotiate an alternative transaction, as well as the possible effects of the provisions regarding termination fees;

•	the structure of the merger, which would permit Schuler stockholders to exchange their shares of Schuler common stock for D.R. Horton common stock in a transaction that is intended to be tax-free for United States federal income tax purposes, except to the extent of any cash received;

•	the fact that the market prices of some of Schuler’s peer public homebuilders’ stock have greater earnings per share multiples, due in part to greater market capitalization and trading volume;

•	the fact that Schuler stockholders will be able to participate in any future growth of Schuler through their ownership of D.R. Horton common stock, while those Schuler stockholders who do not wish to own D.R. Horton common stock will have the opportunity to elect to receive cash, subject to an aggregate limit on the amount of cash payable to Schuler stockholders, or to sell D.R. Horton common stock received in the merger in the ensuing months, subject to the volume and manner-of-sale restrictions applicable to some stockholders under the federal securities laws;

•	the presentation and oral opinion of UBS Warburg, which was later confirmed in writing;

•	the fact that Schuler can terminate the merger agreement without penalty (but subject to D.R. Horton’s right to increase the merger consideration to not less than $14.25 per share of Schuler common stock) if the average closing price of D.R. Horton common stock for the 15 trading days ending on, and including, the third trading day prior to the Schuler stockholder meeting is less than $16.00;

•	the fact that James K. Schuler will be appointed to the D.R. Horton board of directors;

•	the directors’ fiduciary duties under Delaware law to Schuler’s stockholders;

•	the directors’ assessment of Schuler’s other strategic alternatives to enhance stockholder value and whether the merger was more attractive than such alternatives;

•	the percentage of the total outstanding shares of D.R. Horton common stock that former Schuler stockholders will own following the merger based on the stock component of the base merger consideration;

•	whether the combination with D.R. Horton presents opportunities to create greater economies of scale, by combining management and human resources, market position and purchasing power; and

•	the significant product and geographic diversification of the combined companies.

      The Schuler board of directors also considered a number of potentially negative factors relating to the merger, including:

•	the risk that the potential benefits sought in the merger might not be fully realized;

•	the fact that Schuler will no longer be an independent company;

•	the risks associated with the fluctuations in the price of Schuler common stock and D.R. Horton common stock prior to the closing of the merger and the effect that such fluctuations might have on the number of shares of D.R. Horton common stock that Schuler stockholders will receive in the merger;

•	the challenges of integrating the management teams, strategies, cultures and organizations of the two companies;

•	the fact that Eugene S. Rosenfeld and possibly other members of senior management would not continue with Schuler after consummation of the merger;

•	the impact of the merger on Schuler’s employees, customers, communities and suppliers and how such impact might affect stockholder value of the combined company;

•	the possible distraction of management from day-to-day operations; and

•	other applicable risks described in the section captioned “Risk Factors.”

      The members of the Schuler board of directors believed that these risks were outweighed by the potential benefits of the merger.

      The above discussion is not exhaustive of all factors considered by the Schuler board of directors. Each member of the Schuler board of directors may have considered different factors and may have assigned different relative weights to the factors considered. In addition, the Schuler board of directors did not quantify or reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the Schuler board of directors conducted an overall analysis of the factors described above.

      Based on the considerations described above, the Schuler board of directors has unanimously determined that the merger agreement is advisable, fair to and in the best interests of Schuler and its stockholders and recommends that Schuler stockholders vote FOR approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Recommendations of the D.R. Horton Board of Directors; D.R. Horton’s Reasons for the Merger

      The D.R. Horton board of directors believes the merger of Schuler and D.R. Horton on the terms contained in the merger agreement is advisable and is in the best interests of D.R. Horton and its stockholders. Accordingly, at its meeting on October 22, 2001, D.R. Horton’s board of directors unanimously approved the transaction and recommended that holders of D.R. Horton common stock vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement and the issuance of D.R. Horton common stock in connection with the merger.

      D.R. Horton believes the merger will:

•	strengthen D.R. Horton’s current market position while expanding its geographic presence and product offerings in key markets in the Western part of the United States;

•	reduce D.R. Horton’s cost of goods sold as a result of increased volume and purchasing power;

•	eliminate redundant costs associated with maintaining two public companies;

•	expand mortgage and title services in new and existing markets due to increased home sales volumes;

•	expand product offerings to maximize inventory turns in common markets; and

•	reduce borrowing costs associated with Schuler’s business, due to D.R. Horton’s lower cost of capital.

      Based on a review of public filings made with the SEC, D.R. Horton believes a combined D.R. Horton and Schuler would have been the nation’s second largest homebuilder for the latest 12 months ended September 30, 2001 based on the number of homes closed. On a combined pro forma basis, D.R. Horton and Schuler would have reported revenues of $6.0 billion and delivered 26,625 homes for the year ended September 30, 2001, and would have the largest backlog of homes under contract in the industry.

      In deciding to approve the acquisition of Schuler, the D.R. Horton directors considered the items described above and a number of other factors, including:

•	the size and market position of the combined company;

•	the resulting expansion of D.R. Horton’s homebuilding business in current markets and into new growth markets, including achieving the leading market positions in Southern California, Denver and Portland;

•	the addition of an experienced management team with local market expertise;

•	the addition of strong land positions in several markets;

•	the conservative operating strategy of Schuler and its corporate culture that is similar to D.R. Horton’s;

•	Schuler’s proven record of profitability;

•	the structure of the transaction, including the balance of cash and equity consideration and the expected accretive effect on earnings;

•	the terms and conditions of the merger agreement; and

•	the presentations and advice of its senior management, advisors and legal counsel, as discussed below.

      The D.R. Horton board also considered potentially negative factors relating to the merger, including:

•	the increased financial leverage of the combined company;

•	the challenges of integrating the management, operations and cultures of the companies;

•	the risk that operational savings from synergies may not be achieved; and

•	the uncertainty of current general economic conditions.

      The above discussion is not intended to be exhaustive of the factors considered by the D.R. Horton board but includes all material factors considered. Each member of the D.R. Horton board of directors may have considered different factors, and the D.R. Horton board of directors evaluated these factors and did not quantify or otherwise assign relative weights to factors considered. In addition, the D.R. Horton board of directors did not reach any specific conclusion with respect to each of the factors considered or any aspect of any particular factor. Instead, the D.R. Horton board of directors conducted an overall analysis of the factors described above.

      Based on the considerations described above, the D.R. Horton board of directors has determined that the merger is advisable and is in the best interests of D.R. Horton and its stockholders, has unanimously approved the merger and the issuance of D.R. Horton common stock in connection with the merger and recommends that D.R. Horton’s stockholders vote FOR the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement and the share issuance.

Exchanged Information

      In connection with their diligence of each other D.R. Horton and Schuler exchanged internal financial projections of future economic performance that were prepared by their respective managements. The information was provided by the companies to their respective financial advisors, and the information was used by their financial advisors in the financial analyses they presented to the D.R. Horton and Schuler boards of directors. The D.R. Horton financial projections were based on a September 30 fiscal year and on a calendar year. The D.R. Horton projections based on a September 30 fiscal year reflected: 2002 and 2003 revenues of $5,099.4 million and $5,767.4 million, respectively; 2002 and 2003 EBITDA of $682.0 million and $769.0 million, respectively; and 2002 and 2003 net income of $311.1 million and $362.4 million, respectively. The D.R. Horton projections based on a calendar year reflected: 2001 and 2002 revenues of $4,549.5 million and $5,367.0 million, respectively; EBITDA of $596.4 million and $709.9 million, respectively; and net income of $274.3 million and $328.7 million, respectively. The Schuler financial projections were based on a March 31 fiscal year and on a calendar year. The Schuler projections based on a March 31 fiscal year reflected: 2002 and 2003 revenues of $1,720.0 million and $1,958.7 million, respectively; 2002 and 2003 EBITDA of $248.7 million and $281.7 million, respectively; and net income of $105.0 million and $127.4 million, respectively. The Schuler projections based on a calendar year reflected: 2001 and 2002 revenue of $1,593.6 million and $1,873.4 million, respectively; EBITDA of $247.7 million and $270.7 million, respectively; and net income of $100.0 million and $120.2 million, respectively. D.R. Horton calculated “EBITDA” as the sum of income before income taxes, interest amortized to cost of sales, interest expense, depreciation and amortization. Schuler calculated “EBITDA” as the sum of income before income taxes, interest amortized to cost of sales, interest expense, depreciation, amortization, lenders’ profit participation, minority interest in income of consolidated joint ventures and subsidiary, inventory impairment losses, and other non-cash charges.

      Neither D.R. Horton nor Schuler as a matter of course make public any estimates as to their respective future operating performance or earnings. These financial projections were provided as a part of the companies’ diligence and their respective ongoing dialogues with their financial advisors for purposes of their analyses, and they were not prepared with a view toward public disclosure. The D.R. Horton and Schuler financial projections depend on future performance and numerous other factors, including those set forth under the heading “Risk Factors” and elsewhere in the periodic reports D.R. Horton and Schuler file with the SEC, and in this Joint Proxy Statement/Prospectus. Achievement of these projections is dependent on, among other things, the strength of new home markets, general economic conditions, fluctuations in interest rates, changes in costs of materials, supplies and labor and general competitive conditions. D.R. Horton and Schuler disclaim any duty to update these projections and make no representations as to whether such projections will be achieved or otherwise. Neither the D.R. Horton nor the Schuler projections addressed the opportunities or costs of the merger.

Opinion of Schuler’s Financial Advisor

      On October 22, 2001, at a meeting of Schuler’s board of directors held to evaluate the terms of the proposed merger, UBS Warburg LLC delivered to the board an oral opinion, which was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration calculated pursuant to the merger agreement, consisting as of that date of (x) $4.09 in cash and (y) 0.570 shares of D.R. Horton common stock per share of Schuler common stock, to be received by holders of Schuler’s common stock in the merger is fair, from a financial point of view. The stock component of the merger consideration is subject to adjustment pursuant to a formula in the merger agreement.

      The full text of UBS Warburg LLC’s opinion describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS Warburg LLC. This opinion is attached as Annex II to this Joint Proxy Statement/ Prospectus and is incorporated into this Joint Proxy Statement/ Prospectus by reference. Holders of Schuler common stock are encouraged to read this opinion carefully in its entirety. References to the UBS Warburg LLC opinion in this Joint

Proxy Statement/ Prospectus and the summary of UBS Warburg LLC’s opinion described below are qualified in their entirety by reference to the full text of its opinion.

      In arriving at its opinion, UBS Warburg LLC has, among other things:

•	reviewed certain publicly available business and historical financial information relating to Schuler and D.R. Horton;

•	reviewed certain internal financial information and other data relating to the business and financial prospects of Schuler, including estimates and financial forecasts prepared by the management of Schuler and not publicly available;

•	reviewed certain internal financial information and other data relating to the business and financial prospects of D.R. Horton, including estimates and financial forecasts prepared by the management of Schuler and D.R. Horton and not publicly available;

•	conducted discussions with members of the senior management of Schuler and D.R. Horton;

•	reviewed publicly available financial and stock market data with respect to certain other companies in lines of business UBS Warburg LLC believes to be generally comparable to those of D.R. Horton and Schuler;

•	compared the financial terms of the merger with the publicly available financial terms of certain other transactions which UBS Warburg LLC believes to be generally relevant;

•	considered certain pro forma effects of the merger on D.R. Horton’s financial statements prepared by the managements of Schuler and D.R. Horton;

•	reviewed the final draft of the merger agreement; and

•	conducted other financial studies, analyses and investigations, and considered other information, as UBS Warburg LLC deemed necessary or appropriate.

      In connection with UBS Warburg LLC’s review, at the direction of Schuler, UBS Warburg LLC has not assumed any responsibility for independent verification of any of the information reviewed by UBS Warburg LLC for the purpose of its opinion and has, with Schuler’s consent, relied on its being complete and accurate in all material respects. In addition, at Schuler’s direction, UBS Warburg LLC has not made any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of Schuler or D.R. Horton, nor has UBS Warburg LLC been furnished with any evaluation or appraisal.

      With respect to the financial forecasts, estimates, and pro forma effects, UBS Warburg LLC has assumed, at Schuler’s direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company as to the future performance of their respective companies. UBS Warburg LLC has also assumed, with Schuler’s consent, that the transaction will qualify as a tax-free reorganization for U.S. federal income tax purposes. UBS Warburg LLC also has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any material adverse effect on Schuler, D.R. Horton or the merger. The UBS Warburg LLC opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

      The UBS Warburg LLC opinion did not address Schuler’s underlying business decision to effect the merger and did not constitute a recommendation to any Schuler stockholder as to how such stockholder should vote with respect to the merger. UBS Warburg LLC was not asked to, and it did not, offer any opinion as to the material terms of the merger agreement or the form of the merger.

      In rendering its opinion, UBS Warburg LLC assumed, with Schuler’s consent, that the final executed form of the merger agreement does not differ in any material respect from the draft that UBS Warburg LLC examined, and that Schuler and D.R. Horton will comply with all the material terms of the merger agreement. UBS Warburg LLC expressed no opinion as to what the value of D.R. Horton common stock will be when issued pursuant to the merger or the price at which D.R. Horton common stock will trade or otherwise be transferable subsequent to the merger. Except as described above, Schuler imposed no other instructions or limitations on UBS Warburg LLC with respect to investigations made or procedures followed by UBS Warburg LLC in rendering its opinion.

      In connection with rendering its opinion to the Schuler board of directors, UBS Warburg LLC performed a variety of financial and comparative analyses, which are summarized below. The following summary is not a complete description of all of the analyses performed and factors considered by UBS Warburg LLC in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the analyses of selected publicly traded companies and selected transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to Schuler, D.R. Horton or the merger. These analyses necessarily involve complex merger considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

      UBS Warburg LLC believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analysis and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS Warburg LLC’s analyses and opinion. None of the analyses performed by UBS Warburg LLC was assigned greater significance by UBS Warburg LLC than any other. UBS Warburg LLC arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole. UBS Warburg LLC did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

      The estimates of Schuler’s and D.R. Horton’s future performance provided by the managements of Schuler and D.R. Horton in or underlying UBS Warburg LLC’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS Warburg LLC considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Schuler and D.R. Horton. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

      The merger consideration provided for in the merger was determined through negotiation between Schuler and D.R. Horton, and the decision by Schuler to enter into the merger was solely that of the Schuler board of directors. UBS Warburg LLC’s opinion and financial analyses were only one of many factors considered by the Schuler board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Schuler board of directors or management with respect to the merger or the merger consideration.

      The following is a brief summary of the material financial analyses performed by UBS Warburg LLC and reviewed with the Schuler board of directors in connection with its opinion dated October 22, 2001. The financial analyses summarized below include information presented in tabular format. In order to fully understand UBS Warburg LLC’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS Warburg LLC’s financial analyses.

Historical Stock Trading Analysis

      To provide contextual and comparative market data, UBS Warburg LLC examined the history of the trading prices for the shares of Schuler common stock in relation to a homebuilder index consisting of Beazer Homes USA, Inc., Centex Corporation, Lennar Corporation, M.D.C. Holdings, Inc., Pulte Homes, Inc., The Ryland Group, Inc., Standard Pacific Corporation and Toll Brothers, Inc. The trading performance of Schuler common stock, on an indexed basis, based on closing prices, out-performed the index defined above since January 1, 2001. UBS Warburg LLC noted that over the last twelve months, Schuler common stock had a high of $17.06, a low of $7.75, and a 120-day average price of $13.73.

Comparable Public Company Analysis

      Using publicly available information, UBS Warburg LLC compared selected financial data of Schuler with corresponding data of selected companies, the securities of which are publicly traded and which are engaged in businesses that UBS Warburg LLC believed to be generally comparable in some respects to those of Schuler. The comparable companies were as follows: Beazer Homes USA, Inc., Centex Corporation, Crossman Communities, Inc., D.R. Horton, Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, M.D.C. Holdings, Inc., Meritage Corporation, M/I Schottenstein Homes, Inc., NVR, Inc., Pulte Homes, Inc. (pro forma for its acquisition of Del Webb by summing individual company results), The Ryland Group, Inc., Standard Pacific Corporation and Toll Brothers, Inc. UBS Warburg LLC determined the total market value of equity, which is defined as shares outstanding multiplied by the share price as of October 19, 2001, and derived an enterprise value, which is defined as total market value of equity plus the book value of debt, preferred stock and minority interests less cash and cash equivalents, for each of the comparable companies.

      UBS Warburg LLC calculated a range of market values of equity as a multiple of last twelve months ended June 30, 2001 net income, projected calendar year 2001 net income, projected calendar year 2002 net income and book value as of June 30, 2001. In addition, UBS Warburg LLC calculated a range of enterprise values as a multiple of last twelve months ended June 30, 2001 revenues, earnings before interest, taxes, depreciation and amortization and earnings before interest and taxes and as a multiple of net assets as of June 30, 2001. The table below sets forth the median results of the analysis and the results for Schuler based on the value of the merger consideration as of October 19, 2001.

	Implied Equity Value as a Multiple of				Implied Enterprise Value as a Multiple of

		CY 2001	CY 2002
	LTM Net	Net	Net	Book	LTM	LTM	LTM	Net
	Income	Income	Income	Value	Revenues	EBITDA	EBIT	Assets

Comparable Companies Median	6.1x	5.4x	5.3x	1.20x	0.6x	4.9x	5.2x	1.11x
Schuler	7.8x	7.0x	6.4x	1.58x	0.8x	5.2x	5.4x	1.20x

Precedent Transaction Analysis

      Using publicly available information, UBS Warburg LLC reviewed the implied transaction multiples paid in eight merger and acquisition transactions occurring in the past five years in the homebuilding industry. These transactions were selected because UBS Warburg LLC believed the target companies were engaged in businesses that were generally comparable in some respects to those of Schuler. For the comparable acquired companies, UBS Warburg LLC reviewed implied multiples for the total merger consideration offered for equity to the last twelve months net income of such companies and reviewed implied multiples for the total merger consideration offered for equity to the book value of such companies. UBS Warburg LLC also reviewed implied multiples for the enterprise value of the transactions, meaning the total merger consideration offered for equity plus the book value of debt, preferred stock and minority interests less cash and cash equivalents, to the last twelve months’ revenues of such companies. UBS Warburg LLC reviewed implied multiples for the enterprise value of the transactions to the last twelve months’ earnings before interest, taxes, depreciation and amortization of such companies. Further, UBS Warburg LLC reviewed implied multiples for the enterprise value of the transactions to the last twelve months’ earnings before interest and taxes of such companies. The table below sets forth the median results for the comparable transactions and the results for Schuler based on the value of the merger consideration as of October 19, 2001.

Implied Equity
	Value as a		Implied Enterprise Value as a
	Multiple of		Multiple of

	LTM Net	Book	LTM	LTM	LTM
	Income	Value	Revenues	EBITDA	EBIT

Comparable Transactions Median	7.4x	1.3x	0.8x	6.3x	7.0x
Schuler	7.8x	1.6x	0.8x	5.2x	5.4x

Premiums Paid Analysis

      UBS Warburg LLC, using as a sample 165 select all stock and cash and stock transactions announced since January 2000, analyzed the premiums paid to the price of the target one day, 30 days and 60 days prior to the announcement of the transactions. Using this information, UBS Warburg LLC determined the median premiums paid one day prior to announcement to be 28.5% for the all stock transactions and 29.2% for the cash and stock transactions. The median premiums paid 30 days prior to announcement were determined to be 40.7% for the all stock transactions and 36.1% for the cash and stock transactions. The median premiums paid 60 days prior to announcement were determined to be 40.6% for the all stock transactions and 36.9% for the cash and stock transactions. Further, UBS Warburg LLC reviewed six selected business combinations occurring in the past five years in the homebuilding industry. Using this information, UBS Warburg LLC determined the mean premiums paid one day prior to the announcement of such transactions to be 29.4%. The mean premiums paid 30 days and 60 days prior to the announcement of such transactions were determined to be 32.3% and 52.3%, respectively. Based on the value of the merger consideration as of October 19, 2001 (equal to $16.10 using the closing price for D.R. Horton common stock on that date), the premiums to Schuler’s common stock price one day, 30 days and 60 days prior to announcement were 46.8%, 29.8% and 16.7%, respectively.

      No company, transaction or business used in the analyses described under “Precedent Transaction Analysis,” “Comparable Public Company Analysis” and “Premiums Paid Analysis” is identical to Schuler or the transactions contemplated by the merger agreement. Accordingly, an evaluation of the results of the analyses necessarily involves complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that could affect the transaction or the public trading price or other values of Schuler or companies or businesses to which it is being compared. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable acquisition or comparable company data.

Discounted Cash Flow Analysis

      UBS Warburg LLC performed a discounted cash flow analysis of Schuler to estimate the present value of the unlevered, after-tax free cash flows that Schuler could generate for fiscal years September 30, 2002 through 2006, based on internal estimates of Schuler’s management. In performing its discounted cash flow analysis, UBS Warburg LLC considered various assumptions and applied valuation parameters that it deemed appropriate. UBS Warburg LLC calculated a range of estimated terminal values by applying selected multiples ranging from 4.00x to 5.00x to Schuler’s projected fiscal year 2006 earnings before interest, taxes, depreciation and amortization. The present value of the cash flows and terminal values were then calculated using selected discount rates ranging from 13.0% to 16.0%. The various ranges for discount rates and terminal value multiples were chosen by UBS Warburg LLC based upon theoretical analyses of cost of capital ranges that could be applicable based on comparisons to the precedent transactions previously described and the consideration of the uncertainty and volatility of economic and stock market conditions existing at the time of the analyses. Based on the analysis above, UBS Warburg LLC arrived at an implied equity value per share valuation range of $13.70 to $22.46 per share, as compared to the value of the merger consideration as of October 19, 2001 (equal to $16.10 using the closing price for D.R. Horton common stock on that date).

      In addition to the analyses described above, UBS Warburg LLC performed such other valuation analyses as it deemed appropriate.

Miscellaneous

      Pursuant to an engagement letter dated August 29, 2001, Schuler engaged UBS Warburg LLC to act as its financial advisor in connection with a sale of Schuler or other similar transaction. Pursuant to this letter, Schuler agreed to pay UBS Warburg LLC a fee in an amount customary for similar transactions. In addition, Schuler has agreed to reimburse UBS Warburg LLC for its reasonable expenses, including reasonable fees and disbursements of its counsel, and to indemnify UBS Warburg LLC and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

      Schuler selected UBS Warburg LLC as its exclusive financial advisor in connection with the merger because UBS Warburg LLC is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS Warburg LLC is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

      In the past, UBS Warburg LLC and its predecessors have provided investment banking services to Schuler and D.R. Horton and received customary compensation for the rendering of such services. In the ordinary course of business, UBS Warburg LLC, its successors and affiliates may trade securities of Schuler or D.R. Horton for their own accounts and, accordingly, may at any time hold a long or short position in those securities.

Opinion of D.R. Horton’s Financial Advisor

      In August 2001, the D.R. Horton board of directors retained Banc of America Securities to act as its financial advisor in connection with the possible acquisition of, or a possible business combination involving, Schuler. Banc of America Securities is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. D.R. Horton selected Banc of America Securities to act as its financial advisor on the basis of Banc of America Securities’ experience in transactions similar to the merger and its familiarity with D.R. Horton and Schuler and their businesses.

      Banc of America Securities has delivered to the D.R. Horton board of directors its opinion, dated October 22, 2001, to the effect that, as of that date and based on and subject to the matters described in the opinion, the consideration to be paid by D.R. Horton in the proposed merger was fair, from a financial point of view, to D.R. Horton.

      We have attached the full text of Banc of America Securities’ written opinion to the D.R. Horton board of directors as Annex III, which is incorporated in its entirety into this Joint Proxy Statement/ Prospectus by reference. The opinion sets forth the assumptions made, procedures followed, other matters considered and limits of the review undertaken. You should read this opinion carefully and in its entirety in connection with this Joint Proxy Statement/ Prospectus. However, we also have included the following summary of Banc of America Securities’ opinion, which is qualified in its entirety by reference to the full text of the opinion.

      Banc of America Securities’ opinion is addressed to the D.R. Horton board of directors. It does not constitute a recommendation to D.R. Horton stockholders on how to vote with respect to any matters relating to the proposed merger. The opinion addresses only the financial fairness to D.R. Horton of the consideration to be paid in the merger. The opinion does not address the relative merits of the merger or any alternatives to the merger, the underlying decision of the D.R. Horton board of directors to proceed with or effect the merger or any other aspect of the merger. In furnishing its opinion, Banc of America

Securities does not admit that it is an expert within the meaning of the term “expert” as used in the Securities Act of 1933, nor does Banc of America Securities admit that its opinion constitutes a report or valuation within the meaning of the Securities Act of 1933. Statements to this effect are included in Banc of America Securities’ opinion.

      In arriving at its opinion, Banc of America Securities:

•	reviewed certain publicly available financial statements and other business and financial information of Schuler and D.R. Horton, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning Schuler and D.R. Horton, respectively;

•	analyzed certain financial forecasts prepared by the managements of Schuler and D.R. Horton, respectively;

•	discussed the past and current operations, financial condition and prospects of Schuler with senior executives of Schuler and discussed the past and current operations, financial condition and prospects of D.R. Horton with senior executives of D.R. Horton;

•	reviewed information and discussed with senior executives of D.R. Horton and Schuler information relating to certain strategic, financial and operational benefits anticipated from the merger;

•	reviewed the pro forma impact of the merger on D.R. Horton’s earnings per share, cash flow, consolidated capitalization and financial ratios;

•	reviewed the reported prices and trading activity for Schuler common stock and the common stock of D.R. Horton;

•	compared the financial performance of Schuler and the prices and trading activity of Schuler common stock with that of certain other publicly traded companies Banc of America Securities deemed relevant;

•	compared certain financial terms of the merger to financial terms, to the extent publicly available, of certain other business combination transactions Banc of America Securities deemed relevant;

•	participated in discussions and negotiations among representatives of Schuler and D.R. Horton and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses and considered such other factors as Banc of America Securities deemed appropriate.

      Banc of America Securities did not assume any responsibility to independently verify the financial and other information, including the information listed above, that it reviewed for purposes of its opinion. Instead, with the consent of D.R. Horton, Banc of America Securities relied on that information as being accurate and complete in all material respects. Banc of America Securities also made the following assumptions at the direction, or with the consent, of D.R. Horton or Schuler, as the case may be, without independent verification or investigation:

•	with respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the merger, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of D.R. Horton and Schuler; and

•	that the merger will be consummated in accordance with the terms set forth in the merger agreement including, amongst other things, that it would be treated as a tax-free reorganization or exchange or both under the Internal Revenue Code.

      Banc of America Securities did not make or receive any independent valuation or appraisal of the assets or liabilities, contingent or otherwise, of D.R. Horton or Schuler. Moreover, the Banc of America Securities opinion did not constitute a recommendation to the D.R. Horton board of directors of the amount of the base consideration to be paid by D.R. Horton.

      D.R. Horton imposed no other instructions or limitations on Banc of America Securities with respect to the investigations made or the procedures followed by it in rendering its opinion. Banc of America Securities’ opinion was based on economic, market and other conditions in effect on, and the information made available to it as of, the date of the opinion. Although subsequent developments may affect the opinion of Banc of America Securities, Banc of America Securities does not have any obligation to update, revise or reaffirm its opinion.

      Banc of America Securities’ opinion and related financial presentation to the D.R. Horton board of directors was only one of many factors taken into consideration by the D.R. Horton board of directors in making its determination to approve, and to recommend that D.R. Horton stockholders approve, the merger and the merger agreement. Banc of America Securities did not express any opinion as to whether any alternative transaction might be more favorable to D.R. Horton.

      The following description is merely a summary of the analyses and examinations that Banc of America Securities considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Banc of America Securities. The preparation of a fairness opinion is not readily susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses and the summary below must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, would create an incomplete view of the process underlying its analyses and opinion presented to the D.R. Horton board of directors. Banc of America Securities did not assign any specific weight to any of the analyses described below. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described below should not be interpreted as Banc of America Securities’ view of the actual value of either D.R. Horton or Schuler.

      In performing its analyses, Banc of America Securities considered and made assumptions about industry performance, general business and economic conditions and other matters, many of which are beyond the control of D.R. Horton and Schuler. No company or transaction used in the analyses as a comparison is identical to D.R. Horton, Schuler or the merger. Accordingly, an analysis of the following results is not mathematical. Rather, it involves complex consideration and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or purchase price of the companies to which D.R. Horton, Schuler and the merger are being compared. The analyses performed by Banc of America Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by the analyses. The analyses were prepared solely as part of Banc of America Securities’ analysis of the financial fairness to D.R. Horton of the consideration to be paid in the merger and were provided to the D.R. Horton board of directors in connection with the delivery of Banc of America Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

      Pursuant to the terms of an engagement letter dated August 30, 2001, D.R. Horton has paid to Banc of America Securities $1 million for the fairness opinion described below. In addition, D.R. Horton has agreed to pay Banc of America Securities a fee for providing financial services to D.R. Horton that is customary in transactions of this nature, a substantial portion of which is contingent upon the consummation of the merger, against which will be credited the $1 million fairness opinion fee already described and any out-of-pocket expenses previously reimbursed. In addition, D.R. Horton has agreed to indemnify Banc of America Securities and certain related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

      In the past, Banc of America Securities or its affiliates have provided financial advisory and financing services for D.R. Horton and Schuler and have received fees for the rendering of these services. Banc of America Securities and its affiliates are engaged in a broad range of securities activities and financial services. Bank of America, N.A. is lead agent on Schuler’s unsecured revolving credit facility. Bank of America, N.A. is lead agent on D.R. Horton’s unsecured revolving credit facility. Bank of America, N.A. may provide additional credit to D.R. Horton to consummate the merger. In the ordinary course of their businesses, Banc of America Securities and its affiliates may actively trade the debt and equity securities of Schuler and D.R. Horton for their own account or for the accounts of customers, and, accordingly, Banc of America Securities and its affiliates may at any time hold long or short positions in such securities.

Financial Analyses

      The following is a summary of the material financial analyses presented by Banc of America Securities to the D.R. Horton board of directors in connection with Banc of America Securities’ opinion, dated October 22, 2001, addressed to the D.R. Horton board of directors. The financial analyses summarized below include information presented in tabular format. In order to understand more fully Banc of America Securities’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Banc of America Securities’ financial analyses.

Consideration To Be Paid By D.R. Horton

      The following table summarizes the consideration to be offered by D.R. Horton under the terms of the merger agreement for each share of Schuler Class A and Class B common stock:

		Total Amount of Base Merger
		Consideration for Each Share of
		Schuler Common Stock Consisting of
Average Closing Price		$4.09 in Cash and Shares of
of D.R. Horton	D.R. Horton Common Stock	D.R. Horton Common Stock at
Common Stock	Issued for Each Schuler Share	the Average Closing Price

$27.51 or higher	0.487 shares	$17.49 or higher
$23.51 to $27.50	Fraction of a share equal to the quotient obtained by dividing $13.395 by the average closing price of D.R. Horton common stock	$17.49
$19.50 to $23.50	0.570 shares	$15.21 to $17.49
$17.51 to $19.49	Fraction of a share equal to the quotient obtained by dividing $11.115 by the average closing price of D.R. Horton common stock	$15.21
$16.00 to $17.50	0.635 shares	$14.25 to $15.20
Less than $16.00	Schuler termination right subject to D.R. Horton option to increase stock and/or cash component of the consideration	$14.25

      At the close of trading on October 19, 2001, which is the last trading day prior to Banc of America Securities’ delivery of the opinion, the stock price of Schuler was $10.97. Based upon D.R. Horton’s stock price of $21.07 at the close of trading on October 19, 2001, and using a 0.570 exchange ratio and $4.09 in cash, the value per share of the consideration to be paid to shareholders of Schuler on October 19, 2001 was $16.10.

Analysis Of Selected Publicly Traded Companies

      Using publicly available information, Banc of America Securities reviewed the market values and trading multiples of Schuler and the following nine selected publicly held companies in the homebuilding industry. Companies within this industry with an aggregate value of $2.0 billion or less are referred to below as small cap companies, and companies with an aggregate value of greater than $2.0 billion are referred to below as large cap companies:

Small Cap Companies	Large Cap Companies

Beazer Homes USA, Inc.	D.R. Horton
Hovnanian Enterprises, Inc.	KB Home
M.D.C. Holdings, Inc.	Lennar Corporation
The Ryland Group, Inc.	Pulte Corporation
Standard Pacific Corp.

      To calculate the trading multiples for the selected companies Banc of America Securities used publicly available information concerning historical and projected financial performance, including published earnings estimates reported by Thomson Financial’s First Call. First Call is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. Banc of America Securities used management estimates and an average of research analyst estimates to derive earnings estimates for D.R. Horton, First Call earnings estimates were used for the small cap companies and earnings estimates from the most recently published Banc of America Securities research reports were used for the large cap companies.

      All multiples were based on closing stock prices on October 19, 2001. Banc of America Securities compared equity market values as multiples of latest twelve months and estimated calendar year 2001 and 2002 net income and latest available book value. Banc of America Securities also reviewed the latest twelve months aggregate value (calculated as equity value, plus debt, minority interest and preferred stock, less cash and cash equivalents) as a multiple of earnings before interest, tax, depreciation and amortization (“EBITDA”) of the selected publicly traded companies. Banc of America Securities then applied a range of selected multiples derived from the selected publicly traded companies to corresponding financial data, management estimates and an average of research analyst estimates, of Schuler in order to derive an implied per share equity reference range:

Based on Research Projections

	Multiple		Equity Value Range
	Range		Per Share

	Low	High	Low	High

Earnings per share (“EPS”)
Last twelve months (“LTM”)	5.0x	6.0x	$10.10	$12.12
2001 estimate	4.8x	5.8x	$10.70	$12.93
2002 estimate	4.5x	5.5x	$9.09	$11.11
LTM EBITDA	4.0x	5.0x	$9.35	$15.00
Book value (6/30/01)	1.0x	1.5x	$10.10	$15.15
Implied Per Share Equity Reference Range for Schuler Based on Research Projections			$10.00 - $15.00

Based on Internal Projections

	Multiple		Equity Value Range
	Range		Per Share

	Low	High	Low	High

EPS
LTM	5.0x	6.0x	$10.10	$12.12
2001 estimate	4.8x	5.8x	$11.38	$13.75
2002 estimate	4.5x	5.5x	$13.19	$16.12
LTM EBITDA	4.0x	5.0x	$9.35	$15.00
Book value (6/30/01)	1.0x	1.5x	$10.10	$15.15
Implied Per Share Equity Reference Range for Schuler Based on Internal Projections			$11.00 - $15.50

Analysis Of Selected Acquisitions

      Banc of America Securities reviewed the financial terms, to the extent publicly available, of the following five completed merger and acquisition transactions since 1997 involving companies in the homebuilding industry:

Announcement Date	Acquiror	Target

May 1, 2001	Pulte Corporation	Del Webb Corp.
September 12, 2000	Schuler	Western Pacific
February 17, 2000	Lennar Corporation	U.S. Home Corp.
October 20, 1998	KB Home	Lewis Homes Corp.
June 11, 1997	Lennar Corporation	Pacific Greystone

      All multiples were based on publicly available information at the time of the announcement of the relevant transaction. Banc of America Securities compared the aggregate values of these selected acquisitions as multiples of last twelve months EBITDA, and the equity market values as multiples of last twelve months net income and latest available book value. Banc of America Securities then applied a range of selected multiples derived from the selected acquisitions to corresponding financial data of Schuler in order to derive an implied per share equity reference range:

	Multiple				Equity Value Range
	Range				Per Share

	Low		High		Low		High

LTM EPS	6.8	x	8.5	x	$13.74		$17.17
LTM EBITDA	5.6	x	8.3	x	$18.38		$33.63
Book value (6/30/01)	0.8	x	1.7	x	$8.54		$16.79
Implied Per Share Equity Reference Range for Schuler					$14.00	-	$20.00

Analysis Of Selected Acquisition Premiums Paid

      Banc of America Securities reviewed the purchase prices and implied premiums payable in 127 selected transactions from a wide range of industries that occurred since September 1, 1998 with disclosed aggregate values of between $1.0-$2.0 billion. Banc of America Securities also included in the analysis the following four homebuilding transactions with disclosed aggregate values over $300 million occurring since January 1, 1997:

Announcement Date	Acquiror	Target

May 1, 2001	Pulte Corporation	Del Webb Corp.
October 12, 2000	Technical Olympic, S.A.	Engle Homes, Inc.
February 17, 2000	Lennar Corporation	U.S. Home Corp.
December 12, 1997	D.R. Horton	Continental Homes

      For each of the selected acquisitions, Banc of America Securities reviewed, among other things, the premium implied in each acquisition based on the target company’s average stock price for the one day, one-week and one-month periods prior to public announcement of the transaction. Banc of America Securities then applied a range of selected premiums derived from the selected acquisitions to the average stock prices of Schuler common stock for corresponding periods prior to October 22, 2001, which is the last trading day prior to Banc of America Securities’ delivery of the opinion. This analysis indicated the following implied per share equity reference range for Schuler:

	One Day Prior		One Week Prior		One Month Prior

	Average	Median	Average	Median	Average		Median

Analysis of selected acquisition premiums
Selected homebuilding transactions since 1/1/97	27.1%	24.1%	28.8%	26.3%	31.4%		30.1%
Selected transactions since 9/01/98	36.7%	28.6%	44.0%	36.8%	51.3%		41.3%
Implied value per Schuler share at current stock price
Selected homebuilding transactions since 1/1/97	$13.94	$13.61	$15.59	$15.28	$15.12		$14.97
Selected transactions since 9/01/98	$14.99	$14.10	$17.42	$16.56	$17.40		$16.25
Implied Per Share Equity Reference Range for Schuler					$14.00	-	$17.50

Discounted Cash Flow Analysis

      Banc of America Securities conducted two discounted cash flow analyses, one based on research and the other based on internal Schuler projections. The research case used Banc of America Securities research projections for the three months ending March 31, 2002 and fiscal year ending March 31, 2003 and estimated cash flows generated in fiscal year 2004 through fiscal year 2007 using revenue and expense growth assumptions for Schuler that are generally consistent with the assumptions used in the research projections. For the internal case, Banc of America Securities utilized internal cash flow projections prepared by Schuler through fiscal year 2006 and extrapolated fiscal year 2007 from fiscal year 2006 growth rates and margins. Banc of America Securities determined a terminal value range for Schuler by applying a range of multiples of 5.0x to 6.0x to estimated fiscal year 2007 EBITDA. The multiple range was based on multiples reviewed in the analysis of selected acquisitions previously described. Banc of America Securities then calculated the net present value of the terminal value range and the estimated cash flow for the company from 2002 through 2007, utilizing a discount rate range of 12.0% to 14.0%. The discount rate range was a determined rate based on Schuler’s implied weighted average cost of capital of 10.8% (16.6% cost of equity). Banc of America Securities used a discount rate range that was higher than the weighted average cost of capital due to, among other factors, the uncertainty of current and future economic conditions and historically low interest rates. Banc of America Securities utilized the trading characteristics of the common stock of the selected publicly traded companies to derive weighted average cost of capital. To arrive at the range of implied equity values, net debt (short term debt and long term debt less cash and cash equivalents) was subtracted from the implied aggregate value ranges. This analysis yielded the following implied value per share ranges for the research and internal cases:

Based on Research Projections

Discount Rate	12.0%						13.0%						14.0%

Terminal EBITDA multiple	5.0	x	5.5	x	6.0	x	5.0	x	5.5	x	6.0	x	5.0	x	5.5	x	6.0x
Implied value per share	$19.41		$21.43		$23.45		$18.22		$20.15		$22.08		$17.10		$18.94		$20.78
Implied Per Share Equity Reference Range for Schuler Based on Research
Projections													$18.00		—		$22.00

Based on Internal Projections

Discount Rate	12.0%						13.0%						14.0%

Terminal EBITDA multiple	5.0	x	5.5	x	6.0	x	5.0	x	5.5	x	6.0	x	5.0	x	5.5	x	6.0x
Implied value per share	$23.00		$25.76		$28.52		$21.51		$24.15		$26.78		$20.10		$22.62		$25.13
Implied Per Share Equity Reference Range for Schuler Based on Internal
Projections													$21.00		—		$26.00

Pro Forma Merger Analysis

      Banc of America Securities analyzed the potential pro forma financial effect of the merger on D.R. Horton’s estimated earnings per share for calendar years 2001 and 2002 based both on internal estimates of the managements of D.R. Horton and Schuler and on Banc of America Securities research, both before and after giving effect to potential cost savings and other synergies anticipated by the managements of D.R. Horton and Schuler to result from the merger. This analysis indicated that the proposed merger would be accretive to D.R. Horton earnings per share before giving full effect to potential cost savings and other synergies anticipated by the management of D.R. Horton and Schuler. The actual results achieved by D.R. Horton may vary from projected results and the variations may be material.

      The following table is the summary of Banc of America Securities’ base case results, assuming no synergies from the merger:

	D.R. Horton Stock Price/Schuler
	Implied Purchase Price

	$19.00	$21.07	$24.00
	$15.21	$16.10	$17.49
Schuler Research Projections:
Calendar Year 2001 Accretion/(Dilution) $	$0.10	$0.12	$0.14
Calendar Year 2001 Accretion/(Dilution) %	2.9%	3.5%	4.0%
Calendar Year 2002 Accretion/(Dilution) $	$0.07	$0.10	$0.11
Calendar Year 2002 Accretion/(Dilution) %	2.0%	2.6%	3.1%
Schuler Internal Projections:
Calendar Year 2001 Accretion/(Dilution) $	$0.14	$0.17	$0.18
Calendar Year 2001 Accretion/(Dilution) %	4.1%	4.7%	5.2%
Calendar Year 2002 Accretion/(Dilution) $	$0.13	$0.16	$0.18
Calendar Year 2002 Accretion/(Dilution) %	3.2%	3.8%	4.3%

Accounting Treatment

      The merger will be treated as a purchase for financial accounting purposes.

Interests of Certain Persons in the Merger

Schuler

      In considering the recommendation of the Schuler board of directors that Schuler stockholders vote in favor of the merger agreement and the transactions contemplated by the merger agreement, Schuler stockholders should be aware that some Schuler directors and executive officers may have interests in the merger that are in addition to the interests of Schuler stockholders generally. The Schuler board of directors was aware of, and considered, these interests in approving the merger agreement and the transactions contemplated by the merger agreement.

      Indemnification of Officers and Directors. The merger agreement provides that the right of indemnification for acts and omissions occurring before the closing of the merger and existing in favor of the directors and officers of Schuler as provided in the Schuler Certificate of Incorporation and By-Laws will survive the closing of the merger.

      Directors’ and Officers’ Insurance. The merger agreement requires D.R. Horton to keep in effect, for at least six years, directors’ and officers’ liability insurance policies (through the continuation or endorsement of Schuler’s existing policy or the purchase of a “tail-end” rider permitted by such policy) having the same coverage and containing terms and conditions no less advantageous to the persons covered by the policies currently in effect. D.R. Horton will not, however, be required to pay more than 200% of the annual premium paid relating to the year in which the merger agreement was executed. If it is not able to maintain the required insurance for that amount, it is required to purchase as much coverage as it can obtain for that amount.

      The D.R. Horton Board of Directors. D.R. Horton has agreed, effective as of the closing of the merger, to use its best efforts to appoint James K. Schuler to the D.R. Horton board.

      Stock Options. Pursuant to Schuler’s equity-based compensation plans and the merger agreement, all of Schuler’s outstanding stock options held by Schuler employees will be replaced by comparable options to acquire shares of D.R. Horton common stock, as adjusted to reflect the merger consideration, with the exception of Craig Manchester, whose options will become fully vested and exercisable. The immediate vesting of the stock options was negotiated by Mr. Manchester in exchange for certain concessions agreed to by him in connection with the termination of his existing employment agreement at the effective time of the merger. Except to the extent otherwise agreed to by D.R. Horton and Schuler, all restrictions or limitations on transfer and vesting with respect to the stock options, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the D.R. Horton stock options replacing the Schuler stock options. If a former Schuler employee is involuntarily terminated, other than for cause, death or disability, by D.R. Horton within six months after the merger, the replacement options held by the terminated employee will immediately vest and become fully exercisable.

      Options held by non-employee directors of Schuler will accelerate and be fully vested and exercisable immediately prior to the merger. To the extent the options are not exercised, they will terminate upon effectiveness of the merger.

      Employment Agreements. D.R. Horton has entered into employment agreements with James K. Schuler and Craig Manchester that will become effective upon consummation of the merger. In addition, upon consummation of the merger, the current employment agreements of Mr. Schuler and Mr. Manchester will terminate without any further obligation on the part of D.R. Horton or Messrs. Schuler or Manchester. Mr. Schuler’s agreement will have a term ending on March 31, 2005. Mr. Schuler will become a Senior Vice President of D.R. Horton, and the President of D.R. Horton’s Schuler Homes region. In addition, D.R. Horton has agreed to use its best efforts to appoint Mr. Schuler to the D.R. Horton board. Mr. Schuler’s annual base salary will be $300,000. For Schuler’s fiscal year ending on March 31, 2002, Mr. Schuler will be entitled to a bonus of 1% of the earnings before taxes attributable to the operations of Schuler as historically conducted consistent with past practice immediately prior to the effectiveness of the merger. For the periods commencing on April 1, 2002 and ending on March 31, 2003, and for each 12-month period thereafter, provided Mr. Schuler is employed during those periods, Mr. Schuler would be entitled to a bonus of .75% of the pre-tax income for each 12-month period attributable to D.R. Horton’s Schuler Homes region. Mr. Schuler is also eligible to participate in benefit plans and programs, other than incentive bonus plans, generally available to similarly situated officers of D.R. Horton. Either Mr. Schuler or D.R. Horton may terminate Mr. Schuler’s employment for any reason after the first anniversary of the effective date of the merger. In connection with the merger, Mr. Schuler has agreed not to compete with D.R. Horton for one year after the effective date of the merger. Mr. Schuler has also agreed that, so long as he remains a director of D.R. Horton, he will continue to hold, individually or through a trust of his designation, at least 25% of the D.R. Horton common stock that he and his affiliates receive in connection with the merger.

      Mr. Schuler’s employment agreement with D.R. Horton will supersede and replace his current employment agreement with Schuler. Among other things, Mr. Schuler’s current employment agreement with Schuler provides for a base minimum annual salary of $650,000. If Mr. Schuler’s current employment agreement with Schuler were terminated without cause or in connection with a change of control for which he does not vote to approve, under certain circumstances he may be entitled to a payment of $5.0 million, the portion of his annual bonus he would have been paid but for the termination and immediate vesting of any long-term incentive rights, including stock options (in addition to accrued but unpaid salary). If Mr. Schuler’s current employment agreement with Schuler were terminated at the request of the majority vote of Schuler’s board of directors not in connection with a change of control, or without cause by Schuler not in connection with a change in control, under certain circumstances Mr. Schuler may be entitled to 1% of 90% of Schuler’s consolidated annual earnings before taxes for the year in which he is terminated, 1% of 80% of Schuler’s consolidated annual earnings before taxes for the following year, and immediate vesting of any long-term incentive rights, including stock options (in addition to accrued but unpaid salary). In addition, if Mr. Schuler’s employment were terminated at the request of a majority of the board of directors not in connection with a change of control, under certain circumstances, he may also be entitled to his base salary for a period of three years following termination.

      D.R. Horton has also entered into an employment agreement with Craig Manchester. Mr. Manchester’s agreement will have a term ending on March 31, 2003. Mr. Manchester will become a Vice President of D.R. Horton, and the Chief Operating Officer of D.R. Horton’s Schuler Homes Region. Mr. Manchester’s annual base salary will be $350,000. For Schuler’s fiscal year ending on March 31, 2002, Mr. Manchester shall receive a bonus of 1.25% of the earnings before taxes attributable to the operations of Schuler as historically conducted. For the period commencing on April 1, 2002 and ending on March 31, 2003, Mr. Manchester will receive a bonus of $1,150,000, payable in four equal installments of $287,500 following the completion of each calendar quarter. In addition, upon the effectiveness of the merger, all of Mr. Manchester’s options to purchase D.R. Horton common stock granted in replacement of options to purchase Schuler common stock shall vest and become exercisable. The balance of the base annual salary and bonus that would have been payable through the end of the term of employment will be payable to Mr. Manchester within 15 days of termination of Mr. Manchester’s employment for any reason other than cause. Mr. Manchester is also eligible to participate in benefit plans and programs, other than incentive bonus plans, generally available to similarly situated officers of D.R. Horton. In connection with the merger, Mr. Manchester has agreed not to compete with D.R. Horton for one year after the effective date of the merger.

      Mr. Manchester’s agreement with D.R. Horton will supersede and replace his current employment agreement with Schuler. Among other things, Mr. Manchester’s current employment agreement provides for a minimum annual salary of $350,000 and an annual bonus equal to 1.25% of Schuler’s consolidated annual earnings before taxes. If Mr. Manchester’s current employment agreement with Schuler were terminated under certain circumstances, including a change in control, he would be entitled to monthly payment of his base salary for two years following the date of termination and a portion of his annual bonus earned in the year in which his employment terminated. In addition, if his employment agreement were terminated without cause during the initial term or in connection with a change in control or other specified circumstances, he would be entitled to payment in a lump sum equal to 90% of his projected annual bonus for the year in which the termination occurs and 80% of his projected annual bonus for the following year, monthly payments of his base salary for a period of two years and immediate vesting of any long-term incentive rights including stock options.

      Termination and Release of Residual Liabilities Under the Western Pacific Reorganization Agreement. In April 2001, Schuler acquired the businesses comprising Western Pacific Housing under the terms of a reorganization agreement dated as of September 12, 2000. Under the Western Pacific reorganization agreement, Schuler and the partners of the entities comprising Western Pacific agreed, for a period of time, to indemnify each other with respect to, among other things, liabilities arising out of or related to inaccuracies of the representations and warranties made by such parties in the reorganization agreement. The merger agreement provides that, prior to and to be effective upon the consummation of the merger, Schuler and the parties to the Western Pacific reorganization agreement will enter into an agreement terminating the Western Pacific reorganization agreement and releasing the parties and their affiliates from any claims arising out of or relating to the reorganization agreement or the related stockholders agreement. Several of the directors of Schuler are affiliates of the parties to the Western Pacific reorganization agreement that, upon consummation of the merger, will be released from any liabilities associated with the Western Pacific reorganization agreement. Further, in the merger agreement, D.R. Horton agreed, for a ten year period, to cause, among others, the directors of Schuler and its subsidiaries who are currently named as insureds or additional insureds under existing Schuler insurance policies covering construction defect litigation claims to be named as insureds or additional insureds under all D.R. Horton policies covering construction defect litigation claims. As of the date of this Joint Proxy Statement/ Prospectus, neither Schuler nor D.R. Horton have knowledge of any claims arising out of or relating to the Western Pacific reorganization agreement or the related stockholders agreement or of any construction defect litigation claims against any of the directors of Schuler.

D.R. Horton

      In considering the recommendation of the D.R. Horton board of directors that D.R. Horton stockholders vote in favor of the merger agreement and the transactions contemplated by the merger agreement, D.R. Horton stockholders should be aware that Richard Beckwitt, a D.R. Horton director, may have an interest in the merger that is in addition to the interests of D.R. Horton stockholders generally. Mr. Beckwitt has advised D.R. Horton in connection with the merger and, under advisory arrangements with an affiliate, receives payments from D.R. Horton for advising and assisting D.R. Horton in its acquisitions. The arrangements and the amounts D.R. Horton has paid and is paying under these arrangements are described in more detail below on page 107 of this Joint Proxy Statement/ Prospectus in the section entitled “Additional Information about D.R. Horton — Transactions with Management.” The D.R. Horton board of directors was aware of, and considered, Mr. Beckwitt’s interest under such arrangements in approving the merger agreement and the transactions contemplated by the merger agreement.

Appraisal Rights

      A holder of record of Schuler common stock may elect to exercise appraisal rights under Section 262 of the Delaware General Corporation Law. Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in such notice a copy of Section 262. This Joint Proxy Statement/ Prospectus will constitute this notice to the holders of Schuler common stock, and the applicable statutory provisions of the Delaware General Corporation Law are attached to this Joint Proxy Statement/ Prospectus as Annex IV. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex IV to this Joint Proxy Statement/ Prospectus. Failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights.

      The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law, and is qualified in its entirety by the full text of Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

      To exercise appraisal rights, the Schuler stockholder must deliver a written demand for appraisal of the stockholder’s shares to Schuler prior to the vote on the merger. The written demand must identify the stockholder of record and state the stockholder’s intention to demand appraisal of his shares. All demands should be delivered to Schuler Homes, Inc., Attention: Corporate Secretary.

      Only a person who is the holder of record of shares of Schuler common stock on the date the person makes a written demand for appraisal and who continuously holds those shares through the effective time of the merger may seek appraisal. The demand for appraisal must be executed by the holder of record or by an agent acting on the holder’s behalf. If Schuler common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if Schuler common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. If a demand for appraisal is executed by an agent for the holder of record, the agent must identify the record owner and expressly disclose in the demand that the agent is acting as agent for the record owner.

      A record holder such as a broker who holds shares of Schuler common stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of those beneficial owners with respect to the shares held for them. In that case, the written demand for appraisal should set forth the number of shares of Schuler common stock to which it relates. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to cover all shares of Schuler common stock held in the name of the record owner.

      Beneficial owners who are not record owners and who want to exercise appraisal rights should instruct the record owner to comply with the statutory requirements for exercise of appraisal rights before the date of the Schuler special meeting of stockholders.

      Within 10 days after the effective time of the merger, the surviving corporation is required to send notice of the effectiveness of the merger to each stockholder who prior to the effective time of the merger complies with the requirements of Section 262.

      Within 120 days after the effective time of the merger, but not after that date, the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of D.R. Horton common stock held by all stockholders seeking appraisal. A dissenting stockholder must serve a copy of the petition on the surviving corporation. If no petition is filed by either the surviving corporation or a dissenting stockholder within the 120-day period, the dissenting stockholders’ right to appraisal will cease. Stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition with respect to the appraisal of the fair value of their shares, or that it will initiate any negotiations with respect to the fair value of those shares. The surviving corporation is under no obligation, and has no present intention, to do so. Accordingly, Schuler stockholders who wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

      Within 120 days after the effective time of the merger, any stockholder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Schuler common stock not voted in favor of the merger with respect to which demands for appraisal have been received by Schuler and the aggregate number of holders of those shares. The statement must be mailed within 10 days after the written request has been received by the surviving corporation or within 10 days after expiration of the time for delivery of demands for appraisal under subsection (d) of Section 262, whichever is later.

      A stockholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon the surviving corporation. The surviving corporation must then within 20 days file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and who have not reached agreements as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by the certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

      If a petition for an appraisal is filed in a timely manner, at the hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares of Schuler common stock owned by those stockholders, determining the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid, upon the amount determined to be the fair value. In determining fair value, the court is to take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. The Delaware Supreme Court also held that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.

      Schuler stockholders considering seeking appraisal should consider that the fair value of their shares determined under Section 262 could be more than, the same as, or less than, the value of the consideration provided for in the merger agreement without the exercise of appraisal rights, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value as determined under Section 262. The cost of the appraisal proceeding may be determined by the Court of Chancery and assessed against the parties, as the Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding (including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts) be charged proportionately against the value of all shares of Schuler common stock entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

      Any Schuler stockholder who has properly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to receive payment of dividends or other distributions on the Schuler common stock, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

      A stockholder may withdraw a demand for appraisal and accept the merger consideration at any time within 60 days after the effective time of the merger by delivery to the surviving corporation a written withdrawal of the stockholder’s demand for appraisal, or thereafter may withdraw such a demand with the written approval of the surviving corporation. If an appraisal proceeding is properly instituted, the proceeding may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and any such approval may be conditioned on the Court of Chancery’s deeming the terms to be just. If, after the effective time of the merger, a holder of Schuler common stock who had demanded appraisal for the holder’s shares fails to perfect or loses his right to appraisal, those shares will be treated under the merger agreement as if they had been converted as of the effective time of the merger into the base merger consideration.

      In view of the complexity of these provisions of Delaware law, any Schuler stockholder who is considering exercising appraisal rights should consult a lawyer.

New York Stock Exchange and Nasdaq National Market Listing

      D.R. Horton common stock is listed on the New York Stock Exchange and Schuler Class A common stock is listed on the Nasdaq National Market. As a result of the merger, Schuler Class A common stock will be delisted from the Nasdaq National Market and will no longer have an active trading market. It is expected, and is a condition to the consummation of the merger, that the D.R. Horton common stock that will be issued to Schuler stockholders in the merger will be listed on the New York Stock Exchange.

Debt Financing

      D.R. Horton believes that the cash portion of the merger consideration and the Schuler indebtedness that may need to be refinanced (as described below) can be funded through existing cash and its existing or available borrowing capacity. At September 30, 2001, D.R. Horton had cash of $232 million and $746.8 million of availability under its revolving line of credit.

      In connection with the merger, D.R. Horton will be required to refinance the indebtedness under Schuler’s revolving credit facility, under which $47.1 million principal amount is outstanding as of September 30, 2001. In addition, the holders of $500 million principal amount of Schuler’s outstanding senior and senior subordinated notes will have the right to cause D.R. Horton to repurchase their notes at 101% of the principal amount thereof.

      The indentures of the senior and senior subordinated notes of both D.R. Horton and Schuler contain covenants which limit cash dividends and other restricted payments. Pursuant to the most restrictive of the requirements applicable to it, D.R. Horton had approximately $392.5 million available for the payment of dividends and other restricted payments at September 30, 2001. Had the merger taken place on September 30, 2001, D.R. Horton would have had $53.0 million available for the payment of dividends and other restricted payments at September 30, 2001, pursuant to the most restrictive requirements in the indentures of the Schuler Senior and Senior Subordinated Notes to be assumed by D.R. Horton in the merger.

      The D.R. Horton revolving credit facility matures in April 2002, and D.R. Horton has begun discussions with its banks concerning a new facility. D.R. Horton believes that, if the new facility is smaller than the current facility, or senior subordinated notes are financed, D.R. Horton can obtain access to bridge or other financing to finance any additional amounts it may require to repurchase outstanding Schuler debt.

THE MERGER AGREEMENT

      This section is a summary of the material terms of the merger agreement, a copy of which is attached as Annex I to this Joint Proxy Statement/ Prospectus and is incorporated into this Joint Proxy Statement/ Prospectus by reference. The following description is qualified in its entirety by reference to the merger agreement.

General

      The merger agreement provides the legal framework for D.R. Horton’s acquisition of Schuler through the merger of Schuler into D.R. Horton. It covers, among other things:

•	the effective time and effects of the merger;

•	what Schuler stockholders will receive;

•	the treatment of outstanding Schuler options;

•	representations and warranties of the parties;

•	agreements as to what the parties must do and not do prior to the effective time of the merger;

•	conditions that must be fulfilled before each party is obligated to complete the merger; and

•	the circumstances under which the merger agreement may be terminated and the effect of termination.

      The following sections briefly summarize each of the above categories.

Effective Time

      The merger will become effective when a certificate of merger is filed with the Secretary of State of Delaware. This is expected to occur within two business days after satisfaction or waiver of the conditions to the obligations of the parties specified in the merger agreement, but that day may be changed by mutual agreement of the parties. It is likely the last substantive condition to be fulfilled will be obtaining the votes at the stockholder meetings that are the subject of this Joint Proxy Statement/ Prospectus. Therefore, it is likely that the latest time at which the merger will be effective will be within two business days after the day on which the D.R. Horton and Schuler stockholders meetings are held. At the effective time of the merger, Schuler will be merged into D.R. Horton, and the separate corporate existence of Schuler will cease. D.R. Horton will be the surviving corporation in the merger.

Corporation Organization and Governance

      After the merger, the certificate of incorporation of D.R. Horton, as in effect immediately prior to the effective time of the merger, will become the certificate of incorporation of the surviving corporation, and the bylaws of D.R. Horton, as in effect immediately prior to the effective time of the merger, will become the bylaws of the surviving corporation.

      The directors and officers of D.R. Horton will, upon completion of the merger, become the directors and officers of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified. In addition, James K. Schuler will become a Senior Vice President of D.R. Horton, and President of D.R. Horton’s Schuler Homes region. Mr. Craig Manchester will become a Vice President of D.R. Horton and the Chief Operating Officer of D.R. Horton’s Schuler Homes region.

      The merger agreement requires D.R. Horton to use its best efforts to cause the appointment or nomination and election of Mr. Schuler as a director of D.R. Horton at the effective time.

      After the merger, each share of Schuler common stock held in the treasury of Schuler and each share of Schuler common stock owned by D.R. Horton or any direct or indirect wholly-owned subsidiary of Schuler or D.R. Horton immediately prior to the effective time of the merger will cease to be outstanding, and those shares will not be converted to a right to receive the merger consideration. Each share of D.R. Horton common stock issued and outstanding immediately prior to the effective time will continue to be issued and outstanding common stock of the surviving corporation, and each certificate representing shares of D.R. Horton common stock will continue to represent the same number of shares of common stock of the surviving corporation.

Merger Consideration

      Subject to the adjustments, elections and limitations described in this Joint Proxy Statement/ Prospectus, if the merger is completed, each share of Schuler Class A common stock and Class B common stock outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive the merger consideration. The base merger consideration for each share of Schuler common stock will consist of a combination of $4.09 in cash and a fraction of a share of D.R. Horton common stock, determined as set forth below. Alternatively, a Schuler stockholder may elect to receive the merger consideration in the form of all cash or all D.R. Horton common stock, but that election will be subject to proration. A Schuler stockholder cannot make an election for less than all of his or her shares.

      Both the total cash portion of the merger consideration and the total number of shares of D.R. Horton common stock to be issued as merger consideration will be fixed. The total amount of cash that D.R. Horton will pay as part of the merger consideration is equal to the product of $4.09 multiplied by the number of shares of Schuler common stock outstanding, other than dissenting shares, immediately prior to the effective time of the merger, unless D.R. Horton elects to increase the cash portion of the merger consideration if the average closing price for D.R. Horton common stock were to fall below $16.00. If D.R. Horton elects to increase the cash portion of the merger consideration, the total amount of cash that D.R. Horton would pay as part of the merger consideration would equal the product of $4.09 plus the increased per share cash amount multiplied by the number of shares of Schuler common stock outstanding, other than dissenting shares, immediately prior to the effective time of the merger. The total number of shares of D.R. Horton common stock issued as merger consideration will be determined in the manner set forth below as if each stockholder had elected to receive the base merger consideration.

      The base merger consideration for each share of Schuler common stock will consist of $4.09 in cash and the following number of shares of D.R. Horton common stock, based on the average closing price of D.R. Horton common stock as reported for NYSE composite transactions for the 15 trading days ending on, and including, the third trading day prior to the Schuler stockholder meeting:

Total Amount of Base Merger
Consideration for Each Share of
Schuler Common Stock Consisting of
Average Closing Price		$4.09 in Cash and Shares of
of D.R. Horton	D.R. Horton Common Stock	D.R. Horton Common Stock at
Common Stock	Issued for Each Schuler Share	the Average Closing Price

$27.51 or higher	0.487 shares	$17.49 or higher
$23.51 to $27.50	Fraction of a share equal to the quotient obtained by dividing $13.395 by the average closing price of D.R. Horton common stock	$17.49
$19.50 to $23.50	0.570 shares	$15.21 to $17.49
$17.51 to $19.49	Fraction of a share equal to the quotient obtained by dividing $11.115 by the average closing price of D.R. Horton common stock	$15.21
$16.00 to $17.50	0.635 shares	$14.25 to $15.20

      If the average closing price of D.R. Horton common stock determined as set forth above is less than $16.00, the total amount of the merger consideration per share of Schuler common stock would be less than $14.25. However, in that event, Schuler can terminate the merger agreement, unless D.R. Horton makes an election to increase the cash portion of the merger consideration or the stock portion of the merger consideration, or both, so that the amount of the base merger consideration for each share of Schuler common stock equals at least $14.25, consisting of cash and shares of D.R. Horton common stock at the average closing price. Schuler is unable to determine currently whether it would exercise its right to terminate the merger agreement in that event. Schuler believes that any decision to terminate the merger agreement should be based on the facts and circumstances existing at the time the decision is required, including then current market conditions in the homebuilding industry in general, and with respect to D.R. Horton and Schuler in particular.

      Subject to the adjustments, elections and limitations described in this Joint Proxy Statement/ Prospectus, if a Schuler stockholder makes an election to receive all cash, each share of Schuler common stock held by the stockholder will be converted into the right to receive cash in an amount equal to the base merger consideration. Subject to such adjustments, elections and limitations, if a Schuler stockholder makes an election to receive all D.R. Horton common stock, each share of the stockholder’s Schuler common stock will be converted into the right to receive the number of shares of D.R. Horton common stock, valued using the average closing price described above, equal to the base merger consideration.

      Elections to receive all cash or all D.R. Horton common stock will be subject to proration, since both the total amount of cash and the total number of shares of D.R. Horton common stock will be fixed based on the number of shares of Schuler common stock outstanding immediately prior to the merger. For example, if a Schuler stockholder elects to receive the merger consideration as all cash, and either there have not been enough elections by other stockholders for all D.R. Horton common stock, or some of the Schuler stockholders have dissented from the merger, or both, the Schuler stockholder electing all cash would receive a prorated combination of cash and D.R. Horton common stock. The cash portion would consist of an amount of cash per share equal to the total cash portion of the merger consideration less the cash paid to stockholders receiving the base merger consideration and the cash allocated to dissenting stockholders, divided by the number of shares of Schuler common stock for which an all cash election has been made. In that example, the remaining portion of the merger consideration would be paid in shares of D.R. Horton common stock valued using the average closing price described above, so that the total prorated combination of cash and D.R. Horton common stock per share of Schuler common stock equals the amount of the base merger consideration. Notwithstanding the proration procedure, the amount of cash that a Schuler stockholder electing all cash will receive will not be less than $4.09 per share of Schuler common stock.

      In another example, if a Schuler stockholder elects to receive all stock, and not enough Schuler stockholders have elected to receive all cash, the stockholder electing to receive all stock would receive for each share of Schuler common stock cash equal to the total cash portion of the merger consideration minus the aggregate amount of cash payable with respect to the shares for which an all cash election has been made and the shares receiving the base merger consideration, divided by the number of shares for which an all stock election has been made. The remaining portion of the merger consideration would be paid in shares of D.R. Horton common stock valued using the average closing price described above so that the total amount of cash and prorated stock would equal the amount of the base merger consideration.

      Notwithstanding the foregoing, except when D.R. Horton has made an election to adjust the base merger consideration up to $14.25 to avoid termination of the merger agreement, if more than 50% of the total value of the merger consideration for all the outstanding shares of Schuler common stock would be cash, the cash which a holder of a share of Schuler common stock will receive will be reduced on a pro rata basis with all other such holders to the amount such that 50% of the total value of the merger consideration will be cash, treating all stockholders who give Schuler a timely and proper notice of intention to exercise appraisal rights as receiving cash merger consideration and treating for this purpose the D.R. Horton common stock received as having a value per share equal to the closing price of D.R. Horton common stock for NYSE composite transactions on the closing date. The holders of Schuler common stock will receive in exchange for such reduction in cash an amount of additional shares of

D.R. Horton common stock obtained by dividing the amount of such reduction in cash by the closing price of D.R. Horton common stock on the closing date.

      No fractional shares of D.R. Horton common stock will be issued as merger consideration. Instead, any fractional share that would be issued will be converted into cash (without interest) equal to the per share closing price of D.R. Horton common stock as reported for NYSE composite transactions on the date of the merger multiplied by the fraction of a share that would otherwise be issued.

      Each share of Schuler common stock that is issued and outstanding immediately prior to the effective time of the merger and that is held by a holder who has properly perfected his or her rights to dissent from the merger and demanded to be paid the “fair value” of his or her shares in accordance with Delaware law will not be converted into or exchangeable for cash or shares of D.R. Horton common stock. Instead, the dissenting holder will be entitled to any rights granted by Delaware law, and the surviving corporation will make any payments to the dissenting holders in accordance with Delaware law. If a holder fails to perfect or otherwise effectively waives, withdraws or loses the right to dissent and receive payment under Delaware law, or a court of competent jurisdiction determines that the holder is not entitled to relief under Delaware law, then the right of the holder to be paid the fair value of the dissenting shares will cease to exist and each share of Schuler common stock held by that holder will be deemed to have been converted into the same combination of cash, without interest, and shares of D.R. Horton common stock as a holder of the same number of shares of Schuler common stock receiving the base merger consideration.

Election Procedure

      The exchange agent, American Stock Transfer & Trust Company, will mail separately from this Joint Proxy Statement/ Prospectus an election form and letter of transmittal to holders of record of Schuler’s common stock as of the record date for the Schuler special meeting. Schuler stockholders who want to receive the base merger consideration of cash and D.R. Horton common stock do not need to make an election. A Schuler stockholder may not make an election for less than all of his or her shares. If shares of Schuler common stock are held in “street name” through a broker, the broker will mail the election form to the beneficial owner with this Joint Proxy Statement/ Prospectus, together with a letter of instructions for making an election. Beneficial owners should read the election form together with this Joint Proxy Statement/ Prospectus.

      Schuler stockholders who become stockholders following the record date of the Schuler special meeting may contact the American Stock Transfer & Trust Company by calling toll-free at (800) 937-5449, to receive an election form and letter of transmittal.

      For an election to be effective, the election form must be properly completed, and the electing Schuler stockholder must send the form, together with all of the stockholder’s certificates, duly endorsed in blank or otherwise in a form which is acceptable for transfer on the books of Schuler or by appropriate guarantee of delivery as described in the election form, to the American Stock Transfer & Trust Company, the exchange agent, at one of the addresses provided in the election form. The exchange agent must receive the completed form of election and stock certificates by 5:00 p.m., New York City Time, on February 20, 2002.

      Schuler stockholders can revoke their election prior to 5:00 p.m., New York City Time, on February 20, 2002 by sending written notice executed by the Schuler stockholder to the exchange agent in accordance with the instructions on the election form and letter of transmittal. If an election is properly revoked, the exchange agent will treat the subject shares as shares for which no election has been made, unless the Schuler stockholder subsequently submits another properly completed election form prior to the deadline for submission. Stock certificates submitted with a form of election will be automatically returned if the merger agreement is terminated.

      D.R. Horton will determine, or delegate to the exchange agent to determine, whether forms of election have been properly completed, signed and submitted or revoked and may disregard immaterial defects in forms of election. If D.R. Horton or the exchange agent determines that an election was not properly made, the election will have no force and effect and will be deemed to be a non-election. The decision of D.R. Horton or the exchange agent in all these matters will be conclusive and binding. Neither D.R. Horton nor the exchange agent will be under any obligation to notify any Schuler stockholder of any defect in his or her form of election submitted to the exchange agent. The exchange agent will also make all computations regarding pro-ration of the kind of merger consideration to be received by holders of shares of Schuler common stock. The exchange agent’s computations of the pro-rations will be conclusive and binding on the Schuler stockholders.

Schuler Stock Options

      D.R. Horton will replace each outstanding option to purchase Schuler common stock granted under Schuler’s Amended and Restated 2000 Stock Incentive Plan or Amended and Restated 1992 Stock Option Plan, other than options granted to non-employee directors of Schuler, with a comparable option to purchase D.R. Horton common stock. The terms and conditions of the replacement options will be comparable to the Schuler options they are replacing, except that if the holder of a replacement D.R. Horton option is involuntarily terminated as an employee of D.R. Horton or any subsidiary, other than for cause, death or disability, within six months after the effective time of the merger, the D.R. Horton option will immediately vest and become exercisable in full. In addition, one Schuler executive’s options will become fully vested and exercisable at the effective time of the merger. Each D.R. Horton replacement option will be exercisable for a number of shares of D.R. Horton common stock equal to the number of shares of Schuler common stock subject to the corresponding Schuler option, multiplied by an exchange ratio, with an exercise price per share equal to its exercise price per Schuler share, divided by the exchange ratio. The exchange ratio in both cases will equal the value of the base merger consideration per share of Schuler common stock divided by the average closing price of D.R. Horton common stock. Options granted to non-employee directors of Schuler will accelerate and become fully vested and exercisable, and subsequently terminate, upon consummation of the merger. If non-employee directors of Schuler exercise their options, they will receive the base merger consideration for the shares of Schuler common stock received upon exercise of the options.

Representations and Warranties

      The merger agreement contains, subject to specified exceptions and qualifications, representations and warranties by D.R. Horton and Schuler which are customary in transactions of this type, including representations and warranties with regard to the following:

•	due organization, good standing and corporate power to operate their respective businesses;

•	ownership of subsidiaries, due organization and good standing of such subsidiaries, necessary entity power to operate the respective businesses of such subsidiaries and other equity investments in other entities in excess of $100,000;

•	capital structure and authorized, reserved and issued capital stock, stock options and similar securities;

•	corporate authority to enter into the merger agreement and to consummate the merger;

•	the absence of conflicts or violations of the charter, bylaws, other agreements, judgments or applicable laws resulting from the merger agreement or the merger;

•	required governmental filings and consents;

•	compliance with applicable laws or other agreements;

•	possession of and compliance with all necessary government permits;

•	the filing of required documents with the SEC and the accuracy of information contained in such documents;

•	the accuracy of information contained in financial statements;

•	the absence of material changes or events;

•	the absence of undisclosed liabilities;

•	the absence of material litigation;

•	employee benefit plan matters and the absence of material liabilities under and compliance with employee benefit plans and other compensation arrangements;

•	the absence of material labor disputes;

•	real property and real estate matters, including title in owned real property and rights to acquire real property;

•	tax matters;

•	possession of and compliance with all necessary environmental permits and the absence of material environmental liabilities;

•	insurance matters;

•	opinion of financial advisors;

•	use of brokers, finders and investment bankers; and

•	actions affecting the tax treatment of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

      In addition, Schuler has made representations and warranties in the merger agreement relating to:

•	obligations to issue capital stock;

•	material contracts;

•	the absence of material restrictions on business activities;

•	ownership or rights to use intellectual property;

•	the absence of interested party transactions that would be required to be reported under the federal securities laws;

•	the absence or inapplicability of restrictions on business combinations under Section 203 of the Delaware General Corporation Law and of state takeover statutes;

•	the identity of affiliates of Schuler;

•	the required vote of stockholders to adopt the merger agreement; and

•	the effect of the merger on the tax treatment of prior transactions.

      In addition, D.R. Horton has made representations and warranties in the merger agreement relating to:

•	its ability to issue and deliver shares of D.R. Horton common stock in the merger; and

•	its ability to pay the cash component of the merger consideration and the debt obligations of Schuler resulting from the merger.

Actions of Schuler and D.R. Horton Prior to the Merger

      The merger agreement contains covenants with respect to the conduct of the businesses of Schuler and D.R. Horton between the date of the merger agreement and completion of the merger.

      Conduct of Business by Schuler Pending the Merger. Schuler has agreed that, between the date of the merger agreement and the closing of the merger, it will conduct its business in the ordinary course in a manner consistent with past practice and use reasonable commercial efforts to preserve substantially intact its business organization, to keep available the services of its present officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. In addition, the merger agreement limits Schuler’s ability, without D.R. Horton’s prior consent, to:

•	amend its certificate of incorporation or bylaws or the organizational documents of any subsidiary;

•	issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock, or any options or other rights to acquire any shares of capital stock, or any other ownership interest in Schuler, except for the issuance of shares of Schuler common stock pursuant to any previously granted stock option;

•	sell, pledge, dispose of or encumber any of its assets, except:

•	sales of assets in the ordinary course of business in a manner consistent with past practice,

•	dispositions of obsolete or worthless assets,

•	sales of immaterial assets not to exceed $250,000 individually, and

•	liens on assets to secure purchase money and construction financings in the ordinary course of business consistent with past practice or arising under its existing revolving and warehouse lines of credit and other encumbrances entered into in the ordinary course of business consistent with past practice;

•	declare, set aside, make or pay any dividend or other distribution in respect of any of its capital stock, except a wholly owned subsidiary may declare and pay a dividend or make advances to its parent or Schuler;

•	split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

•	amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities, including shares of Schuler common stock or any option, warrant or right to acquire shares of Schuler common stock, or propose to do any of the foregoing;

•	acquire by merger, consolidation, or acquisition of stock or assets any corporation, partnership or other business organization or division thereof;

•	incur or guarantee any indebtedness for borrowed money or issue any debt securities, except under existing lines of credit in the ordinary course of business consistent with past practice, or make any loans other than loans to or from its subsidiaries or pursuant to existing contracts or contracts for the acquisition or development of land entered into in the ordinary course of business consistent with past practice;

•	enter into or amend any agreement, other than in the ordinary course of business consistent with past practice, that is or would be a material contract under the merger agreement or is otherwise material to Schuler and its subsidiaries taken as a whole;

•	authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000 individually or $1,000,000 in the aggregate, other than the purchase of land in the ordinary course of business consistent with past practice;

•	increase the compensation payable or to become payable to its officers or employees, grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of Schuler or any subsidiary except as may be required by law and except increases in annual compensation for employees in the ordinary course consistent with past practice to the extent such compensation increases do not result in a material increase in compensation expense to Schuler;

•	establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

•	change accounting policies or procedures, including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable;

•	except for the filing pursuant to Section 341(f) of the Internal Revenue Code described in “United States Federal Income Tax Consequences of the Merger — Consequences to D.R. Horton and Schuler,” make any material tax election or settle any material tax liability; and

•	take any action which would make any of its representations or warranties incorrect in any material respect or prevent Schuler from performing in any material respect its covenants.

      Conduct of Business by D.R. Horton Pending the Merger. D.R. Horton has agreed that, between the date of the merger agreement and the closing of the merger, it will conduct its business in the ordinary course. In addition, the merger agreement limits D.R. Horton’s ability, without Schuler’s prior consent, to:

•	amend its certificate of incorporation or bylaws other than incident to a stock split or combination;

•	declare, set aside, make or pay any dividend or other distribution in respect of any of its capital stock, except for quarterly cash dividends and stock dividends and except that a subsidiary may declare and pay a dividend to its parent or D.R. Horton;

•	reclassify its common stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its common stock;

•	acquire any corporation, partnership or other business organization or division thereof if the transaction would prevent or materially delay the consummation of the transactions contemplated by the merger agreement or if the amount of consideration paid exceeds $350 million;

•	issue any shares of D.R. Horton common stock, except pursuant to stock options issued under D.R. Horton stock option plans or in any stock dividend, if the shares so issued constitute more than 15% of the outstanding shares of D.R. Horton common stock after giving effect to the issuance; and

•	take any action which would make any of its representations and warranties incorrect in any material respect or prevent D.R. Horton from performing in any material respect its covenants.

      No Solicitation. The merger agreement requires Schuler, its subsidiaries and its officers, directors, employees, representatives and agents to cease any discussions with any parties with respect to any third party acquisition. It also requires that Schuler, its subsidiaries and its officers, directors, employees, representatives and agents will not participate in any discussions or provide any non-public information to any person, other than to D.R. Horton or any designees of D.R. Horton, concerning any third party acquisition, except that Schuler may:

•	comply with Rules 14d-9 and 14e-2 of the Exchange Act with regard to any tender offer or exchange offer; or

•	make inquiry of and participate in discussions with any person or group who has submitted after the date of the merger agreement an unsolicited and unencouraged superior proposal if, and to the extent, the Schuler board determines in its good faith judgment, after consultation with and advice from outside legal counsel, that it is necessary to do so to comply with its fiduciary duties.

      Under the merger agreement, a third party acquisition is defined as the occurrence of any of the following events:

•	the acquisition of Schuler by merger or otherwise by any third party, which is any person other than D.R. Horton or its affiliates;

•	the acquisition by a third party of all or substantially all the assets of Schuler and its subsidiaries taken as a whole;

•	the acquisition by a third party of a significant equity interest in Schuler;

•	the adoption by Schuler of a plan of liquidation or the declaration or payment of an extraordinary dividend;

•	the repurchase by Schuler or any of its subsidiaries of a significant equity interest in Schuler or any of its subsidiaries; or

•	any other business combination, acquisition, recapitalization, restructuring or other similar transaction involving Schuler or its subsidiaries.

      Under the merger agreement, a superior proposal is defined as any bona fide proposal to acquire directly or indirectly for consideration consisting of cash or securities more than 50% of the voting power of shares of Schuler common stock then outstanding or all or substantially all the assets of Schuler and otherwise on terms which the Schuler board determines in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation,

•	to be from a third party that is financially capable of completing the transaction subject to the proposal and

•	to provide, if completed, greater value and to be more favorable to Schuler’s stockholders than the merger.

      Under the merger agreement, the Schuler board may not withdraw or, in any manner adverse to D.R. Horton, modify its recommendation of the transactions contemplated by the merger agreement or approve or recommend, or cause Schuler to enter into any agreement with respect to, any third party acquisition unless the Schuler board of directors determines in its good faith judgment, after consultation with and advice from outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties. In that event, the Schuler board may withdraw or modify its recommendation of the transactions contemplated by the merger agreement or approve or recommend a superior proposal, but in each case only after:

•	providing reasonable written notice to D.R. Horton advising D.R. Horton that it has received a superior proposal, specifying the material terms and conditions of the superior proposal and identifying the person making the superior proposal, and

•	D.R. Horton does not, within three business days of receipt of the notice, make an offer which the board determines in its good faith judgment, after consultation with a financial adviser of nationally recognized reputation, to provide as great a value and to be as favorable to Schuler stockholders as the superior proposal.

      Meetings of Stockholders. Under the merger agreement, both Schuler and D.R. Horton have agreed to take all necessary action to call, give notice of, convene and hold meetings of stockholders as soon as practicable after the effectiveness of the registration statement of which this Joint Proxy Statement/ Prospectus is a part, for the purpose of approving and adopting the merger agreement, the merger and the other contemplated transactions. The Schuler board and the D.R. Horton board have voted to recommend such approval and adoption and use their respective reasonable good faith efforts to obtain such approval and to take all lawful action to solicit such approvals. However, the Schuler board may withdraw or, in a manner adverse to D.R. Horton, modify its recommendation upon its approval of a superior proposal in the manner described in “The Merger Agreement — Actions of Schuler and D.R. Horton Prior to the Merger — No Solicitation.”

      Tax-Free Reorganization Treatment. Under the merger agreement, both Schuler and D.R. Horton have agreed not to take or cause to be taken any action which would prevent the merger from qualifying as a “reorganization” under Section 368(a) of the Internal Revenue Code.

      Registration Statement. The merger agreement provides that D.R. Horton shall:

•	prepare and file with the SEC and any other applicable regulatory bodies a registration statement on Form S-4 with respect to the shares of the D.R. Horton common stock to be issued in the merger, and give Schuler and its counsel a reasonable opportunity to review and comment on the registration statement prior to its filing with the SEC;

•	promptly amend or supplement the registration statement to the extent necessary in order to make the statements therein not misleading or to correct any statements which have become false or misleading;

•	use its reasonable best efforts to cause the registration statement to be declared effective and to maintain such effectiveness as long as is necessary to consummate the merger;

•	use its reasonable best efforts to cause the shares of D.R. Horton common stock to be registered or qualified under all applicable securities or blue sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the D.R. Horton common stock to be distributed in each such jurisdiction; and

•	file a subsequent listing application with the New York Stock Exchange relating to the shares of D.R. Horton common stock to be issued in connection with the merger, and use reasonable best efforts to cause such shares of D.R. Horton common stock to be listed prior to the closing date.

      In addition, Schuler must furnish all information that D.R. Horton reasonably requests for inclusion in the registration statement, the proxy statement and otherwise cooperate with D.R. Horton in the preparation and filing of such documents.

      Other Covenants and Agreements. The merger agreement also provides that each of D.R. Horton and Schuler must:

•	give representatives of the other party access to its properties, books, contracts, commitments and records;

•	make available to the other the appropriate individuals, including attorneys, accountants and other professionals, for discussion of the other’s business, properties and personnel;

•	give prompt notice to the other of any event which would be likely to cause any representation or warranty contained in the merger agreement to be untrue or inaccurate the result of which would be a material adverse effect to Schuler or D.R. Horton, as applicable, or any failure to materially comply with any covenant, condition or agreement under the merger agreement; and

•	consult with each other before issuing any press release with respect to the merger.

Conditions to the Completion of the Merger

      Both Parties. The obligations of D.R. Horton and Schuler to complete the merger are subject to satisfaction or waiver of the following conditions:

•	the absence of any court or governmental order or other legal restraint that prohibits the merger and the absence of any statute, rule, regulation or order which makes consummation of the merger illegal;

•	the absence of any action, proceeding, judgment, decree or order seeking to prohibit or limit D.R. Horton from exercising all material rights and privileges pertaining to its ownership of the assets of Schuler and its subsidiaries or the ownership or operation by D.R. Horton of the business or assets of the surviving corporation, or seeking to compel D.R. Horton to dispose of or hold separate any material portion of the business or assets of the surviving corporation as a result of the merger or the transactions contemplated by the merger agreement;

•	approval of the merger by the holders of a majority of the outstanding shares of D.R. Horton common stock;

•	approval of the merger by the holders of a majority of the outstanding shares of Schuler common stock, and the holders of a majority of the Class A common stock and Class B common stock, each voting as a separate class;

•	the listing of D.R. Horton common stock issuable in connection with the merger on the NYSE;

•	the registration statement being declared effective under federal and state securities laws and the absence of any stop order or any pending proceeding seeking a stop order with respect to the registration statement; and

•	the parties having obtained or made all consents, authorizations, orders and approvals of, and filings and registrations with, any governmental authority, the absence of which would have a material adverse effect on the surviving corporation, D.R. Horton, any D.R. Horton subsidiary or any Schuler subsidiary, except for filings in connection with the merger and any other documents required to be filed after the effective time.

      Schuler. The obligations of Schuler to complete the merger are subject to satisfaction or waiver of the following conditions:

•	the material accuracy of D.R. Horton’s representations and warranties at the time of the merger;

•	the performance by D.R. Horton of its obligations under the merger agreement;

•	receipt of a certificate of a D.R. Horton officer certifying the fulfillment of the above conditions; and

•	receipt of an opinion from Gibson, Dunn & Crutcher LLP confirming that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

      D.R. Horton. The obligations of D.R. Horton to complete the merger are subject to satisfaction or waiver on or before the completion of the merger of the following conditions:

•	the material accuracy of Schuler’s representations and warranties at the time of the merger;

•	the performance by Schuler of its obligations under the merger agreement; and

•	receipt of a certificate of a Schuler officer certifying the fulfillment of the above conditions;

•	receipt of an opinion from Gibson, Dunn & Crutcher LLP confirming that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	receipt of executed affiliate agreements; and

•	the aggregate number of dissenting shares not exceeding 8% of the total number of shares of Schuler common stock outstanding at the effective time.

Termination of the Merger Agreement

      The merger agreement may be terminated:

•	by mutual written consent of D.R. Horton and Schuler;

•	by either D.R. Horton or Schuler:

•	if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of the Schuler common stock shall not have been obtained;

•	if the merger is not consummated on or before April 30, 2002, unless the failure to consummate the merger is the result of a willful and material breach of the merger agreement by the party seeking to terminate the merger agreement, or all of the terminating party’s conditions to closing have been satisfied and any condition to closing of the other party is not capable of being satisfied prior to April 30, 2002;

•	if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, provided that the right to terminate the merger agreement under this provision is not available to any party who has not complied with its obligations to use all reasonable efforts to take all actions and other things necessary, proper or advisable to consummate as promptly as practicable the merger, to obtain in a timely manner all material waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy in all material respects all conditions precedent to its obligations under the merger agreement, and that noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action;

•	if the other party commits a terminating breach, which is defined in the merger agreement as when the party materially breaches any representation, warranty, covenant or other agreement contained in the merger agreement and the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement. Notwithstanding the foregoing, in the case of a covenant or agreement, if such terminating breach is curable by Schuler or D.R. Horton, as the case may be, through the exercise of its reasonable efforts and for so long as Schuler or D.R. Horton, as the case may be, continues to exercise reasonable efforts, neither D.R. Horton nor Schuler, respectively, can terminate the merger agreement for the reason described in this paragraph; or

•	if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of the D.R. Horton common stock has not been obtained.

      by Schuler:

•	if the Schuler board has received a superior proposal and, after the Schuler board determines in its good faith judgment, after consultation with and advice from outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties, withdraws or, in a manner adverse to D.R. Horton, modifies its recommendation of the transactions contemplated by the merger agreement or approves or recommends the superior proposal, and the Schuler board complies with the applicable provisions described in “The Merger Agreement — Actions of Schuler and D.R. Horton Prior to the Merger — No Solicitation,” and, prior to such termination, pays the termination fee and otherwise complies with the provisions described in “The Merger Agreement — Termination Fee and Expenses.”

•	if the average closing price of D.R. Horton common stock, as determined according to the merger agreement, is less than $16.00, unless prior to the closing date D.R. Horton elects to increase the amount of cash or D.R. Horton common stock, or both, constituting the merger consideration so that the amount of the base merger consideration for each share of Schuler common stock equals at least $14.25.

      by D.R. Horton:

•	if the Schuler board recommends to the Schuler stockholders a superior proposal, or the Schuler board withdraws or, in a manner adverse to D.R. Horton, modifies its recommendation of the transactions contemplated by the merger agreement. Notwithstanding the foregoing, any disclosure that the Schuler board is compelled to make of the receipt of a proposal for a third party acquisition in order to comply with Rule 14d-9 or 14e-2 of the Exchange Act will not in and of itself constitute the withdrawal or modification of the Schuler board’s recommendation if such disclosure states that no action will be taken by the Schuler board with respect to the withdrawal or modification of its recommendation of the transactions contemplated by the merger agreement or the approval or recommendation of any third party acquisition except as described in the provisions described in “The Merger Agreement — Actions of Schuler and D.R. Horton Prior to the Merger — No Solicitation.”

Termination Fees and Expenses

      Generally, D.R. Horton and Schuler will each pay their own expenses in connection with the merger. However, the merger agreement provides that Schuler is required to pay to D.R. Horton a termination fee in the amount of $34 million immediately upon the occurrence of any of the following events:

•	D.R. Horton terminates the merger agreement because the Schuler board recommended to the Schuler stockholders a superior proposal, or the Schuler board has withdrawn or, in a manner adverse to D.R. Horton, has modified its recommendation of the merger agreement or the merger as described in “The Merger Agreement-Termination of the Merger Agreement.”

•	Schuler terminates the merger agreement because the Schuler board has received a superior proposal, which the Schuler board determines in its good faith judgment, after consultation with and advice from outside counsel, that it is necessary to do so in order to comply with its fiduciary duties, withdraws or, in a manner adverse to D.R. Horton, modifies its recommendation of the merger or approves or recommends such superior proposal as described in “The Merger Agreement — Termination of the Merger Agreement.”

•	D.R. Horton terminates the merger agreement pursuant to a terminating breach by Schuler and within twelve months thereafter Schuler enters into an agreement with respect to a third party acquisition or a third party acquisition occurs.

•	Either party terminates the merger agreement pursuant to its right to do so because the required approval of the holders of Schuler common stock is not obtained, and within twelve months thereafter Schuler enters into an agreement with respect to a third party acquisition or a third party acquisition occurs.

      In addition, promptly after any of the events described above, Schuler must reimburse D.R. Horton up to $3 million of all documented out-of-pocket expenses and fees, including fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to D.R. Horton in connection with the merger and the consummation of all transactions contemplated by the merger agreement less any amounts paid as described in the following paragraph.

      In the event the merger agreement is terminated by D.R. Horton or Schuler pursuant to its right to do so because the required approval of the holders of Schuler common stock has not been obtained, and at the time of termination D.R. Horton is not in breach of its material obligations, Schuler must, promptly after the termination of the merger agreement, reimburse D.R. Horton up to $3 million of all documented out-of-pocket expenses and fees, including fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to D.R. Horton in connection with the merger and the consummation of all transactions contemplated by the merger agreement.

      In the event the merger agreement is terminated by Schuler pursuant to its right to do so because the required approval of the holders of D.R. Horton common stock has not been obtained, and at the time of termination Schuler is not in breach of its material obligations, D.R. Horton must, promptly after the termination of the merger agreement, reimburse Schuler up to $3 million of all documented out-of-pocket expenses and fees, including fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to Schuler in connection with the merger and the consummation of all transactions contemplated by the merger agreement.

Effect of Termination

      In the event the merger agreement is terminated as described above, the merger agreement will become void and have no effect, without any liability or obligation other than the provisions described in the section “The Merger Agreement — Termination Fees and Expenses,” unless such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements in the merger agreement, in which event the terminating party will keep its rights and remedies against such other party in respect of such other party’s breach.

Amendments

      The merger agreement may be amended by an agreement in writing signed by both D.R. Horton and Schuler at any time before or after the merger is approved by the D.R. Horton and Schuler stockholders. After the merger is approved, no amendment may be made which, by law or in accordance with the rules of any relevant stock exchange, would require further approval by the D.R. Horton and Schuler stockholders unless D.R. Horton and Schuler obtain that approval.

Compensation and Benefits

      D.R. Horton will allow the persons who are employees of Schuler and any of its subsidiaries immediately prior to the effective time of the merger to participate, immediately after the effective time of the merger, in all of the benefit plans, programs and policies sponsored by D.R. Horton for the benefit of its employees generally, to the extent they would otherwise be eligible under such plans, at the same benefit levels as are generally applicable to other similarly situated employees of D.R. Horton.

      D.R. Horton will give such employees day-for-day credit for all of their service prior to the effective time with Schuler and Schuler subsidiaries under all employee benefit plans, programs and policies sponsored by D.R. Horton for the benefit of employees generally, other than for benefit accrual purposes or early retirement subsidies. In addition, credit for past service will not apply for vesting under the D.R. Horton, Inc. Stock Tenure Plan. Except as provided above, prior service will be credited for both eligibility and vesting purposes, and for purposes of any non-pension benefit schedule based on service, e.g. for vacation pay, sick days and personal days.

      D.R. Horton will not be required to continue the employment or position of any specific person, and D.R. Horton may amend, modify or terminate any employee benefit plans after the effective time of the merger consistent with the terms of such plans and applicable law.

      Unless otherwise specified by D.R. Horton, Schuler and its subsidiaries will terminate all tax-qualified retirement plans immediately prior to the closing date. In addition, Schuler and its subsidiaries will freeze all employee benefit plans, other than employee welfare plans, as of the closing date, although account balances in the Schuler deferred compensation plan will continue to accrue earnings and D.R. Horton may continue Schuler’s incentive bonus plan.

Schuler Directors’ and Officers’ Insurance and Indemnification

      The merger agreement requires D.R. Horton to keep in effect, for at least six years, directors’ and officers’ liability insurance policies (through the continuation or endorsement of Schuler’s existing policy or the purchase of a “tail-end” rider permitted by such policy) having the same coverage and containing terms and conditions no less advantageous to the persons covered by the policies currently in effect. D.R. Horton will not, however, be required to pay more than 200% of the annual premium paid relating to the year in which the merger agreement was executed. If D.R. Horton is not able to maintain the required insurance for that amount, D.R. Horton is required to purchase as much coverage as it can obtain for that amount.

      In addition to the requirement to keep directors’ and officers’ insurance in place as described above, D.R. Horton has agreed that after the effective time of the merger it will indemnify, to fullest extent permitted under applicable law and its certificate of incorporation and bylaws, each present and former director and officer of Schuler, determined as of the effective time of the merger, against claims, costs or expenses arising out of or pertaining to any acts or omissions or alleged acts or omissions by them in their capacities as officers or directors of Schuler, as the case may be. For claims against present or former officers and directors of Schuler, in their capacities as officers and directors that already exist as of the effective time of the merger, D.R. Horton’s indemnity obligation may not exceed the extent of Schuler’s indemnity obligation to the officers and directors on the date D.R. Horton and Schuler entered into the merger agreement.

Mutual Release of Obligations; Insurance

      The merger agreement provides that, prior to and to be effective upon the consummation of the merger, Schuler and the parties to the Western Pacific reorganization agreement described in “The Merger — Interest of Certain Persons in the Merger” will enter into an agreement terminating the Western Pacific reorganization agreement and releasing the parties and their affiliates from any claims arising out of or relating to the reorganization agreement or the related stockholders agreement. Following the consummation of the merger, D.R. Horton, as the surviving corporation, will be bound by such agreement. Further, to the extent that the Schuler operations and the Schuler subsidiaries and each of their respective current and former officers, directors, stockholders, partners, members and employees are currently named as insureds or additional insureds under existing Schuler insurance policies covering construction defect litigation claims, the merger agreement requires D.R. Horton, for a ten year period, to name such persons as insureds or additional insureds under all D.R. Horton policies covering construction defect litigation claims.

DIRECTORS AND MANAGEMENT OF D.R. HORTON FOLLOWING THE MERGER

      In the merger agreement, D.R. Horton has agreed, effective as of the closing of the merger, to use its best efforts to appoint James K. Schuler to the D.R. Horton board. As with the other directors, once appointed, Mr. Schuler would serve until the next annual meeting of D.R. Horton stockholders.

      Mr. Schuler, age 63, is currently the Co-Chairman of the board of directors of Schuler as well as its President and Chief Executive Officer. Mr. Schuler founded Schuler Residential, Inc., then known as Schuler Homes, Inc., and was its Chairman of the Board, President and Chief Executive Officer since its incorporation in January, 1992 until Schuler Residential merged into Schuler on June 21, 2001. From 1988 to January 1992, Mr. Schuler served as Chairman of the Board, President and Chief Executive Officer of JPS Hawaii, Inc., the predecessor of Schuler. Since 1973, he has also been President of James K. Schuler & Associates, Inc., a private single-and multi-family development company that previously constructed homes in Hawaii, California, Washington and Texas.

      On the record date, Mr. Schuler beneficially owned 2,438 shares of D.R. Horton common stock. As part of Mr. Schuler’s employment agreement with D.R. Horton, Mr. Schuler has agreed that so long as he is serving as a director of D.R. Horton, he will continue to hold, individually or through a trust of his designation, at least 25% of the D.R. Horton common stock that he and his affiliates will receive in the merger.

      The executive officers of D.R. Horton will not change as a result of the merger. For information regarding the ages and business backgrounds of the executive officers of D.R. Horton, please refer to the section entitled “Additional Information about D.R. Horton — Directors and Executive Officers” on page 100.

VOTING AGREEMENTS

      In order to induce Schuler to enter into the merger agreement, Donald R. Horton, individually, and Terrill J. Horton, as trustee of four trusts for the benefit of family members of Donald R. Horton, agreed, pursuant to a voting agreement, to vote all the shares of D.R. Horton common stock they hold in favor of approval and adoption of the merger agreement and the issuance of D.R. Horton common stock in connection with the merger and against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of D.R. Horton under the merger agreement, or any offer, proposal or transaction which would impede, delay or prevent the consummation of the merger or any of the other transactions contemplated by the merger agreement.

      In addition, Donald R. Horton and the family trusts generally agreed, subject to specified exceptions, not to sell or otherwise transfer their D.R. Horton shares, or take any action that would interfere with their performance under the voting agreement, until the completion of the merger.

      On the record date, Donald R. Horton and the trusts owned approximately 16% of the outstanding shares of D.R. Horton common stock.

      In order to induce D.R. Horton to enter into the merger agreement, The James and Patricia Schuler Foundation, the James K. Schuler 1998 Qualified Annuity Trust, the James K. Schuler Irrevocable Living Trust and WPH-Schuler LLC agreed, pursuant to a voting agreement, to vote 5,216,914 shares of Schuler Class A common stock and 18,754,727 shares of Class B common stock in favor of approval and adoption of the merger agreement and against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Schuler under the merger agreement, or any offer, proposal or transaction which would impede, delay or prevent the consummation of the merger or any of the other transactions contemplated by the merger agreement.

      In addition, the foundation, the trusts and WPH-Schuler LLC generally agreed, subject to specified exceptions, not to sell or otherwise transfer the Schuler shares subject to the agreement, not to take any action that would interfere with their performance under the voting agreement, until the completion of the merger.

      On the record date, the foundation and the trusts owned approximately 46.8% of the outstanding shares of Schuler Class A common stock, of which one-half is subject to the voting agreement, and WPH-Schuler LLC owned 100% of the outstanding shares of Schuler Class B common stock. The shares subject to the voting agreement constitute approximately 46.1% of the voting power of the outstanding shares of Schuler common stock, representing 23.4% of the Class A common stock and 100% of the Class B common stock.

AFFILIATE AGREEMENTS

Restrictions on Resales of D.R. Horton Common Stock by Schuler Affiliates

      Mr. Schuler, Mr. Rosenfeld, WPH-Schuler, LLC, Apollo Real Estate Investment Fund, L.P., Highridge Pacific Housing Investors, L.P., Blackacre WPH, LLC and the directors, executive officers and other affiliates of Schuler have entered into or indicated that they will enter into agreements with D.R. Horton which provide that they may not sell their shares of D.R. Horton common stock acquired in the merger except as permitted under the Securities Act of 1933.

      They have also agreed to waive any rights of appraisal or rights to dissent from the merger and have acknowledged that D.R. Horton has no obligation to register the sale, transfer, pledge or other disposition of the shares of D.R. Horton common stock or to take any other action to provide an exemption from registration.

      Mr. Schuler (as chairman of the James and Patricia Schuler Foundation and as trustee for the James K. Schuler 1998 Qualified Annuity Trust and the James K. Schuler Revocable Living Trust) and Mr. Rosenfeld have agreed not to sell, pledge or otherwise dispose of:

•	any shares of D.R. Horton common stock received in the merger for a period of 90 days from the effective date of the merger;

•	two-thirds of the shares for a period of 120 days from the effective date of the merger; and

•	one-third of the shares for a period of 180 days from the effective date of the merger.

      WPH-Schuler, LLC, Apollo Real Estate Investment Fund, L.P., Highridge Pacific Housing Investors, L.P. and Blackacre WPH, LLC have agreed not to sell, pledge or otherwise dispose of any shares of D.R. Horton common stock received in the merger for a period of 45 days from the effective date of the merger.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

      The following unaudited pro forma combined condensed financial statements give effect to the merger. The merger will be accounted for as a purchase of Schuler by D.R. Horton. The unaudited pro forma combined condensed financial statements reflect the financial position of D.R. Horton and Schuler as of September 30, 2001, and the operations of D.R. Horton and Schuler for the 12 months ended September 30, 2001. The unaudited pro forma combined condensed balance sheet assumes the merger occurred on the date of the balance sheet. The unaudited pro forma combined statement of income assumes the merger occurred on October 1, 2000.

      The historical financial information about D.R. Horton and Schuler as of and for the year ended September 30, 2001 has been derived from the D.R. Horton and Schuler (and its predecessor) audited and unaudited financial statements. The unaudited pro forma combined condensed financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements of D.R. Horton and Schuler, which are incorporated into this Joint Proxy Statement/ Prospectus by reference.

      The unaudited pro forma combined condensed financial statements reflect .487 shares of D.R. Horton common stock issued for each share of Schuler common stock as part of the base merger consideration, based on a price of $31.733, which is the average closing price for the 15 trading days prior to, and including, December 26, 2001. For purchase accounting purposes, the assumed measurement date of the transaction is December 11, 2001, and the D.R. Horton shares to be issued in the merger are valued at $30.93 per share, which represents the average closing price for a period of 10 trading days beginning December 4, 2001 and ending December 17, 2001. The actual number of shares of D.R. Horton common stock that will be issued for each share of Schuler common stock as part of the base merger consideration and the corresponding merger adjustments will be determined at or after the completion of the transaction, and they may differ from those reflected in the unaudited pro forma combined condensed financial statements.

      The unaudited pro forma combined condensed financial statements have been included for comparative purposes only. As further discussed in the accompanying notes, the unaudited pro forma combined condensed financial statements do not purport to show what the financial position or operating results would have been if the merger had been consummated as of the dates indicated and should not be construed as representative of future financial position or operating results.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2001

					Pro Forma
	D.R. Horton	Schuler	Adjustments		Combined

	(In thousands)
ASSETS
Homebuilding:
Cash	$232,305	$10,913	$(157,305	)C(1)	$85,913
Inventories	2,804,377	994,712	—		3,799,089
Earnest money deposits and other assets	234,755	100,690	—		335,445
Excess of cost over net assets acquired (net)	136,223	65,628	372,470	C(1)	574,321

	3,407,660	1,171,943	215,165		4,794,768

Financial Services:
Cash	6,975	—	—		6,975
Mortgage loans held for sale	222,818	—	—		222,818
Other assets	14,737	—	—		14,737

	244,530	—	—		244,530

	$3,652,190	$1,171,943	$215,165		$5,039,298

LIABILITIES
Homebuilding:
Accounts payable and other liabilities	$498,576	$174,409	—		$672,985
Notes payable	1,701,689	562,822	(47,130	)C(1)	2,288,526
			71,145	C(1)

	2,200,265	737,231	24,015	C(1)	2,961,511

Financial Services:
Notes payable	182,641	—	—		182,641
Other liabilities	10,173	—	—		10,173

	192,814	—	—		192,814

	2,393,079	737,231	24,015		3,154,325

Minority interests	8,864	1,980	—		10,844

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—		—
Common stock	769	—	198	C(1)	967
Class A common stock	—	22	(22	)C(1)	—
Class B common stock	—	19	(19	)C(1)	—
Unearned compensation	—	—	(6,214	)C(2)	(6,214)
Additional capital	704,842	253,004	(253,004	)C(1)	1,334,740
			612,340	C(1)
			17,558	C(2)
Retained earnings	544,636	179,687	(179,687	)C(1)	544,636

	1,250,247	432,732	191,150		1,874,129

	$3,652,190	$1,171,943	$215,165		$5,039,298

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended September 30, 2001

		Combined
		Pro Forma			Pro Forma
	D.R. Horton	Schuler(B)	Adjustments		Combined

	(In thousands, except per share data)
Homebuilding:
Revenues	$4,383,552	$1,540,818	—		$5,924,370
Cost of sales	3,527,142	1,207,165	1,075	C(3)	4,735,382

Gross profit	856,410	333,653	(1,075)		1,188,988
Selling, general & administrative expense	432,013	159,450	2,295	C(2)	591,543
			(1,500	)C(4)
			(715	)C(5)
Interest expense	8,809	6,856	251	C(3)	15,916
Other expense	34,747	13,985	—		48,732

	380,841	153,362	(1,406)		532,797

Financial Services:
Revenues	71,962	—	—		71,962
Selling, general & administrative expense	47,387	—	—		47,387
Interest expense	5,288	—	—		5,288
Other (income)	(7,669)	—	—		(7,669)

	26,956	—	—		26,956

Income before income taxes and cumulative effect of change in accounting principle	407,797	153,362	(1,406)		559,753
Income taxes	152,924	61,204	(533	)C(6)	213,595

Income before cumulative effect of change in accounting principle	$254,873	$92,158	$(873)		$346,158

Income before cumulative effect of change in accounting principle per common share:
Basic	$3.37	$2.28	—		$3.63
Diluted	$3.31	$2.18	—		$3.57

Cash dividends per common share	$0.19	—	—		$0.19

Weighted average number of common shares outstanding:
Basic	75,677	40,399	19,804	D	95,481
Diluted	76,953	43,174	20,034	D	96,987

D.R. HORTON, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AND UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME

Note A. Basis of Presentation

      The unaudited pro forma condensed combined balance sheet reflects the combined financial position of D.R. Horton and Schuler as of September 30, 2001, on a pro forma basis assuming that the merger had taken place on September 30, 2001. The unaudited pro forma condensed combined statement of income reflects the combined results of operations of D.R. Horton and Schuler presented as described in Note B below for the year ended September 30, 2001, assuming that the merger had taken place on October 1, 2000.

      Under accounting principles generally accepted in the United States, the merger of Schuler into D.R. Horton will be accounted for under the purchase method of accounting. Accordingly, the purchase price will be allocated to the Schuler assets acquired and liabilities assumed based on their respective fair values, with the excess to be allocated to goodwill. The valuations and other studies required to determine the fair value of the Schuler assets acquired and liabilities assumed have not been performed and accordingly, the related adjustments reflected in the unaudited pro forma combined financial statements are preliminary and subject to further revisions and adjustments. These adjustments are described in Note C.

      The adjustment to reflect the preliminary purchase price allocation, described in Note C(1), uses the book value of the Schuler assets acquired and liabilities assumed. This is a preliminary assumption, which will be adjusted based on the valuation analysis to be performed after the completion of the merger. Changes to the purchase price allocation as a result of such analysis will be recorded as corresponding increases or decreases in goodwill.

      On October 1, 2001, D.R. Horton adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” In accordance with SFAS No. 142, goodwill will no longer be amortized but will be subject to periodic review for impairment, and as such, no pro forma adjustment for amortization of the goodwill resulting from the merger is presented in the unaudited pro forma condensed combined balance sheet and statement of income. Other identifiable intangibles are assumed to be insignificant.

      Under the terms of Schuler’s senior and senior subordinated notes, of which $500 million principal amount is outstanding at September 30, 2001, the merger will represent a “change of control” that provides the holders of such notes the right to require D.R. Horton to repurchase the Schuler notes at a purchase price in cash equal to 101% of the principal amount of the notes. D.R. Horton does not anticipate it will be required to repurchase a significant amount of the Schuler notes. Accordingly, no adjustment is included in the unaudited pro forma condensed combined financial statements to reflect the repurchase of any of the Schuler notes.

Note B. Combined Pro Forma Schuler

      Schuler was formed in April 2001 when Schuler Residential combined with Western Pacific. Schuler Residential is the predecessor of Schuler. Therefore, the Schuler statement of income for the year ended September 30, 2001 is presented on a pro forma combined basis to include the combined operations of Schuler, Schuler Residential and Western Pacific for the year ended September 30, 2001, assuming that the combination had taken place on October 1, 2000. Following are the historical statements of income of

D.R. HORTON, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AND UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME — (Continued)

Schuler, Schuler Residential and Western Pacific and the pro forma adjustments which comprise the combined pro forma Schuler statement of income for the year ended September 30, 2001:

						Six Months Ended	Year Ended
	Six Months Ended March 31, 2001					September 30, 2001	September 30, 2001

					Pro Forma		Pro Forma
	Schuler	Western	Pro Forma		Combined		Combined
	Residential	Pacific	Adjustments		Schuler	Schuler	Schuler

	(In thousands, except per share data)
Revenues	$298,807	$543,190	$—		$841,997	$698,821	$1,540,818
Cost of sales	226,305	424,088	—		650,393	556,772	1,207,165

Gross profit	72,502	119,102	—		191,604	142,049	333,653
Selling, general & administrative expense	35,417	48,943	(4,207	)(a)	80,153	79,297	159,450
Interest expense	3,316	—	—		3,316	3,540	6,856
Other expense	704	14,003	—		14,707	(722)	13,985

Income before income taxes	33,065	56,156	4,207		93,428	59,934	153,362
Income taxes	12,785	—	24,580	(b)	37,365	23,839	61,204

Net income	$20,280	$56,156	$(20,373)		$56,063	$36,095	$92,158

Net income per common share:
Basic	$1.01	N/A	—		$1.39	$0.89	$2.28
Diluted	$0.93	N/A	—		$1.33	$0.86	$2.18

Cash dividends per common share	$—	N/A	—		$—	$—	$—

Weighted average number of common shares outstanding:
Basic	20,114	N/A	20,166	(c)	40,280	40,517	40,399
Diluted	22,972	N/A	20,166	(c)	43,138	43,209	43,174

(a)	Represents the exclusion of a non-cash charge for compensation expense recognized in conjunction with equity interests granted to Western Pacific executives related to the combination with Schuler Residential. This charge is a nonrecurring item and is not indicative of future operating results.

(b)	Represents the pro forma effect on the combined provision for income taxes resulting from the operations of Western Pacific and Schuler Residential for the six months ended March 31, 2001 and the other pro forma adjustment, based on an effective tax rate of 40.7%. Prior to its combination with Schuler Residential, Western Pacific was operated through a series of partnerships and was not subject to taxation at the entity level.

(c)	Represents the issuance of 20,166,000 Schuler shares of Class B common stock in the Western Pacific/ Schuler Residential combination, assuming such shares were outstanding beginning on October 1, 2000.

D.R. HORTON, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AND UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME — (Continued)

Note C. Pro Forma Adjustments

      The following adjustments are included in the unaudited pro forma condensed combined balance sheet and statement of income as of and for the year ended September 30, 2001.

      (1) Represents the preliminary purchase allocation, which reflects the cash and equity consideration paid by D.R. Horton, the elimination of the September 30, 2001 Schuler equity balance, and the recording of goodwill resulting from the transaction, as summarized below:

In
thousands,
except
per share
amounts

Cash Consideration:
Number of Schuler shares outstanding at September 30, 2001	40,665
Cash paid per share by D.R. Horton	x $4.09

Total cash consideration	$ 166,320

Equity Consideration:
Number of Schuler shares outstanding at September 30, 2001	40,665
Fractional shares of D.R. Horton common stock issued for each Schuler share	x .487

Total number of D.R. Horton shares issued	19,804
Assumed D.R. Horton stock price	x $30.93

Total equity consideration	612,538

Total cash and equity consideration paid	778,858
Estimated transaction costs related to merger	15,000
D.R. Horton stock options to be issued in connection with the merger (see Note C(2) below)	11,344

Total merger costs	805,202
Less Schuler equity balance at September 30, 2001	(432,732)

Increase in excess of purchase price over net assets acquired (goodwill)	372,470
Schuler goodwill balance at September 30, 2001	65,628

Total goodwill resulting from the merger	$ 438,098

Uses and Sources of Cash for Merger Consideration and Merger Costs:
Cash consideration for Schuler equity	$ 166,320
Pay off balance of Schuler revolving credit facility	47,130
Merger costs	15,000

Total uses of cash	$ 228,450

D.R. Horton excess cash balances at September 30, 2001	$ 157,305
Additional draws on D.R. Horton revolving credit facility	71,145

Total sources of cash	$ 228,450

D.R. HORTON, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AND UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME — (Continued)

      (2) Represents the estimated effect of the issuance of options to purchase 0.9 million shares of D.R. Horton common stock to Schuler employees to replace outstanding Schuler stock options. The fair value of the D.R. Horton stock options to be issued ($17,558,000) was estimated using the Black-Scholes option pricing model and is recorded as additional capital, the intrinsic value related to unvested options to be issued ($6,214,000) is recorded as unearned compensation and the remainder ($11,344,000) is recorded as a merger cost, which increases goodwill. The unearned compensation will be amortized over the remaining vesting period of the stock options. The estimated compensation expense related thereto for the first year following the merger is $2,295,000.

The following assumptions were used in the Black-Scholes model to determine the fair value of the D.R. Horton stock options to be issued in the merger:

Risk-free interest rate:	5.8%
Expected volatility of D.R. Horton stock:	49.5%
Weighted average expected dividend yield:	1.6%
Weighted average expected life (in years):	3.8

      (3) Represents the pro forma annual impact of additional interest costs assumed to be incurred to finance the cash portion of the merger consideration and other merger costs, at a 3% marginal interest rate, which approximates D.R. Horton’s current floating rate on its revolving line of credit.

      (4) Represents the estimated savings in compensation expense that would have occurred during the first year following the merger, related to D.R. Horton employment agreements with two members of Schuler management, as described in this Joint Proxy Statement/ Prospectus.

      (5) Represents the elimination of the goodwill amortization expense included in the Combined Pro Forma Schuler statement of income for the year ended September 30, 2001, as all of Schuler’s prior goodwill balances will be eliminated in the merger with D.R. Horton.

      (6) Represents the net effect on income tax expense of the pro forma adjustments, calculated using the pro forma combined effective income tax rate of 37.9%.

Note D. Pro Forma Number of Shares Outstanding and Net Income Per Share

      The number of D.R. Horton shares of common stock that will be issued in exchange for the outstanding Schuler shares is based on an assumed .487 shares of D.R. Horton common stock issued for each share of Schuler common stock outstanding immediately prior to the effective date of the merger, based on a price of $31.733, which is the average closing price of D.R. Horton common stock for the 15 trading days prior to, and including, December 26, 2001. The following table provides the pro forma

D.R. HORTON, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AND UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME — (Continued)

number of shares to be issued in connection with the merger, and the number of shares of D.R. Horton common stock to be outstanding after the merger:

Shares in
Thousands

Number of shares of Schuler common stock outstanding as of September 30, 2001	40,665
Fractional share of D.R. Horton common stock issued for each Schuler share in base merger consideration	.487

Number of D.R. Horton common stock shares to be issued in the merger	19,804
Number of shares of D.R. Horton common stock outstanding as of September 30, 2001	76,902

Number of shares of D.R. Horton common stock outstanding after the merger	96,706

      The pro forma combined income per share before cumulative effect of change in accounting principle for the year ended September 30, 2001 is based on the weighted average number of shares of D.R. Horton common stock outstanding for the year ended September 30, 2001, assuming the issuance of 19,804,000 shares of D.R. Horton common stock on October 1, 2000. The actual number of shares of D.R. Horton common stock to be issued in the merger will be determined prior to the effective date of the merger.

      The pro forma combined diluted income per share before cumulative effect of change in accounting principle for the year ended September 30, 2001 is based on the weighted average number of shares of D.R. Horton common stock outstanding during the year, adjusted for the effects of dilutive securities outstanding, plus the 19,804,000 assumed number of shares of D.R. Horton common stock to be issued in the merger and the assumed dilutive effect of D.R. Horton stock options to be issued in the merger. Options to purchase 0.9 million shares of D.R. Horton common stock are assumed to be issued in the merger, which results in an incremental dilutive effect of 230,000 shares.

      The pro forma combined financial statements are based on the assumption that D.R. Horton will pay $4.09 in cash and will issue .487 shares of D.R. Horton common stock for each Schuler share, based on a $31.733 average closing price of D.R. Horton common stock. This results in a total of 19.8 million shares of D.R. Horton stock assumed to be issued in the merger, pro forma combined goodwill of $574.3 million as of September 30, 2001 and pro forma combined diluted income per share of $3.57 for the year ended September 30, 2001. The actual number of D.R. Horton shares to be issued and the value per share will be determined as discussed in the section captioned “Summary — The Merger Consideration” of this Joint Proxy Statement/Prospectus. The following table reflects the number of D.R. Horton shares that would be issued in the merger, the pro forma combined goodwill as of September 30, 2001, and pro forma combined diluted income per share before cumulative effect of change in accounting principle for the year ended September 30, 2001, assuming other average D.R. Horton common stock closing prices:

		Pro Forma Combined

Average	Assumed		Diluted
Closing	Shares To		Income
Price	Be Issued	Goodwill	Per Share

(In millions, except per share amounts)
$16.000	25.8	$374.9	$3.36
$20.000	23.2	$425.4	$3.45
$25.000	21.8	$506.7	$3.50

D.R. HORTON, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AND UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME — (Continued)

Note E. Dividends

      The pro forma combined cash dividends per common share are not necessarily indicative of dividends to be paid to holders of D.R. Horton common stock in future periods. Future dividends will be determined by the D.R. Horton board of directors based on the earnings and financial condition of D.R. Horton and its subsidiaries, as well as other factors.

DESCRIPTION OF D.R. HORTON CAPITAL STOCK

      D.R. Horton’s authorized capital stock is 200,000,000 shares of common stock, par value $.01 per share, and 30,000,000 shares of preferred stock, par value $.10 per share. At January 14, 2002,            shares of D.R. Horton common stock and no shares of preferred stock were outstanding.

D.R. Horton Preferred Stock

      The D.R. Horton board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of D.R. Horton preferred stock may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the shares of D.R. Horton common stock, without a vote of the holders of the D.R. Horton preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of D.R. Horton preferred stock.

D.R. Horton Common Stock

      Holders of shares of D.R. Horton common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of D.R. Horton common stock will be able to elect the entire board of directors of D.R. Horton. Holders of D.R. Horton common stock have no preemptive rights and are entitled to such dividends as may be declared by the board of directors of D.R. Horton out of funds legally available therefore. The D.R. Horton common stock is not entitled to any sinking fund, redemption or conversion provisions. On liquidation, dissolution or winding up of D.R. Horton, the holders of D.R. Horton common stock are entitled to share ratably in the net assets of D.R. Horton remaining after the payment of all credits and liquidation preferences of D.R. Horton preferred stock, if any. The outstanding shares of D.R. Horton common stock are duly authorized, validly issued, fully paid and nonassessable. The transfer agent and registrar for the D.R. Horton common stock is American Stock Transfer & Trust Company, New York, New York.

Anti-Takeover Effects of Provisions of D.R. Horton’s Charter and Bylaws

      D.R. Horton currently has the following provisions in its charter or bylaws which could be considered to be “anti-takeover” provisions:

•	an article in its charter prohibiting stockholder action by written consent;

•	an article in its charter requiring the affirmative vote of the holders of two-thirds of the outstanding shares of D.R. Horton common stock to remove a director;

•	a bylaw limiting the persons who may call special meetings of stockholders to the board of directors or a committee thereof so empowered by the D.R. Horton board, the D.R. Horton bylaws or by law; and

•	a bylaw providing time limitations for nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders’ meetings.

      These provisions may have the effect of delaying stockholder actions with respect to certain business combinations and the election of new members to the board of directors. As such, the provisions could have the effect of discouraging open market purchases of D.R. Horton common stock because they may be considered disadvantageous by a stockholder who desires to participate in a business combination or elect a new director. Additionally, the issuance of D.R. Horton preferred stock under certain circumstances could have the effect of delaying or preventing a change of control or other corporate action.

      D.R. Horton is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder”, which is defined generally as a person owning 15% or more of D.R. Horton’s outstanding voting stock from engaging in a “business combination” with D.R. Horton for three years following the date that person became an interested stockholder unless:

•	before that person became an interested stockholder, the board of directors of D.R. Horton approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of D.R. Horton outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of D.R. Horton or by specified employee stock plans; or

•	on or following the date on which that person became an interested stockholder, the business combination is approved by D.R. Horton’s board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of D.R. Horton, excluding shares held by the interested stockholder.

      A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

COMPARATIVE RIGHTS OF STOCKHOLDERS

      If the merger is completed, most holders of Schuler common stock will become holders of D.R. Horton common stock. The certificate of incorporation and bylaws of D.R. Horton will govern the rights of all of D.R. Horton’s stockholders, including the former Schuler stockholders. The current rights of Schuler stockholders differ in several respects from the rights of D.R. Horton stockholders. The following is a summary of the material differences in the rights of stockholders of D.R. Horton and Schuler. Unless otherwise noted, the rights of D.R. Horton stockholders are substantially the same as those of Schuler stockholders.

D.R. Horton Stockholders	Schuler Stockholders

Capitalization
D.R. Horton is authorized to issue 230,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, par value $.01 per share, of which 1,611,012 shares are reserved for future issuance upon exercise of outstanding stock options at September 30, 2001 and 30,000,000 shares of preferred stock, par value $.10 per share.	Schuler is authorized to issue 171,000,000 shares of capital stock, consisting of 170,000,000 shares of common stock, of which 120,000,000 are shares of Class A common stock, par value $.001 per share, and 50,000,000 are shares of Class B common stock, par value $.001 per share, of which 1,614,475 shares of Class A common stock are reserved for future issuance upon exercise of outstanding stock options, and 1,000,000 shares of preferred stock, par value $.001 per share.
Number, Election, Vacancy and Removal of Directors
D.R. Horton’s bylaws provide that its board of directors may consist of one or more persons. Currently there are ten members of D.R. Horton’s board of directors. The merger agreement provides that D.R. Horton will use its best efforts to appoint James K. Schuler to D.R. Horton’s board.	As long as any shares of Class B common stock are outstanding, Schuler’s board of directors shall consist of not less than five nor more than eleven. The number of directors has currently been set by Schuler’s board at ten.
Directors are elected by the holders of D.R. Horton common stock by written ballot at each annual meeting of stockholders.	Holders of the Class A common stock are entitled to elect five directors and holders of the Class B common stock are entitled to elect four directors.
Vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.	Vacancies of directors elected by holders of Class A common stock may only be filled by majority of the holders of Class A common stock or a majority of the directors elected by the holders of the Class A common stock then in office, although less than a quorum. Vacancies of directors elected by holders of Class B common stock may only be filled by majority of the holders of Class B common stock or a majority of the directors elected by the holders of the Class B common stock then in office, although less than a quorum.
No director may be removed without the affirmative vote of not less than 66 2/3% of the total voting power of all outstanding shares of voting stock.	No director elected by the holders of Class A common stock may be removed without the affirmative vote of at least 66 2/3% of the outstanding shares of Class A common stock. No director elected by the holders of Class B common stock may be removed without the

D.R. Horton Stockholders	Schuler Stockholders

affirmative vote of at least 66 2/3% of the outstanding shares of Class B common stock.
Voting Rights
Each holder of D.R. Horton common stock is entitled to one vote for each share standing in such holder’s name.	Except as required by law or its certificate of incorporation, holders of Class A common stock and Class B common stock vote together as a single class. With respect to such matters, holders of Class A common stock are entitled to one vote for each share standing in such holder’s name and holders of Class B common stock are entitled to one-half vote for each share standing in such holder’s name.

Any of the following business combinations requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class, unless such transaction has been approved by two-thirds of the whole board of directors:
• any merger or consolidation of Schuler or any subsidiary with or into any interested stockholder, as defined in the certificate of incorporation, or any other person which is an affiliate of an interested stockholder;

• any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with, or proposed by or on behalf of, any interested stockholder or any affiliate of an interested stockholder, of greater than 5% of the assets of Schuler or a subsidiary;

• the issuance or transfer by Schuler or any subsidiary of any securities of Schuler or any subsidiary to or with, or proposed by or on behalf of, any interested stockholder or any affiliate of an interested stockholder, in exchange for cash, securities or other property with a value greater than 5% of the assets of Schuler or a subsidiary;

• the adoption of any plan or proposal for the liquidation or dissolution of Schuler, or any spin-off or split-up of any kind of Schuler or any subsidiary, proposed by or on behalf of an interested stockholder or any affiliate of any interested stockholder; or

• any reclassification of securities or recapitalization of Schuler, or any merger or consolidation of Schuler with any of its subsidiaries which has the effect of increasing the percentage of the outstanding shares of any class of equity securities of Schuler or any subsidiary

D.R. Horton Stockholders	Schuler Stockholders

which are owned by any interested stockholder or an affiliate of any interested stockholder.

The foregoing provisions do not apply if the transaction is approved by at least 66 2/3% of Schuler’s board.

In the event the foregoing provisions do not apply, whether because at least 66 2/3% of the Schuler board has approved the transaction or otherwise, a merger like the contemplated D.R. Horton/ Schuler merger requires the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock voting together as a class, and the affirmative vote of the holders of a majority of each of the Class A common stock and Class B common stock voting as separate classes.
Indemnification of Directors and Officers
The certificate of incorporation of D.R. Horton provides that D.R. Horton will indemnify to the fullest extent permitted by Delaware law each director or officer of D.R. Horton or any entity owned or controlled by D.R. Horton. However, D.R. Horton will not indemnify any person with respect to service as a director, officer, employee or agent of Provident Bancorp. of Texas, Inc. D.R. Horton may enter into agreements with any person providing for indemnification greater or different than that provided in the certificate of incorporation. In addition, to the full extent permitted by the Delaware General Corporation Law, no D.R. Horton director will be personally liable to D.R. Horton or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director.	The certificate of incorporation of Schuler provides that a director shall not be liable to Schuler or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Schuler or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper benefit. If the Delaware General Corporation Law is amended to authorize, with approval of the stockholders, further reductions in the liability of directors for breach of fiduciary duty, then directors of Schuler shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law.

The bylaws of Schuler also provide that Schuler will indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by the directors and officers in that capacity in connection with any action, suit or proceeding, if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Schuler, and, with respect to any criminal action or proceeding, if the director or officer had no reasonable cause to believe his or her conduct was unlawful. With respect to suits by or on behalf of Schuler, Schuler will not indemnify its directors and officers to the extent that a court finds the director

D.R. Horton Stockholders	Schuler Stockholders

or officer liable to Schuler, unless the Delaware Court of Chancery or the court in which the action or suit was brought finds that under the circumstances the director or officer is fairly and reasonably entitled to indemnity.

The bylaws of Schuler also provide that the Schuler board has the discretion to indemnify any person made a party to any action, suit or proceeding because the person is or was an employee or other agent of Schuler. The bylaws allow the board to advance costs, charges and expenses (including attorney’s fees) incurred by the person in defending the action, suit, or proceeding.
Amendment of Certificate of Incorporation
Changes to the D.R. Horton certificate of incorporation are governed by the Delaware General Corporation Law or by applicable law. However, the articles regarding election of directors, no action by written consent, amendments of bylaws, the number and removal of directors, and special meetings may not be amended without the affirmative vote of at least 66 2/3% of the total voting power of all outstanding shares of voting stock.	Changes to the Schuler certificate of incorporation are governed by the Delaware General Corporation Law or by applicable law; however, the articles regarding voting rights, amendments of bylaws and certificate of incorporation, no action by written consent, the number and term of directors, business combinations, and special meetings may not be amended without the affirmative vote of at least 66 2/3% of the outstanding shares of Class A common stock and the 66 2/3% of the outstanding shares of Class B common stock.
Amendment of Bylaws
The D.R. Horton bylaws may be altered, amended or repealed, or new bylaws may be adopted, by either the stockholders or the board of directors. However, the bylaws regarding annual meetings, the number and term of office of directors, or the election and nomination of directors may not be amended without the affirmative vote of at least 66 2/3% of the total voting power of all outstanding shares of voting stock.	The Schuler bylaws may be altered, amended or repealed, or new bylaws may be adopted, by either the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Class A common stock and the holders of at least 66 2/3% of the outstanding shares of Class B common stock, each voting as separate classes. However, the bylaw regarding the number of directors may not be amended by the directors without the affirmative vote of 66 2/3% of the total number of directors which Schuler would have if there were no vacancies.
Special Stockholder Meetings
Special meetings of the stockholders of D.R. Horton may be called by the board of directors, or by a committee of the board of directors which has been designated by the board and whose powers and authority include the power	Special meetings of the stockholders of Schuler may be called only by the joint action of the Co- Chairman of the board of directors and the President or by the Co-Chairman or the Secretary at the written request of a majority of the total

D.R. Horton Stockholders	Schuler Stockholders

to call such meetings.	number of directors which then constitutes the whole board.
Dividends
D.R. Horton may declare and pay dividends to its stockholders in accordance with the Delaware General Corporation Law.	Schuler cannot declare or pay a dividend or distribution payable in property or securities of any other class or kind on either Class A common stock or Class B common stock unless Schuler declares and pays a dividend equal in kind and amount on a per share basis and payable at the same time on each class.
Conversion
D.R. Horton does not have more than one class of common stock.	A holder of Class B common stock may at any time convert each share of Class B common stock into one share of Class A common stock.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

Generally

      The following discussion is a summary description of the material U.S. federal income tax consequences of the merger generally applicable to Schuler stockholders who hold their shares of Schuler common stock as capital assets at the effective time of the merger. The discussion set forth below does not address all U.S. federal income tax considerations that may be relevant to Schuler stockholders in light of their particular circumstances, and does not apply to Schuler stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	foreign persons;

•	banks, insurance companies, dealers in securities, tax-exempt organizations, and stockholders subject to the alternative minimum tax;

•	stockholders who hold Schuler common stock as part of a hedge, straddle, or other risk reduction arrangement;

•	stockholders who dissent from the merger;

•	stockholders who acquired their Schuler common stock through stock option or stock purchase programs or otherwise as compensation; and

•	stockholders whose functional currency is not the U.S. dollar.

In addition, this discussion does not address the tax consequences of the merger under foreign, state, or local tax laws.

      Schuler stockholders are urged to consult their own tax advisors regarding the tax consequences to them of the merger based on their particular circumstances, including the application and effect of federal, state, local, and foreign tax laws.

      The following discussion is based on the Internal Revenue Code, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, all as of the date of this Joint Proxy Statement/ Prospectus. All of these are subject to change. Any such change could be applied retroactively and could affect the accuracy of the statements and conclusions set forth in this discussion and the tax consequences of the merger to D.R. Horton, Schuler, and/or their respective stockholders.

      Neither D.R. Horton nor Schuler has requested or will request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the merger. D.R. Horton and Schuler have each received from Gibson, Dunn & Crutcher LLP an opinion that:

•	the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; and

•	D.R. Horton and Schuler will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

It is a condition to the consummation of the merger that counsel render the same opinions as of the closing date. The opinions are and will be based upon the assumption that the merger will take place in the manner described in the merger agreement, and also assume and will assume the truth and accuracy of certain factual representations made by D.R. Horton and Schuler which are customarily given in transactions of this kind.

      Opinions of counsel are not binding on the Internal Revenue Service or the courts. If the Internal Revenue Service were to assert successfully that the merger is not a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, then each Schuler stockholder would be required to recognize gain or loss equal to the difference between (i) the fair market value of the D.R. Horton common stock and the amount of cash received in the exchange and (ii) the stockholder’s tax basis in the

Schuler stock surrendered therefor. In such event, a Schuler stockholder’s total initial tax basis in the D.R. Horton common stock received would be equal to its fair market value at the effective time of the merger, and the stockholder’s holding period for the D.R. Horton common stock would begin on the day after the merger. The gain or loss recognized would be long-term capital gain or loss if the Schuler stockholder’s holding period for the Schuler common stock was more than one year.

      The federal income tax consequences to a particular Schuler stockholder of the treatment of the merger as a reorganization will vary depending on whether the stockholder receives D.R. Horton common stock, cash, or a combination of D.R. Horton common stock and cash in the merger. At the time that a Schuler stockholder makes an election as to the form of consideration to be received in the merger and at the time that the stockholder votes on the merger, the stockholder will not know if or to what extent the proration procedures will be applicable. Therefore, at those times, the Schuler stockholder will not know the extent to which the stockholder’s elected form of merger consideration will be given effect and thus will not know the tax consequences of the merger to the stockholder.

Consequences to D.R. Horton Stockholders

      D.R. Horton stockholders will not recognize gain or loss as a result of the merger.

Consequences to Schuler Stockholders — Recognition of Gain or Loss

      As discussed below, the U.S. federal income tax consequences of the merger to a particular Schuler stockholder will depend upon the form of consideration actually received by that stockholder. Based on the assumption that the merger will constitute a reorganization, and subject to the limitations and qualifications set forth in this discussion, the following U.S. federal income tax consequences will result from the merger:

•	A Schuler stockholder who exchanges shares of Schuler common stock for a combination of D.R. Horton common stock and cash (other than cash in lieu of a fractional share) will generally recognize gain in an amount equal to the lesser of —

•	the difference between (i) the fair market value of all property (D.R. Horton common stock and cash) received in the exchange and (ii) the stockholder’s basis in the Schuler common stock; and

•	the amount of cash received in the exchange.

A Schuler stockholder who exchanges shares of Schuler common stock for a combination of D.R. Horton common stock and cash will not be permitted to recognize a loss in the exchange.

•	A Schuler stockholder who exchanges shares of Schuler common stock solely for D.R. Horton common stock (and possibly cash in lieu of a fractional share) will not recognize gain or loss, except with respect to the fractional share, as discussed below.

•	A Schuler stockholder who exchanges shares of Schuler common stock solely for cash will recognize gain (or, alternatively, as discussed below, likely will be permitted to recognize loss) equal to the difference between the amount of cash received and the stockholder’s basis in the Schuler common stock.

•	The total initial tax basis of any D.R. Horton common stock received by a Schuler stockholder in the merger will be equal to the total tax basis of the Schuler common stock exchanged therefor, decreased by the amount of cash (other than cash in lieu of a fractional share) received in the exchange (if any), and increased by the amount of gain recognized in the exchange (if any).

•	A Schuler stockholder who receives cash in lieu of a fractional share of D.R. Horton common stock will generally recognize gain or loss in an amount equal to the difference between (i) the amount of cash received in lieu of the fractional share and (ii) the stockholder’s basis allocated to the fractional share, determined in the manner described in the preceding point.

•	The holding period of the D.R. Horton common stock received by a Schuler stockholder in the merger will include the period for which the Schuler common stock was held.

Schuler Stockholder Receiving D.R. Horton Common Stock and Cash — Character of Gain

      The character of the gain recognized by a Schuler stockholder upon the receipt of cash depends on that stockholder’s particular situation. Any gain recognized by a Schuler stockholder receiving a combination of D.R. Horton common stock and cash in the merger will be characterized as capital gain unless the receipt of cash is treated as having the effect of the distribution of a dividend, in which case the gain will be characterized as ordinary income to the extent of the stockholder’s allocable share of Schuler’s accumulated earnings and profits. Any capital gain will be treated as long-term capital gain if the Schuler stockholder’s holding period for the Schuler common stock was more than one year at the effective time of the merger. In determining whether such gain is capital gain or ordinary income, the Internal Revenue Service will (i) treat each Schuler stockholder as having exchanged Schuler common stock solely for D.R. Horton common stock and then (ii) treat each recipient of D.R. Horton common stock as having sold back a portion of that stock to D.R. Horton in exchange for cash in a hypothetical redemption. The cash received in the hypothetical redemption will have the effect of the distribution of a dividend unless such redemption (i) is “substantially disproportionate” with respect to the stockholder or (ii) is “not essentially equivalent to a dividend” with respect to the stockholder.

      The hypothetical redemption will be “substantially disproportionate” with respect to a Schuler stockholder if, immediately after the redemption —

•	the stockholder owns less than 50% of the total voting power of the outstanding D.R. Horton stock;

•	the stockholder owns less than 80% of the percentage of voting power of the D.R. Horton common stock he or she owned or was treated as owning before the hypothetical redemption; and

•	the stockholder owns less than 80% of the percentage of D.R. Horton common stock (measured by fair market value) he or she owned or was treated as owning before the hypothetical redemption.

      If a stockholder fails any part of this test, the hypothetical redemption may still qualify as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” of the stockholder’s proportionate interest in D.R. Horton. This is a highly subjective standard. Accordingly, neither D.R. Horton, Schuler, nor their counsel can provide any substantial assurance that a particular hypothetical redemption will qualify as a meaningful reduction. However, based on a published ruling of the Internal Revenue Service, a stockholder with a relatively minimal interest in D.R. Horton and no ability to exercise control over D.R. Horton’s corporate affairs will be treated as having experienced a meaningful reduction of his or her proportionate interest in D.R. Horton as a result of the hypothetical redemption.

      In applying these redemption tests, the constructive ownership rules of the Internal Revenue Code must be taken into account. Under these rules, each Schuler stockholder is treated as owning, in addition to the D.R. Horton common stock directly owned by the stockholder (including the D.R. Horton common stock received in the merger), any D.R. Horton common stock owned by certain family members, any D.R. Horton common stock owned by partnerships, trusts, certain corporations, and other entities in which the stockholder has an interest (in proportion to the stockholder’s interest), and any D.R. Horton common stock that the stockholder has a right or option to acquire. In addition, each Schuler stockholder that is a corporation (other than an S corporation) is treated as owning any D.R. Horton common stock owned by its stockholders who own 50% or more of the value of the stock of the corporation; and each Schuler stockholder that is a partnership, trust, or other entity is treated as owning any D.R. Horton common stock owned by its partners, beneficiaries, or owners. The redemption tests described above and the application of the constructive ownership rules are complex and will depend upon each Schuler stockholder’s particular facts and circumstances. Accordingly, each Schuler stockholder that receives a portion of the merger consideration in cash is urged to consult its tax advisor to determine the character of any gain that may be recognized as a result of the merger.

      If the hypothetical redemption of D.R. Horton common stock in exchange for cash fails to satisfy both the “substantially disproportionate” test and the “not essentially equivalent to a dividend” test with respect to a particular Schuler stockholder, then the gain recognized by that stockholder will be characterized as a distribution with respect to the stock. Such a distribution will be treated as a dividend to the extent of the stockholder’s allocable share of Schuler’s accumulated earnings and profits. A dividend payment received by a stockholder is generally treated as ordinary income for federal income tax purposes. If the amount of the distribution exceeds the stockholder’s allocable share of Schuler’s accumulated earnings and profits, then the excess will be treated as capital gain. A Schuler stockholder that is a corporation and that receives a dividend may be eligible to claim a dividends-received deduction, and may be subject to the “extraordinary dividend” provisions of the Internal Revenue Code.

Schuler Stockholder Receiving Solely Cash — Character of Gain and Recognition of Loss

      The character of income, gain, or loss recognized by a Schuler stockholder receiving solely cash in exchange for Schuler common stock is determined under an analysis similar to that described above, except that the Internal Revenue Service may treat the stockholder’s Schuler common stock as having been redeemed by Schuler immediately before the merger, rather than as having been exchanged for D.R. Horton common stock and then redeemed by D.R. Horton immediately after the merger. In either case, if the hypothetical redemption satisfies the “substantially disproportionate” test or the “not essentially equivalent to a dividend” test with respect to a particular Schuler stockholder, or if the hypothetical redemption results in a “complete termination” of the stockholder’s interest in the relevant entity (after giving effect to the constructive ownership rules described above), then any gain recognized by the stockholder will be treated as capital gain and the stockholder will be permitted to recognize loss.

      If the hypothetical redemption fails all three of these redemption tests with respect to a particular Schuler stockholder, then the stockholder will not be permitted to recognize loss, and the cash received by that stockholder could be characterized as a distribution with respect to stock, and thus be treated as a dividend to the extent of the stockholder’s allocable share of Schuler’s current and accumulated earnings and profits. In such an event, however, the stockholder might nonetheless assert successfully that the transaction constitutes a sale of the stockholder’s Schuler stock, such that the three redemption tests are inapplicable, and that he or she is entitled to receive capital gain (or capital loss) treatment. Because of this complexity and uncertainty, Schuler stockholders receiving solely cash in the merger are especially urged to consult their own tax advisors with regard to their individual tax consequences.

Backup Withholding

      Payments made to a Schuler stockholder in connection with the merger may be subject to “backup withholding” at a rate of 30% unless the stockholder (a) provides a correct taxpayer identification number (which, for an individual stockholder, generally is the stockholder’s social security number) and any other required information to the exchange agent or (b) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding will not apply to a payment made to a Schuler stockholder who completes and signs the substitute Form W-9 that is included as part of the transmittal letter, or who otherwise proves to D.R. Horton and its exchange agent that it is exempt from backup withholding. A Schuler stockholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax and may be claimed as a credit against a Schuler stockholder’s federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

Reporting and Recordkeeping

      A Schuler stockholder who exchanges Schuler common stock in the merger for D.R. Horton common stock, or for a combination of D.R. Horton common stock and cash, is required to retain records of the transaction, and to attach to the stockholder’s federal income tax return for the year of the merger a statement setting forth all relevant facts with respect to the nonrecognition of gain or loss in the exchange. At a minimum, the statement must include (i) the stockholder’s tax basis in the Schuler common stock surrendered and (ii) the amount of cash (if any) and the fair market value, as of the effective date of the merger, of the D.R. Horton common stock received in exchange therefor.

Consequences to D.R. Horton and Schuler

      As a result of the treatment of the merger as a reorganization, neither D.R. Horton nor Schuler will recognize gain or loss solely as a result of the merger.

      It is expected that Schuler and its subsidiaries will file a statement with the Internal Revenue Service to make the election provided by Section 341(f) of the Internal Revenue Code prior to the merger. This election provides that applicable gain from the sale or exchange of Schuler stock by stockholders covered by the election shall be treated as capital gain. However, this election will also restrict Schuler’s ability to make certain otherwise nontaxable transfers of its assets without paying income tax on the gains realized upon such asset transfers. In particular, notwithstanding the treatment of the merger as a reorganization, if the election is made Schuler generally, in the absence of the consent by D.R. Horton described in the following paragraph, would be required to recognize gain on the transfer of its assets to D.R. Horton in the merger. Because Schuler will become a part of D.R. Horton in the merger, if Schuler were to recognize such gain and thus incur a tax liability, D.R. Horton would be responsible for that liability.

      To avoid this recognition of gain, D.R. Horton will file a statement with the Internal Revenue Service in which it will consent to the same restrictions on making nontaxable asset transfers. Thus, following the merger, D.R. Horton’s ability to defer income taxation on certain transfers of the assets it receives from Schuler will be restricted to the same extent as Schuler’s ability to make such transfers was restricted before the merger. This circumstance may inhibit D.R. Horton from making transfers that it would otherwise make or may cause D.R. Horton to incur tax at the time of transfer. At the request of D.R. Horton, Schuler has taken or will take prior to the merger certain steps intended to minimize the potential effect on D.R. Horton of these restrictions. D.R. Horton does not believe that the consent will have a material adverse effect on its financial condition or its results of operations.

      The preceding discussion does not purport to be a complete analysis of all potential tax consequences of the merger that may be relevant to a particular Schuler stockholder. Holders of Schuler common stock are urged to consult their own tax advisors regarding the specific tax consequences to them of the merger, including the applicability and effect of foreign, state, local, and other tax laws.

ADDITIONAL INFORMATION ABOUT D.R. HORTON

Directors and Executive Officers

      D.R. Horton’s directors and executive officers are as follows:

		Director
Name	Age	Since	Principal Occupation and Business Experience

Donald R. Horton	51	1991	Mr. Horton has been Chairman of the Board of D.R. Horton since it was formed in July 1991, and he was its President from July 1991 until November 1998. He has been involved in the real estate and homebuilding industries since 1972, and he was the sole or principal shareholder, director and president of each of D.R. Horton’s predecessor companies since their respective organization, which date from 1978 to 1990. Donald R. Horton is the brother of Terrill J. Horton and the nephew of Richard L. Horton.
Bradley S. Anderson	40	1998	Mr. Anderson is a Senior Vice President of CB Richard Ellis, Inc., an international real estate brokerage company, and he has had various positions in Phoenix, Arizona with its predecessor, CB Commercial Real Estate Group, Inc., since January 1987. He served as Interim Chairman of the Board of Continental Homes Holding Corp. from October 1997 through April 1998, when it merged into D.R. Horton, and he became a director of D.R. Horton.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Richard Beckwitt	42	1993	Mr. Beckwitt is the President of EVP Capital, L.P. through which he advises and assists D.R. Horton in its acquisition activities. From April 2000 through June 2001, EVP Capital was a general partner of Encore Venture Partners II (Texas), L.P., a venture capital affiliate through which D.R. Horton invested in technology start-up and emerging growth companies. Mr. Beckwitt was an Executive Vice President of D.R. Horton from March 1993 until November 1998. From July 1996 until November 1998, Mr. Beckwitt also was President of D.R. Horton’s Investments Division. From November 1998 to March 2000, he was President of D.R. Horton. From 1986 to 1993, Mr. Beckwitt worked in the Mergers and Acquisitions and Corporate Finance Departments at Lehman Brothers Inc., specializing in the homebuilding and building products industries.
Samuel R. Fuller	58	2000	Mr. Fuller is Executive Vice President, Treasurer and Chief Financial Officer of D.R. Horton. He has been an employee of D.R. Horton since 1992. He was promoted to Controller in 1995, and from Controller to Executive Vice President, Treasurer and Chief Financial Officer in 2000. Prior to 1992, Mr. Fuller served for twelve years as Senior Vice President and General Auditor of Texas American Bancshares, Inc., a Fort Worth, Texas based commercial bank holding company.
Richard I. Galland	85	1992	Mr. Galland is an attorney. He was formerly the Chief Executive Officer and Chairman of the Board of Fina, Inc., a director of First RepublicBank Corporation and Of Counsel to the law firm of Jones, Day, Reavis & Pogue. Mr. Galland is currently serving as a director of Associated Materials, Inc.
Richard L. Horton	58	1992	From May 1985 until September 1997, Mr. Horton was Vice President in charge of D.R. Horton’s Dallas-Fort Worth East Division. Since September 1997, he has been retired. Richard L. Horton is the uncle of Donald R. Horton and Terrill J. Horton.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Terrill J. Horton	53	1992	From September 1981 until September 1997, Mr. Horton was Vice President in charge of one of the two former sales divisions that now form D.R. Horton’s Dallas-Fort Worth North Division. Since September 1997, he has been retired. Terrill J. Horton is the brother of Donald R. Horton and the nephew of Richard L. Horton.
Francine I. Neff	76	1992	Since 1979, Ms. Neff has been Vice President of NETS, Inc., a privately-owned investment company, and a partner in EVEN Resources, a privately-owned consulting service and investment company. Ms. Neff was formerly Treasurer of the United States and National Director of the U.S. Savings Bonds division of the U.S. Department of Treasury.
Scott J. Stone	50	1992	Since July 2001, Mr. Stone has served as a Vice President of D.R. Horton and President of its Atlanta division. He was a Vice President in charge of various divisions of D.R. Horton from 1988 to 1994, and was Vice President — Eastern Region of D.R. Horton from August 1994 to September 30, 1996. From October 1996 to July 2001, Mr. Stone was active in personal investments, acted as a consultant to D.R. Horton and served as an interim Division Manager for various divisions from time to time.
Donald J. Tomnitz	53	1995	Mr. Tomnitz is Vice Chairman, President and Chief Executive Officer of D.R. Horton. He was a Vice President in charge of various divisions of D.R. Horton from 1983 until he was elected Vice President — Western Region of D.R. Horton in August 1994. From July 1996 until November 1998, Mr. Tomnitz was President of D.R. Horton’s Homebuilding Division; in January 1998 he was elected an Executive Vice President of D.R. Horton; in November 1998 he was elected Vice Chairman and Chief Executive Officer of D.R. Horton; and in March 2000, he became President as well. Mr. Tomnitz previously was a Captain in the U.S. Army, a Vice President of RepublicBank of Dallas, N.A., and a Vice President of Crow Development Company, a Trammell Crow Company.

      In addition, D.R. Horton has agreed, effective as of the closing of the merger, to use its best efforts to appoint James K. Schuler to the D.R. Horton board. For more information about Mr. Schuler, please refer to the section entitled “Directors and Management of D.R. Horton Following the Merger.”

  Other Executive Officers

      Stacey H. Dwyer, age 35, is an Executive Vice President of D.R. Horton and is in charge of investor relations for D.R. Horton. She has been an employee of D.R. Horton since 1991. She was promoted from Assistant Secretary to Assistant Vice President in 1998, and from Assistant Vice President to Executive Vice President in 2000. Prior to 1991, Ms. Dwyer was an auditor for Ernst & Young.

D.R. Horton’s Principal Stockholders

  Management

      The following table shows the beneficial ownership of D.R. Horton’s common stock as of December 26, 2001 by (1) all directors and nominees for director of D.R. Horton, (2) James K. Schuler, who will become a director as of the closing of the merger, (3) all executive officers named in the summary compensation table under “Executive Compensation” and (4) all directors and executive officers of D.R. Horton as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table.

	Amount and Nature of			Pro Forma Amount and Nature of
	Common Stock Beneficially			Common Stock Beneficially Owned
	Owned Pre-Merger			Post-Merger

	Number of Shares		Percent of	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned(1)		Class	Beneficially Owned(1)		Class

Donald R. Horton	8,956,406	(2)	11.6%	8,956,406	(2)	9.2%
Bradley S. Anderson	6,796		*	6,796		*
Richard Beckwitt	191,178		*	191,178		*
Stacey H. Dwyer	21,150		*	21,150		*
Samuel R. Fuller	18,961		*	18,961		*
Richard I. Galland	7,156		*	7,156		*
Richard L. Horton	491,975		*	491,975		*
Terrill J. Horton	4,109,623	(3)	5.3%	4,109,623	(3)	4.2%
Francine I. Neff	5,278		*	5,278		*
James K. Schuler	2,438		*	5,092,113	(4)	5.2%
Scott J. Stone	2,525		*	2,525		*
Donald J. Tomnitz	220,640	(5)	*	220,640	(5)	*
All directors and named executive officers as a group (12 persons)	14,034,126	(6)	18.2%	19,123,801	(6)	19.7%

*	Less than 1%

(1)	Beneficial ownership includes 448,179 pre-merger shares and 452,693 post-merger shares which the following executive officers and directors could acquire by exercising stock options on, or within 60 days after, December 31, 2001: Mr. Anderson — 3,167, Mr. Beckwitt — 191,178, Ms. Dwyer — 20,543, Mr. Fuller — 15,473, Mr. Galland — 4,840, Ms. Neff — 1,210, Mr. Tomnitz — 211,768, and Mr. Schuler — 4,514 (post-merger).

(2)	These shares do not include an aggregate of 579,031 shares owned by Mr. Horton’s adult children. Mr. Horton disclaims any beneficial interest in these shares. Mr. Horton’s address is D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006. As reported in Amendment No. 2 to Schedule 13D filed with the SEC on October 23, 2001, the 8,956,406 shares are subject to a voting agreement dated October 22, 2001 among Mr. Horton, Terrill J. Horton, as trustee for four trusts for the benefit of family members of Donald R. Horton, and Schuler Homes, Inc. pursuant to which

Mr. Horton has agreed to vote his respective shares in favor of the proposed merger. Schuler disclaims beneficial ownership of these shares.

(3)	These shares include 794,036 shares owned by Terrill J. Horton and an aggregate of 3,315,587 shares, consisting of 499,995 shares owned by the Donald Ray Horton Trust, 456,002 shares owned by the Martha Elizabeth Horton Trust, and 1,179,795 shares owned by each of the Donald Ryan Horton Trust and the Douglas Reagan Horton Trust. Terrill J. Horton serves as the sole trustee for each of the foregoing trusts. The trusts were established by Donald R. Horton and his spouse for the benefit of their descendants. Terrill J. Horton’s address is 1309 Eagle Bend Drive, Southlake, Texas 76092. As reported in a Schedule 13D filed with the SEC on October 31, 2001, the 3,315,587 shares are subject to a voting agreement dated October 22, 2001 among Donald R. Horton, Terrill J. Horton, as trustee for four trusts for the benefit of family members of Donald R. Horton, and Schuler Homes, Inc. pursuant to which Terrill J. Horton has agreed to vote these respective shares in favor of the proposed merger. Schuler disclaims beneficial ownership of these shares.

(4)	The pro forma shares beneficially owned by Mr. Schuler post-merger assume that Mr. Schuler will receive the base merger consideration of $4.09 in cash and .487 shares of D.R. Horton common stock in exchange for each share of Schuler common stock owned by Mr. Schuler.

(5)	These shares do not include 6,856 shares owned by an IRA for the benefit of Mr. Tomnitz’s spouse. Mr. Tomnitz disclaims any beneficial interest in these shares.

(6)	Excluding the option shares in footnote (1) from the calculation, these shares represent 17.6% of the total shares outstanding pre-merger, and 19.2% of the total shares outstanding post-merger.

  Certain Other Beneficial Owners

      Based on filings made under the Exchange Act for Schuler and D.R. Horton as of December 26, 2001, the only other known beneficial owners of more than 5% of D.R. Horton’s common stock pre-merger and post-merger on a pro forma basis were as follows:

				Pro Forma Shares
	Shares Beneficially			Beneficially Owned
	Owned Pre-Merger			Post-Merger

Name and Address of Beneficial Owner	Number		Percent	Number		Percent

FMR Corp.	8,232,694	(1)	10.7%	8,232,694	(1)	8.5%
82 Devonshire Street Boston, Massachusetts 02109
Neuberger Berman, LLC
Neuberger Berman, Inc.	4,110,408	(2)	5.3%	4,110,408	(2)	4.2%
605 Third Avenue New York, New York 10158-3689

(1)	Based solely upon information contained in the Schedule 13G of FMR Corp., filed with the SEC with respect to the common stock owned as of May 31, 2001. Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., are also listed as reporting persons on this Schedule 13G. According to this Schedule 13G, 63,800 of these shares are owned with sole power to vote or direct the vote, and all of these shares are owned with sole power to dispose of the shares.

(2)	Based solely upon information contained in the Schedule 13G of Neuberger Berman, LLC, filed with the SEC with respect to the common stock owned as of December 29, 2000. According to the Schedule 13G, 2,875,482 of these shares are owned with sole power to vote or direct the vote, and all of these shares are owned with shared power to dispose of the shares.

      In addition, as reported in a Schedule 13D filed with the SEC on November 2, 2001, Schuler has entered into a voting agreement, dated as of October 22, 2001, with Donald R. Horton, individually, and Terrill J. Horton, as trustee for four trusts for the benefit of family members of Donald R. Horton, pursuant to which Donald R. Horton and Terrill J. Horton have agreed to vote their shares in favor of the proposed merger. Schuler does not have any rights as a stockholder of D.R. Horton, Inc. pursuant to such voting agreement. Accordingly, Schuler expressly disclaims beneficial ownership of all shares subject to such voting agreement.

Executive Compensation

      The following tables show, with respect to the Chief Executive Officer and the other executive officers of D.R. Horton, all plan and non-plan compensation awarded, earned or paid for all services rendered in all capacities to D.R. Horton during the periods indicated.

Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Awards		Payouts

						Shares
					Restricted	Underlying
	Fiscal			Other Annual	Stock	Options/	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Awards	SARs	Payouts	Compensation

Donald R. Horton	2001	$400,000	$2,000,000	—	—	—	—	$53,248	(2)
Chairman of Board and	2000	320,000	850,367	$2,030	—	—	—	44,907	(3)
Director	1999	235,000	1,611,600	—	—	—	—	35,264	(4)
Donald J. Tomnitz	2001	$300,000	$2,000,000	—	—	55,500	—	$41,391	(2)
Vice Chairman of the	2000	250,000	680,292	$1,428	—	—	—	35,860	(3)
Board, President, CEO	1999	185,000	1,134,000	—	—	—	—	28,397	(4)
and Director
Samuel R. Fuller	2001	$170,000	$200,000	—	—	22,200	—	$24,842	(2)
Executive Vice President,	2000	159,583	141,000	$385	—	—	—	24,733	(3)
Treasurer, CFO and Director
Stacey H. Dwyer	2001	$114,000	$50,000	—	—	22,200	—	$15,870	(2)
Executive Vice President	2000	$102,000	$10,000	—	—	—	—	3,360	(3)

(1)	Reimbursement of payroll taxes on credits to the D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 2, or SERP 2, in prior fiscal years.

(2)	These amounts represent (a) credits made by D.R. Horton of $40,000, $30,000, $17,000 and $11,400 to the respective accounts of Messrs. Horton, Tomnitz, Fuller and Ms. Dwyer under SERP 2, (b) the above-market portion of earnings of $7,241, $5,091 and $1,542 to the respective accounts of Messrs. Horton, Tomnitz and Fuller under SERP 2, (c) matching contributions by D.R. Horton of $5,100 to the accounts of each of Messrs. Tomnitz and Fuller and $4,807 and $4,470 to the respective accounts of Mr. Horton and Ms. Dwyer under the D.R. Horton, Inc. Profit Sharing Plus Plan, and (d) group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton, Tomnitz and Fuller.

(3)	These amounts represent (a) credits made by D.R. Horton of $32,000, $25,000 and $17,000 to the respective accounts of Messrs. Horton, Tomnitz and Fuller under SERP 2, (b) the above-market portion of earnings of $6,607, $4,560, and $1,070 to the respective accounts of Messrs. Horton, Tomnitz and Fuller under SERP 2, (c) matching contributions by D.R. Horton of $5,100 to the accounts of each of Messrs. Horton and Tomnitz and $6,063 and $3,360 to the respective accounts of Mr. Fuller and Ms. Dwyer under the Profit Sharing Plus Plan, and (d) group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton and Tomnitz and $600 for Mr. Fuller.

(4)	These amounts represent (a) credits made by D.R. Horton of $23,500 and $18,500 to the respective accounts of Messrs. Horton and Tomnitz under the SERP 2, (b) the above-market portion of earnings of $5,764, and $3,897 to the respective accounts of Messrs. Horton and Tomnitz under SERP 2, (c) matching contributions by D.R. Horton of $4,800 to the accounts of each of

Messrs. Horton and Tomnitz under the Profit Sharing Plus Plan, and (d) group health plan premiums of $1,200 paid by D.R. Horton for the benefit of each of Messrs. Horton and Tomnitz.

Option/ SAR Grants in Last Fiscal Year

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price Appreciation
		% of Total			for Option Term(1)
	Shares	Options/SARs
	Underlying	Granted to			5%	10%
Executives	Options/SARs	Employees in	Exercise or	Expiration	(Stock Price	(Stock Price
Receiving Grants	Granted	Fiscal Year	Base Price	Date	$24.48844)	$38.99375)

Donald J. Tomnitz	55,500 (2)	5.24%	$15.0338	10/02/10	$524,734	$1,329,779
Samuel R. Fuller	22,200 (3)	2.10%	$15.0338	10/02/10	$209,894	$531,911
Stacey H. Dwyer	22,200 (3)	2.10%	$15.0338	10/02/10	$209,894	$531,911

(1)	These dollar amounts are not intended to forecast future appreciation of the D.R. Horton common stock price. Executives will not benefit unless the D.R. Horton common stock price increases above the stock option exercise price. Any gain to the executives resulting from D.R. Horton common stock price appreciation would benefit all holders of D.R. Horton common stock. The additional value realized by all holders of D.R. Horton common stock as a group based on these assumed appreciation levels is as follows:

	Additional Value

Appreciation Level	Per Share	Total

5%	$9.45466	$708,232,294
10%	$23.95997	$1,794,799,687

(2)	These shares are covered by nonqualified stock options granted under the Stock Incentive Plan. The options become exercisable with respect to 20% of such shares on each of the first five anniversaries of October 2, 2000.

(3)	These shares are covered by nonqualified stock options granted under the Stock Incentive Plan. The options become exercisable with respect to 10% of such shares on each of the first nine anniversaries of October 2, 2000, and with respect to the last 10% of these shares on July 2, 2010.

Aggregated Option/ SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/ SAR Values

			Number of Shares	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs at	Options/SARs
			Fiscal Year-End(1)	at Fiscal Year-End(1)
Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

Donald R. Horton	—	—	—	—
Donald J. Tomnitz	58,661	$1,362,613	189,125/262,976	$2,187,351/2,192,875
Samuel R. Fuller	6,626	129,056	9,556/47,491	$64,882/323,762
Stacey H. Dwyer	2,943	41,661	16,441/47,490	$167,498/341,463

(1)	These shares are covered by non-qualified stock options granted under the Stock Incentive Plan. The amounts are adjusted pursuant to the antidilution provisions of the Stock Incentive Plan to reflect the effects of various stock dividends. Each of the options vests over a period of time (generally 9.75 years), but each option becomes fully exercisable upon a change of control of D.R. Horton, or upon the death or disability of the optionee.

Director Compensation

      During the first half of the past fiscal year, D.R. Horton paid directors’ fees on the basis of $25,000 per annum to any director who was not an employee, or former employee, of D.R. Horton. Beginning in the second half of the fiscal year, D.R. Horton changed the policy on directors’ fees to a payment of $6,250 per board meeting attended in person or by telephone, but not to exceed $25,000 per year. Under the new policy, D.R. Horton paid fees to any director who was not receiving compensation from D.R. Horton for services other than as a director. As a result of the foregoing policies, Bradley S. Anderson, Richard I. Galland and Francine I. Neff each received a total of $25,000 in directors’ fees in the past fiscal year. Richard L. Horton, Terrill J. Horton and Scott J. Stone each received a total of $12,500 in directors’ fees in the past fiscal year, on the basis of the revised policy for payments to directors.

      No additional fees were paid for participation on any committee of the board. Directors coming to meetings from outside the Dallas-Fort Worth area received reimbursement for expenses incurred to attend board and committee meetings.

      No director of D.R. Horton who receives compensation from D.R. Horton for services other than as a director received any additional compensation for serving as a director of D.R. Horton. However, D.R. Horton paid the participant’s portion of premiums pursuant to D.R. Horton’s major medical plan for eight directors of D.R. Horton. The amount of such premiums paid by D.R. Horton during fiscal year 2001 was a total of $9,600, consisting of $100 per month for each of the directors receiving this benefit. In addition, Mr. Beckwitt holds options to purchase 356,068 shares of D.R. Horton common stock, which were issued from 1993 to 1998 and have exercise prices ranging from $4.96 to $18.23. Of these, options for 146,791 shares are currently exercisable.

Transactions with Management

      D.R. Horton has agreed to indemnify each of its directors and executive officers to provide them with the maximum indemnification allowed under its certificate of incorporation and applicable law with respect to their positions as officers or directors of D.R. Horton and its subsidiaries.

      On the effective date of the merger between D.R. Horton and Continental Homes Holding Corp., Bradley S. Anderson, a former director of Continental, was elected a director of D.R. Horton. In connection with the merger, D.R. Horton agreed to indemnify Mr. Anderson, along with the other former Continental directors, and continue directors’ and officers’ liability insurance in connection with their prior service as directors or executive officers of Continental.

      In March 2000, Mr. Beckwitt, a director of the Company, resigned as President of the Company in connection with the Company’s formation of Encore Venture Partners II (Texas), L.P. (“Encore”), a Company affiliate which, together with other Company affiliates, invested in technology start-up and emerging growth companies. Mr. Beckwitt beneficially owns EVP Capital, L.P. (“EVP”), which was a general partner of Encore; Mr. Beckwitt was also a limited partner of Encore. Under Encore’s limited partnership agreement, partnership overhead expenses were borne by a partner beneficially owned by the Company, EVP was paid an annual management fee and EVP was entitled to 5% of the net profits of Encore after payment of a 10% preferred return on amounts invested by Company affiliates. During the term of his interest in Encore, Mr. Beckwitt also advised and assisted the Company in its homebuilder acquisitions. In connection with the termination of the Company’s investment program through Encore, the Company and Mr. Beckwitt agreed to the termination of fee and expense payments to EVP and the interests of EVP and Mr. Beckwitt in Encore as of June 30, 2001. Since such termination, through advisory arrangements with the Company, Mr. Beckwitt has continued to monitor Encore and affiliate investments, which had a book value of $10.2 million at the end of the Company’s 2001 fiscal year, and to advise and assist the Company in its homebuilder acquisitions, which during the Company’s 2001 fiscal year had an aggregate transaction value of approximately $213 million. Under these advisory arrangements, Mr. Beckwitt is also active in the process of integrating the acquired homebuilding operations. For the 2001 fiscal year, the Company paid EVP approximately $1,724,000, excluding reimbursement of expenses, under the foregoing agreements and arrangements. For the first three quarters of the 2002 fiscal year, the Company has agreed to pay EVP at a quarterly rate of $500,000, in addition to reimbursement of expenses, in connection with Mr. Beckwitt’s continued advice and assistance. Mr. Beckwitt has provided advice and assistance in connection with the proposed merger with Schuler in both fiscal years.

Compensation Committee Interlocks and Insider Participation

      During the 2001 fiscal year, D.R. Horton’s Compensation Committee was composed of Mr. Richard I. Galland, Ms. Francine I. Neff, Mr. Bradley S. Anderson, and, for a portion of the year until he returned to D.R. Horton’s employment, Scott J. Stone. At the beginning of the 2001 fiscal year, the Compensation Committee set the base salaries and performance-based bonus goals of Messrs. Donald Horton and Tomnitz. The Executive Committee, with Mr. Fuller abstaining, established bonuses and salary for Mr. Fuller and Ms. Dwyer.

Committee Report on Executive Compensation

      General. D.R. Horton has undertaken to formulate a fair and competitive compensation policy for executive officers that will attract, motivate and retain highly experienced, qualified and productive personnel, reward superior performance and provide long-term incentives that are based on performance. D.R. Horton also has attempted to develop an executive compensation policy that will serve to align the interests of D.R. Horton, its executive officers and its stockholders. The primary components of executive compensation consist of:

•	Base salaries.

•	Cash bonus payments.

•	D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 1, or SERP 1, and SERP 2.

•	Stock options.

Through its current executive compensation policy, a substantial portion of the compensation an executive officer has the opportunity to earn consists of bonus and stock option incentives.

      Base Salaries. Base salaries for D.R. Horton’s executive officers for the 2001 fiscal year were based on each executive officer’s experience level, level of responsibility, contributions made and potential for significant contributions to D.R. Horton’s success and stockholder value, and D.R. Horton’s historical levels of base compensation for executive officers. No quantitative relative weights were assigned to any of these factors.

      Bonus Payments. The 2001 compensation for executive officers provided each of D.R. Horton’s executive officers the opportunity to earn substantial bonuses in addition to his or her 2001 annual base salary. See “Summary Compensation Table” above.

      Pursuant to the D.R. Horton, Inc. 2000 Incentive Bonus Plan, Messrs. Donald Horton and Tomnitz each received incentive bonus payments based upon the performance goals with regard to quarterly consolidated pre-tax income of D.R. Horton. These goals were set by the Compensation Committee and approved by the board of directors at the beginning of the fiscal year. During the fiscal year, D.R. Horton’s performance made Messrs. Donald Horton and Tomnitz each eligible to receive $2,000,000 under the plan. These 2001 bonus payments were approved by the Compensation Committee and ratified by the board of directors.

      The Executive Committee, with Mr. Fuller not participating, awarded discretionary bonuses to Mr. Fuller and Ms. Dwyer. See the “Summary Compensation Table” above. In determining the discretionary bonuses awarded to Mr. Fuller and Ms. Dwyer, the Executive Committee (with Mr. Fuller not participating) reviewed, and the Compensation Committee in approving the bonuses to the other executive officers also reviewed, the following factors:

•	The financial and operating performance of D.R. Horton as compared to fiscal 2000.

•	The financial and operating performance of D.R. Horton as compared to D.R. Horton’s business plan.

•	Other actions and activities by each executive officer to maximize shareholder value.

No quantitative relative weights were assigned to any of the factors.

      SERPs. The SERPs were adopted by D.R. Horton in 1994 to permit eligible participants, which include executive officers, regional vice presidents, division managers and other selected employees, to defer income and establish a source of funds payable upon retirement, death or disability. Executive officers’ individual agreements under the SERPs were adopted and approved by the Compensation Committee and ratified by the board of directors. SERP 1 permits participants voluntarily to defer receipt of compensation from D.R. Horton. Amounts deferred are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of SERP 1. Pursuant to SERP 2, D.R. Horton has established a liability to each participant equal to 10% of the participant’s 2001 base salary. Earnings on this liability accrue at a rate established from time to time by the administrators of SERP 2.

      Chief Executive Officer 2001 Compensation. Donald J. Tomnitz’s compensation for D.R. Horton’s 2001 fiscal year consisted of an annual base salary, bonuses and participation in the Stock Incentive Plan and the SERPs. This compensation was set on the basis of D.R. Horton’s executive compensation policy and the factors described above.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and the other executive officers as of the end of any fiscal year who are disclosed in the Summary Compensation Table in this Joint Proxy Statement/ Prospectus. However, the statute exempts qualifying performance-based compensation if certain requirements are met. Early in fiscal year 2000, the Compensation Committee adopted, and the stockholders approved the Incentive Bonus Plan. D.R. Horton intends for awards to its executive officers under the bonus plan to qualify for the performance-based compensation exemption under section 162(m).

      While D.R. Horton generally structures its compensation plans to comply with the exemption requirements of section 162(m), corporate objectives may not always be consistent with the requirements for full deductibility. Accordingly, the board of directors and the Compensation Committee reserve the authority to award non-deductible compensation to D.R. Horton’s executive officers in the future as they deem appropriate.

      Stock Option Grants. Grants of stock options under the Stock Incentive Plan were administered by the Compensation Committee. D.R. Horton believes that stock options provide an important long-term incentive to executive officers and align the interests of D.R. Horton, its executive officers and its stockholders by creating a direct link between executive compensation and long-term performance of D.R. Horton. The stock options granted to executive officers in the 2001 fiscal year have an exercise price of not less than the fair market value of D.R. Horton common stock on the date of grant and a vesting schedule that generally extends over 9.75 years, except that the option grant to Mr. Tomnitz in fiscal year 2001 vests over five years. All other terms of stock option grants are established by the Compensation Committee, subject to the limitations of the Stock Incentive Plan.

      A total of three stock option grants were made to executive officers in fiscal year 2001. See “Option/ SAR Grants in Last Fiscal Year” table above. In determining the number of shares of D.R. Horton common stock covered by and the vesting schedule of each stock option grant to executive officers, the Compensation Committee made a subjective evaluation of:

•	Recommendations of the Chairman of the Board.

•	Contribution the executive officer made and is anticipated to make to the success of D.R. Horton.

•	Level of experience and responsibility of the executive officer.

•	Number of stock options that previously had been granted to the executive officer pursuant to the Stock Incentive Plan.

•	Number of stock options granted to other participants in the Stock Incentive Plan.

No quantitative relative weights were assigned to any of these factors.

COMPENSATION COMMITTEE:

Richard I. Galland, Chair
Francine I. Neff
Bradley S. Anderson

Stock Performance

      The following graph illustrates the cumulative total stockholder return on D.R. Horton’s common stock for the last five fiscal years through September 30, 2001, assuming a hypothetical investment of $100 and a reinvestment of all dividends paid on such an investment, compared to the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Homebuilding-500 Index.

      The Compensation Committee report above, and the graph and the related disclosure contained in this section of this Joint Proxy Statement/ Prospectus, will not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by D.R. Horton under the Securities Act of 1933 or the Exchange Act, except to the extent that D.R. Horton specifically incorporates the report or graph by reference. The graph and related disclosure are presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The graph and related disclosure in no way reflect D.R. Horton’s forecast of future financial performance.

TOTAL STOCKHOLDER RETURNS

ANNUAL RETURN PERCENTAGE

Years Ending

	Sept. 97	Sept. 98	Sept. 99	Sept. 00	Sept. 01

D.R. Horton, Inc.	62.35	2.07	.56	46.43	35.90
S&P 500 Index	40.45	9.05	27.80	13.28	.62
S&P Homebuilding-500(1)	49.39	12.07	.03	25.94	1.83

INDEXED RETURNS

Years Ending

	Base
	Period
	Sept. 96	Sept. 97	Sept. 98	Sept. 99	Sept. 00	Sept. 01

D.R. Horton, Inc.	100.00	162.35	165.71	134.95	197.61	268.56
S&P 500 Index	100.00	140.45	153.15	195.74	221.74	162.71
S&P Homebuilding-500(1)	100.00	149.39	167.41	140.58	177.04	180.28

(1)	The S&P Homebuilding-500 Index includes the following: Centex Corporation, KB Home and Pulte Corporation.

Meetings and Committees of the Board

      During fiscal year 2001, the board of directors of D.R. Horton held four meetings and acted three times by written consent. No director attended fewer than 75 percent of the number of meetings of the board and of the committees on which he or she served during fiscal year 2001. The board of directors of D.R. Horton has appointed three standing committees: an Executive Committee, a Compensation Committee and an Audit Committee. There is no standing nominating committee.

      The Executive Committee, while the board is not in session, possesses all of the powers and may carry out all of the duties of the board of directors in the management of the business of D.R. Horton, which by law may be delegated to it by the board of directors. The Executive Committee acted fifty-one times by written consent during fiscal year 2001. The Executive Committee is composed of Messrs. Donald Horton, Tomnitz and Fuller.

      The Compensation Committee is empowered to:

•	Recommend to the board the compensation to be paid to the executive officers of D.R. Horton and its subsidiaries and other affiliates.

•	Investigate and recommend to the board employee benefit plans deemed appropriate for the employees of D.R. Horton and its subsidiaries and other affiliates.

•	Supervise the administration of employee benefit plans adopted by D.R. Horton and its subsidiaries and other affiliates (including the Stock Incentive Plan and the Incentive Bonus Plan).

•	Perform such other functions and undertake such investigations as the board shall from time to time direct.

The Compensation Committee met once and acted five times by written consent during fiscal year 2001. The Compensation Committee is composed of the outside directors, Ms. Neff and Messrs. Galland and Anderson.

Audit Committee Report

      The Audit Committee of the board of directors is currently comprised of three of D.R. Horton’s directors, Mr. Galland, Ms. Neff and Mr. Anderson. Each member of the Audit Committee is “independent” as defined under the New York Stock Exchange’s listing standards. The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the board of directors. According to the Audit Committee Charter, the Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of D.R. Horton’s financial reporting process and systems of internal controls regarding finance and accounting.

•	Monitor the independence and performance of D.R. Horton’s independent auditors.

•	Provide an avenue of communications among the independent auditors, management and the board of directors.

      The Audit Committee has reviewed and discussed with management D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2001. Further, the Audit Committee has discussed, with D.R. Horton’s independent auditor, the matters required to be discussed by Auditing Standards Board Statement on Auditing Standards No. 61, as amended. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the Independence Standards Board Independence Standard No. 1, as amended, and has discussed the auditor’s independence with the auditor. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to D.R. Horton is compatible with the auditors’ independence.

      Based on its review and discussion described above, the Audit Committee has recommended to the board of directors that the audited financial statements for fiscal year 2001 be included in D.R. Horton’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001. Further, the Audit Committee recommended that the board of directors engage Ernst & Young LLP as D.R. Horton’s independent auditor for the fiscal year ending September 30, 2002. The Audit Committee met twice during fiscal year 2001.

AUDIT COMMITTEE:

Richard I. Galland, Chair
Francine I. Neff
Bradley S. Anderson

Independent Auditors

      Ernst & Young LLP served as D.R. Horton’s independent auditors for the fiscal year ended September 30, 2001, and has been engaged to continue to serve through the 2002 fiscal year. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Audit Fees and Other Fees

      The following table shows the audit and other fees paid or accrued by D.R. Horton for the audit and other services provided by Ernst & Young LLP for fiscal year 2001.

Audit Fees(1)	$215,224
All Other Fees(2)	279,864

Total	$495,088

(1)	Audit services of Ernst & Young LLP for 2001 consisted of the examination of the consolidated financial statements of D.R. Horton and quarterly reviews of financial statements.

(2)	All Other Fees are primarily for audit-related services, including, among other things, statutory and benefit plan audits, and services related to filings made with the SEC.

Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended September 30, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires D.R. Horton’s directors, certain of its officers, and persons who own more than 10 percent of a registered class of D.R. Horton’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish D.R. Horton with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, D.R. Horton believes that all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended September 30, 2001, except that Mr. Fuller was late in reporting three small acquisitions, and Mr. Terrill J. Horton reported one late transaction on his Form 5 for fiscal 2001.

ADDITIONAL MATTERS FOR CONSIDERATION OF D.R. HORTON STOCKHOLDERS

      In addition to consideration of and voting on the merger, including the issuance of D.R. Horton common stock in connection with the merger, the D.R. Horton stockholders will be asked to vote on the following matters at the 2002 D.R. Horton annual meeting.

Election of Directors

      Pursuant to D.R. Horton’s bylaws, the board of directors of D.R. Horton has fixed the number of directors at ten. The board of directors has nominated Donald R. Horton, Bradley S. Anderson, Richard Beckwitt, Samuel R. Fuller, Richard I. Galland, Richard L. Horton, Terrill J. Horton, Francine I. Neff, Scott J. Stone and Donald J. Tomnitz for election as directors of D.R. Horton. All of the nominees are currently serving as directors of D.R. Horton. Information regarding these individuals is set out above under “Information About D.R. Horton — Directors and Executive Officers” on page 100.

      If the merger with Schuler is consummated, D.R. Horton’s board will adopt a resolution to increase the number of directors to eleven. D.R. Horton has agreed to use its best efforts to appoint James K. Schuler to the board.

      According to the bylaws of D.R. Horton, any stockholder may make nominations for the election of directors if notice of such nominations is delivered to, or mailed and received at, the principal executive office of D.R. Horton not less than thirty calendar days prior to the date of the originally scheduled meeting. However, if D.R. Horton gives less than forty calendar days’ notice or prior public disclosure of the date of the meeting, notice of such nomination must be received not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting was mailed or the day on which the public disclosure was made. If nominations are not made in that manner, only the nominations of the board of directors may be voted upon at the annual meeting.

Amendment of 1991 Stock Incentive Plan

      On November 30, 2001, D.R. Horton’s board of directors adopted and approved, subject to the approval of D.R. Horton’s stockholders, an amendment to the D.R. Horton, Inc. 1991 Stock Incentive Plan that would increase the total number of shares of D.R. Horton common stock that may be issued or delivered pursuant to the Stock Incentive Plan by 1,600,000 shares from 8,040,373 shares to 9,640,373 shares. The amendment will become effective upon the effectiveness of the merger. This increase is to cover the options that will be issued in connection with the merger to replace currently outstanding options to purchase Schuler Class A common stock. The number of shares of D.R. Horton common stock that currently may be issued pursuant to future awards under the Stock Incentive Plan is 1,611,012 at September 30, 2001. Approval of the Amendment by D.R. Horton’s stockholders would increase this number to 3,211,012. The numbers of shares subject to options, as stated in this description, are adjusted pursuant to the antidilution provisions of the Stock Incentive Plan to reflect the effects of various stock dividends.

  General

      To date, D.R. Horton has only granted nonqualified stock options under the Stock Incentive Plan; however, the Stock Incentive Plan authorizes the granting of the following types of benefits:

•	Stock options, which may be either incentive stock options qualified under the Internal Revenue Code, nonqualified stock options or a combination thereof, and which permit an optionee to benefit from increases in the value of the D.R. Horton common stock above a predetermined option price.

•	Stock appreciation rights, which provide an alternative means of realizing the benefits arising from stock options or from increases in the value of the D.R. Horton common stock above the value at the time of grant of the stock appreciation rights.

•	Awards of restricted stock, which enable a grantee or purchaser of restricted stock to earn over a specified period of time shares of D.R. Horton common stock which he or she has acquired at a price below the value of the D.R. Horton common stock at the time of acquisition or without payment.

•	Performance units, which enable a grantee to earn cash awards by achievement of predetermined management objectives described below.

•	Performance shares, which enable a grantee to earn awards of the D.R. Horton common stock or other securities of D.R. Horton by achievement of predetermined management objectives.

These benefits are referred to collectively herein as “awards.” All officers, directors, key employees, agents and consultants of D.R. Horton are eligible to receive awards under the Stock Incentive Plan. No stock option, stock appreciation right, performance unit or performance share award is transferable by a participant other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as defined in the Internal Revenue Code, or the Employee Retirement Income Security Act of 1974. Stock options and stock appreciation rights are exercisable during the participant’s lifetime only by the participant or his or her guardian or legal representative. The Stock Incentive Plan does not provide for any limit to the amount of any award or awards to any one participant or any period during which the awards must be granted.

      Any shares of D.R. Horton common stock which are subject to stock options or stock appreciation rights or are awarded or sold as restricted stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under the Stock Incentive Plan. The Stock Incentive Plan also provides that D.R. Horton’s board of directors may make adjustments in the number of shares, and outstanding awards under the Stock Incentive Plan, to prevent dilution or enlargement of rights of participants in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the capital structure of D.R. Horton, mergers, consolidations, spin-offs, reorganizations, issuances of rights or warrants and other similar changes. On December 26, 2001, the closing price for the D.R. Horton common stock on the NYSE was $33.21 per share.

Stock Options

      D.R. Horton may grant incentive stock options, non-qualified stock options or both under the Stock Incentive Plan. The options entitle the optionee to purchase shares of D.R. Horton common stock at a price equal to not less than 50% of the market value per share on the date of grant, except to the extent options are granted in connection with acquisitions by D.R. Horton. D.R. Horton has granted substantially all if not all options granted under the Stock Incentive Plan at the closing market price on the date of grant. The option price is payable at the time of exercise in cash or by check, by the transfer to D.R. Horton of shares of D.R. Horton common stock having an aggregate market value per share at the time of exercise equal to the aggregate option price or by a combination of these methods. A grant of stock options may provide for deferred payment of the option price from the proceeds of sale through a broker on the exercise date of some or all of the shares to which such exercise relates. Successive grants may be made to the same optionee whether or not stock options previously granted remain unexercised.

      No stock option is exercisable more than ten years from the date of grant. Each grant of stock options must specify the required period or periods of continuous service by the optionee with D.R. Horton and/or the management objectives to be achieved before the stock options will become exercisable. Stock options may become exercisable at once or in installments.

      Management objectives may be described either in terms of company-wide objectives, objectives that are related to performance of the division, department or function within D.R. Horton in which the participant is employed, or in other terms. The objectives must relate to a specified period of time established by the administrative committee that administers the Stock Incentive Plan. The administrative committee may adjust any management objective if, in its sole judgment, events or transactions have occurred that are unrelated to the participant’s performance and result in a distortion of the management objectives.

Stock Appreciation Rights

      Stock appreciation rights permit the holder to receive the difference between the market value of the shares of D.R. Horton common stock subject to the stock appreciation rights on the exercise date of the stock appreciation rights and the grant price of the stock appreciation rights. Stock appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options.

      The holder of a stock appreciation right is entitled to receive from D.R. Horton upon exercise of the stock appreciation right an amount equal to 100%, or a lesser percentage as the administrative committee determines, of the spread between the grant price of the stock appreciation right, which will be the same as the option price of any stock option granted in tandem with the stock appreciation right, and the market value of the shares of the D.R. Horton common stock subject to the stock appreciation right being exercised. A stock appreciation right granted in tandem with a stock option may be exercised only by surrender of the related stock option.

      Each grant of stock appreciation rights under the Stock Incentive Plan must specify the required period or periods of continuous service by the holder thereof with D.R. Horton and/or the management objectives to be achieved before the stock appreciation rights will become exercisable. No stock appreciation right granted in tandem with a stock option may be exercisable except at a time at which that stock option is exercisable. The administrative committee may authorize the grant of stock appreciation rights under the Stock Incentive Plan in accordance with the following additional provisions:

•	Any grant may specify that the amount payable on exercise of a stock appreciation right may be paid by D.R. Horton in cash, in shares of D.R. Horton common stock, in other securities of D.R. Horton or in any combination of cash or securities, as determined by the administrative committee in its sole discretion at the time of payment.

•	Any grant may specify that the amount payable by D.R. Horton upon exercise of a stock appreciation right may not exceed a maximum specified by the administrative committee at the date of grant.

Stock appreciation rights may include other terms and provisions, consistent with the Stock Incentive Plan, as approved by the administrative committee. As of September 30, 2001, D.R. Horton has not granted any stock appreciation rights.

Restricted Stock

      A grant of restricted stock involves the immediate transfer by D.R. Horton to a participant of ownership of a specific number of shares of D.R. Horton common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share of the D.R. Horton common stock at the date of grant, as approved by the administrative committee.

      Restricted stock may be subject, for a period of time to be determined by the administrative committee at the date of grant, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code. For example, a provision that the restricted stock would be forfeited if the participant ceased to serve D.R. Horton as a director, officer, key employee, agent or consultant during a specified period would constitute a “substantial risk of forfeiture”. In order to enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the administrative committee for the period during which the forfeiture provisions remain in effect. As of the date of this Joint Proxy Statement/ Prospectus, D.R. Horton has not granted any restricted stock.

Performance Units

      Performance units represent the right of a participant to receive a payment per performance unit upon achievement of specified management objectives. A minimum acceptable level of achievement also will be established. If by the end of the specified performance period the participant has achieved the specified management objectives, the participant will have fully earned the performance units. If the participant has not achieved the management objectives but has attained or exceeded the minimum achievement level, the participant will have partly earned the performance units, determined in accordance with a formula for determining the amount of the payment if performance is between the minimum achievement level and the management objectives. To the extent earned, performance units will be paid to the participant at the time and in the manner determined by the administrative committee. Payment may be made in cash, in shares of D.R. Horton common stock, in other securities of D.R. Horton or in any combination of cash or D.R. Horton securities, as approved by the administrative committee in its sole discretion. As of the date of this Joint Proxy Statement/ Prospectus, D.R. Horton has not granted any performance units.

Performance Shares

      A participant may be granted any number of performance shares that will be delivered to the participant upon achievement of specified management objectives. A minimum achievement level will also be specified. If by the end of the performance period the participant has achieved the specified management objectives, the participant will be deemed to have fully earned the performance shares. If the participant has not achieved the management objectives but has attained or exceeded the minimum achievement level, the participant will be deemed to have partly earned the performance shares, such part may be determined in accordance with a formula for determining the number of performance shares earned if performance is between the minimum achievement level and the management objectives. To the extent earned, performance shares will be delivered to the participant at the time and in the manner determined by the administrative committee. In lieu of shares of D.R. Horton common stock, a participant may receive cash, other securities of D.R. Horton or a combination of cash or D.R. Horton securities, as approved by the administrative committee in its sole discretion. As of the date of this Joint Proxy Statement/ Prospectus, D.R. Horton has not granted any performance shares.

Administration and Amendments

      The Stock Incentive Plan is administered by the administrative committee, which at all times consists of not less than two directors appointed by D.R. Horton’s board of directors, each of whom will be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act. The duties of the administrative committee are performed by the Compensation Committee of the board of directors, which currently consists of Mr. Galland, Ms. Neff and Mr. Anderson. The administrative committee is authorized to select eligible participants, grant awards, and interpret the Stock Incentive Plan and related agreements, notifications and other documents.

      The Stock Incentive Plan also gives authority to the Chairman of the Board of D.R. Horton to administer the plan with respect to matters relating solely to participants who are not executive officers, but only to the extent that this authority would not disqualify the plan from reliance on the exemption provided by Rule 16b-3.

      The Stock Incentive Plan may be amended from time to time by the board of directors, but may not be amended by the Board without further approval by the stockholders of D.R. Horton if such amendment would result in the plan no longer satisfying the requirements of Rule 16b-3.

Accounting Treatment

      D.R. Horton has elected to follow Accounting Principles Board Opinion No. 25 in accounting for its stock options. The exercise price of D.R. Horton’s stock options has equaled the market price of the underlying stock on the date of grant, and therefore no compensation expense has been recognized. Stock appreciation rights and performance units will require a charge against income of D.R. Horton each year representing the appreciation in the value of such benefits which it is anticipated will be exercised or paid. In the case of stock appreciation rights, the charge is based on the excess of the current market price of the D.R. Horton common stock over the grant price of the stock appreciation rights. In the case of performance units, the charge is based on the dollar amount expected to be paid at the end of the performance period. Restricted stock awards will require a charge against income equal to the fair market value of the shares at the time of award less the amount, if any, paid by the grantee. The charge is spread over the earnout period for such restricted stock. Performance shares will require a charge against income that, depending on the terms of the award of performance shares, will be similar to the charge required with respect to restricted stock.

      The merger agreement requires D.R. Horton to replace all outstanding options to purchase Schuler common stock under its stock plans with comparable options to purchase D.R. Horton common stock. In accordance with FASB Interpretation No. 44 “Accounting for Certain Transactions Involving Stock Compensation — An Interpretation of APB No. 25,” D.R. Horton will determine the fair value of the replacement options using the Black-Scholes option-pricing model and record the fair value of the replacement options as merger costs, which will likely result in an increase of goodwill and additional capital. In accordance with FASB Interpretation No. 44, the intrinsic value of the unvested options will be recorded as unearned compensation and a reduction to goodwill. The unearned compensation will be amortized over the remaining vesting period of the options.

United States Federal Income Tax Consequences

      The following discussion is only a general summary of certain federal income tax laws as currently in effect. Federal income tax rules governing awards and related payments are complex, are subject to frequent change, and depend on individual circumstances. D.R. Horton suggests that potential award recipients obtain competent professional advice regarding the application of federal tax laws to their particular situation. Moreover, this summary relates only to U.S. federal income taxation. If an award recipient is subject to state or local income taxation, or to taxation in foreign jurisdictions, he or she may have different tax consequences from those described below. Therefore, potential award recipients should seek competent professional advice regarding the applicability of state, local, or foreign tax laws as well.

      Non-Qualified Stock Options. D.R. Horton’s grant of a non-qualified stock option is generally not a taxable event for the recipient. Recipients that exercise a non-qualified stock option will, upon exercise, generally recognize ordinary income equal to the excess of the fair market value of the shares acquired upon exercise, determined as of the date of exercise, over the exercise price of the non-qualified stock option. D.R. Horton will be entitled to a tax deduction for the same amount. The ordinary income recognized upon exercise may be subject to employment and income withholding taxes or self-employment taxes in addition to any other taxes that might apply. Subsequent sales of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares. These capital gains will be taxable as long-term capital gains if the shares were held for more than one year.

      If the option price of a nonqualified stock option is paid by the surrender of shares of D.R. Horton common stock already owned, no gain or loss will be recognized on the surrender of the shares to the extent that their fair market value equals that of the shares received. To that extent, the shares received will have a tax basis equal to the basis of the shares surrendered, and the holding period of the shares received will include the holding period of the shares surrendered. To the extent that the value of the shares received exceeds the value of the shares surrendered, the excess will be ordinary income. Further, the shares received that represent the excess value will have a basis equal to their fair market value. The holding period for any excess shares will commence on the day after they are acquired.

      Incentive Stock Options. Award recipients generally will not pay tax, and D.R. Horton will not receive a deduction, on the grant or the exercise of an incentive stock option, if the award recipient exercises the option while he or she is an employee of D.R. Horton or within three months following his or her termination of employment, or within one year, if employment is terminated due to a permanent disability.

      If the shares acquired upon the exercise of an incentive stock option are sold at any time within one year after the date D.R. Horton transfers those shares or within two years after the date D.R. Horton grants the option, then:

•	if the sales price exceeds the exercise price of the incentive stock option, capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise will be recognized, and ordinary income equal to the excess, if any, of (1) the actual sales price or the fair market value of the shares on the date of exercise, whichever is less, over (2) the exercise price of the incentive stock option will be recognized; or

•	if the sales price is less than the exercise price of the incentive stock option, a recipient will recognize a capital loss equal to the excess of the exercise price of the incentive stock option over the sales price of the shares.

      In this event, D.R. Horton will generally be able to take a tax deduction equal to the ordinary income recognized. The ordinary income recognized generally will be subject to employment and income withholding taxes in addition to any other taxes that might apply.

      If a recipient sells the shares the recipient acquired upon exercise of an incentive stock option at any time after the recipient has held the shares for at least one year after the date D.R. Horton transfers the shares pursuant to the recipient’s exercise of the incentive stock option and at least two years after the date D.R. Horton grants the recipient the incentive stock option, then the recipient will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price of the option, and D.R. Horton will not be entitled to any deduction.

      In the year a recipient exercises an incentive stock option, the recipient must include the amount by which the fair market value of shares acquired exceeds the exercise price on the date of exercise as a positive adjustment in the calculation of the recipient’s “alternative minimum taxable income”. A recipient’s “alternative minimum tax” will generally equal the amount by which 26% or 28%, depending upon the amount of the recipient’s alternative minimum taxable income, of the recipient’s alternative minimum taxable income, reduced by certain exemption amounts, exceeds the recipient’s regular income tax liability for the year. Before exercising an incentive stock option, a recipient should determine whether and to what extent exercise of that option will result in alternative minimum tax in the year of exercise.

      If a recipient pays the option price of an incentive stock option by the surrender of shares of D.R. Horton common stock, the recipient will not recognize gain or loss on the surrender of such shares to the extent that their fair market value equals that of the shares received. To that extent, the shares received will have a basis equal to the basis of the shares surrendered, and the recipient’s holding period of the shares received will include the holding period of the shares surrendered (although for purposes of determining whether a disqualifying disposition has occurred, the holding period of the shares received will commence on the day after the shares are acquired). To the extent that the value of the shares received exceeds the value of the shares surrendered, those shares received that represent such excess value will have a basis equal to zero and a holding period that will commence on the day after they are acquired. If a recipient surrenders shares acquired through the previous exercise of an incentive stock option before the end of the requisite holding period applicable to the previous exercise, however, the recipient will recognize ordinary income on the surrender of such shares.

      Restricted Stock. A recipient of restricted stock will not recognize income upon the receipt of restricted stock. Rather, the recipient generally will recognize ordinary income equal to the fair market value of the restricted stock, less any consideration paid for the stock, at the time the stock becomes transferable or is no longer subject to forfeiture. D.R. Horton will be able to take a tax deduction at the same time and for the same amount. The ordinary income recognized in connection with restricted stock may be subject to employment and income withholding taxes or self-employment taxes in addition to any other taxes that might apply.

      If the recipient has made a valid election under Section 83(b) of the Internal Revenue Code, the recipient will generally recognize ordinary income in an amount equal to the fair market value of the shares on the date the stock is received less the purchase price, if any, of the restricted stock. The fair market value will be determined as if the stock were unrestricted. D.R. Horton will be able to take a tax deduction for the same amount. Recipient’s of restricted stock should consult your tax advisor to determine the tax consequences of making a Section 83(b) election. Note that if an award recipient makes a Section 83(b) election and pays income tax on the fair market value of the stock and subsequently forfeits the stock, the award recipient will not be entitled to any deduction in connection with that forfeiture.

      A subsequent sale of the shares received in connection with restricted stock generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the purchase price, if any, of the shares plus the ordinary income recognized with respect to the shares. The capital gains will be taxable as long-term capital gains if the shares have been held for more than one year. The holding period to determine whether an award recipient has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock becomes transferable or is no longer subject to forfeiture, or on the date of grant if the recipient made a valid Section 83(b) election.

      Performance shares and performance units. A recipient of performance shares or performance units will not recognize income upon the award of performance shares or performance units. In general, the recipient will recognize ordinary income at the time property is transferred in payment of such performance shares or performance units in an amount equal to the aggregate amount of cash and the fair market value of the D.R. Horton common stock and any other securities the recipient receives. Upon a subsequent sale of common stock or any other securities received in payment of performance shares or performance units, any excess of the net proceeds of sale over the fair market value of the common stock or securities on the date of receipt will generally be taxed as capital gain or loss (long- or short-term, depending on the holding period).

      Estate Tax Considerations. If a recipient of stock options dies holding unexercised stock options, the value of the options at the time of death will be included in the recipient’s estate and subject to estate tax. Following the recipient’s death, the options may be exercised by the recipient’s estate or the recipient’s heirs to the extent permitted by the Stock Incentive Plan and/or the applicable stock award agreement. The income tax consequences upon exercise of the options after the recipient’s death depend on whether the option is an incentive stock option or a non-qualified option.

      The exercise of an incentive stock option will not generate taxable income and the shares purchased will have a tax basis equal to their fair market value at the time of death. A subsequent sale of the shares will generate either short-term or long-term capital gain or capital loss depending on the length of time the shares were owned.

      The exercise of a non-qualified option will trigger ordinary income to the holder of the option in an amount equal to the difference between the fair market value of the shares at the time of exercise and the option exercise price, subject to a deduction for any estate tax paid with respect to the non-qualified option.

      Other Tax Issues. Award recipients generally may not deduct investment-related interest to the extent that this interest exceeds their net investment income for any year. Investment-related interest generally includes interest a recipient pays on indebtedness the recipient incurs to purchase shares of D.R. Horton common stock. Award recipients may deduct any interest disallowed under this rule in later years, subject to the same limitation.

      D.R. Horton generally must withhold any required taxes with respect to income recognized in connection with an exercise or payment of an award, and D.R. Horton may require a recipient to pay these taxes as a condition to the recipient’s exercise of an award.

      In the event of a change in control of D.R. Horton and depending upon a recipient’s individual circumstances, a portion of grants under the Stock Incentive Plan may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Under these provisions, a recipient would be subject to a 20% excise tax on any “excess parachute payments” and D.R. Horton would not be able to take any tax deduction with respect to these payments. Award recipients should consult their tax advisors as to whether any accelerated vesting of an award in connection with a change of our ownership or control would give rise to an “excess parachute payment.”

Plan Benefits

      To date, D.R. Horton has only awarded nonqualified stock options under the Stock Incentive Plan. The following table lists the nonqualified stock options granted, from adoption of the Stock Incentive Plan in 1991 through December 26, 2001, to the executive officers named in the Summary Compensation Table, all current executive officers as a group (4 persons), all current directors who are not executive officers as a group (7 persons), each nominee for election as a director, each associate of any such director, executive officer or nominee, and all employees, including current officers who are not executive officers, as a group (249 persons). No other person has received more than five percent of the options issued under the plan. The number of shares set forth in the table has been adjusted to reflect the additional shares received in various stock dividends as to options which were outstanding and not previously exercised at the time of the dividends.

		Number of
Name	Title	Shares

Current executive officers:
Donald R. Horton*	Chairman of the Board	-0-
Donald J. Tomnitz*	Vice Chairman, President & Chief Executive Officer	585,387
Samuel R. Fuller*	Executive Vice President, Treasurer & Chief Financial Officer	66,586
Stacey H. Dwyer	Executive Vice President	66,874

Current executive officers, as a group:		718,847

Current directors who are not executive officers:
Bradley S. Anderson*		-0-
Richard Beckwitt*		609,818
Richard I. Galland*		6,050
Richard L. Horton*		-0-
Terrill J. Horton*		-0-
Francine I. Neff*		5,630
Scott J. Stone*		-0-

Current directors who are not executive officers, as a group:		621,498

All employees, including current officers who are not executive officers, as a group:		7,060,575

*	Nominee for election as a director.

Copy of Plan

      Stockholders entitled to vote at the annual meeting may obtain a copy of the Stock Incentive Plan upon request to D.R. Horton, Attention: Assistant to the Corporate Counsel, 1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006, (817) 856-8200, ext. 1046.

      The board of directors has approved the proposal to amend the company’s Stock Incentive Plan, as amended, to increase the number of authorized shares of D.R. Horton common stock issuable thereunder and recommends voting FOR the adoption of the proposal.

LEGAL MATTERS

      The validity of the D.R. Horton common stock to be issued in connection with the merger will be passed upon for D.R. Horton by Gibson, Dunn & Crutcher LLP, Dallas, Texas.

      The tax consequences of the merger described in “U.S. Federal Income Tax Consequences” have been passed upon by Gibson, Dunn & Crutcher LLP for D.R. Horton and Schuler.

EXPERTS

      The consolidated financial statements of D.R. Horton, Inc. appearing in D.R. Horton, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2001, and the balance sheet of Schuler Homes, Inc., the consolidated financial statements of Schuler Residential, Inc. and the combined financial statements of Western Pacific Housing, appearing in Schuler Homes, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, included therein and incorporated by reference in this Joint Proxy Statement, which is referred to and made a part of this Prospectus and Registration Statement. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

      With respect to the unaudited condensed consolidated interim financial information of Schuler Homes, Inc. for the three-month periods ended June 30, 2001 and 2000 and September 30, 2001 and 2000 and the six-month periods ended September 30, 2001 and 2000, incorporated by reference in this Joint Proxy Statement, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in Schuler Homes, Inc.’s Quarterly Reports on Forms 10-Q for the quarters ended June 30, 2001 and September 30, 2001, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act of 1933.

STOCKHOLDER PROPOSALS

      If the merger is consummated, the first annual meeting of the stockholders of D.R. Horton after such consummation is expected to be held on or about January 24, 2003. If the merger is not consummated, the next annual meeting of stockholders of D.R. Horton is expected to be held on or about January 24, 2003 and the next annual meeting of stockholders of Schuler is expected to be held on or about August 15, 2002.

      Subject to the foregoing, if any D.R. Horton stockholder intends to present a proposal at the 2003 annual meeting of the stockholders of D.R. Horton and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to the Secretary of D.R. Horton in writing so as to be received at the principal executive offices of D.R. Horton by July 24, 2002. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals. In addition, the Bylaws of D.R. Horton provide that only stockholder proposals submitted in a timely manner to the Secretary of D.R. Horton may be acted upon at an annual meeting of stockholders. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of D.R. Horton not less than 30 calendar days prior to the date of the originally scheduled meeting. However, if less than 40 calendar days’ notice or prior public disclosure of the date of the scheduled meeting is given or made by D.R. Horton, notice by the stockholder to be timely must be received not later than the close of business on the tenth calendar day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. If the merger is not consummated, the only stockholder proposals eligible to be considered for inclusion in the proxy materials for the 2003 annual meeting of D.R. Horton and 2002 annual meeting of Schuler, respectively, will be those which have been duly submitted to the Corporate Counsel of D.R. Horton by July 24, 2002 or the Secretary of Schuler by April 2, 2002, as the case may be, as provided in the respective annual meeting proxy statements of D.R. Horton and Schuler. If the merger is consummated, Schuler will not hold a 2002 annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

      D.R. Horton and Schuler each file reports, proxy statements and other important business and financial information with the SEC. The public may read and copy any materials that either Schuler or D.R. Horton files with the SEC at the public reference facilities maintained at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including Schuler and D.R. Horton) that file electronically with the SEC (including Schuler and D.R. Horton). The SEC’s web site can be accessed at http://www.sec.gov. D.R. Horton common stock is listed on the NYSE. Reports, proxy statements and other information we file can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

      D.R. Horton has filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933, of which this Joint Proxy Statement/ Prospectus is a part, with respect to the D.R. Horton common stock to be issued to Schuler stockholders as a result of the merger. This Joint Proxy Statement/ Prospectus does not contain all the information set forth in that registration statement. For further information, please refer to the registration statement, which may be inspected and copied, or obtained from, the SEC or the NYSE in the manner described above.

      The following documents previously filed by D.R. Horton with the SEC under the File Number 1-14122 are incorporated by reference in this Joint Proxy Statement/ Prospectus:

•	D.R. Horton’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001; and

•	the description of D.R. Horton common stock set forth in D.R. Horton’s registration statement on Form 8-A, filed with the SEC on December 7, 1995 and amended on April 30, 1998.

      The following documents previously filed by Schuler with the SEC under the File Number 0-32461 are incorporated by reference in this Joint Proxy Statement/ Prospectus:

•	Schuler’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001;

•	Schuler’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001;

•	Schuler’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001;

•	Schuler’s Current Report on Form 8-K dated August 9, 2001;

•	Schuler’s Current Report on Form 8-K dated October 5, 2001;

•	Schuler’s Current Report on Form 8-K dated October 24, 2001; and

•	Schuler’s Current Report on Form 8-K dated November 9, 2001.

      All documents filed by D.R. Horton and Schuler under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Joint Proxy Statement/ Prospectus and before the date of their respective stockholder meetings, are incorporated into this Joint Proxy Statement/ Prospectus by reference and will constitute a part of this Joint Proxy Statement/ Prospectus from the date they are filed.

      D.R. Horton or Schuler will provide each person to whom a copy of this Joint Proxy Statement/ Prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this Joint Proxy Statement/ Prospectus, but not delivered in this Joint Proxy Statement/ Prospectus. We will provide this information by first class mail at no cost within one business day of written or oral request thereupon addressed to 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, Attention: Investor Relations (telephone: (817) 856-8200), in the case of D.R. Horton and 400 Continental Blvd., Suite 100, El Segundo, California 90245, Attention: Corporate Secretary (telephone: (310) 648-7200), in the case of Schuler. To ensure timely delivery, we suggest you request the information by February 11, 2002.

      No one has been authorized to give any information or to make any representations other than those contained in this Joint Proxy Statement/ Prospectus in connection with the solicitation of proxies or the offering of securities made by this Joint Proxy Statement/ Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by D.R. Horton, Schuler or any other person on their behalf. This Joint Proxy Statement/ Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/ Prospectus nor any distribution of securities to which it relates will under any circumstances create an implication that there has been no change in the affairs of D.R. Horton or Schuler since the date of this Joint Proxy Statement/ Prospectus or that the information in it is correct as of any time subsequent to its date.

ANNEX I

AGREEMENT AND PLAN OF MERGER

between
D.R. HORTON, INC.
and
SCHULER HOMES, INC.
dated as of October 22, 2001
and
amended as of November 8, 2001

EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	Company Voting Agreement
Exhibit B	DHI Voting Agreement
Exhibit 6.6(a)	Form of Agreement regarding disposition of shares
Exhibit 6.6(b)	Form of Agreement regarding disposition of shares (James K. Schuler and Eugene S. Rosenfeld)
Exhibit 6.6(c)	Non-Compete Agreement
Exhibit 6.6(d)	Form of Agreement regarding disposition of shares (WPH-Schuler LLC, Apollo Real Estate Investment Fund, L.P., Highridge Pacific Housing Investors, L.P. and Blackacre WPH, LLC)
Exhibit 6.6(e)	Form of Employment Agreements
Exhibit 6.14	Form of Termination Agreement and Release

Schedules

Company Disclosure Schedule
DHI Disclosure Schedule
Schedule 9.4(h)	Certain Company Officers
Schedule 9.4(i)	Certain DHI Officers

v

DEFINED TERMS

2000 DHI Balance Sheet	I-32
2001 Company Balance Sheet	I-13
Adjusted Cash Amount	I-3
Adjusted Exchange Ratio	I-3
affiliate	I-39
Agreement	I-1
Antitrust Division	I-29
Base Consideration	I-3
Base Consideration Value	I-3
Base Election	I-5
Base Exchange Ratio	I-3
Beneficially Owned	I-39
Blue Sky Laws	I-12
BOA	I-25
business day	I-40

Cash Consideration	I-4
Cash Election	I-4
Cash Election Shares	I-4
Cause for Termination	I-40
Certificate of Merger	I-2
Certificate(s)	I-5
Class A Common Stock	I-1
Class B Common Stock	I-1
Closing Date	I-2
Code	I-1
Company	I-1
Company Affiliates	I-19
Company Board	I-1
Company Common Stock	I-1
Company Development Properties	I-16
Company Disclosure Schedule	I-10
Company Employee Plans	I-14
Company ERISA Affiliate	I-14
Company Permits	I-12
Company SEC Reports	I-13
Company Shares	I-1
Company Stock Option	I-6
Company Stock Plans	I-6
Company Stock Purchase Plan	I-6
Company Stockholder Meeting	I-31
Company Subsidiary	I-10
Company Voting Agreement	I-1
Confidentiality Letter	I-30

control	I-40

Delaware Law	I-1
DHI	I-1
DHI Common Stock	I-2
DHI Board	I-1
DHI Development Properties	I-24
DHI Disclosure Schedule	I-20
DHI Employee Plans	I-23
DHI ERISA Affiliate	I-23
DHI Permits	I-21
DHI Preferred Stock	I-20
DHI SEC Reports	I-22
DHI Stock Option	I-6
DHI Stockholder Meeting	I-31
DHI Subsidiary	I-20
DHI Voting Agreement	I-1
Director Options	I-6
Dissenting Shares	I-7

Effective Time	I-2
Election Date	I-5
Environmental Law	I-19
ERISA	I-14
Exchange Act	I-12
Exchange Agent	I-17
Exchange Fund	I-18

Final Exercise	I-7
Floor Price	I-3
Form of Election	I-5
FTC	I-29

Governmental Entity	I-12
GUST	I-34

Hazardous Substance	I-19
HSR Act	I-12

Indemnified Parties	I-32
IRS	I-14

M&P Plan	I-34
material adverse effect	I-40
Material Adverse Effect	I-40
Material Contracts	I-12
Merger	I-1
Merger Consideration	I-3

Non-Election	I-3
Non-Election Shares	I-4

Notice of Superior Proposal	I-28
NYSE	I-25

PBGC	I-14
person	I-40
Proxy Statement	I-30

Registration Statement	I-30
Reorganization Agreement	I-13
Requested Cash Amount	I-4

SEC	I-12
Securities Act	I-12
Stock Election	I-3
Stock Election Shares	I-4
Stock Exchange Ratio	I-3
Stock Value	I-3
subsidiary	I-40
Superior Proposal	I-28
Surviving Corporation	I-1

Tax	I-16
Tax Returns	I-16
Taxes	I-16
Terminating Breach	I-35
Third Party	I-28
Third Party Acquisition	I-28
to DHI’s knowledge	I-40
to the Company’s knowledge	I-40
to the knowledge of DHI	I-40
to the knowledge of the Company	I-40
trading day	I-40
Transfer Taxes	I-9

UBS Warburg	I-19

AGREEMENT AND PLAN OF MERGER

(Conformed as Amended)

      AGREEMENT AND PLAN OF MERGER, dated as of October 22, 2001 and amended as of November 8, 2001 (the “Agreement”), between D.R. HORTON, INC., a Delaware corporation (“DHI”), and SCHULER HOMES, INC., a Delaware corporation (the “Company”).

      WHEREAS, the Board of Directors of DHI (the “DHI Board”) and the Board of Directors of the Company (the “Company Board”) have approved and declared advisable this Agreement and the merger of the Company with and into DHI (the “Merger”) in accordance with the Delaware General Corporation Law (the “Delaware Law”), upon the terms and conditions set forth in this Agreement, whereby each share of Class A common stock, par value $.001 per share (the “Class A Common Stock”), and Class B common stock, par value $.001 per share (the “Class B Common Stock”), of the Company (the Class A Common Stock and the Class B Common Stock, collectively the “Company Common Stock”), not owned directly or indirectly by the Company will be converted into the right to receive the merger consideration provided for herein (the Company Common Stock may be sometimes hereinafter referred to as the “Company Shares”);

      WHEREAS, each of DHI and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      WHEREAS, for federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”);

      WHEREAS, as a condition and inducement to DHI to enter into this Agreement and to incur the obligations set forth herein, contemporaneously with the execution and delivery of this Agreement, certain stockholders of the Company are entering into a Voting Agreement, in the form of Exhibit A attached hereto (the “Company Voting Agreement”), with DHI, pursuant to which, among other things, such stockholders are agreeing to vote their shares of Company Common Stock in favor of the adoption of this Agreement and the Merger provided for herein in accordance with and subject to the terms of the Company Voting Agreement; and

      WHEREAS, as a condition and inducement to the Company to enter into this Agreement and to incur the obligations set forth herein, contemporaneously with the execution and delivery of this Agreement, certain stockholders of DHI are entering into a Voting Agreement, in the form of Exhibit B attached hereto (the “DHI Voting Agreement”), with the Company, pursuant to which, among other things, such stockholders are agreeing to vote their shares of DHI Common Stock in favor of the adoption of this Agreement and the Merger provided for herein in accordance with and subject to the terms of the DHI Voting Agreement.

      NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

ARTICLE 1

THE MERGER

1.1     The Merger.

      1.1.1     Effective Time. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the Delaware Law, the Company shall be merged with and into DHI, the separate corporate existence of the Company shall cease, and DHI shall continue as the surviving corporation. DHI as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.” The name of the Surviving Corporation shall be D.R. Horton, Inc.

      1.1.2     Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in ARTICLE 8, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in ARTICLE 8, at the offices of Gibson, Dunn & Crutcher LLP, Dallas, Texas, unless another date, time or place is agreed to in writing by the parties hereto (the date of the consummation of the Merger being the “Closing Date”).

1.2     Effective Time. As promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in ARTICLE 8, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the Delaware Law (the “Certificate of Merger”), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the Delaware Law (the time of such filing being the “Effective Time”).

1.3     Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and DHI shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and DHI shall become the debts, liabilities and duties of the Surviving Corporation.

1.4     Certificate of Incorporation, By-Laws.

      1.4.1     Certificate of Incorporation. At the Effective Time the Certificate of Incorporation of DHI, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the Delaware Law and such Certificate of Incorporation.

      1.4.2     By-Laws. The Bylaws of DHI, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

1.5     Directors and Officers. The directors of DHI immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, subject to Section 6.8, and the officers of DHI shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

ARTICLE 2

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE

CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

2.1     Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of DHI, the Company or any holder of any of the following securities:

      2.1.1     No Conversion of DHI Common Stock. Each share of common stock, par value $.01 per share, of DHI (“DHI Common Stock”) issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding DHI Common Stock. Any DHI Common Stock held in DHI’s treasury immediately prior to the Effective Time shall continue to be held in treasury of the Surviving Corporation at the Effective Time.

      2.1.2     Cancellation of Certain Shares of Company Common Stock. Each Company Share held in the treasury of the Company and each Company Share owned by DHI or any direct or indirect wholly owned subsidiary of the Company or DHI immediately prior to the Effective Time shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

      2.1.3     Conversion of the Company Shares. At the Effective Time, subject to the provisions of this Agreement, each Company Share issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1.2 and Dissenting Shares) shall be converted into the following (the “Merger Consideration”):

(a) For each such Company Share other than shares as to which a Stock Election or Cash Election has been effectively made and not revoked or lost pursuant to Section 2.1.4, the right to receive cash and DHI Common Stock as specified herein below (the “Base Consideration”). Subject to Section 2.1.3(a)(vii), the Base Consideration shall be $4.09 in cash plus a fraction of a share of DHI Common Stock equal to the Base Exchange Ratio. The term “Base Exchange Ratio” means:

(i) If the Stock Value is greater than or equal to $19.50 and less than or equal to $23.50, the Base Exchange Ratio shall be 0.570.

(ii) If the Stock Value is less than $19.50 and greater than $17.50, the Base Exchange Ratio shall equal the quotient obtained by dividing $11.115 by the Stock Value (rounded to the nearest one thousandth).

(iii) If the Stock Value is greater than $23.50 and less than $27.51, the Base Exchange Ratio shall equal the quotient obtained by dividing $13.395 by the Stock Value (rounded to the nearest one thousandth).

(iv) If the Stock Value is less than or equal to $17.50, the Base Exchange Ratio shall be 0.635.

(v) If the Stock Value is greater than or equal to $27.51, the Base Exchange Ratio shall be 0.487.

(vi) The term “Stock Value” means the average of the closing prices of DHI Common Stock as reported for NYSE Composite Transactions for the 15 consecutive trading days ending on the date that is three trading days prior to the date of the Company Stockholder Meeting.

(vii) If the Stock Value is less than the Floor Price and DHI so elects, as provided in Section 7.1(f), the Base Consideration shall be the Adjusted Cash Amount plus a fraction of a share of DHI Common Stock equal to the Adjusted Exchange Ratio; provided that, as set forth in Section 2.1.3(b)(ii), the Base Consideration Value shall equal not less than $14.25.

(viii) The term “Adjusted Cash Amount” means $4.09, or more if and to the extent elected by DHI as provided in Section 7.1(f).

(ix) The term “Adjusted Exchange Ratio” means 0.635, or more if and to the extent elected by DHI pursuant to Section 7.1(f).

(x) The term “Floor Price” means $16.00.

Company Shares as to which a Base Election has been made or as to which a Stock Election or Cash Election has not been effectively made or, if made, has been revoked or lost pursuant to Section 2.1.4 (a “Non-Election”) are hereinafter sometimes referred to as “Non-Election Shares.”

(b) Subject to Section 2.1.3(e), for each such Company Share with respect to which an election to receive DHI Common Stock has effectively been made and not revoked or lost pursuant to Section 2.1.4 (a “Stock Election”), the right to receive a fraction of a share of DHI Common Stock equal to the Stock Exchange Ratio.

(i) The term “Stock Exchange Ratio” means the quotient of the Base Consideration Value divided by the Stock Value.

(ii) The term “Base Consideration Value” means (w) $4.09 plus (x) the product of the Stock Value times the Base Exchange Ratio; provided, that if the Stock Value is less than the

Floor Price and DHI so elects, as provided in Section 7.1(f), the Base Consideration Value shall be the sum of (y) the Adjusted Cash Amount plus (z) the product of the Adjusted Exchange Ratio times the Stock Value; provided, further, that the sum of (y) and (z) shall not be less than $14.25.

Company Shares for which a Stock Election has been made are hereinafter sometimes referred to as the “Stock Election Shares.”

(c) Subject to Section 2.1.3(d), for each such Company Share with respect to which an election to receive cash has been effectively made and not revoked or lost pursuant to Section 2.1.4 (a “Cash Election”), the right to receive in cash an amount equal to the Base Consideration Value. Company Shares for which a Cash Election has been made are hereinafter sometimes referred to as the “Cash Election Shares.”

(d) If the Requested Cash Amount exceeds the Cash Consideration, the Merger Consideration for each Cash Election Share shall be cash and DHI Common Stock as set forth below:

(i) Cash equal to the quotient of (y) the Cash Consideration minus the product of (A) the Adjusted Cash Amount times (B) the aggregate number of Non-Election Shares, divided by (z) the aggregate number of Cash Election Shares, but in no event less than the Adjusted Cash Amount.

(ii) A fraction of a share of DHI Common Stock equal to the quotient of (y) the Base Consideration Value minus the cash payable pursuant to Section 2.1.3(d)(i), divided by (z) the Stock Value.

(iii) The term “Requested Cash Amount” means the aggregate amount of cash that would be payable with respect to Non-Election Shares and Cash Election Shares before any adjustments pursuant to Section 2.1.3(e) or this Section 2.1.3(d).

(iv) The term “Cash Consideration” means the difference between (y) the product of the Adjusted Cash Amount times the number of Company Shares outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1.2), minus (z) the product of the number of Dissenting Shares (immediately prior to the Effective Time) times the Base Consideration Value.

(e) If the Requested Cash Amount is less than the Cash Consideration, the Merger Consideration for each Stock Election Share shall be cash and DHI Common Stock as set forth below:

(i) Cash equal to the quotient of (y) the Cash Consideration minus the Requested Cash Amount, divided by (z) the number of Stock Election Shares.

(ii) A fraction of a share of DHI Common Stock equal to the quotient of (y) the Base Consideration Value minus the cash payable pursuant to Section 2.1.3(e)(i), divided by (z) the Stock Value.

(f) Notwithstanding the foregoing, except where DHI has made an election in accordance with Section 7.1(f), if more than 50% of the total value of the Merger Consideration for all the outstanding Company Shares other than shares to be canceled in accordance with Section 2.1.2 would be cash (treating all stockholders who give the Company a timely and proper notice of intention to exercise appraisal rights as receiving Merger Consideration consisting of cash equal to the value of the Merger Consideration to be received in the Merger prior to any adjustment under this Section 2.1.3(f) (or such other amount as the Board of Directors of DHI determines to be appropriate at the time, based on the advice from DHI tax counsel) for each share as to which the notice relates, and treating for this purpose the DHI Common Stock receivable in the Merger as having a value per share equal to the closing price of DHI Common Stock as reported for NYSE Composite Transactions on the Closing Date), the cash which a holder of a share of Company

Common Stock will receive will be reduced on a pro rata basis with all other such holders to the amount such that 50% of the total value of the Merger Consideration will be cash (treating all stockholders who give the Company a timely and proper notice of intention to exercise appraisal rights as receiving Merger Consideration consisting of cash equal to the value of the Merger Consideration to be received in the Merger prior to any adjustment under this provision (or such other amount as DHI determines to be appropriate at the time, based on the advice from its tax counsel) for each share as to which the notice relates, and treating for this purpose the DHI Common Stock received as having a value per share equal to the closing price of DHI Common Stock for NYSE Composite Transactions on the Closing Date) and the holders of Company Common Stock will receive in exchange for such reduction in cash an amount of additional shares of DHI Common Stock obtained by dividing the amount of such reduction in cash by the closing price of DHI Common Stock for NYSE Composite Transactions on the Closing Date.

      2.1.4     Share Election.

      (a) Each person who, on or prior to the Election Date, is a record holder of shares of Company Shares shall have the right to submit a Form of Election specifying one of the following: (i) that such stockholder desires that all of his or her Company Shares be converted into the Base Consideration (such election being hereinafter sometimes referred to as a “Base Election”), (ii) that such stockholder desires that all of his or her Company Shares be converted into cash pursuant to the Cash Election, or (iii) that such stockholder desires that all of his or her Company Shares be converted into Stock Election Shares pursuant to the Stock Election. A stockholder may not make an election for less than all of his or her Company Shares.

      (b) DHI shall prepare, subject to the reasonable approval of the Company, a form of election (the “Form of Election”) for mailing with the Proxy Statement. The Form of Election shall be (i) mailed to the record holders of Company Shares as of the record date for the Company Stockholder Meeting, and (ii) used by each record holder of Company Shares to make the Base Election, the Cash Election or the Stock Election. The Company shall also use its reasonable best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Company Shares during the period between such record date and the Election Date. Any such holder’s Base Election, Cash Election or Stock Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day next preceding the date of the Company Stockholder Meeting (the “Election Date”), a Form of Election properly completed and signed and accompanied by certificate(s) for the Company Shares (“Certificate(s)”) to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee for delivery of such Certificate(s) as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided that such Certificate(s) are in fact delivered to the Exchange Agent within three trading days after the date of execution of such guarantee of delivery).

      (c) Any Form of Election may be revoked by a record holder of Company Common Stock submitting such Form of Election to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by DHI and the Company that the Merger has been abandoned or if either the Company’s or DHI’s stockholders fail to approve the Merger. If a Form of Election is revoked because the Merger has been abandoned or if either the Company’s or DHI’s stockholders fail to approve the Merger, the Certificate(s) (or guarantee(s) of delivery, if applicable) for the share(s) of Company Common Stock, if any, to which such Form of Election relates shall promptly be returned to the stockholder submitting the same to the Exchange Agent.

      (d) For purposes of this Agreement, a holder of Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Date or who submits a Form of Election that is not properly made or who acquires Company Shares after the date hereof pursuant to the

Company Stock Purchase Plan shall be deemed to have made a Non-Election. If DHI or the Exchange Agent shall determine that any purported Base Election, Cash Election or Stock Election was not properly made, such purported Base Election, Cash Election or Stock Election shall be deemed to be of no force and effect and the holder making such purported Base Election, Cash Election or Stock Election shall, for purposes of this Agreement, be deemed to have made a Non-Election.

      (e) DHI shall have the sole discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of DHI (or the Exchange Agent, if applicable) in such matters shall be conclusive and binding. Neither DHI nor the Exchange Agent shall be under any obligation to notify any stockholder of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall make all computations contemplated by Section 2.1.3(d) and Section 2.1.3(e) and all such computations shall be conclusive and binding on the holders of Company Common Stock.

      2.1.5     Company Shares Cancelled. Upon conversion pursuant to Section 2.1.3, all Company Shares shall be cancelled and cease to exist, and each holder thereof shall cease to have any rights with respect thereto other than the right to receive the Merger Consideration and any other amounts in accordance with the terms provided herein. All shares of DHI Common Stock issued as Merger Consideration shall be fully paid and nonassessable.

      2.1.6     Stock Options. At the Effective Time, each outstanding option to purchase Company Common Stock (a “Company Stock Option”) granted under the Company’s Amended and Restated 2000 Stock Incentive Plan or Amended and Restated 1992 Stock Option Plan (collectively, the “Company Stock Plans”) other than options granted under Article III of either Company Stock Plan (“Director Options”), whether or not then vested or exercisable, shall be replaced by the Surviving Corporation with a comparable option to purchase DHI Common Stock (a “DHI Stock Option”), in accordance with the terms of the Company Stock Plan pursuant to which it was granted and any stock option agreement by which it is evidenced, except that if the holder of such DHI Stock Option is involuntarily terminated as an employee of the Surviving Corporation or any subsidiary without Cause for Termination (and not on account of death or disability) within six months after the Effective Time such Company Stock Option shall become exercisable and shall vest to the extent not theretofore exercisable or vested as of the date of termination of employment. It is intended that the foregoing provisions shall be undertaken in a manner that will not constitute a “modification” as defined in Section 424 of the Code as to any stock option which is an “incentive stock option.” Each DHI Stock Option shall be exercisable for that number of shares of DHI Common Stock equal to the number of the Company Shares subject to the corresponding Company Stock Option multiplied by the Stock Exchange Ratio, and shall have an exercise price per share equal to its exercise price per Company Share divided by the Stock Exchange Ratio. DHI and the Company shall take all such steps as may be required to cause the transactions contemplated by this Section 2.1.6 and any other dispositions of equity securities of the Company or acquisitions of DHI equity securities in connection with this Agreement by each individual who (i) is a director or officer of the Company, or (ii) at the Effective Time, will become a director or officer of DHI, to be exempt under Rule 16b-3 of the Exchange Act. Director Options shall accelerate and become exercisable, and subsequently terminate, upon consummation of the Merger, each as provided in Article III.A of the Company Stock Plans. Holders of shares of Company Common Stock received upon exercise of Director Options shall not have the option to elect any form of Merger Consideration other than the Base Consideration, and such Company Common Stock shall be deemed to be a Non-Election Share and shall be converted into a right to receive the Base Consideration.

      2.1.7     Stock Purchase Plan. The Company shall take all actions necessary so that (i) no person may participate in the Company’s 1998 Stock Purchase Plan (the “Company Stock Purchase Plan”) except for such participants participating in the Company Stock Purchase Plan on September 1, 2001; (ii) no participant in the Company Stock Purchase Plan may change any election or withholding amount made on or before September 1, 2001, except to exercise otherwise available rights to reduce such participant’s rate of payroll deduction or terminate such employee’s outstanding purchase rights under the

Company Stock Purchase Plan; (iii) at least ten days prior to the Closing Date, all participants in the Company Stock Purchase Plan shall have received notice of the Merger and the right to terminate their outstanding purchase rights at any time prior to the Closing Date; (iv) all outstanding rights to purchase Company Common Stock pursuant to the Company Stock Purchase Plan shall have been exercised as of the close of business on the date immediately prior to the Closing Date in accordance with the provisions of the Company Stock Purchase Plan (the “Final Exercise”); and (v) the Company Stock Purchase Plan shall terminate immediately prior to the Effective Time. No participant in the Company Stock Purchase Plan shall have the option to elect any form of Merger Consideration with respect to shares of Company Common Stock purchased in the Final Exercise other than the Base Consideration and, at the Effective Time, each Company Share issued upon the Final Exercise shall be deemed to be a Non-Election Share and shall be converted into the right to receive the Base Consideration. DHI shall be entitled to deduct from the cash component of the Merger Consideration to be delivered to the participants of the Company Stock Purchase Plan all applicable withholding taxes attributable to the exercise of such purchase rights.

      2.1.8     Adjustment of Base Exchange Ratio. If after the date hereof and prior to the Effective Time there shall have been a change in the DHI Common Stock, by reason of a stock split (including a reverse split) of the DHI Common Stock or a dividend payable in the DHI Common Stock, or any other distribution of securities to holders of the DHI Common Stock with respect to their DHI Common Stock (including without limitation such a distribution made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) or otherwise, then the Base Exchange Ratio, the Stock Value and the dollar amounts set forth in clauses (i) through (v), (ix) and (x) of Section 2.1.3(a) shall be appropriately adjusted; provided, however, that the aggregate amount of Merger Consideration shall not be adjusted below the amount provided for in this Article 2.

      2.1.9     Dissenting Shares. Notwithstanding Section 2.1, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly exercised his or her demand for appraisal rights under, and complies in all respects with, Section 262 of the Delaware Law (the “Dissenting Shares”) shall not be converted into the right to receive Merger Consideration, but the holders of Dissenting Shares shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the Delaware Law; provided, however, that if any such holder shall have failed to perfect or otherwise shall effectively waive, withdraw or lose the right to appraisal and payment under the Delaware Law or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the Delaware Law, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 262 of the Delaware Law shall cease to exist and such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive, without interest, the Merger Consideration receivable by Non-Election Shares, and such shares shall be deemed not to be Dissenting Shares. The Company shall give DHI (i) prompt notice of any notices or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate and direct all negotiations and proceedings with respect to such notices or demands. The Company shall not, without the prior written consent of DHI, make any payment with respect to, or settle, offer to settle or otherwise negotiate any demands for appraisal or payment for shares of Company Common Stock. The parties acknowledge that the amounts referred to in Sections 2.1.3(d) and (f) in respect of Dissenting Shares are included for tax planning purposes only and are not intended as a statement as to the value of the Dissenting Shares for the purposes of Section 262 of the Delaware Law.

2.2     Exchange of Certificates.

      2.2.1     Exchange Agent. Prior to the mailing of the Proxy Statement, DHI shall enter into an agreement with a bank or trust company designated by DHI (the “Exchange Agent”), providing that DHI shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of the Company Shares, for exchange in accordance with Sections 2.1.3 and 2.1.4 and this Section 2.2 through the Exchange Agent, (i) cash in an amount equal to the aggregate amount payable pursuant to Section 2.1, (ii) certificates representing the shares of DHI Common Stock issuable pursuant to Section 2.1 and (iii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of DHI Common Stock pursuant to Section 2.2.5 (such cash and shares of DHI Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and the cash referred to in clause (iii) of this Section 2.2.1 being hereinafter referred to as the “Exchange Fund”) in exchange for outstanding Company Shares. Until they are distributed, the shares of DHI Common Stock held by the Exchange Agent shall be deemed to be outstanding, but the Exchange Agent shall not vote such shares or exercise any rights of a stockholder with regard to them.

      2.2.2     Exchange Procedures. (a) After the Effective Time, Certificate(s) which immediately prior to the Effective Time represented outstanding Company Shares delivered by each holder of record whose shares were converted into the right to receive the Merger Consideration and who effectively made, or who did not revoke or lose, a Base Election, Cash Election or Stock Election, shall be deemed surrendered, and the holder of record thereof shall be entitled to receive, in exchange for the Certificate(s) delivered with such election, a certificate representing that number of whole shares of DHI Common Stock, if any, and cash, if any, which such Holder has the right to receive pursuant to the provisions of Sections 2.1 and 2.2. The Certificate(s) so surrendered shall forthwith be canceled.

      (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) whose shares were converted into the right to receive the Merger Consideration but who did not effectively make, or who revoked or lost, a Base Election, Cash Election or Stock Election, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificate(s) in exchange for the Base Consideration. Upon surrender of such Certificate(s) for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of DHI Common Stock and cash which such holder has the right to receive pursuant to the provisions of Sections 2.1 and 2.2, and the Certificate(s) so surrendered shall forthwith be canceled.

      (c) If any cash or any certificate representing DHI Shares is to be paid to or issued in a name other than that in which a Certificate surrendered in exchange therefor is registered, a certificate representing the proper number of shares of DHI Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required by reason of the payment of cash or the issuance of shares of DHI Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the cash, the certificate representing shares of DHI Common Stock or cash in lieu of any fractional shares of DHI Common Stock, as applicable, as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash so payable.

      2.2.3     Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to DHI Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the DHI Common Stock represented thereby by reason of the conversion of shares of Company Common Stock pursuant to Section 2.1.3 and no cash shall be paid to any such holder until such Certificate is surrendered or deemed surrendered in accordance with this ARTICLE 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid, without interest, to the person in whose name the shares of DHI Common Stock representing such securities are registered (i) at the time of such surrender, the amount of any cash payable to which such holder is entitled pursuant to this Section 2.2 and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions, with (x) a record date with respect thereto after the Effective Time, but prior to such surrender, and (y) a payment date subsequent to such surrender, payable with respect to such shares of DHI Common Stock. If any holder of converted Company Shares shall be unable to surrender such holder’s Certificates because such Certificates shall have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to DHI.

      2.2.4     No Further Ownership Rights in Company Shares. All shares of DHI Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this ARTICLE 2 (including any cash paid pursuant to Sections 2.2.3) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Company Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE 2, except as otherwise provided by law.

      2.2.5     No Fractional Shares. No certificates or scrip representing fractional shares of DHI Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of DHI. Notwithstanding any other provision of this Agreement, each holder of Company Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of DHI Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of DHI Common Stock multiplied by the per share closing price of DHI Common Stock as reported for NYSE Composite Transactions on the Closing Date. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

      2.2.6     Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to DHI, upon demand, and any holders of the Certificates who have not theretofore complied with this ARTICLE 2 shall thereafter look only to DHI for payment of cash and DHI Common Stock, any cash in lieu of fractional shares of DHI Common Stock and any dividends or distributions with respect to DHI Common Stock, all without interest.

      2.2.7     No Liability. To the fullest extent permitted by applicable law, none of DHI, the Company or the Exchange Agent shall be liable to any person in respect of any shares of DHI Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (or immediately prior to such earlier date on which any Merger Consideration or any dividends or distributions with respect to DHI Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

      2.2.8     Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund on a daily basis as directed by DHI. Any interest and other income resulting from such investments shall be paid to DHI.

      2.2.9     Transfer Taxes. DHI and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger other than transfer or stamp taxes payable in respect of transfers pursuant to Section 2.2.2(c) (collectively, “Transfer Taxes”). From and after the Effective Time, DHI shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Shares, all Transfer Taxes.

      2.2.10     Return of Merger Consideration. Any portion of the Merger Consideration made available to the Exchange Agent to pay for Dissenting Shares for which appraisal rights have been perfected shall be returned to DHI promptly on demand.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to DHI that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to DHI that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE 3 (the “Company Disclosure Schedule”):

3.1     Organization, Existence and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to own its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect. The Company has delivered to DHI a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to the date hereof. As used in this ARTICLE 3, the term “Company” includes Schuler Residential, Inc. (formerly known as Schuler Homes, Inc.) as to any period prior to the merger of such person into the Company on June 21, 2001, including without limitation the period from April 3, 2001 to June 21, 2001 during which such person was a subsidiary of the Company, but does not include Schuler Residential, Inc. as a separate entity from and after the effective time of such merger, including without limitation the date hereof and the Closing Date.

3.2     Organization, Existence and Good Standing of Company Subsidiaries. The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and Section 3.2 of the Company Disclosure Schedule set forth lists of all subsidiaries of the Company (a “Company Subsidiary”), the jurisdiction of incorporation or organization, as applicable, of each Company Subsidiary, the type of each Company Subsidiary, the percentage of the Company’s and Company Subsidiaries’ ownership of the outstanding voting stock of each such corporate Company Subsidiary, the authorized and outstanding capital stock of each such corporate Company Subsidiary, and the type and percentage of the Company’s and Company Subsidiaries’ ownership interest in each other Company Subsidiary. Each Company Subsidiary is a corporation, business trust, general or limited partnership or limited liability company (as so specified) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable. Each Company Subsidiary has all necessary entity power and authority to own its properties and assets and to carry on its business as presently conducted. Each Company Subsidiary is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect. Except for the Company Subsidiaries, the Company does not, directly or indirectly, own any equity interest in any other corporation, association, partnership, joint venture, business organization or limited liability company or other entity, with respect to which interest the Company or any Company Subsidiary has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment and comprising less than five percent of the outstanding voting securities of such company.

3.3     Capitalization.

      3.3.1     Capitalization of Company and Company Subsidiaries. The authorized capital stock of the Company consists solely of 170,000,000 shares of Company Common Stock, of which 120,000,000 shares are designated Class A Common Stock and 50,000,000 shares are designated Class B Common Stock, and 1,000,000 shares of preferred stock, $.001 par value per share. As of the date hereof: (i) 21,910,444 shares of Class A Common Stock are issued and outstanding, 18,754,727 shares of Class B Common Stock are issued and outstanding and 1,299,700 shares of Class A Common Stock and no shares of Class B Common Stock are held in treasury, and no shares of preferred stock are issued and outstanding; (ii) 1,449,333 shares of Class A Common Stock are reserved for future issuance pursuant to outstanding

Company Stock Options; and (iii) up to 340,559 shares of Class A Common Stock have been reserved for purchase pursuant to the Company Stock Purchase Plan, in respect of which $105,042.91 in compensation deductions are outstanding. All of the outstanding shares of Company Common Stock, and all shares of Company Common Stock which may be issued prior to the Effective Time upon exercise of any option or other right will be, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of the date hereof there are outstanding no shares of capital stock or other voting securities of the Company and no equity equivalent interests in the ownership or earnings of the Company or the Company Subsidiaries. All of the outstanding shares of capital stock, or other ownership interest, of each Company Subsidiary are validly issued, fully paid and nonassessable, and are owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, charges or other encumbrances of any nature whatsoever.

      3.3.2     Obligations to Issue Capital Stock of Company or Company Subsidiaries.

Section 3.3.2 of the Company Disclosure Schedule sets forth a true and complete list of all outstanding rights to purchase Company Common Stock, the name of each holder thereof, the number of shares purchasable thereunder and the per share exercise or purchase price of each right. There are no securities of the Company or any Company Subsidiary convertible or exchangeable for shares of capital stock or voting securities of the Company or any Company Subsidiary; and, except as set forth in Section 3.3.2 of the Company Disclosure Schedule, there are no options, warrants or other similar rights, agreements, arrangements or commitments of any character obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary, other than pursuant to Section 9.6 of the Reorganization Agreement, which rights will be terminated prior to the Effective Time. There are no obligations, contingent or otherwise, of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock or other equity interest of any Company Subsidiary or to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary.

3.4     Authority Relative to this Agreement; Recommendation. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption and approval of this Agreement by the holders of a majority of the outstanding shares of the Class A Common Stock voting as a class, by the holders of a majority of the outstanding shares of the Class B Common Stock voting as a class, and by the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote in accordance with the Delaware Law and the Company’s Certificate of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by DHI, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company Board has, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring the advisability of this Agreement and the Merger in accordance with the Delaware Law and the Company’s certificate of incorporation and by-laws, (ii) determining that this Agreement and the Merger are fair to and in the best interests of the stockholders of the Company, (iii) determining that the consideration to be paid in the Merger is fair to and in the best interests of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt and approve this Agreement; which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

3.5     Company Material Contracts. The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and Quarterly Report on Form 10-Q for the period ended June 30, 2001 set forth a list of all agreements to which the Company or any Company Subsidiary is a party or by which any of them is bound which, as of the date hereof: (i) are required to be filed as “material contracts” with the

Securities and Exchange Commission (the “SEC”) pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) under which the consequences of a default, nonrenewal or termination would have a Company Material Adverse Effect; or (iii) pursuant to which payments might be required or acceleration of benefits may be required upon a “change of control” of the Company, or upon execution of this Agreement by the Company or the performance by the Company of its obligations hereunder (collectively, the “Material Contracts”).

3.6     No Conflict. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Company or any Company Subsidiary or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, purchase or cancellation, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties is bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect.

3.7     Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, federal, state or local (“Governmental Entity”), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, state securities laws (“Blue Sky Laws”), any pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and the filing and recordation of appropriate merger or other documents as required by the Delaware Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Company Material Adverse Effect.

3.8     Compliance. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

3.9     Permits. The Company and each Company Subsidiary hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Entities necessary for the operation of the business of the Company and the Company Subsidiaries as it is now being conducted (collectively, the “Company Permits”), except where the failure to hold such Company Permits would not have a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Company Material Adverse Effect.

3.10     SEC Filings. The Company has filed all forms, reports and documents required to be filed by it with the SEC. The Company has made available to DHI (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1999 and March 31, 2001, (ii) its Quarterly and Transition Reports on Form 10-Q for the periods ended September 30, 2000, December 31, 2000 and June 30, 2001, (iii) all proxy statements relating to the Company’s meetings of stockholders (whether annual or special) held since April 1, 2000, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since April 1, 2000, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since April 1, 2000 (collectively, the “Company SEC Reports”). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC.

3.11     Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated statements of income and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The Company is in full compliance with Section 13(b)(2) of the Exchange Act.

3.12     Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports, since March 31, 2001, there has not occurred: (i) any Company Material Adverse Effect or any event, change or effect which could reasonably be expected to have a Company Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of the Company; (iii) any damage to, destruction or loss of any asset of the Company or any Company Subsidiary (whether or not covered by insurance) that would have a Company Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices; (v) any material revaluation by the Company of any of its assets, including, without limitation, writing off or writing down notes or accounts receivable or inventory other than in the ordinary course of business; or (vi) any action or event that would have required the consent of DHI pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

3.13     No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company’s unaudited balance sheet (including any related notes thereto) as of June 30, 2001 (the “2001 Company Balance Sheet”), (b) incurred in the ordinary course of business before the date of the 2001 Company Balance Sheet and not required under generally accepted accounting principles to be reflected on the 2001 Company Balance Sheet, (c) disclosed in the Company SEC Reports, or (d) incurred since June 30, 2001 in the ordinary course of business consistent with past practice or in connection with this Agreement, that would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.14     Absence of Litigation. Except as set forth in the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any properties or rights of the Company or any Company Subsidiary before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would be required to be disclosed in an Annual Report on Form 10-K or that could reasonably be expected to prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement. None of the claims, actions, suits, proceedings and investigations so set forth could reasonably be expected to have a Company Material Adverse Effect. There are no pending or threatened claims asserting any rights to indemnification under the Agreement and Plan of Reorganization, dated as of September 12, 2000 (the “Reorganization Agreement”), by and among the Company, Apollo Real Estate Investment Fund, L.P., Blackacre WPH, LLC, Highridge Pacific Housing Investors, L.P., AP WP Partners, L.P., AP Western GP Corporation,

AP LHI, Inc. and LAMCO Housing, Inc., and, to the knowledge of the Company, no reasonable basis exists for any such claim.

3.15     Employee Benefit Plans.

      3.15.1     Company Employee Plans. Section 3.15.1 of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all employee welfare plans (as defined in Section 3(1) of ERISA) and all other bonus, stock option, stock purchase, performance share, stock appreciation or other equity based compensation, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation, consulting or severance agreements, performance pay, loan or loan guarantee, plant closing, change of control or other non-ERISA plans, written or otherwise, for the benefit of, or relating to, any current or former employee or director of or consultant to the Company, any trade or business (whether or not incorporated) which is or was a member of a controlled group including the Company or which is under common control with the Company (a “Company ERISA Affiliate”) within the meaning of Section 414 of the Code, or any Company Subsidiary, that the Company, any Company Subsidiary or any Company ERISA Affiliate maintains or pursuant to which has any obligation, as well as each plan with respect to which the Company, any Company Subsidiary or a Company ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212 of ERISA (collectively the “Company Employee Plans”). There have been made available to DHI copies of (i) each such written Company Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA. The administrator of the Company Stock Plans has made the determination of comparability pursuant to Article Two, Section III.A(ii) of each Company Stock Plan necessary to prevent the acceleration of exercisability and vesting of any Company Stock Option as a result of the transactions contemplated by this Agreement, except as provided in Section 2.1.6. The Plan Administrator of the Company Stock Purchase Plan has made a determination that the transactions contemplated by this Agreement shall constitute a Change in Control for the purposes of the Company Stock Purchase Plan.

      3.15.2     Absence of Certain Events. (i) None of the Company Employee Plans provides retiree medical or other retiree welfare benefits to any person (other than as required under COBRA), and none of the Company Employee Plans is a “multiemployer plan” as such term is defined in Section 3(37) of ERISA; (ii) there has been no non-exempt “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which would result in a Company Material Adverse Effect; (iii) all Company Employee Plans are in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), Internal Revenue Service (the “IRS”) or Secretary of the Treasury) except as would not individually or in the aggregate result in a Company Material Adverse Effect, and the Company and each Company Subsidiary have performed all obligations required to be performed by them under, and are not in default under or violation of any of the Company Employee Plans except as would not individually or in the aggregate result in a Company Material Adverse Effect; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and is the subject of a favorable determination letter from the IRS; (v) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Company Employee Plan subject to Title IV of ERISA, no “reportable event” within the meaning of Section 4043 of ERISA nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) neither the Company nor any Company ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course); (viii) except as provided by Sections 204(h), 4041(a)(2) or 104(b)(1) of ERISA, each Company Employee Plan can be amended or terminated at any time without approval from any person, without advance notice, and without any liability other than for benefits accrued prior to such amendment or termination; (ix) except as set forth in Section 3.15.2 of the Company Disclosure Schedule, all benefits due under each Employee Plan have been timely paid and there is no material lawsuit or claim, other than routine uncontested claims for benefits, pending, or to the knowledge of the Company, any Company ERISA Affiliate or Company Subsidiary, threatened, against any Company Employee Plan or the fiduciaries of any such plan or otherwise involving or pertaining to any such plan, and no basis exists for any such lawsuit or claim; (x) except as set forth in Section 3.15.2 of the Company Disclosure Schedule, no Company Employee Plan provides for any severance pay, accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, forgiveness or modification of loans, or vesting conditioned in whole or in part upon a change in control of the Company, any Company ERISA Affiliate or Company Subsidiary, or any plant closing; (xi) no agreement, commitment, or obligation exists to increase any benefits under any Company Employee Plan or to adopt any new Company Employee Plan; and (xii) no Company Employee Plan has any unfunded accrued benefits that are not fully reflected in the Company’s financial statements.

3.16     Labor Matters. (i) There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any Company Subsidiary and any of their respective employees, which controversies have had or could reasonably be expected to have a Company Material Adverse Effect; (ii) neither the Company nor any Company Subsidiary is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) the Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any Company Subsidiary which could reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, as of the date hereof, no executive or management employee of the Company or any of the Company Subsidiaries intends to terminate his employment in connection with the Merger.

3.17     Restrictions on Business Activities. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon the Company or any Company Subsidiary, or any affiliate thereof, which has or would have the effect of prohibiting the conduct of business by the Company or any Company Subsidiary as currently conducted, except for any prohibitions as would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.18     Real Property. The Company and the Company Subsidiaries have good and marketable (or indefeasible, in jurisdictions where the term “marketable” is not customarily used in such a context) title in fee simple to the real property purported to be owned by them, and, upon the exercise of any options to acquire real property optioned by the Company or any Company Subsidiary, the Company or such Company Subsidiary will have good and marketable (or indefeasible, in jurisdictions where the term “marketable” is not customarily used in such a context) title in fee simple to such optioned property, in each case free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable and such liens or other encumbrances as do not or will not materially interfere with the present use or intended use by the Company and the Company Subsidiaries or materially affect the value of or the ability to market to customers the property affected thereby and that do not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and the Company Subsidiaries hold valid policies of title insurance issued by reputable title insurance companies on each parcel of real property owned by them in amounts equal to the purchase price paid by the Company or such Company Subsidiary at the time of its acquisition thereof. Neither the Company nor any Company Subsidiary has given, nor have they received, any notice or information indicating that the facts set forth in any surveys or title insurance policies are untrue or incorrect in any material respect nor has the Company or the Company Subsidiaries received any notice that a breach or an event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by the Company or any Company Subsidiary, or to the knowledge of the Company, any other person with respect to any material contracts, covenants, conditions and restrictions, deeds, deeds of trust, rights-of-way, easements, mortgages and other documents granting to the Company or any Company Subsidiary title to or an interest in or otherwise affecting the real property which is material to the operation of the business of the Company and the Company Subsidiaries, as presently conducted or intended to be conducted, except for such breach or event of default that would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, no condemnation, eminent domain, or similar proceeding exists, is pending or threatened with respect to, or that could affect, any real property owned or leased by the Company or any Company Subsidiary that would reasonably be expected to have a Company Material Adverse Effect. There is no judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by a Governmental Entity, or to the knowledge of the Company, pending before or being considered by a Governmental Entity, which has or would have the effect of restricting the conduct of business by the Company or any Company Subsidiary as currently conducted or intended to be conducted by them, except for any restrictions as would not, individually or in the aggregate, have a Company Material Adverse Effect. No developer-related charges or assessments for off-site improvements payable to any public authority or any other person for public improvements are unpaid (other than those reflected on the Company Balance Sheet or incurred since the date of the Company Balance Sheet in the ordinary course of the Company’s business consistent with past practices), except for charges or assessments as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, there is no material impediment to obtaining any permits or governmental approvals required to develop lots or construct homes on undeveloped real property held by the Company or a Company Subsidiary for such purpose (the “Company Development Properties”), except for such as is not reasonably likely to result in a Company Material Adverse Effect. The Company Development Properties have access to public streets, and are serviced (or will be serviced in accordance with “will serve letters” issued by the appropriate utility provider), in all material respects, by water, gas and electricity and other services that may be necessary to construct homes on such properties, and to the knowledge of the Company such utilities and other services are or will be adequate for the current and intended use of such property. All material leases pursuant to which the Company or any Company Subsidiary leases from others real or personal property are valid and in full force and effect and no default or event of default by the Company or the Company Subsidiaries has occurred thereunder, except where the lack of such validity and effectiveness or the existence of such defaults or event of defaults would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.19     Taxes.

      (a) For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind, in the nature of taxes, payable to any federal, state, local or foreign taxing authority, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, including interest, penalties, additional taxes and additions to tax imposed with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person. For purposes of this Agreement, “Tax Returns” shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

      (b) Except as provided in Section 3.19 of the Company Disclosure Schedule:

(i) The Company and the Company Subsidiaries have duly and timely (with due regard to valid extensions properly secured) filed all Tax Returns related to Federal income Taxes and all other material Tax Returns required to be filed by them prior to the date of this Agreement. All such Tax Returns are true, correct and complete in all material respects as filed (or as validly amended thereafter). Each of the Company and the Company Subsidiaries has timely (with due regard to valid extensions properly secured) paid in full all Taxes it is required to have paid, except to the extent of items which have been adequately reserved against in accordance with generally accepted accounting principles in the 2001 Company Balance Sheet included in the Company’s June 30, 2001 Form 10-Q. The liabilities and reserves for Taxes reflected in the 2001 Company Balance Sheet included in the Company’s June 30, 2001 Form 10-Q cover all Taxes for all periods ended at or prior to the date of such balance sheet and have been determined in accordance with generally accepted accounting principles and all Taxes of the Company accrued following the end of the most recent period covered by the financial statements included in the Company’s June 30, 2001 Form 10-Q have been accrued in the ordinary course of business of the Company and do not materially exceed comparable amounts incurred in similar periods in prior years (taking into account any changes in the Company’s operating results).

(ii) The Company and the Company Subsidiaries have at all times complied in all material respects with applicable laws pertaining to Taxes, including, without limitation, all applicable laws relating to record retention.

(iii) No Federal income Tax Return, or material state, local or foreign Tax Return of the Company or any Company Subsidiary is the subject of a pending audit or other administrative proceeding or court proceeding. Neither the Company nor any of the Company Subsidiaries is aware of any claim by any Tax jurisdiction that the Company or any Company Subsidiary has been required to file a Tax Return, but has failed to do so. Neither the Company nor any of the Company Subsidiaries has requested an extension of time to file any Tax Return not yet filed, nor has been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax not yet paid. Neither the Company nor any Company Subsidiary has granted a power of attorney that will be outstanding on the Closing Date with respect to any material matter related to Taxes. In the past two years neither the Company nor any Company Subsidiary has entered into any closing agreement with respect to any Federal income Taxes or any other material Taxes that has the effect of materially increasing the liability for Taxes for any taxable year of the Company for which Tax Returns have not been filed.

(iv) All Taxes that were required to be collected or withheld by the Company or any of the Company Subsidiaries have been duly collected or withheld, and all such Taxes that the Company or any of the Company Subsidiaries were required to remit to any taxing authority have been duly remitted, except where a failure to collect, withhold or remit Taxes does not have a material adverse effect on the Company or any of the Company Subsidiaries.

(v) Neither the Company nor any of the Company Subsidiaries is required to include in income any adjustment pursuant to Section 481 or 263A of the Code (or similar provisions of other law or regulation) by reason of a change in accounting method, nor has the Company or any of the Company Subsidiaries received notice that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method. The Company has not taken any action that is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

(vi) The Company has no foreign stockholders for whom shares of Company Common Stock are United States real property interests as defined in Section 897 of the Code.

(vii) Neither the Company nor any of the Company Subsidiaries has entered into any compensatory agreements with respect to the performance of services under which payment would,

separately or in the aggregate in connection with this Agreement or any change in control, result in a nondeductible expense to the Company or any of the Company Subsidiaries pursuant to Sections 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

(viii) There are no liens for Taxes (other than for current Taxes not yet due and payable or for other immaterial Taxes that are being contested in good faith) upon the assets of the Company or any Company Subsidiary.

(ix) Neither the Company nor any Company Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than agreements solely between the Company and its direct or indirect wholly-owned subsidiaries or among direct or indirect wholly-owned subsidiaries of the Company). Neither the Company nor any Company Subsidiary has any liability for Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by contract or otherwise.

(x) Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code within the past two years.

(xi) Neither the Company nor any Company Subsidiary has participated in or cooperated with an international boycott as that term is used in Section 899 of the Code.

(xii) The Company does not own directly any interests in any entities that are classified as partnerships for federal and state income Tax purposes.

3.20     Intellectual Property. The Company and the Company Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and the Company Subsidiaries as currently conducted, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.21     Environmental Matters. Except for such matters that, individually or in the aggregate, would not have a Company Material Adverse Effect: (a) the Company and the Company Subsidiaries have all environmental permits which are necessary to enable them to conduct their businesses as they are currently being conducted without violating any Environmental Law, and the Company and the Company Subsidiaries have complied with all their environmental permits and with all applicable Environmental Laws; (b) the properties currently owned or operated by the Company or any Company Subsidiary (including soils, groundwater, surface water, buildings or other structures) do not contain and, to the Company’s knowledge, have not previously contained any Hazardous Substances; (c) the properties formerly owned or operated by the Company or any Company Subsidiary did not contain any Hazardous Substances at any time during the period of ownership or operation by the Company or the Company Subsidiary; (d) neither the Company nor any Company Subsidiary has disposed of any Hazardous Substance on any third party property which could reasonably be expected to result in any liability under Environmental Law; (e) neither the Company nor any Company Subsidiary has released any Hazardous Substance from any property owned or operated by any of them which could reasonably be expected to result in any liability under Environmental Law; (f) neither the Company nor any Company Subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any Company Subsidiary may be in violation of or liable under any Environmental Law; (g) neither the Company nor any Company Subsidiary is a party to any orders, decrees, injunctions or agreements with any Governmental Entity or is a party to any indemnity or other agreement with any third party which is expected to result in liability on the Company or any Company Subsidiary under any Environmental Law; (h) there are no circumstances, conditions or activities involving the Company or any Company Subsidiary that could reasonably be expected to result in any liability or costs to the Company or any Company

Subsidiary or any restrictions on the ownership, use or transfer of any property now owned by the Company or a Company Subsidiary pursuant to any Environmental Law; and (i) to the knowledge of the Company, none of the properties now owned or operated by the Company or any Company Subsidiary contains any underground storage tanks.

      As used herein, “Environmental Law” means any federal, state, local or foreign law, regulation, rule, treaty, order, decree, permit, authorization, or the common law or any requirement of any governmental authority relating to: (A) the protection, investigation or restoration of the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, contamination or injury or threat of injury to persons or property; and “Hazardous Substance” means any substance that is listed or regulated by any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

3.22     Interested Party Transactions. Except as set forth in Section 3.22 of the Company Disclosure Schedule or in the Company SEC Reports, since the date of the Company’s proxy statement dated July 30, 2001, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.23     Insurance. The Company maintains insurance with financially responsible insurance companies in amounts customary in its industry to insure it against risks and losses associated with the operation of the business and properties of the Company and the Company Subsidiaries.

3.24     Opinion of Financial Advisors. The Company Board has received the opinion of the Company’s financial advisors, UBS Warburg LLC (“UBS Warburg”), to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the stockholders of the Company, and the Company will deliver a copy of such written opinion to DHI promptly after the date hereof.

3.25     Brokers. No broker, finder or investment banker (other than UBS Warburg) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.26     State Take-Over Statutes. The action of the Company Board of Directors in approving the Merger and this Agreement is sufficient to render inapplicable to the Merger the provisions of Section 203 of the Delaware Law. No other state take-over statute or similar statute or regulation applies, or purports to apply, to the transactions contemplated hereby.

3.27     Tax Treatment. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action, nor to the knowledge of the Company is there any fact or circumstance relating to the Company, that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

3.28     Affiliates. Except for the directors and executive officers of the Company, each of whom is listed in Section 3.28 of the Company Disclosure Schedule and any other person or entity listed in Section 3.28 of the Company Disclosure Schedule, there are no persons or entities that may be deemed to be affiliates of the Company under Rule 145 of the Securities Act (“Company Affiliates”).

3.29     Vote Required. At the Company Stockholder Meeting or any adjournment or postponement thereof, the affirmative vote of the holders of a majority of the votes cast by the holders of the Class A Common Stock voting as a class, the Class B Common Stock voting as a class, and the Company Common Stock entitled to vote at the Company Stockholder Meeting are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement.

3.30     Tax Treatment of Reorganization. The Merger shall not negatively affect the intended Tax treatment of the transactions effected pursuant to the Reorganization Agreement or the applicability of any rulings from any taxing authority with respect thereto.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF DHI

      DHI hereby represents and warrants to the Company that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by DHI to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE 4 (the “DHI Disclosure Schedule”):

4.1     Organization, Existence and Good Standing of DHI. DHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DHI has all necessary corporate power and authority to own its properties and assets and to carry on its business as presently conducted. DHI is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a DHI Material Adverse Effect. DHI has delivered to the Company a complete and correct copy of its Amended and Restated Certificate of Incorporation and Bylaws as most recently restated and subsequently amended to the date hereof.

4.2     Organization, Existence and Good Standing of the DHI Subsidiaries. DHI’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and Section 4.2 of the DHI Disclosure Schedule set forth as of the date hereof lists of all subsidiaries of DHI (a “DHI Subsidiary”), the jurisdiction of incorporation or organization, as applicable, of each DHI Subsidiary, the type of each DHI Subsidiary, the percentage of DHI’s and the DHI Subsidiaries’ ownership of the outstanding voting stock of each such corporate DHI Subsidiary, the authorized and outstanding capital stock of each such corporate DHI Subsidiary, and the type and percentage of DHI’s and the DHI Subsidiaries’ ownership interest in each other DHI Subsidiary. Each scheduled DHI Subsidiary is a corporation, business trust, general or limited partnership or limited liability company (as so specified) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable. Each scheduled DHI Subsidiary has all necessary entity power and authority to own its properties and assets and to carry on its business as presently conducted. Each scheduled DHI Subsidiary is qualified to do business and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a DHI Material Adverse Effect. Except for the DHI Subsidiaries, as of the date hereof DHI does not, directly or indirectly, own any equity interest in any other corporation, association, partnership, joint venture, business organization or limited liability company or other entity, with respect to which interest DHI or any DHI Subsidiary has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment and comprising less than five percent of the outstanding voting securities of such company.

4.3     Capitalization of DHI and the DHI Subsidiaries. The authorized capital stock of DHI consists solely of 200,000,000 shares of the DHI Common Stock and 30,000,000 shares of preferred stock, $.10 par value per share (“DHI Preferred Stock”). As of the date hereof: (i) 76,909,278 shares of the DHI Common Stock are issued and outstanding and no shares of the DHI Common Stock are held in treasury, (ii) 4,332,727 shares of the DHI Common Stock are reserved for future issuance pursuant to outstanding stock options and (iii) no shares of the DHI Preferred Stock are issued and outstanding. All of the outstanding shares of the DHI Common Stock, and all shares of the DHI Common Stock which may be issued prior to the Effective Time upon exercise of any option or conversion right will be, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of the date hereof there are outstanding no shares of capital stock or other voting securities of DHI and no equity equivalent interest in the ownership or earnings of DHI or the DHI Subsidiaries. All of the outstanding shares of capital stock, or other ownership interest, of each DHI Subsidiary is validly issued, fully paid and nonassessable, and is owned by DHI or another DHI Subsidiary, free and clear of all security interests, liens, claims, pledges, charges or other encumbrances of any nature whatsoever.

4.4     Authority Relative to this Agreement. DHI has all necessary corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by DHI and the consummation by DHI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of DHI are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption and approval of this Agreement by the holders of a majority of the outstanding shares of the DHI Common Stock entitled to vote in accordance with the Delaware Law and DHI’s Amended and Restated Certificate of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by DHI and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of DHI enforceable against DHI in accordance with its terms. The Board of Directors of DHI has, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring the advisability of this Agreement and the Merger in accordance with the Delaware Law and the Company’s certificate of incorporation and by-laws, (ii) determining that this Agreement and the Merger are in the best interests of the stockholders of the Company, and (iii) recommending that the stockholders of DHI adopt and approve this Agreement; which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

4.5     No Conflict. The execution and delivery of this Agreement by DHI does not, and the performance of this Agreement by DHI will not, (i) conflict with or violate the Amended and Restated Certificate of Incorporation or Bylaws of DHI, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to DHI or any DHI Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of DHI or any DHI Subsidiary or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, purchase or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of DHI or any DHI Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument required to be filed as a “material contract” with the SEC pursuant to the requirements of the Exchange Act to which DHI or any DHI Subsidiary is a party or by which DHI or any DHI Subsidiary or any of their respective properties is bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not have a DHI Material Adverse Effect.

4.6     Required Filings and Consents. The execution and delivery of this Agreement by DHI do not, and the performance of this Agreement by DHI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, any pre-merger notification requirements of the HSR Act, and the filing and recordation of appropriate merger or other documents as required by the Delaware Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay DHI from performing its obligations under this Agreement, or would not otherwise have a DHI Material Adverse Effect.

4.7     Compliance. Neither DHI nor any DHI Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to DHI or any DHI Subsidiary or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except in each case for any such conflicts, defaults or violations which would not individually or in the aggregate have a DHI Material Adverse Effect.

4.8     Permits. DHI and each DHI Subsidiary hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Entities necessary for the operation of the business of DHI and the DHI Subsidiaries as it is now being conducted (collectively, the “DHI Permits”), except where the failure to hold such DHI Permits would not have a DHI Material Adverse Effect. DHI and the DHI Subsidiaries are in compliance with the terms of the DHI Permits, except where the failure to so comply would not have a DHI Material Adverse Effect.

4.9     SEC Filings. DHI has filed all forms, reports and documents required to be filed with the SEC. DHI has made available to Company (i) its Annual Reports on Form 10-K for the fiscal years ended September 30, 1999 and 2000, (ii) its Quarterly Report on Form 10-Q for the period ended June 30, 2001, (iii) its Proxy Statement, dated December 13, 2000, for its Annual Meeting of Stockholders, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by DHI with the SEC since October 1, 1999, and (v) all amendments and supplements to all such reports and registration statements filed by DHI with the SEC since October 1, 2000 (collectively, the “DHI SEC Reports”). The DHI SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the DHI Subsidiaries is required to file any forms, reports or other documents with the SEC.

4.10     Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the DHI SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of DHI and its consolidated subsidiaries as at the respective dates thereof and the consolidated statements of income and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. DHI is in full compliance with Section 13(b)(2) of the Exchange Act.

4.11     Absence of Certain Changes or Events. Except as set forth in the DHI SEC Reports, since October 1, 2000, there has not occurred: (i) any DHI Material Adverse Effect or any action, change or effect which could reasonably be expected to have a DHI Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or Bylaws of DHI (except as permitted by Section 5.3); (iii) any damage to, destruction or loss of any asset of DHI or any DHI Subsidiary (whether or not covered by insurance) that would have a DHI Material Adverse Effect; (iv) any material change by DHI in its accounting methods, principles or practices; (v) any material revaluation by DHI of any of its assets, including, without limitation, writing off or writing down notes or accounts receivable or inventory other than in the ordinary course of business; or (vi) any action or event that would have required the consent of the Company pursuant to Section 5.3 had such action or event occurred after the date of this Agreement.

4.12     No Undisclosed Liabilities. Neither DHI nor any DHI Subsidiary has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in DHI’s unaudited balance sheet (including any related notes thereto) as of June 30, 2001 (the “2001 DHI Balance Sheet”), (b) incurred in the ordinary course of business before the date of the 2001 DHI Balance Sheet and not required under generally accepted accounting principles to be reflected on the 2001 DHI Balance Sheet, (c) disclosed in the DHI SEC Reports, or (d) incurred since June 30, 2001, that would not, individually or in the aggregate, have a DHI Material Adverse Effect.

4.13     Absence of Litigation. Except as set forth in the DHI SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of DHI, threatened against DHI or any DHI Subsidiary or any properties or rights of DHI or any DHI Subsidiary before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that would have a DHI Material Adverse Effect or that could reasonably be expected to prevent or delay consummation of the Merger, or otherwise prevent or delay DHI from performing its obligations under this Agreement.

4.14     Employee Benefit Plans.

      4.14.1     DHI Employee Plans. Section 4.14.1 of the DHI Disclosure Schedule lists as of the date hereof all employee pension plans (as defined in Section 3(2) of ERISA, all employee welfare plans (as defined in Section 3(1) of ERISA) and all other bonus, stock option, stock purchase, performance share, stock appreciation or other equity based compensation, incentive, deferred compensation, supplemental retirement, severance, loan or loan guarantee, plant closing, change of control or other non-ERISA plans and other similar fringe or employee benefit plans, programs or arrangements for the benefit of employees generally of DHI, any trade or business (whether or not incorporated) which as of the date hereof is a member of a controlled group including DHI or which is under common control with DHI (a “DHI ERISA Affiliate”) within the meaning of Section 414 of the Code, or any DHI Subsidiary, as well as each plan as of the date hereof with respect to which DHI or a DHI ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212 of ERISA (collectively the “DHI Employee Plans”). There have been made available to the Company copies of (i) each such written DHI Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each DHI Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each DHI Employee Plan subject to Title IV of ERISA.

      4.14.2     Absence of Certain Events. (i) None of the DHI Employee Plans provides retiree medical or other retiree welfare benefits to any person (other than as required under COBRA), and none of the DHI Employee Plans is a “multiemployer plan” as such term is defined in Section 3(37) of ERISA; (ii) there has been no non-exempt “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any DHI Employee Plan, which would result in a DHI Material Adverse Effect; (iii) all DHI Employee Plans are in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the PBGC, IRS or Secretary of the Treasury) except as would not individually or in the aggregate result in a DHI Material Adverse Effect, and DHI and each DHI Subsidiary have performed all obligations required to be performed by them under, and are not in default under or violation of, any of the DHI Employee Plans except as would not individually or in the aggregate result in a DHI Material Adverse Effect; (iv) each DHI Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS; (v) all contributions required to be made to any DHI Employee Plan pursuant to Section 412 of the Code, or the terms of the DHI Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each DHI Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither DHI nor any DHI ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

4.15     Labor Matters. Except as set forth in Section 4.15 of the DHI Disclosure Schedule: (i) there are no controversies pending or, to the knowledge of DHI, threatened, between DHI or any DHI Subsidiary and any of their respective employees, which controversies have had or could reasonably be expected to have a DHI Material Adverse Effect; (ii) neither DHI nor any DHI Subsidiary is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by DHI or any DHI Subsidiary, nor does DHI know of any activities or proceedings of any labor union to organize any such employees; and (iii) DHI has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of DHI or any DHI Subsidiary which could reasonably be expected to have a DHI Material Adverse Effect.

4.16     Real Property. DHI and the DHI Subsidiaries have good and marketable (or indefeasible, in jurisdictions where the term “marketable” is not customarily used in such context) title in fee simple, to the real property purported to be owned by them, and, upon the exercise of any options to acquire real property optioned by DHI or any DHI Subsidiary, DHI or such DHI Subsidiary will have good and marketable (or indefeasible, in jurisdictions where the term “marketable” is not customarily used in such a context) title in fee simple to such optioned property, in each case free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable and such liens or other encumbrances as do not or will not materially interfere with the present use or intended use by DHI and the DHI Subsidiaries or materially affect the value of or the ability to market to customers the property affected thereby and that do not, individually or in the aggregate, have a DHI Material Adverse Effect. DHI and the DHI Subsidiaries hold valid policies of title insurance issued by reputable title insurance companies on each parcel of real property owned by them in amounts equal to the purchase price paid by DHI or such DHI Subsidiary at the time of its acquisition thereof. Neither DHI nor any DHI Subsidiary has given, nor have they received, any notice or information indicating that the facts set forth in any surveys or title insurance policies are untrue or incorrect in any material respect nor has DHI or the DHI Subsidiaries received any notice that a breach or an event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by DHI or any DHI Subsidiary, or to the knowledge of DHI, any other person with respect to any material contracts, covenants, conditions and restrictions, deeds, deeds of trust, rights-of-way, easements, mortgages and other documents granting to DHI or any DHI Subsidiary title to or an interest in or otherwise affecting the real property which is material to the operation of the business of DHI and the DHI Subsidiaries, as presently conducted or intended to be conducted, except for such breach or event of default that would not, individually or in the aggregate, have a DHI Material Adverse Effect. To the knowledge of DHI, no condemnation, eminent domain, or similar proceeding exists, is pending or threatened with respect to, or that could affect, any real property owned or leased by DHI or any DHI Subsidiary that would reasonably be expected to have a DHI Material Adverse Effect. There is no judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by a Governmental Entity, or to the knowledge of DHI, pending before or being considered by a Governmental Entity, which has or would have the effect of restricting the conduct of business by DHI or any DHI Subsidiary as currently conducted or intended to be conducted by them, except for any restrictions as would not, individually or in the aggregate, have a DHI Material Adverse Effect. No developer-related charges or assessments for off-site improvements payable to any public authority or any other person for public improvements are unpaid (other than those reflected on the DHI Balance Sheet or incurred since the date of the DHI Balance Sheet in the ordinary course of DHI’s business consistent with past practices), except for charges or assessments as would not, individually or in the aggregate, have a DHI Material Adverse Effect. To the knowledge of DHI, there is no material impediment to obtaining any permits or governmental approvals required to construct homes on undeveloped real property held by DHI or a DHI Subsidiary for such purpose (the “DHI Development Properties”), except for such as is not reasonably likely to result in a DHI Material Adverse Effect. The DHI Development Properties have access to public streets, a nd are serviced (or will be serviced in accordance with “will serve letters” issued by the appropriate utility provider), in all material respects, by water, gas and electricity and other services which may be necessary to construct homes on such property, and to the knowledge of DHI such utilities and other services are or will be adequate for the current and intended use of such property. All material leases pursuant to which DHI or any DHI Subsidiary leases from others real or personal property are valid and in full force and effect and no default or event of default by DHI or a DHI Subsidiary has occurred thereunder, except where the lack of such validity and effectiveness or the existence of such defaults or event of defaults would not, individually or in the aggregate, have a DHI Material Adverse Effect.

4.17     Taxes. DHI and the DHI Subsidiaries have duly and timely (with due regard to valid extensions properly secured) filed all Tax Returns related to Federal income Taxes and all other material Tax Returns required to be filed by them prior to the date of this Agreement. All such Tax Returns are true, correct and complete in all material respects as filed (or as validly amended thereafter). Each of DHI and the DHI Subsidiaries has timely (with due regard to valid extensions properly secured) paid in full all Taxes it is required to have paid, except to the extent of items which have been adequately reserved against in accordance with generally accepted accounting principles in the balance sheet at June 30, 2001, included in DHI’s June 30, 2001 Form 10-Q.

4.18     Environmental Matters. Except for such matters that, individually or in the aggregate, would not have a DHI Material Adverse Effect: (a) DHI and the DHI Subsidiaries have all environmental permits which are necessary to enable them to conduct their businesses as they are currently being conducted without violating any Environmental Law, and DHI and the DHI Subsidiaries have complied with all their environmental permits and have complied with all applicable Environmental Laws; (b) the properties currently owned or operated by DHI or any DHI Subsidiary (including soils, groundwater, surface water, buildings or other structures) do not contain and, to DHI’s knowledge, have not previously contained any Hazardous Substances; (c) the properties formerly owned or operated by DHI or any DHI Subsidiary did not contain any Hazardous Substances at any time during the period of ownership or operation by DHI or the DHI Subsidiary; (d) neither DHI nor any DHI Subsidiary has disposed of any Hazardous Substance on any third party property which could reasonably be expected to result in any liability under any Environmental Law; (e) neither DHI nor any DHI Subsidiary has released any Hazardous Substance from any property owned or operated by any of them which could reasonably be expected to result in any liability under any Environmental Law; (f) neither DHI nor any DHI Subsidiary has received any written notice, demand, letter, claim or request for information alleging that DHI or any DHI Subsidiary may be in violation of or liable under any Environmental Law; (g) neither DHI nor any DHI Subsidiary is a party to any orders, decrees, injunctions or agreements with any Governmental Entity or is a party to any indemnity or other agreement with any third party which is expected to result in liability on DHI or any DHI Subsidiary under any Environmental Law; (h) there are no circumstances, conditions or activities involving DHI or any DHI Subsidiary that could reasonably be expected to result in any liability or costs to DHI or any DHI Subsidiary or any restrictions on the ownership, use or transfer of any property now owned by DHI or a DHI Subsidiary pursuant to any Environmental Law; and (i) to the knowledge of DHI, none of the properties now owned or operated by DHI or any DHI Subsidiary contains any underground storage tanks.

4.19     Insurance. DHI maintains insurance with financially responsible insurance companies in amounts customary in its industry to insure it against risks and losses associated with the operation of the business and properties of DHI and the DHI Subsidiaries.

4.20     Brokers. No broker, finder, investment banker (other than Banc of America Securities LLC (“BOA”)) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DHI.

4.21     DHI Common Stock. On the Closing Date, DHI will have a sufficient number of authorized but unissued or treasury shares of the DHI Common Stock available for issuance to the holders of the Company Shares and Company Stock Options and participants in the Company Stock Purchase Plan in accordance with the provisions of this Agreement. The DHI Common Stock to be issued pursuant to this Agreement will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, and (ii) listed on the New York Stock Exchange (“NYSE”), upon official notice of issuance.

4.22     Sufficient Funds. At the Effective Time, DHI will have available to it sufficient funds, whether from working capital or drawing from its existing credit facilities, to pay the Merger Consideration with respect to the cash component of the Merger Agreement and to satisfy all debt obligations of the Company as a result of the Merger, if any, including without limitation the obligations of the Company to repurchase the Company’s (i) 9% Senior Notes due 2008, (ii) 9 3/8% Senior Notes due 2009 and (iii) 10 1/2% Senior Subordinated Notes due 2011.

4.23     Opinion of Financial Advisor. The DHI Board has received the opinion of DHI’s financial advisors, BOA, to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to DHI, and DHI will deliver a copy of such written opinion to the Company promptly after the date hereof.

4.24     Tax Treatment. Neither DHI nor, to the knowledge of DHI, any of its affiliates has taken or agreed to take any action, nor to the knowledge of DHI is there any fact or circumstance relating to DHI, that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE 5

CONDUCT OF BUSINESS PENDING THE MERGER

5.1     Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless DHI shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of the Company Subsidiaries to be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business in the manner consistent with past practice. The Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the present relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any Company Subsidiary shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do any of the following without the prior written consent of DHI:

      (a) amend or otherwise change the Certificate of Incorporation or Bylaws of the Company or the organizational documents of any Company Subsidiary;

      (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company (except for the issuance of shares of Company Common Stock pursuant to any previously granted Company Stock Option or under the Company Stock Purchase Plan);

      (c) sell, pledge, dispose of or encumber any assets of the Company or any Company Subsidiary, except for (i) sales of assets in the ordinary course of business in a manner consistent with past practice, (ii) disposition of obsolete or worthless assets, (iii) sales of immaterial assets not in excess of $250,000 individually, and (iv) liens on assets to secure purchase money and construction financings in the ordinary course of business consistent with past practice or arising under the Company’s existing revolving and warehouse lines of credit and other non-monetary encumbrances entered into in the ordinary course of business consistent with past practice;

      (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Company Subsidiary may declare and pay a dividend or make advances to its parent or the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing;

      (e) except as set forth in Section 5.1(e) of the Company Disclosure Schedule, (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, except under existing lines of credit in the ordinary course of business consistent with past practice, or make any loans or advances (other than loans or advances to or from direct or indirect wholly owned Company Subsidiaries or pursuant to existing contracts or contracts for the acquisition or development of land entered into in the ordinary course of business consistent with past practice), (iii) enter into or amend any contract or agreement, other than in the ordinary course of business consistent with past practice, that is or would be a Material Contract or is otherwise material to the Company and the Company Subsidiaries taken as a whole; or (iv) authorize any capital expenditures or purchase of fixed assets (other than the purchase of land in the ordinary course of business consistent with past practice) which are, in the aggregate, in excess of $100,000 individually or $1,000,000 in the aggregate;

      (f) except as may be required by law, increase the compensation payable or to become payable to its officers or employees, grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except increases in annual compensation for employees in the ordinary course consistent with past practice to the extent such compensation increases do not result in a material increase in compensation expense to the Company;

      (g) change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

      (h) except as provided in Section 5.4, make any material Tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations with respect to any material amount of Tax, except to the extent the amount of any such settlement or compromise has been reserved for in the financial statements contained in the Company SEC Reports filed prior to the date hereof; and

      (i) take, or agree to take, any of the actions described in Sections 5.1(a) through (h) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect as contemplated hereby or prevent the Company from performing or cause the Company not to perform in any material respect its covenants hereunder.

5.2     No Solicitation.

      (a) The Company shall, and shall cause the Company Subsidiaries and its and their respective officers, directors, employees, investment bankers, attorneys and other representatives and agents to, immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition. The Company shall not, nor shall the Company authorize or permit any Company Subsidiary or any of its or their respective officers, directors, employees, investment bankers, attorneys and other representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any person or group (other than DHI or any designees of DHI) concerning, or take any other action designed to facilitate any inquiries or the making of any proposal concerning, any Third Party Acquisition; provided, however, that (i) nothing herein shall prevent the Company Board from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer or exchange offer; and (ii) the Company may make inquiry of and participate in discussions with any person or group who has submitted after the date hereof an unsolicited and unencouraged Superior Proposal if, and to the extent, the Company Board determines in its good faith judgment, after consultation with and advice from outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties and, before making such inquiry or participating in such discussions, it receives from such person or group an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Letter, which agreement does not provide for any payments by the Company. The Company shall promptly (but no later than 24 hours after receipt) notify DHI in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal or inquiry (all in reasonable detail), and shall advise DHI promptly of any developments concerning the same and the status thereof.

      (b) Except as set forth in this Section 5.2(b), the Company Board shall not withdraw or, in any manner adverse to DHI, modify its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board determines in its good faith judgment, after consultation with and advice from outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties, the Company Board may withdraw or modify its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing reasonable written notice to DHI (a “Notice of Superior Proposal”) advising DHI that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal (all in reasonable detail) and (ii) if DHI does not, within three business days of DHI’s receipt of the Notice of Superior Proposal, make an offer which the Company Board determines in its good faith judgment (after consultation with a financial adviser of nationally recognized reputation) to provide as great a value and to be as favorable to the Company’s stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 7.1. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition in order to comply with Rule 14d-9 or 14e-2 will not constitute a violation of this Section 5.2(b); provided that such disclosure states that no action will be taken by the Company Board with respect to the withdrawal or modification of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Third Party Acquisition except in accordance with this Section 5.2(b).

      (c) For the purposes of this Agreement, “Third Party Acquisition” means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a “person” as such term is defined in Section 13(d)(3) of the Exchange Act) other than DHI or any affiliate thereof (a “Third Party”); (ii) the acquisition by a Third Party of all or a substantial portion of the assets of the Company and the Company Subsidiaries taken as a whole; (iii) the acquisition by a Third Party of a significant equity interest in the Company or any Company Subsidiary (whether from the Company or any Company Subsidiary, by tender offer, exchange offer or otherwise); (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any Company Subsidiary of a significant equity interest in the Company or any Company Subsidiary; or (vi) any other business combination, acquisition, recapitalization, restructuring or other similar transaction involving the Company or any Company Subsidiary. For purposes of this Agreement, a “Superior Proposal” means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash or securities more than 50% of the voting power of Company Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board determines in its good faith judgment (after consulting with a financial adviser of nationally recognized reputation) (1) to be from a Third Party that is financially capable of completing the transaction subject to the proposal and (2) to provide (if completed) greater value and to be more favorable to the Company’s stockholders than the Merger.

5.3     Conduct of Business by DHI Pending the Merger. DHI covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, DHI shall conduct its business and shall cause the businesses of the DHI Subsidiaries to be conducted in the ordinary course of business except as contemplated by this Agreement. Except as contemplated by this Agreement, neither DHI nor any DHI Subsidiary shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

      (a) amend or otherwise change the Amended and Restated Certificate of Incorporation or Bylaws of DHI other than incident to a stock split or combination;

      (b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except for quarterly cash dividends and stock dividends and except that a DHI Subsidiary may declare and pay a dividend to its parent or DHI or (ii) reclassify the DHI Common Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of DHI Common Stock;

      (c) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof if such transaction would prevent or materially delay the consummation of the transactions contemplated by this Agreement or if the amount of consideration (whether in cash, DHI Common Stock or other securities or property) paid exceeds $350,000,000;

      (d) issue any shares of DHI Common Stock (except pursuant to stock options issued under DHI’s stock option plans or in any stock dividend) in one transaction or series of related transactions if the shares so issued constitute more than 15% of the outstanding shares of DHI Common Stock (after giving effect to such issuance); and

      (e) take, or agree to take, any of the actions described in Sections 5.3(a) through (d) above, or any action which would make any of the representations or warranties of DHI contained in this Agreement untrue or incorrect in any material respect as contemplated hereby or prevent DHI from performing or cause DHI not to perform in any material respect its covenants hereunder.

5.4     Section 341(f) Consent. DHI hereby acknowledges that, notwithstanding anything to the contrary in this Agreement, the Company shall, immediately prior to the Closing, file a statement of consent pursuant to Section 341(f) of the Code and the Treasury Regulations promulgated thereunder with respect to the Merger. DHI covenants and agrees that it will, and will cause the Surviving Corporation to, take such actions as required pursuant to Section 341(f)(3)(B) of the Code and the Treasury Regulations promulgated thereunder to agree to have the provisions of Section 341(f)(2) apply to the assets of the Company as a result of such statement of consent. The Company shall take such actions prior to the filing of the consent as DHI may reasonably request to minimize the Tax consequences to the Surviving Corporation that may result from the filing by the Company or any of the Company Subsidiaries of such statements of consent, and the acceptance of such statements of consent by DHI, in connection with the Merger.

ARTICLE 6

ADDITIONAL AGREEMENTS

6.1     HSR Act. As promptly as practicable after the date of this Agreement, the Company and DHI shall file any notifications that may be required under the HSR Act in connection with the Merger and the transactions contemplated hereby and thereafter use reasonable efforts to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”) for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

6.2     Access to Information; Confidentiality.

      (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause each Company Subsidiary to) afford to the officers, employees, accountants, counsel and other representatives of DHI reasonable access, during the period to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each Company Subsidiary to) furnish promptly to DHI all information concerning its business, properties and personnel as such other party may reasonably request.

      (b) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), DHI shall

(and shall cause each DHI Subsidiary to) afford to the officers, employees, accountants, counsel and other representatives of the Company reasonable access, during the period to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, DHI shall (and shall cause each DHI Subsidiary to) furnish promptly to the Company all information concerning its business, properties and personnel as such other party may reasonably request.

      (c) Each of DHI and the Company shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other’s business, properties and personnel as either DHI or the Company may reasonably request. Each party shall keep all information obtained under this Section 6.2 confidential in accordance with the terms of the confidentiality letter, dated August 20, 2001 (the “Confidentiality Letter”), between DHI and the Company.

6.3     Registration Statement.

      (a) DHI shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of the DHI Common Stock to be issued in the Merger (together with any amendments or supplements thereto, the “Registration Statement”), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Such Registration Statement shall contain a joint proxy statement of DHI and of the Company prepared by DHI and the Company containing the information required by the Exchange Act (together with any amendments or supplements thereto, the “Proxy Statement”). DHI shall use its reasonable best efforts to cause the Registration Statement to be declared effective and to maintain such effectiveness as long as is necessary to consummate the Merger. DHI shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any statements which have become false or misleading. The Company and DHI shall use their reasonable best efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. The Company and its counsel shall be given a reasonable opportunity to review and comment on the filings made pursuant to this Section 6.3 prior to their filing with the SEC and shall be provided with any comments DHI and its counsel may receive from the SEC or its staff with respect to such filings promptly after receipt of such comments.

      (b) The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective or at the time the Proxy Statement is first mailed to holders of the Company Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by the Company for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement is first mailed to holders of the Company Common Stock and the DHI Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform DHI. All documents, if any, that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

      (c) The information specifically designated as being supplied by DHI for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is declared effective or at the time the Proxy Statement is first mailed to holders of the Company Common Stock and the DHI Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by DHI for inclusion or incorporation by reference in the Proxy Statement shall not, at the date the Proxy Statement is first mailed to holders of the Company Common Stock and the DHI Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to DHI or its officers or directors should be discovered by DHI which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, DHI shall promptly inform the Company and shall promptly file such amendment to the Registration Statement. All documents that DHI or the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

      (d) Prior to the Closing Date, DHI shall use its reasonable best efforts to cause the shares of the DHI Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable Blue Sky Laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the DHI Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

      (e) Prior to the Closing Date, DHI shall file a subsequent listing application with the NYSE relating to the shares of the DHI Common Stock to be issued in connection with the Merger, and shall use reasonable best efforts to cause such shares of the DHI Common Stock to be listed, upon official notice of issuance, prior to the Closing Date.

      (f) The Company shall furnish all information to DHI with respect to the Company and the Company Subsidiaries as DHI may reasonably request for inclusion in the Registration Statement, the Proxy Statement and shall otherwise cooperate with DHI in the preparation and filing of such documents.

6.4     Meetings of Stockholders.

      (a) The Company will take all steps necessary in accordance with its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as soon as practicable (and in any event within 45 days) after the effectiveness of the Registration Statement, for the purpose of approving and adopting this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, the Company Board (subject to the provisions of Section 5.2 and Section 7.1(d)) will (i) recommend to its stockholders the approval and adoption of this Agreement, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval and adoption is required by applicable law in order to consummate the Merger, and (ii) use its reasonable good faith efforts to obtain the approval by its stockholders of this Agreement and the transactions contemplated hereby.

      (b) DHI will take all steps necessary in accordance with its Amended and Restated Certificate of Incorporation and By-Laws to call, give notice of, convene and hold a meeting of its stockholders (the “DHI Stockholder Meeting”) as soon as practicable (and in any event within 45 days) after the effectiveness of the Registration Statement, for the purpose of approving and adopting this Agreement and the transactions contemplated hereby, approving the issuance of the DHI Shares upon consummation of the Merger and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, DHI’s Board will (i) recommend to its stockholders the approval and adoption of this Agreement, and (ii) use its reasonable good faith efforts to obtain the approval by its stockholders of this Agreement and the transactions contemplated hereby.

      (c) The Company and DHI shall use their reasonable good faith efforts to hold the Company Stockholder Meeting and the DHI Stockholder Meeting contemporaneously.

6.5     Tax-Free Reorganization Treatment. Neither DHI nor the Company shall take or cause to be taken any action on or before the Effective Time which would prevent the Merger from qualifying as a “reorganization” under Section 368(a) of the Code. DHI shall not take or cause to be taken any action after the Effective Time that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code except as required by applicable law.

6.6     Affiliate Agreements. The Company will use its best efforts (i) to cause each of its directors and executive officers (other than James K. Schuler and Eugene S. Rosenfeld) and each of its “affiliates” (within the meaning of Rule 145 under the Securities Act) to execute and deliver to DHI as soon as practicable an agreement in the form attached hereto as Exhibit 6.6(a) relating to the disposition of shares of DHI Common Stock issuable pursuant to this Agreement, (ii) to cause James K. Schuler and Eugene S. Rosenfeld to execute and deliver immediately following the execution and delivery of this Agreement an agreement in the form attached hereto as Exhibit 6.6(b) relating to the disposition of shares of DHI Common Stock Beneficially Owned by them, (iii) to cause James K Schuler and Eugene S. Rosenfeld to execute and deliver immediately following the execution and delivery of this Agreement an agreement in the form attached hereto as Exhibit 6.6(c) relating to covenants not to compete with the Surviving Corporation, (iv) to cause WPH-Schuler LLC, Apollo Real Estate Investment Fund, L.P., Highridge Pacific Housing Investors, L.P. and Blackacre WPH, LLC to execute and deliver immediately following the execution and delivery of this Agreement an agreement in the form attached hereto as Exhibit 6.6(d) relating to the disposition of shares of DHI Common Stock Beneficially Owned by them, and (v) to cause James K. Schuler and Craig A. Manchester to execute and deliver immediately following the execution and delivery of this Agreement an agreement in the forms attached hereto as Exhibit 6.6(e) relating to the terms and conditions of employment with the Surviving Corporation.

6.7     Company Stock Options.

      (a) As soon as reasonably practicable after the Effective Time, DHI shall deliver to the holders of the Company Stock Options, other than Director Options, appropriate notices setting forth such holders’ rights pursuant to a DHI stock incentive plan, and any stock option agreement evidencing such DHI Stock Options replacing such holders’ Company Stock Options as provided by Section 2.1.6 and this Section 6.7. DHI shall use its reasonable efforts to ensure, to the extent required by, and subject to the provisions of, such plan or agreements, that the DHI Stock Options replacing any Company Stock Options which qualified as incentive stock options prior to the Effective Time shall also qualify as incentive stock options after the Effective Time.

      (b) DHI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of the DHI Common Stock for delivery upon exercise of the DHI Stock Options replacing the Company Stock Options in accordance with Section 2.1.6. DHI shall use its reasonable efforts to maintain the effectiveness of a registration statement or registration statements covering such options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such DHI Stock Options remain outstanding.

      (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer and vesting with respect to the Company Stock Options, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the DHI Stock Options replacing the Company Stock Options as set forth above.

6.8     Board Representation. DHI shall use its best efforts, whether through increase in the size of its Board of Directors or otherwise, to cause the appointment or nomination and election of James K. Schuler as a director of DHI at the Effective Time.

6.9     Indemnification and Insurance.

      (a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law and the Surviving Corporation’s Certificate of Incorporation and Bylaws (including Section 145(h) of the Delaware Law), indemnify and hold harmless, each present and former director or officer of the Company, determined as of the Effective Time (collectively, the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, arising out of or pertaining to any acts or omissions or alleged acts or omissions by them in their capacities as such; provided that, as to claims existing as of the Effective Time, in no event shall the Surviving Corporation be obligated to provide indemnification under this Section 6.9(a) in excess of the indemnification that the Company is required to provide to its directors and officers under its Certificate of Incorporation or Bylaws as in effect as of the date hereof.

      (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain (through the continuation or endorsement of the Company’s existing policy or the purchase of a “tail-end” rider permitted by such policy) in effect, if available, the directors’ and officers’ liability insurance covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy on the terms (including the amounts of coverage and the amounts of deductibles, if any) now applicable to them; provided that in no event shall the Surviving Corporation be required to spend in excess of 200% of the annual premium currently paid by the Company for such coverage, and provided further that, if the premium for such coverage exceeds such amount, the Surviving Corporation shall maintain the greatest coverage available for such 200% of the annual premium.

      (c) This Section 6.9 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation (as the case may be) assume the obligations of the Surviving Corporation set forth in this Section 6.9.

6.10     Notification of Certain Matters. The Company shall give prompt notice to DHI, and DHI shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate the result of which would be a Material Adverse Effect to the Company or DHI, as applicable, or (ii) any failure of the Company or DHI, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

6.11     Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all material waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied in all material respects all conditions precedent to its obligations under this Agreement.

6.12     Public Announcements. DHI and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE if it has used all reasonable efforts to consult with the other party.

6.13     Employee Benefits. (a) DHI shall cause the persons who are employees of the Company and any Company Subsidiary immediately prior to the Effective Time to be eligible to participate, immediately after the Effective Time, in all of the benefit plans, programs and policies sponsored by DHI for the benefit of its employees generally, to the extent they would otherwise be eligible under such plans, at the same benefit levels as are generally applicable to other similarly situated employees of DHI. Such plans, programs and policies are set forth in DHI’s employee handbooks, copies of which have been made available to the Company. DHI is a participating employer for the purposes of the D.R. Horton, Inc. Stock Purchase Plan of 1999.

      (b) DHI shall cause the employees of the Company and any Company Subsidiary immediately prior to the Effective Time to receive day-for-day credit for all of their service prior to the Effective Time with the Company and the Company Subsidiaries under all employee benefit plans, programs and policies sponsored by DHI for the benefit of employees generally (but not for benefit accrual purposes or early retirement subsidies, and not for vesting under the D.R. Horton, Inc. Stock Tenure Plan). Except as otherwise herein provided, such prior service shall be credited for both eligibility and vesting purposes (other than as provided above), and for purposes of any non-pension benefit schedule based on service (e.g. for vacation pay, sick days and personal days).

      (c) Nothing contained in this Section 6.13 shall be construed as requiring DHI or any DHI Subsidiary to continue the employment or position of any specific person. This Section 6.13 shall not limit the Surviving Corporation’s ability to amend, modify or terminate any employee benefit plans after the Effective Time consistent with the terms of such plans and applicable law.

      (d) With respect to each master and prototype tax-qualified retirement plan (“M&P Plan”) sponsored or maintained by the Company and/ or any Company Subsidiary, the Company and any Company Subsidiary shall, on or before the end of the 2001 plan year, either adopt or certify in writing its intent to adopt the required GUST amendments to each such M&P Plan, and the Company and each such Company Subsidiary hereby represent and warrant that an application for a GUST opinion letter for each such M&P Plan was filed with the IRS by the M&P Plan sponsor on or before December 31, 2000. The Company and each such Company Subsidiary shall also adopt the GUST-approved M&P Plan by the deadline specified in IRS Announcement 2001-104. For purposes hereof, “GUST” means the statutes referenced in IRS Announcement 2001-104. With respect to any individually designed tax-qualified retirement plans sponsored or maintained by the Company or any Company Subsidiary, the Company and each such Company Subsidiary shall adopt the required GUST amendments and submit the plan to the IRS on or before December 31, 2001.

      (e) Unless otherwise specified by DHI, the Company and each Company Subsidiary shall terminate all tax-qualified retirement plans immediately prior to the Closing Date.

      (f) With respect to all Company Employee Plans (other than employee welfare plans as defined by Section 3(1) of ERISA), the Company and each such Company Subsidiary shall adopt a board resolution freezing all such plans as of the Closing Date, such that all future benefit accruals shall cease, all ongoing participation and coverage shall cease, no new participants shall be permitted, and no additional compensation shall be taken into account, all effective as of the Closing Date, provided that, (i) in connection with the Schuler Homes, Inc. Deferred Compensation Plan for Directors and Key Employees, the amounts accrued through the Closing Date shall continue to be credited with earnings on account balances and such account balances and earnings shall be distributed in accordance with the terms of that plan, and (ii) DHI, at its sole option, may decide to continue, in whole or in part, the Company’s 2000 Incentive Bonus Plan.

6.14     Mutual Release of Obligations. Notwithstanding the provisions of Section 5.1, on the Closing Date, to be effective as of the Effective Time and subject to the execution by the other parties thereto, the Company shall enter into a termination agreement and mutual release substantially in the form of Exhibit 6.14, pursuant to which the Company, on behalf of itself, its subsidiaries and its successors, and the other parties set forth therein shall terminate any remaining contingent or other obligations under the agreements referred to therein, including without limitation any rights to receive or surrender Company Shares, and shall release each other party with respect to any claims thereunder. DHI hereby consents to such agreement and release and agrees to be bound thereby as the Surviving Corporation from and after the Effective Time. In addition, until the tenth anniversary of the Closing Date, DHI shall cause the Company operations and each Company Subsidiary, and each of their respective current and former officers, directors (or similar position, in the case of limited liability companies), stockholders, partners (in the case of limited partnerships), members (in the case of limited liability companies) and employees who currently are named as insureds or additional named insureds under in-force policies of insurance of the Company and the Company Subsidiaries covering construction defect litigation claims to be named as insureds or additional named insureds under all policies of insurance maintained by DHI or any of its Affiliates as of the Effective Time or purchased thereafter covering construction defect litigation claims.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1     Termination. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the holders of the Company Common Stock or the DHI Common Stock:

      (a) by mutual written consent of DHI and the Company;

      (b) by either DHI or the Company:

(i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of the Company Common Stock (including any required approval of any class of the Company Common Stock) shall not have been obtained;

(ii) if the Merger shall not have been consummated on or before April 30, 2002, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

(iii) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to any party who has not complied with its obligations under Section 6.11 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

(iv) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement (a “Terminating Breach”) (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement); provided that, in the case of a covenant or agreement, if such Terminating Breach is curable by the Company or DHI, as the case may be, through the exercise of its reasonable efforts and for so long as the Company or DHI, as the case may be, continues to exercise such reasonable efforts, neither DHI nor the Company, respectively, may terminate this Agreement under this Section 7.1(b)(iv); or

(v) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of the DHI Common Stock shall not have been obtained;

      (c) by either DHI or the Company in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in Section 8.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 8.2 (in the case of DHI) or Section 8.3 (in the case of the Company) is not capable of being satisfied prior to the end of the period referred to in Section 7.1(b)(ii);

      (d) by the Company if the Company Board has received a Superior Proposal, the Company Board determines in its good faith judgment, after consultation with and advice from outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties, withdraws or, in a manner adverse to DHI, modifies its recommendation of the transactions contemplated hereby or approves or recommends such Superior Proposal, and the Company Board complies with all other provisions of Section 5.2(b) and, prior to such termination, complies with the provisions of Section 9.1(b);

      (e) by DHI if the Company Board shall have recommended to the Company’s stockholders a Superior Proposal; or the Company Board shall have withdrawn or, in a manner adverse to DHI, modified its recommendation of this Agreement or the Merger; provided that any disclosure that the Company Board is compelled to make of the receipt of a proposal for a Third Party Acquisition in order to comply with Rule 14d-9 or 14e-2 shall not in and of itself constitute the withdrawal or modification of the Company Board’s recommendation, provided that such disclosure states that no action will be taken by the Company Board with respect to the withdrawal or modification of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Third Party Acquisition except in accordance with Section 5.2(b); or

      (f) by the Company if the Stock Value is less than the Floor Price, unless prior to the Closing Date DHI elects, by notice to the Company, to establish the Adjusted Cash Amount or the Adjusted Exchange Ratio, or a combination thereof, so that the amount of cash and DHI Common Stock (valued at the Stock Value) constituting the Merger Consideration shall equal not less than $14.25.

7.2     Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, its affiliates, directors, officers or stockholders other than the provisions of Section 9.1, unless such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, in which event the terminating party shall retain its rights and remedies against such other party in respect of such other party’s breach.

ARTICLE 8

CONDITIONS TO CLOSING

8.1     Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      8.1.1     No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or applicable to the Merger which makes the consummation of the Merger illegal;

      8.1.2     Governmental Actions. There shall not have been instituted or pending any action or proceeding by any governmental authority or administrative agency, before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit DHI from exercising all material rights and privileges pertaining to its ownership of the assets of the Company (including the Company Subsidiaries) taken as a whole or the ownership or operation by DHI or any DHI Subsidiary of all or a material portion of the business or assets of the Surviving Corporation and its subsidiaries taken as a whole, or seeking to compel DHI or any DHI Subsidiary to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation and its subsidiaries taken as a whole, as a result of the Merger or the transactions contemplated by this Agreement.

      8.1.3     HSR Act. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

      8.1.4     Company Stockholder Approval. The holders of shares of the Class A Common Stock voting as a class, the Class B Common Stock voting as a class and the Company Common Stock shall have approved the adoption of this Agreement and any other matters submitted to them for the purpose of approving the transactions contemplated hereby.

      8.1.5     DHI Stockholder Approval. The holders of shares of the DHI Common Stock shall have approved the adoption of this Agreement and any other matters submitted to them for the purpose of approving the transactions contemplated hereby.

      8.1.6     Listing. The shares of the DHI Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance.

      8.1.7     Registration Statement. The Registration Statement shall have been declared effective in accordance with the provisions of the Securities Act and Blue Sky Laws, if applicable, and no stop order with respect to the Registration Statement shall be in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities.

      8.1.8     Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body, the absence of which would have a Material Adverse Effect on the Surviving Corporation, DHI, any DHI Subsidiary or any Company Subsidiary, shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

8.2     Conditions to Obligations of DHI. The obligations of DHI to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following additional conditions:

      (a) The representations and warranties of the Company contained herein (without regard to any materiality exceptions contained therein) shall be true at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representation or warranty specifically related to an earlier date, in which case such representation or warranty shall be true as of such earlier date), except for such untruths or inaccuracies that would not, individually, or in the aggregate, have a Company Material Adverse Effect, and the Company shall have performed and complied in all material respects with all agreements and covenants set forth in this Agreement to be performed or complied with by it on or prior to the Closing Date.

      (b) DHI shall have been furnished with a certificate, executed by a duly authorized officer of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions in paragraph (a).

      (c) DHI shall have received an opinion from Gibson, Dunn & Crutcher LLP to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that DHI and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of DHI and the Company.

      (d) DHI shall have received the executed agreements contemplated pursuant to Section 6.6, which agreements and any supplements thereto required thereby shall be in full force and effect.

      (e) The aggregate number of Dissenting Shares shall not exceed 8% of the total number of Company Shares outstanding as of the date hereof.

8.3     Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

      (a) The representations and warranties of DHI contained herein (without regard to any materiality exceptions contained therein) shall be true at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall be true as of such earlier date), except for such untruths or inaccuracies that would not, individually or in the aggregate, have a DHI Material Adverse Effect, and DHI shall have performed and complied in all material respects with all agreements and covenants set forth in this Agreement to be performed or complied with by it on or prior to the Closing Date.

      (b) The Company shall have been furnished with a certificate, executed by duly authorized officer of DHI, dated the Closing Date, certifying as to the fulfillment of the conditions in paragraph (a).

      (c) The Company shall have received an opinion from Gibson, Dunn & Crutcher LLP to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that DHI and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of DHI and the Company.

ARTICLE 9

GENERAL PROVISIONS

9.1     Expenses and Other Payments.

      (a) Except as otherwise provided in this Section 9.1, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the Merger is consummated.

      (b) In the event that this Agreement shall be terminated:

(i) pursuant to Section 7.1(d) or Section 7.1(e);

(ii) by DHI pursuant to Section 7.1(b)(iv) and within twelve months thereafter the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs; or

(iii) pursuant to Section 7.1(b)(i) and within twelve months thereafter the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs;

the Company shall pay to DHI the amount of $34,000,000 immediately upon the occurrence of the event described in this Section 9.1(b) and promptly thereafter reimburse DHI for all documented out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to DHI), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement up to an aggregate amount of $3,000,000 less any amount theretofore paid pursuant to Section 9.1(c).

      (c) In the event this Agreement shall be terminated by DHI or the Company pursuant to Section 7.1(b)(i), and at the time of termination DHI is not in breach of its material obligations hereunder, the Company shall, promptly after the termination of this Agreement, reimburse DHI for all documented out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to DHI), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement; provided that in no event shall the Company be required to pay in excess of an aggregate of $3,000,000 pursuant to this Section 9.1(c).

      (d) In the event this Agreement shall be terminated by the Company pursuant to Section 7.1(b)(v), and at the time of termination the Company is not in breach of its material obligations hereunder, DHI shall, promptly after the termination of this Agreement, reimburse the Company for all documented out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to the Company), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement; provided that in no event shall DHI be required to pay in excess of an aggregate of $3,000,000 pursuant to this Section 9.1(d).

9.2     Effectiveness of Representations, Warranties, Covenants and Agreements.

      Except as otherwise provided in this Section 9.2, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time, except that (i) the agreements set forth in ARTICLE 2, Section 6.3 and Section 6.7 shall survive the Effective Time indefinitely, and (ii) the agreements in Section 6.9 and Section 6.13 shall survive in accordance with their respective terms. The Confidentiality Letter shall survive termination of this Agreement as provided therein.

9.3     Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

      (a) If to DHI:

D.R. Horton, Inc.
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006
Facsimile: (817) 436-6053 and (817) 856-8252
Telephone: (817) 856-8200
Attention: Rick Beckwitt and Ted Harbour

      (b) If to the Company:

Schuler Homes, Inc.
400 Continental Blvd., Suite 100
El Segundo, California 90245
Facsimile: (310) 648-7207
Telephone: (310) 648-7200
Attention: James K. Schuler and Eugene S. Rosenfeld

9.4     Certain Definitions. For purposes of this Agreement, the term:

      (a) “affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership, limited liability company or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10% or more;

      (b) “Beneficially Owned” shall mean any Company Common Stock (a) owned by a person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power which includes the power to vote, or to direct the voting of, such Company Common Stock, or investment power which includes the power to dispose, or to direct the disposition of, such Company Common Stock; (b) held in or subject to a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting another person of beneficial ownership of Company Common Stock; (c) that a person has the right to acquire beneficial ownership (as defined in clause (a) above), including but not limited to any right to acquire through the exercise of any option, warrant or right, through the conversion of a security, pursuant to the power to revoke a trust, discretionary account, or similar arrangement, pursuant to any distribution from or dissolution of any limited liability company, partnership or other entity or pursuant to the automatic termination of a trust, discretionary account or similar arrangement; and (d) that a person has the right to transfer, or control the transfer of, the right to receive income from, or control the disposition of such income, or the right to receive or control the disposition of the proceeds of such Company Common Stock;

      (c) “business day” means any day other than a day on which banks in New York are required or authorized to be closed;

      (d) “Cause for Termination” means any reason related to the violation of policies, rules or directions of any employer or its management, misconduct or negligence in performing assigned responsibilities, failure to meet performance goals or objectives or to fulfill customary duties, conduct damaging to property or other interests, fraud, misappropriation, dishonesty or abuse of alcohol or any controlled substance, or similar basis related to performance or character.

      (d) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

      (e) “material adverse effect” means when used in connection with the Company or any Company Subsidiary, or DHI or any DHI Subsidiary, as the case may be, any change, effect or circumstance that is materially adverse to the business, properties, assets, operations, financial condition, liabilities or results of operations of the Company or any Company Subsidiary, or DHI or any DHI Subsidiary, as the case may be. “Material Adverse Effect” means any change, effect or circumstance that is materially adverse to the business, properties, assets, operations, financial condition, liabilities or results of operations of the Company and the Company Subsidiaries, or DHI and the DHI Subsidiaries, as the case may be, in each case taken as a whole, other than any such changes, effects or circumstances: (i) set forth or contemplated by the Company Disclosure Schedule or the DHI Disclosure Schedule, as the case may be; (ii) set forth or described in the Company SEC Reports or DHI SEC Reports, as the case may be; or (iii) affecting the home construction industry generally;

      (f) “person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

      (g) “subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, DHI or any other person means any corporation, partnership, joint venture, limited liability company, business trust or other legal entity of which the Company, the Surviving Corporation, DHI or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      (h) “to the knowledge of the Company” and “to the Company’s knowledge” means the actual knowledge of the individuals set forth in Schedule 9.4(h)after inquiry of employees of the Company and the Company Subsidiaries reasonably expected to have relevant knowledge.

      (i) “to the knowledge of the DHI” and “to DHI’s knowledge” means the actual knowledge of the individuals set forth in Schedule 9.4(i) after inquiry of employees of DHI and the DHI Subsidiaries reasonably expected to have relevant knowledge.

      (j) “trading day” means any day on which the NYSE is open for the trading of securities.

9.5     Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company and DHI, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

9.6     Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

9.7     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.9     Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

9.10     Assignment. This Agreement shall not be assigned by operation of law or otherwise.

9.11     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 6.9 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

9.12     Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available, except as otherwise provided herein.

9.13     Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

9.14     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[The Remainder of This Page Intentionally Left Blank]

      IN WITNESS WHEREOF, DHI and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

D.R. HORTON, INC.

BY:	/s/ DONALD R. HORTON

Donald R. Horton
Chairman of the Board

SCHULER HOMES, INC.

BY:	/s/ JAMES K. SCHULER

James K. Schuler
Co-Chairman, President and
Chief Executive Officer

ANNEX II

[LETTERHEAD OF UBS WARBURG LLC]

October 22, 2001

The Board of Directors

Schuler Homes, Inc.
400 Continental Boulevard
Suite 100
El Segundo, CA 90245

Dear Members of the Board:

      We understand that Schuler Homes, Inc., a Delaware corporation (the “Company”), is considering a transaction whereby the Company will merge with and into D.R. Horton, Inc., a Delaware corporation (“DHI”) (the “Transaction”) pursuant to the terms of the Agreement and Plan of Merger, dated as of October 22, 2001 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, all of the issued and outstanding Class A shares of the common stock of the Company, par value of $0.001 per share and all of the issued and outstanding Class B shares of the common stock of the Company, par value of $0.001 per share (collectively, the “Company Common Stock”), will be converted into the right to receive for each share of Company Common Stock the sum of (x) $4.09 in cash (the “Cash Consideration”) and (y) .570 of a share of DHI common stock, par value $0.01 per share (the “DHI Common Stock”), calculated as of the date hereof pursuant to the Merger Agreement (the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”). Notwithstanding the foregoing, each holder of Company Common Stock may elect to receive, subject to the limitations of the Merger Agreement, the Consideration paid 100% in cash or 100% in shares of DHI Common Stock. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement. The Stock Consideration is subject to adjustment pursuant to a formula set forth in the Merger Agreement.

      You have requested our opinion as to the fairness, from a financial point of view, of the Consideration to be received by the holders of the Company Common Stock pursuant to the Transaction.

      UBS Warburg LLC (“UBS Warburg”) has acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee upon the consummation thereof. UBS Warburg will also receive a fee upon delivery of this opinion. In the past, UBS Warburg and its predecessors have provided investment banking services to the Company and DHI and received customary compensation for the rendering of such services. In the ordinary course of business, UBS Warburg, its successors and affiliates may trade securities of the Company or DHI for their own accounts and, accordingly, may at any time hold a long or short position in such securities.

      Our opinion does not address the Company’s underlying business decision to effect the Transaction or constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction. At your request, we have contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date hereof. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement does not differ in any material respect from the draft that we have examined, and that DHI and the Company will comply with all the material terms of the Merger Agreement. We express no opinion as to what the value of DHI Common Stock will be when issued pursuant to the Transaction or the price at which DHI Common Stock will trade or otherwise be transferable at or subsequent to the Transaction.

      In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company and DHI, (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the

Company, including estimates and financial forecasts prepared by management of the Company, that were provided to us by the Company and not publicly available, (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of DHI, including estimates and financial forecasts prepared by the management of the Company and DHI and not publicly available, (iv) conducted discussions with members of the senior management of the Company and DHI; (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of DHI and the Company, (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions which we believe to be generally relevant, (vii) considered certain pro forma effects of the Transaction on DHI’s financial statements prepared by the Company and DHI managements, (viii) reviewed drafts of the Merger Agreement, and (ix) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

      In connection with our review, at your direction, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on its being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or DHI, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company as to the future performance of their respective companies. We have also assumed, with your consent, that the Transaction will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company and/or DHI and the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Common Stock in the Transaction is fair, from a financial point of view.

Very truly yours,

UBS WARBURG LLC

By:	/s/ JEFFREY A. RAICH	By:	/s/ MATTHEW W. SPAIN

	Jeffrey A. Raich Managing Director		Matthew W. Spain Director

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[LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]

ANNEX III

October 22, 2001

Board of Directors

D.R. Horton, Inc.
1901 Ascension Blvd.
Arlington, TX 26006

Members of the Board of Directors:

      You have requested our opinion as to the fairness from a financial point of view to D.R. Horton, Inc. (the “Purchaser”) of the consideration proposed to be paid by the Purchaser provided for in connection with the proposed merger (the “Merger”) of Schuler Homes, Inc. (the “Company”) with the Purchaser. Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 22, 2001, (the “Agreement”), between the Company and the Purchaser, the Company will be merged into Purchaser, and stockholders of the Company will receive for each share of Class A common stock of the Company and Class B common stock of the Company (together, the “Company Common Stock”), held by them, other than shares held in treasury of the Company and any share of the Company held by the Purchaser or any direct or indirect subsidiary of the Company or the Purchaser or any share of the Company held by a holder who has properly exercised his or her rights under Section 262 of the Delaware General Corporation Law, consideration equal to an amount calculated pursuant to a formula contained in the Agreement. The terms and conditions of the Merger are more fully set out in the Agreement.

      For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other business and financial information of the Company and the Purchaser, respectively;

(ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and the Purchaser, respectively;

(iii) analyzed certain financial forecasts prepared by the managements of the Company and the Purchaser, respectively;

(iv) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company and discussed the past and current operations, financial condition and prospects of the Purchaser with senior executives of the Purchaser;

(v) reviewed information and discussed with senior executives of the Purchaser and the Company information relating to certain strategic, financial and operational benefits anticipated from the Merger;

(vi) reviewed the pro forma impact of the Merger on the Purchaser’s earnings per share, cash flow, consolidated capitalization and financial ratios;

(vii) reviewed the reported prices and trading activity for the Company Common Stock and the common stock of the Purchaser (the “Purchaser Common Stock”);

(viii) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly traded companies we deemed relevant;

(ix) compared certain financial terms to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

(x) participated in discussions and negotiations among representatives of the Company and the Purchaser and their financial and legal advisors;

(xi) reviewed the Agreement and certain related documents; and

Board of Directors
D.R. Horton, Inc.
October 22, 2001

(xii) performed such other analyses and considered such other factors as we have deemed appropriate.

      We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company and the Purchaser. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.

      You have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986, as amended. We express no opinion as to whether any alternative transaction might be more favorable to the Purchaser.

      We have acted as financial advisor to the Board of Directors of the Purchaser in connection with the Merger and will receive a fee for our services, including fees, which are contingent upon the consummation of the Merger and rendering this opinion. In the past, Banc of America Securities LLC or its affiliates have provided financial advisory and financing services for the Purchaser and the Company and have received fees for the rendering of these services. We have advised you that BAS and its affiliates are engaged in a broad range of securities activities and financial services. Bank of America, N.A. is lead agent on the Company’s unsecured revolving credit facility. Bank of America, N.A. is lead agent on the Purchaser’s unsecured revolving credit facility. Bank of America, N.A. may provide additional credit to the Purchaser to consummate the Merger. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and the Purchaser for our own account or for the accounts of customers, and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

      It is understood that this letter is for the benefit and use of the Board of Directors of the Purchaser in connection with and for the purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Purchaser in respect of the Merger with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. This opinion does not in any manner address the prices at which the Purchaser Common Stock will trade following consummation of the Merger. In addition, BAS expresses no opinion or recommendation as to how the stockholders of the Purchaser and the Company should vote at the stockholders’ meetings held in connection with the Merger.

Board of Directors
D.R. Horton, Inc.
October 22, 2001

      Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the consideration to be paid by the Purchaser in the proposed Merger is fair from a financial point of view to the Purchaser.

Very truly yours,

/S/ BANC OF AMERICA SECURITIES LLC

ANNEX IV

DELAWARE GENERAL CORPORATION LAW

SECTION 262 APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to §228 or §253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is

2

otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be

3

enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers

      The registrant’s certificate of incorporation provides that the registrant shall, to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect, indemnify each person who is or was or had agreed to become a director or officer of the registrant, or each such person who is or was serving or who had agreed to serve at the written request of the board of directors or an officer of the registrant as an employee or agent of the registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any such case owned or controlled by the registrant, including the heirs, executors, administrators or estate of such person, and eliminates the personal liability of its directors to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect. The registrant has entered into an indemnification agreement with each of its directors and executive officers.

      Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

      The registrant also has obtained directors and officers liability insurance that provides insurance coverage for certain liabilities which may be incurred by the registrant’s directors and officers in their capacity as such.

Item 21.     Exhibits

Exhibit
Number		Description

2.1	—	Agreement and Plan of Merger dated as of October 22, 2001, as amended on November 8, 2001, by and between the Registrant and Schuler (conformed as amended and included as Annex I to the Joint Proxy Statement/ Prospectus contained in this Registration Statement). The Registrant agrees to furnish supplementally a copy of omitted schedules to the SEC upon request.
3.1	—	Amended and Restated Certificate of Incorporation, as amended, of the Registrant(1)
3.2	—	Amended and Restated Bylaws of the Registrant(2)
4.1	—	See Exhibits 3.1 and 3.2
4.2	—	Indenture, dated as of June 9, 1997, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(3)
4.3	—	First Supplemental Indenture, dated as of June 9, 1997, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(4)
4.4	—	Second Supplemental Indenture, dated as of September 30, 1997, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(5)
4.5	—	Third Supplemental Indenture, dated as of April 17, 1998, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(6)
4.6	—	Fourth Supplemental Indenture, dated as of April 20, 1998, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(7)
4.7	—	Fifth Supplemental Indenture, dated as of August 31, 1998, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(8)
4.8	—	Sixth Supplemental Indenture, dated as of February 4, 1999, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(9)
4.9	—	Seventh Supplemental Indenture, dated as of August 31, 1999, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(10)
4.10	—	Eighth Supplemental Indenture, dated as of March 21, 2000, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(11)
4.11	—	Ninth Supplemental Indenture, dated as of March 31, 2000, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(12)
4.12	—	Tenth Supplemental Indenture, dated as of June 5, 2000, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(13)
4.13	—	Eleventh Supplemental Indenture, dated as of May 11, 2001, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(14)
4.14	—	Twelfth Supplemental Indenture, dated as of May 21, 2001, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(15)
4.15	—	Thirteenth Supplemental Indenture, dated as of August 15, 2001, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(16)
4.16	—	Indenture, dated as of September 11, 2000, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(17)
4.17	—	First Supplemental Indenture, dated as of September 11, 2000, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(18)
4.18	—	Second Supplemental Indenture, dated as of March 12, 2001, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(19)
4.19	—	Third Supplemental Indenture, dated as of May 21, 2001, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(20)
4.20	—	Indenture, dated as of April 15, 1996, between Continental and First Union National Bank, as Trustee(21)

Exhibit
Number			Description

4.21		—	First Supplemental Indenture, dated as of April 20, 1998, among the Registrant, the guarantors named therein and First Union National Bank, as Trustee(22)
4.22		—	Second Supplemental Indenture, dated as of August 31, 1998, among the Registrant, the guarantors named therein and First Union National Bank, as Trustee(23)
4.23		—	Third Supplemental Indenture, dated as of August 31, 1999, among the Registrant, the guarantors named therein and First Union National Bank, as Trustee(24)
4.24		—	Fourth Supplemental Indenture, dated as of May 21, 2001, among the Registrant, the guarantors named therein and First Union National Bank, as Trustee(25)
*5	.1	—	Opinion of Gibson, Dunn & Crutcher LLP
**8	.1	—	Tax opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas
**8	.2	—	Tax opinion of Gibson, Dunn & Crutcher LLP, Los Angeles, California
10.1		—	Amended and Restated Master Loan and Inter-Creditor Agreement dated as of July 1, 1999, among D.R. Horton, Inc., as Borrower; NationsBank, N.A., Fleet National Bank, Bank United, Comerica Bank, Credit Lyonnais New York Branch, Societe Generale, Southwest Agency, The First National Bank of Chicago, PNC Bank, National Association, Amsouth Bank, Bank One, Arizona, NA, First American Bank Texas, SSB, Harris Trust and Savings Bank, Sanwa Bank California, Norwest Bank Arizona, National Association, Wachovia Mortgage Company and Summit Bank, as Banks; and NationsBank, N.A., as Administrative Agent(26)
10.2		—	Credit Agreement dated as of August 13, 1999, among CH Mortgage Company I, Ltd., as Borrower; U.S. Bank National Association, Residential Funding Corporation, Hibernia Bank, First Union National Bank, and National City Bank of Kentucky, as Lenders and U.S. Bank National Association, as Agent](27)
**10	.3	—	Voting Agreement, dated as of October 22, 2001, between the Registrant and certain record and beneficial shareholders of Schuler
**10	.4	—	Termination Agreement and Mutual Release, dated as of [ ], 2002, among Schuler and the Class A and Class B Schuler parties(as defined therein)
**10	.5	—	Confidentiality and Noncompetition Agreement, dated as of [ ], 2002, between James K. Schuler and the Registrant
**10	.6	—	Confidentiality and Noncompetition Agreement, dated as of [ ], 2002, between Eugene S. Rosenfeld and the Registrant
*10	.7	—	Employment Agreement, dated as of October 22, 2001, between Craig A. Manchester and the Registrant
*10	.8	—	Employment Agreement, dated as of October 22, 2001, between James K. Schuler and the Registrant
**12	.1	—	Statement regarding computation of ratio of earnings to fixed charges
**15	.1	—	Letter re: Unaudited Interim Financial Information
**23	.1	—	Consent of Ernst & Young LLP, Fort Worth, Texas
**23	.2	—	Consent of Ernst & Young LLP, Los Angeles, California
**23	.3	—	Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (included in Exhibits 5.1 and 8.1)
**23	.4	—	Consent of Gibson, Dunn & Crutcher LLP, Los Angeles, California (included in Exhibit 8.2)
*24	.1	—	Powers of Attorney (included in Part II of the Registration Statement)
*99	.1	—	Consent of UBS Warburg LLC
*99	.2	—	Consent of Banc of America Securities LLC
*99	.3	—	Consent of James K. Schuler
**99	.4	—	Form of the Registrant’s Proxy Card
**99	.5	—	Form of Schuler Proxy Card
**99	.6	—	Form of Election Form and Letter of Transmittal

*	Previously filed

  ** Filed herewith

(1)	Incorporated by reference from Exhibit 4.2 to the Registrant’s registration statement (No. 333-76175) on Form S-3, filed with the SEC on April 13, 1999.

(2)	Incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998, filed with the SEC on February 16, 1999.

(3)	Incorporated by reference from Exhibit 4.1(a) to the Registrant’s Registration Statement on Form S-3 (No. 333-27521), filed with the SEC on May 21, 1997.

(4)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Form 8-K/ A dated June 6, 1997, filed with the SEC on June 9, 1997.

(5)	Incorporated by reference from Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the SEC on December 8, 1997.

(6)	Incorporated by reference from Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC on May 14, 1998.

(7)	Incorporated by reference from Exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC on May 14, 1998.

(8)	Incorporated by reference from Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 1998, filed with the SEC on December 10, 1998.

(9)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated February 2, 1999, filed with the SEC on February 2, 1999.

(10)	Incorporated by reference from Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed with the SEC on December 10, 1999.

(11)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 17, 2000.

(12)	Incorporated by reference from Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000.

(13)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2000.

(14)	Incorporated by reference from Exhibit 4.1(a) to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 14, 2001.

(15)	Incorporated by reference from Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2001.

(16)	Incorporated by reference from Exhibit 4.1(a) to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 14, 2001.

(17)	Incorporated by reference from Exhibit 4.1(a) to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 11, 2000.

(18)	Incorporated by reference from Exhibit 4.1(b) to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 11, 2000.

(19)	Incorporated by reference from Exhibit 4.1(a) to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 8, 2001.

(20)	Incorporated by reference from Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2001.

(21)	Incorporated by reference from Exhibit 4.1 to the Annual Report of Continental Homes Holding Corp. on Form 10-K for the year ended May 31, 1996, filed with the SEC on August 23, 1996. The SEC file number for Continental is 1-10700.

(22)	Incorporated by reference from Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC on May 14, 1998.

(23)	Incorporated by reference from Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 1998, filed with the SEC on December 10, 1998.

(24)	Incorporated by reference from Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed with the SEC on December 10, 1999.

(25)	Incorporated by reference from Exhibit 4.7 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2001.

(26)	Incorporated by reference from Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the SEC on December 10, 1999.

(27)	Incorporated by reference from Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed with the SEC on December 10, 1999.

Item 22.     Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes:

(1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail to other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (e) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on December 28, 2001.

D.R. HORTON, INC.

By:	/s/ DONALD R. HORTON

Donald R. Horton
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD R. HORTON Donald R. Horton	Chairman of the Board (Principal Executive Officer)	December 28, 2001

* Donald J. Tomnitz	Vice Chairman of the Board, President, Chief Executive Officer and Director	December 28, 2001

* Samuel R. Fuller	Executive Vice President, Treasurer, Chief Financial Officer and Director (Principal Accounting and Financial Officer)	December 28, 2001

* Bradley S. Anderson	Director	December 28, 2001

/s/ RICHARD BECKWITT Richard Beckwitt	Director	December 28, 2001

* Richard I. Galland	Director	December 28, 2001

* Richard L. Horton	Director	December 28, 2001

* Terrill J. Horton	Director	December 28, 2001

Signature		Title	Date

* Francine I. Neff		Director	December 28, 2001

* Scott J. Stone		Director	December 28, 2001

*By:	/s/ DONALD R. HORTON Donald R. Horton Attorney-in-Fact**

**By authority of Power of Attorney filed with this Registration Statement

EXHIBIT INDEX

Exhibit
Number		Description

2.1	—	Agreement and Plan of Merger dated as of October 22, 2001, as amended on November 8, 2001, by and between the Registrant and Schuler (conformed as amended and included as Annex I to the Joint Proxy Statement/ Prospectus contained in this Registration Statement). The Registrant agrees to furnish supplementally a copy of omitted schedules to the SEC upon request.
3.1	—	Amended and Restated Certificate of Incorporation, as amended, of the Registrant(1)
3.2	—	Amended and Restated Bylaws of the Registrant(2)
4.1	—	See Exhibits 3.1 and 3.2
4.2	—	Indenture, dated as of June 9, 1997, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(3)
4.3	—	First Supplemental Indenture, dated as of June 9, 1997, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(4)
4.4	—	Second Supplemental Indenture, dated as of September 30, 1997, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(5)
4.5	—	Third Supplemental Indenture, dated as of April 17, 1998, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(6)
4.6	—	Fourth Supplemental Indenture, dated as of April 20, 1998, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(7)
4.7	—	Fifth Supplemental Indenture, dated as of August 31, 1998, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(8)
4.8	—	Sixth Supplemental Indenture, dated as of February 4, 1999, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(9)
4.9	—	Seventh Supplemental Indenture, dated as of August 31, 1999, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(10)
4.10	—	Eighth Supplemental Indenture, dated as of March 21, 2000, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(11)
4.11	—	Ninth Supplemental Indenture, dated as of March 31, 2000, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(12)
4.12	—	Tenth Supplemental Indenture, dated as of June 5, 2000, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(13)
4.13	—	Eleventh Supplemental Indenture, dated as of May 11, 2001, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(14)
4.14	—	Twelfth Supplemental Indenture, dated as of May 21, 2001, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(15)
4.15	—	Thirteenth Supplemental Indenture, dated as of August 15, 2001, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(16)
4.16	—	Indenture, dated as of September 11, 2000, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(17)
4.17	—	First Supplemental Indenture, dated as of September 11, 2000, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(18)
4.18	—	Second Supplemental Indenture, dated as of March 12, 2001, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(19)
4.19	—	Third Supplemental Indenture, dated as of May 21, 2001, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee(20)

Exhibit
Number			Description

4.20		—	Indenture, dated as of April 15, 1996, between Continental and First Union National Bank, as Trustee(21)
4.21		—	First Supplemental Indenture, dated as of April 20, 1998, among the Registrant, the guarantors named therein and First Union National Bank, as Trustee(22)
4.22		—	Second Supplemental Indenture, dated as of August 31, 1998, among the Registrant, the guarantors named therein and First Union National Bank, as Trustee(23)
4.23		—	Third Supplemental Indenture, dated as of August 31, 1999, among the Registrant, the guarantors named therein and First Union National Bank, as Trustee(24)
4.24		—	Fourth Supplemental Indenture, dated as of May 21, 2001, among the Registrant, the guarantors named therein and First Union National Bank, as Trustee(25)
*5	.1	—	Opinion of Gibson, Dunn & Crutcher LLP
**8	.1	—	Tax opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas
**8	.2	—	Tax opinion of Gibson, Dunn & Crutcher LLP, Los Angeles, California
10.1		—	Amended and Restated Master Loan and Inter-Creditor Agreement dated as of July 1, 1999, among D.R. Horton, Inc., as Borrower; NationsBank, N.A., Fleet National Bank, Bank United, Comerica Bank, Credit Lyonnais New York Branch, Societe Generale, Southwest Agency, The First National Bank of Chicago, PNC Bank, National Association, Amsouth Bank, Bank One, Arizona, NA, First American Bank Texas, SSB, Harris Trust and Savings Bank, Sanwa Bank California, Norwest Bank Arizona, National Association, Wachovia Mortgage Company and Summit Bank, as Banks; and NationsBank, N.A., as Administrative Agent(26)
10.2		—	Credit Agreement dated as of August 13, 1999, among CH Mortgage Company I, Ltd., as Borrower; U.S. Bank National Association, Residential Funding Corporation, Hibernia Bank, First Union National Bank, and National City Bank of Kentucky, as Lenders and U.S. Bank National Association, as Agent](27)
**10	.3	—	Voting Agreement, dated as of October 22, 2001, between the Registrant and certain record and beneficial shareholders of Schuler
**10	.4	—	Termination Agreement and Mutual Release, dated as of [ ], 2002, among Schuler and the Class A and Class B Schuler parties(as defined therein)
**10	.5	—	Confidentiality and Noncompetition Agreement, dated as of [ ], 2002, between James K. Schuler and the Registrant
**10	.6	—	Confidentiality and Noncompetition Agreement, dated as of [ ], 2002, between Eugene S. Rosenfeld and the Registrant
*10	.7	—	Employment Agreement, dated as of October 22, 2001, between Craig A. Manchester and the Registrant
*10	.8	—	Employment Agreement, dated as of October 22, 2001, between James K. Schuler and the Registrant
**12	.1	—	Statement regarding computation of ratio of earnings to fixed charges
**15	.1	—	Letter re: Unaudited Interim Financial Information
**23	.1	—	Consent of Ernst & Young LLP, Fort Worth, Texas
**23	.2	—	Consent of Ernst & Young LLP, Los Angeles, California
**23	.3	—	Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (included in Exhibits 5.1 and 8.1)
**23	.4	—	Consent of Gibson, Dunn & Crutcher LLP, Los Angeles, California (included in Exhibit 8.2)
*24	.1	—	Powers of Attorney (included in Part II of the Registration Statement)

Exhibit
Number			Description

*99	.1	—	Consent of UBS Warburg LLC
*99	.2	—	Consent of Banc of America Securities LLC
*99	.3	—	Consent of James K. Schuler
**99	.4	—	Form of the Registrant’s Proxy Card
**99	.5	—	Form of Schuler Proxy Card
**99	.6	—	Form of Election Form and Letter of Transmittal

*	Previously filed

**	Filed herewith

(1)	Incorporated by reference from Exhibit 4.2 to the Registrant’s registration statement (No. 333-76175) on Form S-3, filed with the SEC on April 13, 1999.

(2)	Incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998, filed with the SEC on February 16, 1999.

(3)	Incorporated by reference from Exhibit 4.1(a) to the Registrant’s Registration Statement on Form S-3 (No. 333-27521), filed with the SEC on May 21, 1997.

(4)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Form 8-K/ A dated June 6, 1997, filed with the SEC on June 9, 1997.

(5)	Incorporated by reference from Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the SEC on December 8, 1997.

(6)	Incorporated by reference from Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC on May 14, 1998.

(7)	Incorporated by reference from Exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC on May 14, 1998.

(8)	Incorporated by reference from Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 1998, filed with the SEC on December 10, 1998.

(9)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated February 2, 1999, filed with the SEC on February 2, 1999.

(10)	Incorporated by reference from Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed with the SEC on December 10, 1999.

(11)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 17, 2000.

(12)	Incorporated by reference from Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000.

(13)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2000.

(14)	Incorporated by reference from Exhibit 4.1(a) to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 14, 2001.

(15)	Incorporated by reference from Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2001.

(16)	Incorporated by reference from Exhibit 4.1(a) to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 14, 2001.

(17)	Incorporated by reference from Exhibit 4.1(a) to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 11, 2000.

(18)	Incorporated by reference from Exhibit 4.1(b) to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 11, 2000.

(19)	Incorporated by reference from Exhibit 4.1(a) to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 8, 2001.

(20)	Incorporated by reference from Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2001.

(21)	Incorporated by reference from Exhibit 4.1 to the Annual Report of Continental Homes Holding Corp. on Form 10-K for the year ended May 31, 1996, filed with the SEC on August 23, 1996. The SEC file number for Continental is 1-10700.

(22)	Incorporated by reference from Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC on May 14, 1998.

(23)	Incorporated by reference from Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 1998, filed with the SEC on December 10, 1998.

(24)	Incorporated by reference from Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed with the SEC on December 10, 1999.

(25)	Incorporated by reference from Exhibit 4.7 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2001.

(26)	Incorporated by reference from Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the SEC on December 10, 1999.

(27)	Incorporated by reference from Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 1999, filed with the SEC on December 10, 1999.